Exhibit 2.3
Execution Version
AGREEMENT AND PLAN OF MERGER
BY AND AMONG
EBS MASTER LLC,
ENVOY LLC,
EMDEON MERGER SUB LLC
ERX NETWORK, L.L.C.
AND
LONGHORN MEMBERS REPRESENTATIVE, LLC, AS THE MEMBERS’
REPRESENTATIVE

List of Annexes/Exhibits/Schedules

Annexes
Annex A	-	Defined Terms
Annex B	-	Company Member Written Consent
Annex C	-	Managers and Officers of the Surviving Entity
Annex D	-	Required Consents
Annex E	-	Required Resignations
Annex F	-	Allocation of Merger Consideration
Annex G	-	Estimated Net Working Capital Chart

Exhibits
Exhibit A	-	Form of Certificate of Merger
Exhibit B	-	Form of Subscription Agreement
Exhibit C	-	Form of Escrow Agreement
Exhibit D-1	-	Form of Restrictive Covenant Agreement (General Form)
Exhibit D-2	-	Form of Restrictive Covenant Agreement (National Health Systems)
Exhibit E	-	Form of EBS Master LLC Agreement
Exhibit F	-	Form of Second Amended and Restated Technology Agreement (PDX)
Exhibit G-1	-	Form of Employment Agreement with Mark Lyle
Exhibit G-2	-	Form of Employment and Consulting Agreement with Murray Lyle
Exhibit H	-	Form of Letter of Transmittal
Exhibit I-1	-	Form of Member Release
Exhibit I-2	-	Form of Equity Holder Release
Exhibit J	-	Form of Indemnification Agreement
Exhibit K	-	Form of Option Holder Letter
Exhibit L	-	Form of Current Plan Option Holder Letter

Schedules
Company Disclosure Schedule
Section 3.1	-	Organization and Good Standing
Section 3.2(b)	-	No Conflicts
Section 3.2(c)	-	Consents
Section 3.3(a)	-	Financial Statements
Section 3.4(a)	-	Capitalization
Section 3.4(b)	-	Subsidiaries
Section 3.4(c)	-	Options and Convertible Securities
Section 3.4(d)(i)	-	Pre-Amendment Option Plan
Section 3.4(d)(ii)	-	Current Option Plan
Section 3.5(a)	-	Encumbrances
Section 3.5(b)	-	Assets
Section 3.6(a)	-	Leased Real Property
Section 3.7(c)	-	Tax Returns
Section 3.7(k)	-	Taxes
Section 3.7(m)	-	Taxes
Section 3.7(o)	-	Taxes

Section 3.8(a)	-	Employees
Section 3.8(b)	-	Employment Contracts
Section 3.9(a)	-	Employee Benefits
Section 3.9(h)	-	Increase or Acceleration of Employee Benefits
Section 3.10(a)	-	Legal Proceedings
Section 3.11(b)	-	Governmental Authorizations
Section 3.13	-	Insurance
Section 3.14(a)	-	Material Company Contracts
Section 3.14(b)	-	Material Company Contract Defaults
Section 3.14(c)	-	Material Customers Without Written Contracts
Section 3.15(a)	-	Intellectual Property
Section 3.15(b)	-	Company-Owned Intellectual Property
Section 3.15(c)	-	IP Licenses
Section 3.15(e)	-	Intellectual Property Infringement
Section 3.15(j)	-	Open Source Code
Section 3.15(k)	-	Source Code
Section 3.16	-	Related Persons
Section 3.17	-	No Undisclosed Liabilities
Section 3.18	-	Absence of Certain Changes and Events
Section 3.19(a)	-	Material Customers
Section 3.19(b)	-	Material Suppliers
Section 3.19(c)	-	Notices From Material Suppliers or Material Customers
Section 3.22	-	Bank Accounts
Section 3.24	-	Managers and Officers

Emdeon Disclosure Schedule
Section 4.3	-	Capitalization of EBS Master and Organizational Structure of the Emdeon Entities
Section 4.4	-	Emdeon Financial Statements

AGREEMENT AND PLAN OF MERGER
     This Agreement and Plan of Merger (the “Agreement”), made and entered into as of July 2, 2009, is by and among EBS Master LLC, a Delaware limited liability company (“EBS Master”), Envoy LLC, a Delaware limited liability company which is a wholly-owned indirect subsidiary of EBS Master (“Envoy”), Emdeon Merger Sub LLC, a Texas limited liability company which is a wholly-owned subsidiary of Envoy (“Merger Sub”) (EBS Master, Envoy and Merger Sub, collectively, the “Emdeon Entities”), eRx Network, L.L.C., a Texas limited liability company (the “Company”), and Longhorn Members Representative, LLC, a North Carolina limited liability company, as the Members’ Representative. Capitalized terms used herein and not otherwise defined herein are defined as set forth in Annex A attached hereto.
RECITALS
     WHEREAS, the board of directors or board of managers, as the case may be, of EBS Master, Envoy and Merger Sub have each determined that the merger of the Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement is advisable, fair to and in the best interests of each such entity and its stockholders or members, as the case may be, and have approved this Agreement and the Merger; and
     WHEREAS, the Company Members, pursuant to a written consent executed by the Company Members holding the requisite percentage of the Company Units pursuant to the Company’s organizational documents and applicable Legal Requirements, as of or prior to the date of this Agreement and attached hereto as Annex B, have determined that the Merger upon the terms and subject to the conditions set forth in this Agreement is advisable, fair to and in the best interests of the Company and the Company Members, and have approved this Agreement and the Merger;
AGREEMENT
     NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
MERGER
     Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the relevant provisions of the Texas Limited Liability Company Act (the “TLLCA”) and the Texas Business Organizations Code (the “TBOC”), at the Effective Time, Merger Sub will merge with and into the Company. At the Effective Time, the separate existence of Merger Sub will cease and the Company will continue as the surviving entity of the Merger (the “Surviving Entity”).
     Section 1.2 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in the TLLCA and the TBOC. Without limiting the generality of the foregoing, and subject to all applicable provisions of the TLLCA and the TBOC, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Entity, and all debts, liabilities and obligations of the Company and Merger Sub will become the debts, liabilities and obligations of the Surviving Entity.

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     Section 1.3 Articles of Organization and Operating Agreement. The articles of organization of the Company in effect immediately prior to the Effective Time will be the articles of organization of the Surviving Entity, until duly amended in accordance with applicable law. The operating agreement of the Company in effect immediately prior to the Effective Time will be the operating agreement of the Surviving Entity, until duly amended in accordance with applicable law.
     Section 1.4 Managers and Officers. The managers and officers of the Surviving Entity immediately after the Effective Time shall be as set forth on Annex C hereto, to serve, in both cases, until their successors shall have been elected and qualified or until otherwise provided by law and the articles of organization and operating agreement of the Surviving Entity.
     Section 1.5 Closing and Effective Time of Merger. The closing of the Merger (the “Closing”) will take place at the offices of Alston & Bird LLP at 2200 Ross Avenue, Suite 3601, Dallas, Texas 75201 concurrently with the execution and delivery of this Agreement (the “Closing Date”). In addition to the other actions contemplated hereunder, Merger Sub and the Company will cause a Certificate of Merger satisfying the requirements of the TLLCA and the TBOC, in the form attached as Exhibit A (the “Certificate of Merger”), to be properly executed, verified and delivered for filing in accordance with the TLLCA and the TBOC on the Closing Date. The Merger will become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Texas in accordance with the TLLCA and the TBOC (the “Effective Time”).
     Section 1.6 Closing Deliveries. In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:
          (a) The Company shall deliver, or cause to be delivered, to the Emdeon Entities:
               (i) the Certificate of Merger, executed by the Company;
               (ii) subscription agreements in the form attached hereto as Exhibit B (the “Subscription Agreement”), executed by the Company Member Equity Recipients, along with, in the case of any Company Member Equity Recipient who is an individual and is married (unless such individual does not reside in Texas or another community property state), the spouse of such Company Member Equity Recipient;
               (iii) an escrow agreement in the form attached hereto as Exhibit C (the “Escrow Agreement”), executed by the Members’ Representative and the escrow agent set forth therein;
               (iv) (a) restrictive covenant agreements in the form attached hereto as Exhibit D-1, executed by each of the Principal Members (other than National Health Systems and Ken Hill, Sr.), and (b) a restrictive covenant agreement in the form attached hereto as Exhibit D-2, executed by National Health Systems and Ken Hill, Sr. (such agreements, collectively, the “Restrictive Covenant Agreements”);
               (v) a signature page to the Fifth Amended and Restated Limited Liability Company Agreement of EBS Master in the form attached hereto as Exhibit E (the “EBS Master LLC Agreement”), executed by each of the Company Member Equity Recipients, along with, in the case of any Company Member Equity Recipient who is an individual and is married (unless such individual does not reside in Texas or another community property state), the spouse of such

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Company Member Equity Recipient;
               (vi) the Second Amended and Restated Technology Agreement by and between the Company, Envoy, PDX, Inc., PCI Professional Systems, Inc., and Freedom Data Systems, Inc. in the form attached hereto as Exhibit F, entered into by each of the parties thereto;
               (vii) (a) an employment agreement between Emdeon Business Services LLC and Mark Lyle in the form attached as Exhibit G-1 (the “Mark Lyle Employment Agreement”), executed by Mark Lyle, and (b) an employment and consulting agreement between Emdeon Business Services LLC and Murray Lyle in the form attached as Exhibit G-2 (the “Murray Lyle Employment and Consulting Agreement”), executed by Murray Lyle;
               (viii) (A) a statement in accordance with Treasury Regulation Section 1.1445-11T(d)(2)(i) issued by the Company as of the Closing Date and signed by an officer of the Company under penalties of perjury and duly authorized by the Company’s Board of Managers, certifying that fifty percent (50%) or more of the value of the gross assets of the Company does not consist of U.S. real property interests, or that ninety percent (90%) or more of the value of the gross assets of the Company does not consist of U.S. real property interests plus cash or cash equivalents; and (B) if applicable, any certificate, affidavit or other documentation required to establish that no withholding is required under applicable state, local and foreign Tax laws;
               (ix) a copy of the resolutions of the Board of Managers of the Company (the “Board of Managers”) providing for (i) the termination of the Current Option Plan, and (ii) the settlement and cancellation of all Current Plan Options in accordance with Section 2.6(b);
               (x) (A) the articles of organization (or similar organizational documents) of the Company and each of its Subsidiaries (other than eRx Network Canada, Inc.), each certified by the Secretary of State (or similar authority) of the applicable jurisdiction of organization of each such entity as of a date within ten (10) Business Days prior to the Closing Date, and a notarized copy of the articles of organization of eRx Network Canada, Inc. from Don Collie, the solicitor of eRx Network Canada, Inc., and (B) a certificate of good standing (or similar certification) for the Company and each of its Subsidiaries, from the applicable jurisdiction of organization of each such entity, each dated within ten (10) Business Days prior to the Closing Date;
               (xi) a certificate of the Secretary of the Company (A) certifying, as complete and accurate as of the Closing, attached copies of the operating agreement of the Company, (B) certifying and attaching all requisite resolutions or actions of the Company Members approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (C) certifying to the incumbency of the officers and managers of the Company executing this Agreement and any other documents being executed in connection with the consummation of the transactions contemplated hereby;
               (xii) consents with respect to the Company Contracts listed on Annex D attached hereto;
               (xiii) resignations effective as of the Effective Time of each of the members of the board of managers and/or board of directors of the Company and its Subsidiaries set forth on Annex E, executed by such individuals;

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               (xiv) a pay-off letter executed by JPMorgan Chase Bank, NA providing for, at Closing, the termination of the Company Credit Facility, and the termination of all security interests under the Company Credit Facility with respect to the assets of the Company and its Subsidiaries (including the authorization of the filing of all necessary UCC-1 termination statements and other necessary documentation in connection with the termination of such security interests); and
               (xv) a funds flow statement in form mutually acceptable to the Emdeon Entities and the Company (the “Funds Flow Statement”), executed by the Company.
          (b) The Emdeon Entities shall deliver, or caused to be delivered, to the Members’ Representative:
               (i) the Certificate of Merger, executed by Merger Sub;
               (ii) the Closing Cash Consideration required to be paid at Closing, payable as provided in Section 2.2(d) below;
               (iii) the Subscription Agreements, executed by the Emdeon Entities;
               (iv) the Escrow Agreement, executed by the Emdeon Entities, together with the delivery of the Escrowed Consideration to the escrow agent thereunder (the “Escrow Agent”);
               (v) the Restrictive Covenant Agreements, executed by the Emdeon Entities;
               (vi) the EBS Master LLC Agreement, executed by EBS Master and each of the members of EBS Master;
               (vii) the Mark Lyle Employment Agreement, executed by Emdeon Business Services LLC, and the Murray Lyle Employment and Consulting Agreement, executed by Emdeon Business Services LLC;
               (viii) (A) the certificate of formation of EBS Master and Envoy and the articles of organization of Merger Sub, each certified by the Secretary of State (or similar authority) of the applicable jurisdiction of organization of each such Emdeon Entity as of a date within ten (10) Business Days of the Closing Date, and (B) certificates of good standing (or similar certification) of each Emdeon Entity from the jurisdiction of organization of each such Emdeon Entity, each dated within ten (10) Business Days prior to the Closing Date;
               (ix) a certificate of the Secretary of Envoy, EBS Master and Merger Sub (A) certifying, as complete and accurate as of the Closing, attached copies of the limited liability company agreement of Envoy, EBS Master and Merger Sub, (B) certifying and attaching all requisite resolutions or actions of EBS Master’s board of directors, acting on behalf of EBS Master, Envoy and Merger Sub, approving the execution and delivery of this Agreement by Envoy, EBS Master and Merger Sub and the consummation of the transactions contemplated hereby, and (C) certifying to the incumbency of the officers of Envoy, EBS Master and Merger Sub executing this Agreement and any other documents being executed in connection with the consummation of the transactions contemplated hereby; and

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               (x) the Funds Flow Statement, executed by the Emdeon Entities.
ARTICLE II
CONVERSION OF SECURITIES
     Section 2.1 Conversion of Units of Membership Interest of Merger Sub. As of the Effective Time, by virtue of the Merger and without any action on the part of any of the Emdeon Entities, the Company or the respective members thereof, each unit of the membership interest of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one fully paid and nonassessable unit of membership interest of the Surviving Entity.
     Section 2.2 Conversion of Company Units.
          (a) Cancellation of Company Units. As of the Effective Time, by virtue of the Merger and without any action on the part of the Emdeon Entities, the Company or the respective members thereof, each Company Unit issued and outstanding immediately prior to the Effective Time shall cease to exist, any certificates for such Company Units shall be canceled and no units or other equity interest of the Surviving Entity shall be exchanged therefor; provided, however, that each Company Member holding such Company Units shall be entitled, upon delivery (which delivery may be made electronically via .pdf copy on the Closing Date, to be followed promptly thereafter by physical delivery) of (i) a letter of transmittal in the form attached hereto as Exhibit H (the “Letters of Transmittal”), in each case duly executed by such Company Member (and, for any Company Member who is an individual and is married (unless such individual does not reside in Texas or another community property state), the spouse of such Company Member), together with any certificates representing the Company Units held by such Company Member (and, in the case of any lost or damaged certificates representing the Company Units held by such Company Member, an affidavit of lost or damaged certificate in respect thereof), (ii) (A) in the case of any Person who is a Principal Member, a release in the form attached hereto as Exhibit I-1 (the “Member Releases”) duly executed by such Principal Member (and, for any Principal Member who is an individual and is married (unless such individual does not reside in Texas or another community property state), the spouse of such Principal Member), and (b) in the case of any Person who is not a Principal Member, a release in the form attached hereto as Exhibit I-2 (the “Equity Holder Releases”) duly executed by such Person (and, for any such Person who is an individual and is married (unless such individual does not reside in Texas or another community property state), the spouse of such Person), and (iii) in the case of each of Mark Lyle, Murray Lyle, Marty Monroe, National Health Systems, Inc. and Alan Waldrop, an indemnification agreement in the form attached hereto as Exhibit J, duly executed by each such person (such agreements, collectively, the “Indemnification Agreements”; the Letters of Transmittal, the Member Releases, the Equity Holder Releases and the Indemnification Agreements, collectively, the “Company Member Closing Documents”), to the portion of the Merger Consideration set forth across from such Company Member’s name on Annex F. As set forth in Section 2.2(f) below, the Members’ Representative will not receive Company Member Closing Documents with respect to certain of the Company Members at Closing, and the Merger Consideration payable by the Emdeon Entities in respect thereof will be withheld at the Closing and will be paid following the Closing in accordance with Section 2.2(f).
          (b) Aggregate Merger Consideration. Prior to adjustment pursuant to Section 2.3, and subject to Section 2.2(e) and Section 2.2(f), the aggregate merger consideration payable for the issued and outstanding Company Units and Options (the “Merger Consideration”) shall be (i) cash in an amount equal to $75,000,000 (the “Base Cash Consideration”), plus (ii) 1,850,000 EBS

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Master Units (the “Base EBS Master Units”). The Merger Consideration will be payable to the Company Members in the manner provided in Section 2.2(c) below.
          (c) Per Unit Merger Consideration. As of the Effective Time, by virtue of the Merger and without any action on the part of any of the Emdeon Entities, the Company or the respective members thereof, but subject to Section 2.2(e), Section 2.2(f), Section 2.3 and Section 2.6:
               (i) the Company Units issued and outstanding immediately prior to the Effective Time held by each of the Company Member Equity Recipients shall be converted into the right to receive the following consideration: (A) cash in the amount set forth opposite such Company Member Equity Recipient’s name on Annex F, and (B) the number of EBS Master Units set forth opposite such Company Member Equity Recipient’s name on Annex F;
               (ii) the Company Units issued and outstanding immediately prior to the Effective Time held by Company Members other than the Company Member Equity Recipients shall be converted into the right to receive cash in the amount set forth opposite such Company Member’s name on Annex F; and
               (iii) the Options held by each of the Option Holders shall be converted into the right to receive cash in the amount set forth opposite the applicable Option Holder’s name on Annex F pursuant to Section 2.6 hereof.
     Annex F sets forth, with respect to each of the Company Members and Option Holders (i) (x) the total Base Cash Consideration payable to such Company Member or Option Holder pursuant to this Article II, and, with respect to the Company Member Equity Recipients, such Company Member’s interest in the Escrowed Cash, and (ii) the total number of EBS Master Units issuable to such Company Member (if a Company Member Equity Recipient) at Closing pursuant to this Article II, and, with respect to the Company Member Equity Recipients, such Company Member’s interest in the Escrowed EBS Master Units.
          (d) Payment of Merger Consideration. At the Closing, as reflected in the Funds Flow Statement:
               (i) The Emdeon Entities shall pay the Base Cash Consideration, less (x) the Escrowed Cash; (y) any Base Cash Consideration authorized by the Members’ Representative to be paid at Closing to third parties in connection with transaction or other third-party fees as provided in the Funds Flow Statement (“Members’ Representative Authorized Payments”); and (z) any Base Cash Consideration withheld by the Emdeon Entities in accordance with Section 2.2(f) or the proviso in Section 2.6 (the “Closing Cash Consideration”), by wire transfer of immediately available funds, to the Members’ Representative, for the benefit of the Company Members (and the Members’ Representative will distribute such Closing Cash Consideration to the Company Members and the Option Holders in accordance with this Article II and Annex F); and
               (ii) EBS Master shall issue to the Company Member Equity Recipients the EBS Master Units issuable pursuant to the terms set forth herein by delivering to the Members’ Representative the EBS Master LLC Agreement with an updated Exhibit A reflecting the Company Member Equity Recipients’ ownership of such EBS Master Units (subject to the escrow of the Escrowed EBS Master Units as set forth in Section 2.2(e) below and the terms of the Escrow Agreement).

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          (e) Escrowed Consideration. At the Closing, the Emdeon Entities shall deliver to the Escrow Agent under the Escrow Agreement, for deposit into an escrow fund on behalf of the Company Member Equity Recipients, $4,750,000 of the Base Cash Consideration (the “Escrowed Cash”) and 758,000 of the Base EBS Master Units (the “Escrowed EBS Master Units”), and, together with the Escrowed Cash, the “Escrowed Consideration”) that, in each case, was otherwise payable to the Company Member Equity Recipients. Pursuant to the Escrow Agreement, the Escrowed Consideration shall be distributed to the Members’ Representative, for the benefit of the Company Member Equity Recipients, and/or the Emdeon Entities, pursuant to the terms of the Escrow Agreement.
          (f) Delayed Payment of Base Cash Consideration. As of the Closing, the parties acknowledge and agree that each of the Company Members holding non-voting Company Units (other than Richard Sage, Kevin Mahoney, Derrick White, Mark Wilgus, James Fehring, and Loretta Lane) will not have delivered the Company Member Closing Documents required to be delivered by such Company Members as a condition to receiving their Merger Consideration pursuant to Section 2.2(a) (such Company Members, the “Non-Delivering Company Members”). As set forth in the Funds Flow Statement, the Emdeon Entities are withholding from the Base Cash Consideration otherwise payable to the Members’ Representative at the Closing the portion of such Base Cash Consideration allocable to such Non-Delivering Company Members as set forth on Annex F. The Members’ Representative will use its reasonable best efforts to collect all Company Member Closing Documents from the Non-Delivering Company Members on or prior to July 7, 2009. On July 7, 2009, the Members’ Representative will deliver (which delivery may be made electronically via .pdf copy on July 7, 2009, to be followed promptly thereafter by physical delivery) to the Emdeon Entities all Company Member Closing Documents received by such date from the Non-Delivering Company Members who have executed and delivered all Company Member Closing Documents required pursuant to Section 2.2(a), and the Emdeon Entities shall pay to the Members’ Representative the total Base Cash Consideration previously withheld by the Emdeon Entities allocable to all such Non-Delivering Company Members as set forth on Annex F (and the Members’ Representative will distribute such Merger Consideration to such Non-Delivering Company Members in accordance with this Article II and Annex F). Thereafter, in the event that the Members’ Representative delivers to the Emdeon Entities all Company Member Closing Documents required pursuant to Section 2.2(a) in respect of any Non-Delivering Company Member who has not previously delivered such documents, the Emdeon Entities shall, within three (3) Business Days following the delivery of such documents to the Emdeon Entities, pay to the Members’ Representative the total Base Cash Consideration previously withheld by the Emdeon Entities allocable to such Non-Delivering Company Member as set forth on Annex F (and the Members’ Representative will distribute such Merger Consideration to such Non-Delivering Members in accordance with this Article II and Annex F); provided, however, that, notwithstanding the foregoing, none of the Emdeon Entities, the Company or the Surviving Entity shall be liable to any Company Member for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Legal Requirements.
     Section 2.3 Adjustment to Base Cash Consideration.
          (a) Closing Date Net Working Capital Calculation.
               (i) Attached as Annex G is the estimated Closing Date Balance Sheet (the “Estimated Closing Date Balance Sheet”) as of 11:59 p.m. on June 30, 2009, as estimated by the Company and reviewed by the Emdeon Entities, in each case in good faith.

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               (ii) Within sixty-five (65) days following the Closing Date, the Emdeon Entities shall prepare and deliver to the Members’ Representative a written statement (the “Closing Statement”) setting forth (A) a consolidated balance sheet of the Company and its Subsidiaries as of 11:59 p.m. on the day immediately prior to the Closing Date (the “Closing Date Balance Sheet”), (B) a calculation of the Net Working Capital Amount as of 11:59 p.m. on the day immediately prior to the Closing Date (the “Closing Date Net Working Capital Amount”) (it being understood that the Closing Date Net Working Capital Amount will not take into account any liabilities satisfied at Closing via any Members’ Representative Authorized Payments), (C) a calculation of all amounts collected during the 60-day period following the Closing by the Surviving Entity in respect of all the Closing Receivables (excluding the Happy Harry Receivable) (the “Collected Receivables Amount”), and (D) the Happy Harry Impairment (if any). The Closing Date Balance Sheet shall be prepared in accordance with GAAP and (except to the extent inconsistent with GAAP) the Company’s Accounting Practices and Procedures. The Members’ Representative and its accountants shall be entitled to review the Closing Statement, and any working papers, trial balances and similar materials relating to the Closing Statement and the calculation of the Closing Date Net Working Capital Amount, Collected Receivables Amount and the Happy Harry Impairment (if any) prepared by the Emdeon Entities or their accountants. The Emdeon Entities shall also provide the Members’ Representative and its accountants with reasonable access, during normal business hours, to the Emdeon Entities’ relevant employees and outside accountants, properties, books and records to the extent involved with or related to the preparation of the Closing Statement.
               (iii) If, within thirty (30) days following delivery of the Closing Statement, the Members’ Representative has not given the Emdeon Entities written notice of its objection to the Closing Date Net Working Capital Amount, Collected Receivables Amount and the Happy Harry Impairment (if any) (which notice shall state in reasonable detail the basis of the Members’ Representative’s objection), then the Emdeon Entities’ calculation of the Closing Date Net Working Capital Amount, Collected Receivables Amount and the Happy Harry Impairment (if any) shall be binding and conclusive on the parties for all purposes hereunder.
               (iv) If the Members’ Representative gives the Emdeon Entities such notice of objection within the thirty (30)-day period, and if the Members’ Representative and the Emdeon Entities fail to resolve the issues outstanding with respect to the Emdeon Entities’ calculation of the Closing Date Net Working Capital Amount or the Collected Receivables Amount or the Happy Harry Impairment (if any) within thirty (30) days of the Emdeon Entities’ receipt of Members’ Representative’s objection notice, the Members’ Representative and the Emdeon Entities shall submit the issues remaining in dispute to a nationally recognized certified public accounting firm mutually selected by Members’ Representative and EBS Master that has not performed accounting, tax or audit services for any of the Emdeon Entities, the Company, the Principal Members or any of their respective Affiliates during the past three (3) years (the “Independent Accountants”), for resolution in accordance with the terms of this Agreement. If issues are submitted to the Independent Accountants for resolution, (A) the Members’ Representative and the Emdeon Entities shall furnish or cause to be furnished to the Independent Accountants such work papers and other documents and information relating to the disputed issues as the Independent Accountants may request and are available to that party or its agents and shall be afforded the opportunity to present to the Independent Accountants any material relating to the disputed issues and to discuss issues with the Independent Accountants; (B) the determination by the Independent Accountants, as set forth in a notice to be delivered to both the Emdeon Entities and the Members’ Representative within 30 days of the submission to the Independent Accountants of the issues remaining in dispute, shall be final, binding and conclusive on the parties and shall be used in calculation of the Closing Date Net

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Working Capital Amount, the Happy Harry Impairment and/or, subject to Section 2.3(c), the Collected Receivables Amount; and (C) the Members’ Representative and the Emdeon Entities will each bear 50% of the fees and costs of the Independent Accountants for such determination.
               (v) If (A) the sum of (1) the Closing Date Net Working Capital Amount, plus (2) the Collected Receivables Amount as finally determined pursuant to this Section 2.3, minus the Happy Harry Impairment (if any) exceeds (B) the Reference Net Working Capital Amount, the Emdeon Entities shall pay to the Members’ Representative, for the account of the Company Members, the amount of such excess in accordance with this Section 2.3(a)(v). If (A) the sum of (1) Closing Date Net Working Capital Amount, plus (2) the Collected Receivables Amount as finally determined pursuant to this Section 2.3, minus the Happy Harry Impairment (if any) is less than (B) the Reference Net Working Capital Amount, the Members’ Representative, on behalf of the Company Members, shall cause such shortfall to be paid to the Emdeon Entities out of the Escrowed Consideration pursuant to this Section 2.3(a)(v) and the Escrow Agreement. All amounts owed pursuant to this Section 2.3(a)(v) by the Emdeon Entities to the Members’ Representative, on the one hand, or by the Members’ Representative to the Emdeon Entities, on the other hand, are referred to as the “Final Adjustment Amount.” In the event any payment is owed by the Emdeon Entities hereunder, payment by the Emdeon Entities of the Final Adjustment Amount shall be paid by delivery of immediately available funds to the Members’ Representative within five Business Days after the date of final determination. In the event any payment is owed by the Members’ Representative hereunder, the Members’ Representative shall direct the Escrow Agent under the Escrow Agreement to make such payment to the Emdeon Entities within five Business Days after the date of final determination.
          (b) Treatment for Tax Purposes. Any payments made under this Section 2.3 shall be treated by the Emdeon Entities, the Company and the Company Members as an adjustment to the Base Cash Merger Consideration for tax purposes, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to such payment causes any such payment not to be treated as an adjustment to the Base Cash Merger Consideration for tax purposes.
          (c) Closing Receivables. For a period of 120 days following the Closing, the Surviving Entity shall use commercially reasonable efforts at least as diligent as those used in the Ordinary Course of Business prior to the Closing to collect the full value of the Closing Receivables (it being understood that Mark Lyle will be responsible, subject to his obligations pursuant to the terms of the Mark Lyle Employment Agreement, for directing such collections efforts, which will be conducted consistent with past practice of the Company). In the event that any amounts in respect of the Closing Receivables are uncollected as of the end of the 60-day period following the Closing (and therefore are not included in the Collected Receivables Amount), but are collected by the Surviving Entity during the 60-day period immediately following the 60-day period following the Closing (such subsequent 60 day period, the “Second Look Period”; any such collections, the “Second Look Collections”), then the Emdeon Entities shall, within five Business Day of the end of the Second Look Period, pay the Members’ Representative, for the account of the Company Members, the amount of any such Second Look Collections.
     Section 2.4 Required Withholding. The Emdeon Entities and the Surviving Entity shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as it may be required to deduct and withhold therefrom under the Code or under any provision of state, local or foreign Tax laws or under any other applicable Legal Requirements. To the extent such amounts are so deducted or withheld, the amount of such

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consideration shall be treated for all purposes under this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid.
     Section 2.5 Tax Treatment of Transaction. For U.S. Federal income Tax purposes, the Company, the Company Members and the Emdeon Entities shall report the Merger as a partnership merger pursuant to Treasury Regulations section 1.708-1(c) taking the “assets-over form.” In accordance with the “assets-over form” under Treasury Regulations section 1.708-1(c)(3)(i), the Company will be treated as contributing all of its assets and liabilities to EBS Master in exchange for the Merger Consideration, and EBS Master will be treated as the “resulting partnership” and the Company will be treated as the “terminated partnership.” The parties agree that the Base Cash Consideration (and any other cash required to be paid to the Company or the Company Members hereunder) and any liabilities of the Company assumed by EBS Master or any liabilities to which the deemed contributed assets are subject, as applicable, shall be treated as payments made to the Company as part of a disguised sale pursuant to Code section 707(a)(2)(B) and the applicable Treasury Regulations thereunder and such treatment shall be governed by such provisions in the Code and applicable Treasury Regulations thereunder; provided, however, that the parties agree that Treasury Regulations section 1.707-4 shall have no application to such consideration. No party will take a position inconsistent with the treatment described in this Section 2.5 for any U.S. federal income Tax purpose.
     Section 2.6 Options.
          (a) Effective immediately prior to the Effective Time, the Company has entered into letter agreements with each of the holders (the “Option Holders”) of outstanding options of the Company (the “Options”) granted pursuant to the Pre-Amendment Option Plan (the Options granted pursuant to the Pre-Amendment Option Plan, the “Pre-Amendment Plan Options”) in the form attached hereto as Exhibit K (the “Option Letter Agreements”), pursuant to which each Pre-Amendment Plan Option (i) that would not otherwise be vested and exercisable immediately prior to the Effective Time will become fully vested and exercisable immediately prior to the Effective Time and (ii) will be converted at the Effective Time solely into the right to receive a portion of the Merger Consideration as set forth below. By virtue of the foregoing, the Pre-Amendment Plan Options held by each Option Holder shall be converted at the Closing into the right to receive cash in the amount set forth opposite such Option Holder’s name on Annex F (the “Pre-Amendment Plan Option Payments”) (it being acknowledged that, as set forth in the Option Letter Agreements, (i) no portion of any such Pre-Amendment Plan Option Payment will be included in the Escrowed Cash, and (ii) the Option Holders will not be entitled to receive any portion of any Final Adjustment Amount payable by the Emdeon Entities pursuant to Section 2.3 hereof).
          (b) Effective immediately prior to Effective Time, the Board of Managers has approved a resolution providing that all Options granted pursuant to the Current Option Plan (the Options granted pursuant to the Current Option Plan, the “Current Plan Options”) will be settled and cancelled solely in exchange for the right to receive a portion of the Merger Consideration as set forth below. By virtue of the foregoing, the Current Plan Options held by each Option Holder shall be converted at the Closing into the right to receive cash in the amount set forth opposite such Option Holder’s name on Annex F (the “Current Plan Option Payment”; together with the Pre-Amendment Plan Option Payments, the “Option Payments”) (it being acknowledged that (i) no portion of the Current Plan Option Payments will be included in the Escrowed Cash, and (ii) the Option Holders will not be entitled to receive any portion of any Final Adjustment Amount payable by the Emdeon Entities pursuant to Section 2.3 hereof). Immediately following the Closing, the Surviving Entity

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and the Members’ Representative will cooperate to deliver to each of the holders of the Current Plan Options (a) the letter in the form of Exhibit L attached hereto notifying such holders of the settlement and cancellation of such Current Plan Options in accordance with this Section 2.6(b), and (b) along with the letter, the Current Plan Option Payment payable by the Members’ Representative to such holder pursuant to Section 2.6(c) below.
          (c) The Option Payments will comprise a portion of the Base Cash Consideration payable by the Emdeon Entities by wire transfer of immediately available funds at Closing to the Members’ Representative (and the Members’ Representative will distribute such Option Payments to the Option Holders in accordance with Annex F); provided, however, that (i) the Option Payments otherwise payable by the Emdeon Entities to the Members’ Representative shall be subject to reduction for the amount of federal, state or other Taxes that the Emdeon Entities, the Company or the Surviving Entity are required to withhold with respect to such payments as reflected in the Funds Flow Statement, and (ii) the Members’ Representative will distribute the Option Payments in respect of the Current Plan Options in accordance with the last sentence of Section 2.6(b).
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     Except as set forth in the disclosure schedule provided by the Company to the Emdeon Entities on the date hereof and accepted in writing by EBS Master (the “Company Disclosure Schedule”), the Company represents and warrants as of the date of this Agreement to the Emdeon Entities as set forth in this Article III (it being understood that the Company Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article III, and the disclosures in any section or paragraph of the Company Disclosure Schedule shall qualify only (a) the corresponding section or paragraph in this Article III and (b) other sections or paragraphs in this Article III to the extent that it is reasonably clear from a reading of the disclosure and such other sections or paragraphs that such disclosure also qualifies or applies to such other section or paragraph):
     Section 3.1 Organization and Good Standing. The Company and each Subsidiary of the Company is a limited liability company or corporation, as applicable, duly formed or organized, as applicable, validly existing, and in good standing under the laws of the jurisdiction of its organization or incorporation, as applicable, with full limited liability company or corporate power and authority, as applicable, to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to execute and deliver this Agreement and perform its obligations hereunder. The Company and each Subsidiary of the Company is duly qualified to do business and is in good standing in every domestic or foreign jurisdiction in which its ownership of property or the conduct of its business as now conducted requires it to be so qualified, except for such jurisdictions where the failure to be so qualified would not have a Company Material Adverse Effect. Each jurisdiction in which the Company or any Subsidiary of the Company was organized and is qualified to do business is listed on Section 3.1 of the Company Disclosure Schedule. Complete and accurate copies of the organizational documents of the Company and each Subsidiary of the Company have been made available to the Emdeon Entities in the Data Room. Section 3.1 of the Company Disclosure Schedule lists each State in which the Company or its Subsidiaries has either tangible property or one or more employees, or both.
     Section 3.2 Authority; No Conflict.

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          (a) This Agreement constitutes the legal, valid, and binding obligation of the Company and the Members’ Representative, enforceable against the Company and the Members’ Representative in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies. Upon the execution and delivery by the Company and the Members’ Representative of each of the documents and instruments to be executed and delivered by the Company and the Members’ Representative at Closing pursuant to Section 1.6(a) (collectively, the “Company Closing Documents”), each of the Company Closing Documents will constitute the legal, valid, and binding obligation of the Company and the Members’ Representative, as applicable, enforceable against the Company and the Members’ Representative in accordance with their respective terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies. The Company has all requisite power, authority and capacity to execute and deliver this Agreement and the Company Closing Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary limited liability company action by the Company. An appropriate number of Company Members have, pursuant to the Company’s operating agreement and the TLLCA, adopted by a written consent resolutions approving and adopting the Merger, this Agreement and the transactions contemplated hereby, a copy of which is attached hereto as Annex A.
          (b) Except as set forth on Section 3.2(b) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation or performance of the transactions contemplated hereby by the Company will, directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with, or result in a violation of any provision of the organizational documents of the Company or any Subsidiary of the Company, (ii) contravene, conflict with, or result in a violation of any Legal Requirement, or any Order of any Governmental Authority, to which the Company or any Subsidiary of the Company is subject, (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or any of its Subsidiaries, (iv) breach any provision of, give any Person the right to declare a default or imposition of any penalty under, accelerate the maturity or performance of or payment under, or cancel, terminate, or modify any, Material Company Contract (including, without limitation, any change of control provision thereof); or (v) result in the creation or imposition of any Encumbrance upon any of the assets of the Company or any Subsidiary of the Company.
          (c) Except as set forth on Section 3.2(c) of the Company Disclosure Schedule, neither the Company, nor any Subsidiary of the Company is or will be required to give any notice to or obtain any consent or approval from (i) any Governmental Authority, or (ii) any party to any Material Company Contract, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
     Section 3.3 Financial Statements.
          (a) The Company has made available to the Emdeon Entities the following financial statements, copies of which are attached as Section 3.3(a) of the Company Disclosure Schedule: (i) the audited consolidated financial statements of the Company and its Subsidiaries as of

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December 31, 2008, 2007 and 2006, including the balance sheet and the related statements of operations, statements of changes in members’ equity and statements of cash flows of the Company and its Subsidiaries as of and for the fiscal years then ended, including in each case the notes thereto, together with the report of the independent certified public accounting firm set forth therein (the “Audited Financial Statements”); and (ii) the unaudited financial statements of the Company and its Subsidiaries as of May 31, 2009 (the “Reference Balance Sheet Date”), including the balance sheet and the related statement of operations and statement of cash flows of the Company and its Subsidiaries as of and for the five (5) month period then ended (such financial statements, the “Unaudited Financial Statements”) (the Audited Financial Statements and the Unaudited Financial Statements, collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP, consistently applied (except, in the case of the Unaudited Financial Statements, for the absence of footnotes (that, if presented, would not differ materially from those included in the Audited Financial Statements) and normal recurring year end adjustments (the effect of which would not reasonably be expected, individually or in the aggregate, to be material)). The Financial Statements fairly present in all material respects the financial position of the Company and its Subsidiaries and the results of operations and changes in financial position and cash flows as of the dates and for the periods specified. The Financial Statements have been prepared in all material respects in accordance with the books and records of the Company and its Subsidiaries. The accounts receivable reflected in the accounting records of the Company and its Subsidiaries as of the Closing represent or will represent valid obligations arising from sales actually made or services actually performed by the Company or its Subsidiaries in the ordinary course of business.
          (b) To the Knowledge of the Company, neither the Company nor any Subsidiary of the Company has received or has otherwise become aware of any written complaint, allegation, assertion or claim that the Company or any Subsidiary of the Company has engaged in questionable or improper accounting practices.
          (c) The operations of eRx Network Canada, Inc. are fairly presented in all material respects in the Financial Statements covering periods since its formation.
     Section 3.4 Capitalization.
          (a) Section 3.4(a) of the Company Disclosure Schedule sets forth the total number of issued and outstanding Company Units with respect to each class of Company Unit, the name and address of each record holder of such Company Units, and the number and class of Company Units held by each such record holder. The Company Units have not been issued in violation of, and are not subject to, any preemptive or subscription rights or rights of first refusal. The Company has not violated the Securities Act or other applicable Legal Requirements in connection with the offer, sale or issuance of its units or any other ownership interest or equity securities. All of the issued and outstanding Company Units are validly issued, fully paid and nonassessable.
          (b) Section 3.4(b) of the Company Disclosure Schedule sets forth a true and complete list of (i) each Subsidiary of the Company, listing for each Subsidiary its name, the name of the Company or Subsidiary of the Company holding an ownership interest in such Subsidiary, the percentage of equity or ownership interest of such Subsidiary owned by the Company or a Subsidiary of the Company (and, with respect to any such Subsidiary in which the Company or any Subsidiary of the Company hold less than 100% of the outstanding ownership interests, the Persons holding the remaining ownership interest and the percentage of equity or ownership interest held by such

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Persons) and, for each Subsidiary that is a corporation, the number of authorized and issued and outstanding shares of each class of capital stock of such Subsidiary, and (ii) all other Persons in which the Company or any Subsidiary of the Company owns, of record or beneficially, any direct or indirect equity or ownership or other similar interest or any right (contingent or otherwise) to acquire the same, listing for each Person its name, the name of the Company or Subsidiary of the Company holding an ownership interest in such Person, the percentage of stock or other equity or ownership interest of such Person owned by the Company or a Subsidiary of the Company and, for each such Person that is a corporation, the authorized and outstanding capital stock of each such Person. The units or capital stock or other equity or ownership interests of each Subsidiary of the Company has not been issued in violation of, and is not subject to, any preemptive or subscription rights or rights of first refusal. No Subsidiary of the Company has violated the Securities Act or other applicable Legal Requirements in connection with the offer, sale or issuance of its equity securities or any ownership interests. All of the shares of each Subsidiary of the Company that is a corporation are validly issued, fully paid and nonassessable. The Company and/or the Subsidiaries of the Company are the record and beneficial owner of all of the outstanding shares or other equity or ownership interests of each Subsidiary of the Company set forth as held by the Company and/or its Subsidiaries on Section 3.4(b) of the Company Disclosure Schedule, free and clear of any Encumbrances.
          (c) Except as set forth on Section 3.4(c) of the Company Disclosure Schedule, there are no (i) outstanding obligations, options, warrants, convertible units or other rights, agreements, arrangements or commitments of any kind relating to the ownership interests of the Company or any Subsidiary of the Company, or units or securities convertible or exchangeable into capital stock or other equity or ownership interests of the Company or any Subsidiary of the Company, or obligating the Company or any Subsidiary of the Company to issue or sell any shares of capital stock of, or any other equity or ownership interests in, the Company or any Subsidiary of the Company, (ii) outstanding contractual obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any units, shares of its capital stock or other ownership or equity interests or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person, or (iii) voting trusts, stockholder agreements, registration rights agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the units or capital stock or other equity or ownership interests of the Company or any Subsidiary of the Company.
          (d) All Options granted by the Company prior to January 1, 2009 were granted pursuant to the form of Nonvoting Membership Unit Option Plan (the “Pre-Amendment Option Plan”) attached to Section 3.4(d)(i) of the Company Disclosure Schedule, which Pre-Amendment Option Plan has been restated and amended in the form of the Current Option Plan. All Options granted by the Company on or after January 1, 2009 were granted pursuant to the form of Nonvoting Membership Unit Option Plan (the “Current Option Plan”) attached to Section 3.4(d)(ii) of the Company Disclosure Schedule. Pursuant to the Current Option Plan, the Board of Managers has the power to cause all Options granted under the Current Option Plan to be cancelled and settled in cash in connection with the transactions contemplated hereby without any further action required by the holder of such Option.
     Section 3.5 Assets.
          (a) Except as set forth on Section 3.5(a) of the Company Disclosure Schedule or in respect of Intellectual Property as set forth on Section 3.15(b) of the Company Disclosure

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Schedule, the Company and its Subsidiaries have good and valid title to, or a valid and enforceable right to use under a Company Contract, all property and assets (whether tangible or intangible) used or held for use by the Company or any Subsidiary of the Company in connection with their business, including all such assets reflected in the Financial Statements or acquired since the Reference Balance Sheet Date, free and clear of all Encumbrances other than Permitted Encumbrances.
          (b) Section 3.5(b) of the Company Disclosure Schedule sets forth all items of machinery, equipment, furniture and other tangible personal property (other than inventory) owned by the Company and its Subsidiaries with an initial, nondepreciated book value of at least $5,000. Each such item of tangible personal property is in good repair and good operating condition, ordinary wear and tear excepted, and is suitable for use in the Ordinary Course of Business.
     Section 3.6 Real Property.
          (a) Section 3.6(a) of the Company Disclosure Schedule sets forth a list of all real property leases under which the Company or any Subsidiary of the Company leases real property as a lessee or sublessee (the “Company Real Property Leases”; all real property in which the Company or any of its Subsidiaries hold a leasehold interest, whether as lessee or sublessee, the “Leased Real Property”). Except for the Leased Real Property and the Company Real Property Leases identified in Section 3.6(a) of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company owns any interest (fee, leasehold or otherwise) in any real property. The Company and its Subsidiaries enjoy peaceful and undisturbed possession of the Leased Real Property. The Company and its Subsidiaries hold a valid leasehold interest in the Leased Real Property free and clear of any Encumbrances other than Permitted Encumbrances and Encumbrances set forth on Section 3.5(a) of the Company Disclosure Schedule.
          (b) The use of the Leased Real Property by the Company and its Subsidiaries for the purposes for which it is currently being used conforms in all material respects to all applicable Legal Requirements. To the Knowledge of the Company, there are no pending or threatened eminent domain, condemnation, zoning, or other Proceedings affecting the Leased Real Property that would result in the taking of all or any part of the Leased Real Property or that would prevent or hinder in any material respect the continued use of the Leased Real Property as currently used in the conduct of the business of the Company and its Subsidiaries.
          (c) True and complete copies of the Company Real Property Leases have been made available to the Emdeon Entities in the Data Room.
     Section 3.7 Taxes.
          (a) Each of the Company and its Subsidiaries have filed all Tax Returns that they were required to file under applicable Legal Requirements. All such Tax Returns were correct and complete in all material respects and were prepared in material compliance with all applicable Legal Requirements. All Taxes due and owing by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid. Except as disclosed on Section 3.7(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No written claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. There are no Encumbrances for Taxes (other than Taxes not yet due and payable) upon

15

any of the assets of the Company or any of its Subsidiaries.
          (b) Each of the Company and its Subsidiaries have withheld and paid (i) all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed, and (ii) all Taxes required to be withheld in respect of any amount distributed to or allocable to any Company Member.
          (c) To the Knowledge of the Company, no Governmental Authority may assess any additional Taxes on the Company or any of its Subsidiaries for any period for which Tax Returns have been filed. No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received from any Governmental Authority (including jurisdictions where the Company or its Subsidiaries have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Governmental Authority against the Company or any of its Subsidiaries. Section 3.7(c) of the Company Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of the Company or its Subsidiaries for taxable periods ended on or after December 31, 2005, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to the Emdeon Entities correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries filed or received since January 1, 2006.
          (d) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.
          (e) Each of the Company and its Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code § 6662. Neither the Company nor any of its Subsidiaries has participated in any “reportable transaction” within the meaning of Treasury Regulation § 1.6011-4. Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation, sharing or similar agreement (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority), or has any current or potential contractual or legal obligation to indemnify any other Person with respect to Taxes. Neither the Company nor any of its Subsidiaries (A) has been a member of an “affiliated group” within the meaning of Code § 1504(a) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Reg. § 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.
          (f) The unpaid Taxes of the Company and its Subsidiaries (A) did not, as of the Reference Balance Sheet Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Unaudited Financial Statements (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with

16

the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns. Since the Reference Balance Sheet Date, neither the Company nor any Subsidiary has incurred any liability for Taxes outside the Ordinary Course of Business.
          (g) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:
               (i) change in method of accounting for a taxable period ending on or prior to the Closing Date;
               (ii) “closing agreement” as described in Code § 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date;
               (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or
               (iv) prepaid amount received on or prior to the Closing Date.
          (h) All books and records relating to Taxes (including related workpapers) have been adequately maintained for all periods ending on or after December 31, 2005 (or for periods that the statute of limitations remains open).
          (i) All fees, charges, costs or expenses pursuant to Affiliate services agreements or otherwise which are paid by the Company or any Subsidiary of the Company to the Company or any other Subsidiary or Affiliate of the Company are made on an arms’ length basis within the meaning of Code § 482 and the regulations and rulings promulgated thereunder. No claim has been asserted in writing by any Governmental Authority that the Company or any of its Subsidiaries is liable for any Taxes based on Code § 482 or comparable provisions of other applicable law.
          (j) Neither the Company nor any of its Subsidiaries has received a written opinion of counsel as to any material Tax consequences.
          (k) Section 3.7(k) of the Company Disclosure Schedule sets forth a description of all transactions with respect to which the Company or any of its Subsidiaries has received a ruling request from any Taxing authority and contains a copy of such ruling requests and the corresponding rulings.
          (l) There is no power of attorney given by or binding upon the Company or any of its Subsidiaries with respect to Taxes for any period for which the statute of limitations (including any waivers or extensions) has not yet expired.
          (m) Section 3.7(m) of the Company Disclosure Schedule sets forth all Tax grants, abatements or incentives granted or made available by any Governmental Authority for the benefit of the Company or its Subsidiaries, and any conditions Known to the Company relating to the continued availability of such Tax grants, abatements or incentives to the Company and its Subsidiaries, or events or circumstances otherwise Known to the Company which could impair the ability of the Emdeon Entities or the Company or any Subsidiary of the Company to utilize such Tax grants, abatements or incentives following the Closing.

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          (n) (i) Since its formation, the Company has been taxed as a partnership for federal income Tax purposes, and (ii) since its formation, eRx Audit, L.L.C. has been a wholly-owned subsidiary of the Company that has been disregarded as a separate entity from the Company for federal income Tax purposes.
     Section 3.8 Employees.
          (a) Section 3.8(a) of the Company Disclosure Schedule sets forth the following information (to the extent applicable) with respect to each employee of the Company and its Subsidiaries, including each employee on leave of absence or layoff status: name, job title, current annual base salary or current wages, 2009 bonus target, 2009 bonus, and paid time off that is accrued but unused. Section 3.8(a) of the Company Disclosure Schedule also sets forth the name of any independent contractors who render services on a regular basis to, or are under contract with, the Company or any of its Subsidiaries and are engaged in the provision of Company goods and services. There is no collective bargaining agreement in effect between the Company or any of its Subsidiaries and any labor unions or organizations representing any of the employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has experienced any organized slowdown, work interruption strike or work stoppage by its employees, and, to the Knowledge of the Company, there is no strike, labor dispute or union organization activity pending or threatened affecting the Company or any of its Subsidiaries.
          (b) Except as set forth in Section 3.8(b) of the Company Disclosure Schedule, the employment of each employee of the Company and its Subsidiaries is terminable at the will of the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries is a party to any employment, non-competition, severance or similar contract or agreement (excluding any confidentiality (or similar) agreement that has been entered into with any full-time employee of the Company or any of its Subsidiaries, the current form of which has been made available by the Company to the Emdeon Entities). To the Knowledge of the Company, no employee of the Company or any of its Subsidiaries is a party to, or is otherwise bound by, any agreement, including any confidentiality, non-competition or proprietary rights agreement, between such employee and any Person other than the Company or its Subsidiaries that materially restricts the performance of that employee’s rights to perform his or her regular duties as an employee of the Company or its Subsidiaries.
          (c) The Company and its Subsidiaries are, and since July 1, 2006, have been, in compliance in all material respects with all applicable Legal Requirements regarding employment and employment practices, terms and conditions of employment, wages and hours, anti-discrimination and occupational health and safety, including laws concerning unfair labor practices within the meaning of Section 8 of the National Labor Relations Act, as amended, and the employment of non-residents under the Immigration Reform and Control Act of 1986, as amended. Other than claims filed with a Governmental Authority that have not been disclosed to the Company and its Subsidiaries, there is no unfair labor practice claim or proceeding brought by or on behalf of any employee or former employee of the Company or its Subsidiaries under the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, the Family Medical Leave Act or any other Legal Requirement pending or, to the Knowledge of the Company, threatened, against the Company or its Subsidiaries.

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     Section 3.9 Employee Benefits.
          (a) Section 3.9(a) of the Company Disclosure Schedule lists all deferred compensation, incentive compensation, stock purchase, stock option or other equity-based, retention, change in control, severance or termination pay, hospitalization or other medical, life, dental, vision, disability or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plans, programs, agreements or arrangements, and each other fringe or other employee benefit plan, program, agreement or arrangement (including any “employee benefit plan”, within the meaning of Section 3(3) of ERISA), sponsored, maintained or contributed to or required to be contributed to by the Company or any of its Subsidiaries or by any ERISA Affiliate of the Company or any of its Subsidiaries for the benefit of any current or former employee, independent contractor or director (and/or their dependents or beneficiaries) of the Company or its Subsidiaries, or with respect to which the Company, its Subsidiaries or any ERISA Affiliate of the Company or its Subsidiaries otherwise has any liabilities or obligations (the “Employee Benefit Plans”).
          (b) No Employee Benefit Plan is (i) a “multiemployer plan,” as such term is defined in Section 3(37) of ERISA, (ii) a plan that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code or (iii) is a multiple employer plan as defined in Section 413(c) of the Code, and neither the Company, any of its Subsidiaries, nor any ERISA Affiliate of the Company or its Subsidiaries has maintained, contributed to, or been required to contribute to any Employee Benefit Plan described in clauses (i), (ii) or (iii) above within the last six (6) years.
          (c) Each Employee Benefit Plan is and has been maintained and administered in all material respects in compliance with its terms and with the applicable requirements of ERISA, the Code and any other applicable Legal Requirements. The Company and its Subsidiaries have timely paid all contributions, premiums and expenses payable to or in respect of each Employee Benefit Plan under the terms thereof and in accordance with applicable Legal Requirements, except where the failure to so timely pay would result in immaterial incremental liability. Neither the Company, any Subsidiary of the Company, any ERISA Affiliates nor, to the Knowledge of the Company, any other Person has engaged in any transaction with respect to any Employee Benefit Plan that would be reasonably likely to subject the Company, any Subsidiary of the Company, or the Emdeon Entities to any material Tax or penalty (civil or otherwise) imposed by ERISA, the Code or other applicable Legal Requirements.
          (d) Each Employee Benefit Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A(d)(1) of the Code) has been operated in good faith compliance with Section 409A of the Code, IRS Notice 2005-1, Treasury Regulations issued under Section 409A of the Code, and any subsequent guidance relating thereto, and no additional tax under Section 409A(a)(1)(B) of the Code has been or is reasonably expected to be incurred by a participant in any such U.S. Employee Benefit Plan, and no employee of the Company or its Subsidiaries is entitled to any gross-up or otherwise entitled to indemnification by the Company, any Subsidiary of the Company or any ERISA Affiliate for any violation of Section 409A of the Code.
          (e) With respect to each Employee Benefit Plan, the Company has delivered to the Emdeon Entities complete copies of each of the following documents: (i) a copy of each Employee Benefit Plan (including any amendments thereto and all administration agreements, investment management or advisory agreements and all prior Employee Benefit Plan documents, if amended within the last two (2) years); (ii) a copy of the three (3) most recent Form 5500 annual reports for the Company’s 401(k) Plan, if any, required under ERISA or the Code; (iii) if the

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Employee Benefit Plan is intended to be qualified under Section 401(a) of the Code, the most recent determination letter received from the Internal Revenue Service; (iv) any actuarial reports (if any); (v) all correspondence with the Internal Revenue Service, Department of Labor regarding any Employee Benefit Plan; and (vi) all discrimination tests for each Employee Benefit Plan for the most recent plan year (if any). The Company has disclosed to the Emdeon Entities the terms and conditions of any unwritten Employee Benefit Plan.
          (f) None of the Employee Benefit Plans that are “welfare benefit plans” within the meaning of Section 3(1) of ERISA provide for continuing benefits or coverage after termination or retirement from employment, except for COBRA rights under a “group health plan” as defined in Section 4980B(g) of the Code and Section 607 of ERISA.
          (g) Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a determination from the Internal Revenue Service that it is so qualified or may rely on an opinion letter with respect to a prototype plan, or a timely application for such determination is now pending or there is time remaining for such an application and there are no facts or circumstances that would be reasonably likely to adversely affect the qualified status of any such Employee Benefit Plan.
          (h) Except as set forth in Section 3.9(h) of the Company Disclosure Schedule, the consummation of the transactions contemplated hereby will not (i) result in an increase in or accelerate the vesting of any of the benefits available under any Employee Benefit Plan, or (ii) otherwise entitle any current or former director or employee of the Company or any Subsidiary of the Company to any payment from the Company or any Subsidiary of the Company.
          (i) There are no pending or, to the Knowledge of the Company, threatened, Proceedings that have been asserted relating to any Employee Benefit Plan by any employee or beneficiary covered under any Employee Benefit Plan or otherwise involving any Employee Benefit Plan (other than routine claims for benefits). No examination, voluntary correction proceeding or audit of any Employee Benefit Plan by any Governmental Authority is currently in progress or, to the Knowledge of the Company, threatened. Neither the Company nor any Subsidiary of the Company is a party to any material agreement or understanding with the Pension Benefit Guaranty Corporation, the Internal Revenue Service or the Department of Labor.
          (j) Neither the Company, any of its Subsidiaries nor any ERISA Affiliate of the Company or any of its Subsidiaries has used the services or workers provided by third party contract labor suppliers, temporary employees, “leased employees” (as that term is defined in Section 414(n) of the Code), or individuals who have provided services as independent contractors, to an extent that would reasonably be expected to result in the disqualification of any of the Employee Benefit Plans or the imposition of penalties or excise taxes with respect to any of the Employee Benefit Plans by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation.
     Section 3.10 Legal Proceedings, Orders.
          (a) There are no Proceedings pending (i) by or against the Company or any of its Subsidiaries, or (ii) that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated hereby. To the Knowledge of the Company, no such Proceeding has been threatened. Except as set forth in Section 3.10(a) of the Company Disclosure Schedule, since July 1, 2006, there have not been any Orders rendered against,

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or any settlements effected by, the Company or any of its Subsidiaries in connection with any Proceedings brought by or against the Company or any of its Subsidiaries.
          (b) There are no Orders outstanding (i) against the Company or any of its Subsidiaries, or (ii) that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated hereby. To the Knowledge of the Company, no such Order has been threatened.
     Section 3.11 Compliance with Legal Requirements; Governmental Authorizations.
          (a) The Company and its Subsidiaries are, and at all times since July 1, 2006, have been, in compliance in all material respects with all Legal Requirements that are or were applicable to the operation of their business or the ownership or use of any of their assets. The Company and its Subsidiaries have not received, at any time since July 1, 2006, any written notice from any Governmental Authority regarding any actual, alleged or potential violation of or failure to comply with any Legal Requirement.
          (b) Section 3.11(b) of the Company Disclosure Schedule contains a true and complete list of each material Governmental Authorization (including each Environmental Permit) that is held by the Company or any of its Subsidiaries. Each such Governmental Authorization is valid and in full force and effect. The Company and its Subsidiaries are, and at all times since July 1, 2006, have been, in compliance in all material respects with each such Governmental Authorization. The Company and its Subsidiaries have not received, at any time since July 1, 2006, any written notice from any Governmental Authority regarding (i) any actual, alleged or potential violation of or failure to comply with any term or requirement of any such Governmental Authorization, or (ii) any actual, proposed, or potential revocation, suspension, cancellation or termination of, or modification to, any such Governmental Authorization. The Governmental Authorizations listed in Section 3.11(b) of the Company Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit the Company and its Subsidiaries to conduct and operate their business in all material respects in the manner it is currently conducted.
     Section 3.12 Environmental Matters.
          (a) The Company and its Subsidiaries are, and at all times have been, in compliance in all material respects with any Environmental Laws. The Company and its Subsidiaries have obtained and are and have been in compliance in all material respects with all Governmental Authorizations required by all Environmental Laws (the “Environmental Permits”).
          (b) Except for general warnings and other communications that are issued by the Occupational Health and Safety Administration or similar state or local agency and that are intended for the public at large, neither the Company nor any of its Subsidiaries has received any citation, directive, inquiry, notice, Order, summons, warning, request for information, or other written communication from a Governmental Authority that relates to, (i) Hazardous Materials, (ii) any alleged, actual, or potential violation of or failure to comply with any Environmental Laws, or (iii) any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to the Leased Real Property, the assets of the Company or any of its Subsidiaries or any properties or assets (whether real, personal or mixed) in which the Company or any of its Subsidiaries had an interest, or with respect to any property or facility to which Hazardous Materials are generated, manufactured, refined, transferred, imported, used or processed

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by the Company or any of its Subsidiaries or any other Person for whose conduct it is or may be held responsible have been transported, treated, stored, handled, transferred, disposed, recycled or received.
          (c) The Company has delivered to the Emdeon Entities true and complete copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by the Company or any of its Subsidiaries pertaining to Hazardous Materials or the release (as defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C § 9601 et seq., as amended (“CERCLA”)) thereof at, in, on or under assets of the Company and its Subsidiaries or the Leased Real Property, or concerning compliance, by the Company, any of its Subsidiaries, or any other Person for whose conduct the Company or any of its Subsidiaries are or may be held responsible, with Environmental Laws.
     Section 3.13 Insurance. Section 3.13 of the Company Disclosure Schedule sets forth a complete and accurate list of all insurance under which any of the assets or properties of the Company or any of its Subsidiaries are covered or otherwise relating to the business of the Company or its Subsidiaries, including policy numbers, names and addresses of insurers and liability or risk covered, amounts of coverage, limitations and deductions and expirations dates, and whether each such policy are claims-made or occurrence-based. Such policies are in full force and effect, and the Company and its Subsidiaries have paid or accrued (to the extent not due and payable) all premiums due, and have otherwise performed in all material respects all of its obligations under, each such policy of insurance.
     Section 3.14 Contracts; No Defaults.
          (a) Section 3.14(a) of the Company Disclosure Schedule lists each of the Material Company Contracts.
          (b) Except as set forth in Section 3.14(b) of the Company Disclosure Schedule:
               (i) Each Material Company Contract is in full force and effect and represents the valid and binding obligation of the Company and its Subsidiaries and, to the Knowledge of the Company, any other party thereto;
               (ii) Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any other party to any Material Company Contract, is or since July 1, 2006, has been, in breach or default under any Material Company Contract; and
               (iii) Since July 1, 2006, neither the Company nor any of its Subsidiaries has given to, or received from, any other party to any Material Company Contract, any written notice or communication regarding any actual or alleged breach of or default under any Material Company Contract by the Company, any Subsidiary of the Company or any other party to such Material Company Contract.
          (c) Except as set forth in Section 3.14(c) of the Company Disclosure Schedule, the Company has entered into a written contract with each of its Material Customers governing the provision of services to such customer.
          (d) True and complete copies of each of the Material Company Contracts as of

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the date of this Agreement have been made available to the Emdeon Entities.
     Section 3.15 Intellectual Property; Software.
          (a) Section 3.15(a) of the Company Disclosure Schedule (i) sets forth a complete and accurate list of (x) all Registered Intellectual Property, and (y) all material Software products owned by the Company or any of its Subsidiaries, and material trademarks of the Company or any of its Subsidiaries, and (ii) specifies, where applicable, the jurisdictions in which each item of such Registered Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Section 3.15(a) of the Company Disclosure Schedule lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office) related to any of the Registered Intellectual Property. The Company and its Subsidiaries have complied in all material respects with all applicable disclosure requirements and have not committed any fraudulent act in the application for and maintenance of any Intellectual Property of the Company and its Subsidiaries. Each item of Registered Intellectual Property, excluding any Registered Intellectual Property that is the subject of any application or other preliminary submission, is valid, subsisting and enforceable. All necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities for the purposes of maintaining such Registered Intellectual Property.
          (b) Except as set forth on Section 3.15(b) of the Company Disclosure Schedule: (i) the Company and its Subsidiaries own and have good and exclusive title to each item of the Company-Owned Intellectual Property, including all Registered Intellectual Property, free and clear of any Encumbrance, and have the valid and enforceable right to use, transfer, license and encumber all such Registered Intellectual Property (excluding any Registered Intellectual Property that is the subject of any application or other preliminary submission); (ii) the Company and its Subsidiaries own or have the right to use or operate under all of the Company Intellectual Property; (iii) to the Knowledge of the Company, the Company Intellectual Property constitutes all of the Intellectual Property necessary to the operation and conduct of the business as conducted as of the date of this Agreement; and (iv) no Person has any rights to use any of the Company-Owned Intellectual Property except in the Ordinary Course of Business, nor has the Company or any of its Subsidiaries granted to any Person or authorized any Person to retain any ownership rights in the Company-Owned Intellectual Property. Except as set forth on Section 3.15(b) of the Company Disclosure Schedule, to the extent that any work, invention or Intellectual Property has been developed or created by an employee or a third party for the Company or any of its Subsidiaries, the Company and/or a Subsidiary has a written agreement with such employee or third party with respect thereto and thereby has obtained ownership of, and is the exclusive owner of, all Intellectual Property in such work, material or invention by operation of law or by valid assignment.
          (c) The contracts, licenses, sublicenses and agreements listed on Section 3.15(c) of the Company Disclosure Schedule include all material contracts, licenses, sublicenses and agreements with respect to any of the Company Intellectual Property (excluding any commercial off-the-shelf software) (“IP Licenses”). All of the IP Licenses are in full force and effect. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or result in the breach, modification, cancellation, termination, or suspension of any of the IP Licenses without the payment of additional amounts other than ongoing fees, except for

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any such breach, modification, cancellation, termination, or suspension, which would not reasonably be expected to have a Company Material Adverse Effect. Except as listed on Section 3.15(c) of the Company Disclosure Schedule, there are no contracts, licenses, sublicenses or agreements between the Company or any of its Subsidiaries and any other Person with respect to the Company Intellectual Property under which there is any dispute Known to the Company regarding the scope of any such agreement, or performance under such contract, license, sublicense or agreement, including with respect to any payments to be made or received by the Company or any of its Subsidiaries thereunder.
          (d) Except as set forth in Section 3.15(d) of the Company Disclosure Schedule, to the Knowledge of the Company, no Person has or is infringing, misappropriating or violating any material Company-Owned Intellectual Property.
          (e) Except as set forth in Section 3.15(e) of the Company Disclosure Schedule, (i) the operation of the business of the Company and its Subsidiaries has not and does not infringe (directly, contributorily, by inducement, or otherwise), misappropriate or violate the Intellectual Property of any Person issued, granted or otherwise protected under the laws of the United States or Canada and has not and does not constitute unfair competition or trade practices under the Laws of the United States or Canada or any state, province or local jurisdiction therein, and (ii) to the Knowledge of the Company, the operation of the business of the Company and its Subsidiaries has not and does not infringe (directly, contributorily, by inducement, or otherwise), misappropriate or violate the Intellectual Property of any Person issued, granted or otherwise protected under the laws of any jurisdiction outside of the United States and Canada and has not and does not constitute unfair competition or trade practices under the laws of any jurisdiction outside of the United States and Canada. Except as set forth in Section 3.15(e) of the Company Disclosure Schedule, no claims with respect to any of the Company Intellectual Property have been asserted or, to the Knowledge of the Company, threatened by any Person.
          (f) No Company-Owned Intellectual Property, or product or Software of the Company produced using or embodying the Company-Owned Intellectual Property, is subject to any proceedings or outstanding Order or stipulation restricting in any material manner the sale, use or licensing thereof by the Company or any of its Subsidiaries, or which materially affect the validity, use or enforceability of such Company-Owned Intellectual Property.
          (g) The Company and its Subsidiaries have taken all material steps that are reasonably required or necessary to protect its rights in the Company’s and its Subsidiaries’ material confidential information and trade secrets, and any material confidential information or trade secrets of third parties provided to it related thereto. The Company and its Subsidiaries have enforced a policy requiring each employee and contractor to execute proprietary information and confidentiality agreements substantially in their standard forms, and all current employees and contractors of the Company and its Subsidiaries have executed such an agreement.
          (h) Except as set forth in Section 3.15(h) of the Company Disclosure Schedule, neither this Agreement nor the transactions contemplated by this Agreement will result in (i) the Surviving Entity or its Subsidiaries granting to any Person any right to or with respect to any Company Intellectual Property, or (ii) the Surviving Entity or any of its Subsidiaries being obligated to pay any royalties or other amounts to any Person in excess of those payable by the Company and its Subsidiaries prior to the Closing. The consummation of the transactions contemplated by this Agreement will not result in the loss of, or otherwise adversely affect, any ownership rights of the

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Company and its Subsidiaries in any Company-Owned Intellectual Property.
          (i) The Company and its Subsidiaries have secured any export licenses that are necessary or appropriate for the current distribution of any of the Company’s and its Subsidiaries’ products and Software outside the United States.
          (j) Except as set forth in Section 3.15(j) of the Company Disclosure Schedule, no open source, public source or freeware software, code or other technology, or any modification or derivative thereof, including any version of any software licensed pursuant to any GNU general public license or limited general public license, was or is, used in, incorporated into, integrated or bundled with, or used in the development or compilation (other than generally available commercial compilers) of, any Software. With the sole exception of Open SSL, all open source, public source or freeware software, code and technology set forth in Section 3.15(j) of the Company Disclosure Schedule (i) is only used internally by the Company and its Subsidiaries and solely for internal purposes; (ii) except as set forth on Section 3.15(j) of the Company Disclosure Schedule, has not been incorporated into or combined with any Software; and (iii) is not licensed or otherwise provided or distributed to any Person. To the extent any open source, public source or freeware software, code or technology is incorporated into or combined with any Software, to the Knowledge of the Company, there are alternatives for such software, code or technology that are readily available.
          (k) The Company has exercised commercially reasonable efforts to ensure that all source code for all Software contains clear and accurate annotations and programmer’s comments, and otherwise has been documented in a professional manner that is both: (i) consistent with customary code annotation conventions; and (ii) sufficient to independently enable a programmer of reasonable skill and competence to understand, analyze, and interpret program logic, correct errors and improve, enhance, modify and support the Software. Except as set forth in Section 3.15(k) of the Company Disclosure Schedule, (i) none of the source code of the Software has been published or disclosed or licensed or made available to any Person other than employees of the Company or one of its Subsidiaries subject to confidentiality obligations, and (ii) no licenses or rights have been granted to any Person to distribute or to otherwise use or create derivative works from the source code for any Software. Neither the Company nor any of its Subsidiaries has any duty or obligation (whether present, contingent, or otherwise) to deliver, license, or make available the source code for any Company product or Software to any escrow agent or other Person except as set forth in Section 3.15(k) of the Company Disclosure Schedule.
     Section 3.16 Relationships with Company Related Persons. Except as set forth in Section 3.16 of the Company Disclosure Schedule, (i) no owner (direct or indirect), director, officer or manager of the Company or its Subsidiaries (any such individual, a “Company Related Person”), or, to the Knowledge of the Company, any Affiliate or member of the immediate family of any Company Related Person, is, or since July 1, 2006, has been, directly or indirectly, an owner of more than 5%, or a director or officer, of any Material Customer or Material Supplier or otherwise involved in any business arrangement or relationship with the Company or its Subsidiaries or any Material Customer or Material Supplier, other than employment arrangements entered into in the Ordinary Course of Business, and (ii) no Company Related Person or, to the Knowledge of the Company, any Affiliate or member of the immediate family of any Company Related Person, directly or indirectly, owns, or since July 1, 2006, has owned, any material property or right, tangible or intangible, used by the Company or its Subsidiaries in the conduct of their business.
     Section 3.17 No Undisclosed Liabilities. Except as set forth in Section 3.17 of the

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Company Disclosure Schedule, neither the Company nor any of its Subsidiaries have any material liabilities or obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, except for (i) liabilities or obligations reflected or reserved against in any of the Financial Statements, (ii) current liabilities or obligations incurred in the Ordinary Course of Business of the Company and its Subsidiaries since the Reference Balance Sheet Date, and (iii) liabilities or obligations taken into account when calculating the Closing Date Net Working Capital Account.
     Section 3.18 Absence of Certain Changes and Events. Since the Reference Balance Sheet Date, there has not been any Company Material Adverse Effect. Since the Reference Balance Sheet Date, (i) the Company and its Subsidiaries have conducted their business in the Ordinary Course of Business, and (ii) except as set forth in Section 3.18 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has:
          (a) granted any increase in the base compensation of, or paid any bonuses or other compensation to, any of its officers and employees outside the Ordinary Course of Business;
          (b) adopted, amended, or increased the payments or benefits under, any Employee Benefit Plan outside of the Ordinary Course of Business;
          (c) acquired assets outside of the Ordinary Course of Business, including acquired any business, whether by merger, consolidation, the purchase of a substantial portion of the assets or equity interests of such business or otherwise;
          (d) sold, leased, or otherwise disposed of any assets outside of the Ordinary Course of Business;
          (e) made, or made any commitment with respect to, any capital expenditures outside the scope of the most recent budget of the Company and its Subsidiaries previously made available to the Emdeon Entities in the Data Room;
          (f) incurred, assumed, or guaranteed any Indebtedness (excluding any Indebtedness incurred pursuant to the Company Credit Facility as in effect on the date hereof), or made any loans, advances or capital contributions to, or investments in, any other Person;
          (g) cancelled, compromised, waived or released any right or claim (or series of related rights and claims) either involving more than $30,000 or outside the Ordinary Course of Business;
          (h) experienced any damage, destruction or loss (whether or not covered by insurance) to any of the assets of the Company and its Subsidiaries in excess of $30,000;
          (i) made any material change in connection with its accounts payable or accounts receivable terms, systems, policies or procedures, or distributed any accounts receivable to any Company Members;
          (j) made any material change in its accounting or tax methods; or
          (k) entered into any agreement, whether oral or written, to do any of the foregoing.

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     Section 3.19 Material Customers and Material Suppliers.
          (a) Section 3.19(a) of the Company Disclosure Schedule sets forth a true and complete list of each of the customers of the Company and its Subsidiaries to whom the Company or any of its Subsidiaries has sales volume in excess of $100,000 during the twelve (12) month period ended May 31, 2009 (the “Material Customers”), and the amount of sales to each Material Customer during such period.
          (b) Section 3.19(b) of the Company Disclosure Schedule sets forth a true and complete list of each of the suppliers of the Company and its Subsidiaries from which the Company or any of its Subsidiaries has made total purchases in excess of $75,000 during the twelve (12) month period ended May 31, 2009 (the “Material Suppliers”), and the amount of purchases from each Material Supplier during such period.
          (c) Since June 30, 2008, except as set forth on Section 3.19(c) of the Company Disclosure Schedule, no Material Supplier or Material Customer (i) has provided the Company or its Subsidiaries any written notice terminating, suspending, or reducing in any material respect, or specifying an intention to terminate, suspend or reduce in any material respect in the future, or otherwise reflecting a material adverse change in, the business relationship between such Material Supplier or Material Customer and the Company and its Subsidiaries, or (ii) has cancelled or otherwise terminated any Company Contract or purchase or sales order with the Company or its Subsidiaries that was material to the business of the Company and its Subsidiaries, taken as a whole.
     Section 3.20 HIPAA.
          (a) Each Covered Entity (as defined in the regulations set forth at 45 CFR Parts 160 and 164 (the “Federal Privacy and Security Regulations”)) owned, operated by the Company or any of its Subsidiaries, including but not limited to any healthcare clearinghouse and any group health plan sponsored by the Company or any of its Subsidiaries, is in and, since the date compliance became required, has been in compliance in all material respects with, the applicable requirements of the Federal Privacy and Security Regulations, the administrative simplification section of the Health Insurance Portability and Accountability Act of 1996, as codified at 42 USC Sections 1320d through d-8 (collectively, “HIPAA”), regulations promulgated pursuant to HIPAA, and state privacy laws. The Company and each of its Subsidiaries is currently submitting, receiving and handling or capable of submitting, receiving and handling electronic transactions that meet the applicable requirements of the regulations set forth at 45 CFR Parts 160 and 162 (the “Federal Transaction Regulations”) in connection with the operation of their business as it is presently conducted.
          (b) When acting as a business associate as defined in the Federal Privacy and Security Regulations, the Company and each of its Subsidiaries have entered into business associate agreements with each of its Covered Entity (as defined in the Federal Transaction Regulations) customers under the applicable requirements of 45 CFR §§ 164.504(e) and 164.314, such agreements permit the Company and its Subsidiaries to operate their business as it is presently conducted, and neither the Company nor any of its Subsidiaries is in material breach of any such agreements. The Company and its Subsidiaries have in place policies necessary to implement their respective obligations under any such agreements.
          (c) Neither the Company nor any of its Subsidiaries has received any complaints or notices of investigation (including but not limited to inquiries or other communications from the

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Department of Health and Human Services Office for Civil Rights) from any Governmental Authority regarding the uses or disclosures of, or information security practices or incidents regarding, individually identifiable health-related information of the Company or any of its Subsidiaries, or any of the agents, employees or contractors of the Company or any of its Subsidiaries. With regard to individually identifiable health-related information, to the Knowledge of the Company, there has not been any non-permitted use or disclosure, breach of a business associate or confidentiality agreement or security incident (each as determined by reference to the Federal Privacy and Security Regulations or state law, as applicable) by, or involving the information systems of the Company or any of its Subsidiaries or by any of their respective agents, employees or contractors.
     Section 3.21 Business Combination Laws; No Dissenters’ Rights. No “fair price,” “moratorium,” “control share acquisition,” or similar anti-takeover statute or regulation enacted under any applicable Legal Requirements is applicable to the Merger or the transactions contemplated by this Agreement. No Company Member has any dissenter’s right of appraisal in connection with the consummation of the transactions contemplated hereby, including under the TLLCA, the organizational documents of the Company, or other applicable Legal Requirements.
     Section 3.22 Bank Accounts. Section 3.22 of the Company Disclosure Schedule contains a list showing: (i) the name of each bank, safe deposit company or other financial institution in which the Company or any of its Subsidiaries has an account, lock box or safe deposit box, or in which cash or cash equivalents of the Company or its Subsidiaries are otherwise held; and (ii) the names of all Persons authorized to draw thereon or to have access thereto and the names of all Persons, if any, holding powers of attorney from the Company or any of its Subsidiaries.
     Section 3.23 Brokers or Finders. Neither the Company nor any of its Subsidiaries has incurred or is or will become subject to any liability or obligation for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with the transactions contemplated hereby.
     Section 3.24 Managers and Officers. Section 3.24 of the Company Disclosure Schedule lists each of the managers, directors and officers of the Company and its Subsidiaries.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF EMDEON ENTITIES
     Except as set forth in the disclosure schedule provided by the Emdeon Entities to the Company on the date hereof and accepted in writing by the Company (the “Emdeon Disclosure Schedule”), each Emdeon Entity jointly and severally represents and warrants as of the date of this Agreement to the Company and each Company Member, as set forth in this Article IV (it being understood that the Emdeon Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article IV, and the disclosures in any section or paragraph of the Emdeon Disclosure Schedule shall qualify only (a) the corresponding section or paragraph in this Article IV and (b) other sections or paragraphs in this Article IV to the extent that it is reasonably clear from a reading of the disclosure and such other section or paragraph that such disclosure also qualifies or applies to such other section or paragraph):
     Section 4.1 Organization and Good Standing. Each Emdeon Entity is a limited liability

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company duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, with full limited liability company power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to execute and deliver this Agreement and perform its obligations hereunder. Complete and accurate copies of the organizational documents of each Emdeon Entity have been delivered to the Company.
     Section 4.2 Authority, No Conflict.
          (a) This Agreement constitutes the legal, valid, and binding obligation of each of the Emdeon Entities, enforceable against each of the Emdeon Entities in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies. Upon the execution and delivery by the Emdeon Entities of each of the documents and instruments to be executed and delivered by them at Closing pursuant to Section 1.6(b) (collectively, the “Emdeon Closing Documents”), each of the Emdeon Closing Documents will constitute the legal, valid, and binding obligation of each Emdeon Entity a party thereto, enforceable against each such Emdeon Entity in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies. Each Emdeon Entity has the right, power and authority to execute and deliver this Agreement and the Emdeon Closing Documents and to perform its obligations under this Agreement and the Emdeon Closing Documents, and such action has been duly authorized by all necessary limited liability company or corporate action (as appropriate) by each such Emdeon Entity.
          (b) Neither the execution and delivery of this Agreement by the Emdeon Entities nor the consummation or performance of any of the transactions contemplated hereby by the Emdeon Entities will give any Person any right to prevent, delay, or otherwise interfere with any of the transactions contemplated hereby pursuant to (i) any provision of any Emdeon Entities’ certificate of formation or articles of organization, limited liability company agreement or operating agreement; (ii) any Legal Requirement, or any Order of any Governmental Authority, to which any Emdeon Entity or its assets are subject; or (iii) any material contract or agreement to which any Emdeon Entity is a party or by which any Emdeon Entity may be bound.
          (c) No Emdeon Entity is or will be required to obtain any consent or approval from any Governmental Authority in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereby.
     Section 4.3 Capitalization. Section 4.3 of the Emdeon Disclosure Schedule sets forth, as of the date hereof and immediately prior to giving effect to the transactions contemplated hereby, the members of EBS Master and the number of units of EBS Master held by such members. Except as set forth in Section 4.3 of the Emdeon Disclosure Schedule, as of the date hereof and immediately prior to giving effect to the transactions contemplated hereby, there are no (i) outstanding obligations, options, warrants, convertible securities or other rights, agreements, arrangements or commitments obligating EBS Master to issue or sell, or repurchase, redeem or otherwise acquire, any units of ownership interest of, or any other equity or ownership interests in, EBS Master, or any securities convertible or exchangeable into units of ownership interest of, or any other equity or ownership interests in, EBS Master, or (ii) voting trusts, stockholder agreements, registration rights agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any units of ownership interest of, or any other equity or ownership interests in, EBS

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Master. Complete and accurate copies of all of the documents listed on Section 4.3 of the Emdeon Disclosure Schedule have been delivered to the Company. Section 4.3 of the Emdeon Disclosure Schedule sets forth the organizational structure of the Emdeon Entities, including each of the Emdeon Entities and the ultimate parent company(ies) of all of the Emdeon Entities.
     Section 4.4 Financial Statements. The Emdeon Entities have made available to the Company the following financial statements, copies of which are attached as Section 4.4 of the Emdeon Disclosure Schedule: (i) the consolidated balance sheets of Emdeon Inc. (“Emdeon”) and its Subsidiaries as of December 31, 2008 and 2007, and the consolidated statements of operations, consolidated statements of equity and consolidated statements of cash flows of Emdeon and its Subsidiaries as of and for the years ended December 31, 2008 and 2007, of Emdeon as of and for the period begun November 16, 2006 and ended December 31, 2006, and of Emdeon’s predecessor company as of and for the period begun January 1, 2006 and ended November 15, 2006, including in each case the notes thereto, together with the report of the independent certified public accounting firm to be signed by such firm as set forth therein, in the form included in the Registration Statement on Form S-1/A filed by Emdeon with the Securities and Exchange Commission on June 16, 2009; and (ii) the consolidated balance sheets of Emdeon and its Subsidiaries as of March 31, 2009 and December 31, 2008, and the consolidated statements of operations, consolidated statements of equity and consolidated statements of cash flows of Emdeon and its Subsidiaries as of and for the three-month periods ended March 31, 2009 and March 31, 2008, in the form included in the Registration Statement on Form S-1/A filed by Emdeon with the Securities and Exchange Commission on June 16, 2009 (the financial statements referred to in clauses (i) and (ii) above, collectively, the “Emdeon Financial Statements”). The Emdeon Financial Statements have been prepared in accordance with GAAP, consistently applied (except, in the case of the unaudited financial statements referred to in clause (ii) above, for normal recurring year end adjustments (the effect of which would not reasonably be expected, individually or in the aggregate, to be material)). The Emdeon Financial Statements referred to in clause (i) fairly present in all material respects the financial position of Emdeon (or, as noted above, its predecessor company) and its Subsidiaries, and the results of operations and changes in financial position and cash flows as of the dates and for the periods specified, subject to the assumptions regarding the reorganization described in Note 1 therein. The Emdeon Financial Statements referred to in clause (ii) fairly present in all material respects the financial position of Emdeon and its Subsidiaries, and the results of operations and changes in financial position and cash flows as of the dates and for the periods specified, subject to the assumptions regarding the reorganization described in Note 1 therein. Since March 31, 2009, there has not been an Emdeon Material Adverse Effect.
     Section 4.5 Confidential Information Statement/Private Placement Memorandum. To the Knowledge of the Emdeon Entities, the private placement memorandum delivered prior to the date hereof to the Company Member Equity Recipients in connection with the contemplated issuance of the EBS Master Units pursuant to the terms of this Agreement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Section 4.6 Legal Proceedings, Orders.
          (a) There are no Proceedings pending by or against the Emdeon Entities or any of their Subsidiaries that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated hereby. To the Knowledge of the

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Emdeon Entities, no such Proceeding has been threatened.
          (b) There are no Orders outstanding that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated hereby. To the Knowledge of the Emdeon Entities, no such Order has been threatened.
     Section 4.7 Sufficient Financial Resources. The Emdeon Entities possess sufficient financial resources, and at the Closing the Emdeon Entities will possess sufficient funds, to permit the Emdeon Entities to pay the Base Cash Consideration at Closing in accordance with Article II.
     Section 4.8 Brokers or Finders. Neither the Emdeon Entities nor any of their officers, directors, employees or agents has incurred any liability for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with the transactions contemplated hereby.
     Section 4.9 Taxes.
          (a) Since its formation, (i) EBS Master has been taxed as a partnership for federal income Tax purposes, (ii) Envoy has been a wholly-owned indirect subsidiary of EBS Master that is a disregarded entity for federal income Tax purposes, and (iii) Merger Sub has been a wholly-owned direct subsidiary of Envoy that has been a disregarded entity for federal income Tax purposes.
          (b) Neither EBS Master nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date that would result in additional personal income tax liability to the Company Members as a result of any:
               (i) change in method of accounting for a taxable period ending on or prior to the Closing Date;
               (ii) “closing agreement” as described in Code § 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; or
               (iii) installment sale or open transaction disposition made on or prior to the Closing Date.
          (c) No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to EBS Master or any of its Subsidiaries raising any of the matters set forth in clauses (i)-(iii) of Section 4.9(b) above. Neither EBS Master nor any of its Subsidiaries has received from any Governmental Authority (including jurisdictions where EBS Master or its Subsidiaries have not filed Tax Returns) a (x) notice indicating an intent to open an audit or other review, (y) request for information related to Tax matters, or (z) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Governmental Authority against EBS Master or any of its Subsidiaries, in each case, that raises any of the matters referenced in clauses (i)-(iii) of Section 4.9(b) above.

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ARTICLE V
ADDITIONAL AGREEMENTS
     Section 5.1 Cash at Closing. At the Closing, the Company shall cause there to be a cash balance as calculated in accordance with Generally Accepted Accounting Principles equal to at least $282,800. At the Closing, settlement deposits shall equal settlement payments.
     Section 5.2 Indebtedness. The Company shall have paid or otherwise satisfied in full, at or prior to the Closing, all Indebtedness payable by the Company or any of its Subsidiaries to any Person (including any Company Member or Affiliate thereof), and the Company shall have caused to be paid or otherwise satisfied in full, at or prior to Closing, all Indebtedness payable to the Company or any of its Subsidiaries by any Company Member or Affiliate thereof.
     Section 5.3 Indemnification and Insurance.
          (a) All rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former managers, directors or officers of the Company and/or any of its Subsidiaries (the “Indemnified Managers/Officers”) as provided in the Company’s operating agreement (in each case, as in effect on the date of this Agreement) shall be assumed by the Surviving Entity and shall continue in full force and effect in accordance with their terms and shall not be amended, repealed or otherwise modified (except as required by Legal Requirement) for a period of four (4) years after the Effective Time in any manner that would adversely affect the rights thereunder of the Indemnified Managers/Officers (it being understood that the foregoing will not limit or restrict, following the Closing, any merger, conversion or reorganization involving the Surviving Entity, subject to the foregoing provisions).
          (b) Effective as of the Closing, the Company has purchased a tail policy (to be in effect for a period of four (4) years after the Effective Time) of directors’ and officers’ liability insurance (the “Tail Policy”) covering the Indemnified Managers/Officers who are currently covered by the Company’s directors’ and officers’ liability insurance policies with respect to matters arising before and acts or omissions occurring or existing at or prior to the Effective Time. The Tail Policy provides substantially the same coverage and amounts as the Company’s directors and officers liability insurance policies in effect as of the date hereof. The costs of the Tail Policy shall be fully accrued for on the Closing Balance Sheet and shall be included in the calculation of the Closing Date Net Working Capital Amount (except to the extent previously paid by the Company).
          (c) For the avoidance of doubt, the provisions of this Section 5.3 shall survive the Closing and the consummation of the Merger.
     Section 5.4 Publicity. The parties agree that (a) the initial press release with respect to this Agreement and the transactions contemplated hereby shall be a press release of the Emdeon Entities, subject to the review and approval of the Members’ Representative, such approval not to be unreasonably withheld or delayed; and (b) any subsequent press releases or other public communications related to this Agreement and the transactions contemplated hereby, if at all, shall be made by the Emdeon Entities, and will not be subject to the review or approval by the Members’ Representative; provided, however, that if any such subsequent press releases or other public communications referenced in this clause (b) include additional material terms not previously disclosed in any prior press releases, SEC filings or other public communications permitted

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hereunder, such subsequent press releases or other public communications will be subject to the review and approval of the Members’ Representative, such approval not to be unreasonably withheld or delayed; and, provided, further, that (i) nothing contained herein will limit any party from making any announcements, statements or acknowledgments that such party is required by applicable Legal Requirements to make, issue or release, and (ii) nothing contained herein will limit the Emdeon Entities or their Affiliates from making any disclosures that such Emdeon Entity or its Affiliate reasonably deems necessary or appropriate to be made in filings with the SEC.
     Section 5.5 Assistance with SEC Filings. In order to assist with potential future SEC filing requirements of the Emdeon Entities’ ultimate parent, the Members’ Representative shall cooperate with the Emdeon Entities’ ultimate parent in its efforts to cause the independent accountants of the Company and its Subsidiaries to (i) re-issue their audit opinion on the Company’s historical 2008, 2007 and 2006 audited financial statements, and (ii) deliver consents to the inclusion or incorporation by reference of such report in the SEC filings of the Emdeon Entities’ ultimate parent. The Emdeon Entities shall reimburse the Members’ Representative for all reasonable accountants’ fees and expenses incurred by the Members’ Representative in connection with performing its obligations under this Section 5.5.
     Section 5.6 Further Assurances. Following the Closing, the parties shall cooperate reasonably with each other and with their respective representatives and agents in connection with any steps required to be taken as part of their respective obligations under this Agreement, and the parties agree (a) to furnish upon request to the other parties such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other parties may reasonably request, for the purpose of carrying out the intent of this Agreement and the transactions contemplated hereby.
ARTICLE VI
TAX MATTERS
     The following provisions shall govern the allocation of responsibility as between the Emdeon Entities and the Company Members for certain Tax matters following the Closing Date:
     Section 6.1 Responsibility for Filing Tax Returns.
          (a) Filing of Tax Returns. The Members’ Representative (on behalf of the Company Members) shall prepare and file (or cause to be prepared and filed) all Tax Returns for the Company and its Subsidiaries pertaining to taxable years that end on or before the Closing Date and will pay or cause to be paid all Taxes showing thereon as owing. The Emdeon Entities shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and its Subsidiaries other than those described in the preceding sentence and, subject to the right to payment from the Members’ Representative under the next sentence, the Emdeon Entities shall pay all Taxes shown as due on those Tax Returns. Not later than two (2) days prior to the filing of any such Tax Returns, the Member’s Representative (on behalf of the Company Members on a joint and several basis), shall pay to the Emdeon Entities any Taxes payable described in Section 7.2(c)(i) of this Agreement with respect to such filed Tax Returns.
          (b) Review Rights.

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               (i) Solely with respect to Tax Returns where the due date for filing thereof (including any extensions permitted under applicable Legal Requirements) is at least sixty (60) days following the close of the applicable taxable period, no later than fifty-five (55) days prior to the due date for filing thereof, the Emdeon Entities shall provide the Members’ Representative with drafts of all Tax Returns prepared by it pursuant to Section 6.1(a), but only to the extent such Tax Returns pertain to taxable periods ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date. The Members’ Representative shall have the right to review and provide comments on such Tax Returns during the fifteen (15) day period following the receipt of such Tax Returns. The Members’ Representative and the Emdeon Entities shall consult with each other and attempt in good faith to resolve any issues arising as a result of any Tax Returns described in this Section 6.1(b)(i). Upon resolution of all such items, the relevant Tax Return shall be timely filed on that basis. In the event that the Emdeon Entities and the Members’ Representative do not resolve all issues arising as a result of any Tax Returns described in this Section 6.1(b)(i) within ten (10) days after the Members’ Representative makes any objection, the dispute shall be resolved by Independent Accountants, whose determination shall be conclusive and binding on the parties. The Independent Accountants shall resolve any disputed items within thirty (30) days of having such items referred to them pursuant to such procedures as they may require. The costs, fees and expenses of the Independent Accountants for their engagement pursuant to this Section 6.1(b)(i) shall be borne equally by the Emdeon Entities, on the one hand, and the Members’ Representative (on behalf of the Company Members), on the other hand.
               (ii) Solely with respect to Tax Returns where the due date for filing thereof (including any extensions permitted under applicable Legal Requirements) is at least sixty (60) days following the close of the applicable taxable period, no later than fifty-five (55) days prior to the due date for filing thereof, the Members’ Representative shall provide the Emdeon Entities with drafts of all Tax Returns prepared by it pursuant to Section 6.1(a). The Emdeon Entities shall have the right to review and provide comments on such Tax Returns during the fifteen (15) day period following the receipt of such Tax Returns; provided, however, that the Emdeon Entities shall only have the right to provide comments on IRS Forms 1065 if the Emdeon Entities determine in good faith that such comments are necessary to avoid the imposition of penalties or are necessary to ensure such Forms 1065 are filed in accordance with this Agreement. The Members’ Representative and the Emdeon Entities shall consult with each other and attempt in good faith to resolve any issues arising as a result of any Tax Returns described in this Section 6.1(b)(ii). Upon resolution of all such items, the relevant Tax Return shall be timely filed on that basis. In the event that the Emdeon Entities and the Members’ Representative do not resolve all issues arising as a result of any Tax Returns described in this Section 6.1(b)(ii) within ten (10) days after the Emdeon Entities make any objection, the dispute shall be resolved by Independent Accountants, whose determination shall be conclusive and binding on the parties. The Independent Accountants shall resolve any disputed items within thirty (30) days of having such items referred to them pursuant to such procedures as they may require. The costs, fees and expenses of the Independent Accountants for their engagement pursuant to this Section 6.1(b)(ii) shall be borne equally by the Emdeon Entities, on the one hand, and the Members’ Representative (on behalf of the Company Members), on the other hand.
     Section 6.2 Straddle Periods. For purposes of this Agreement, the liability for Taxes for any taxable period of the Company and its Subsidiaries that includes (but does not end on) the Closing Date (a “Straddle Period”) shall be determined by assuming that the Straddle Period consisted of two (2) taxable years or periods, one which ended at the close of the Closing Date and the other which began at the beginning of the day following the Closing Date, and items of income,

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gain, deduction, loss or credit, and state and local apportionment factors of the Company and its Subsidiaries for the Straddle Period, shall be allocated between such two (2) taxable years or periods on a “closing of the books basis” by assuming that the books of the Company and its Subsidiaries were closed at the close of the Closing Date. However, (i) exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, and (ii) periodic Taxes such as real and personal property taxes shall be apportioned ratably between such periods on a daily basis.
     Section 6.3 Refunds and Tax Benefits. Any income Tax refunds that are received by the Emdeon Entities, the Company or the Subsidiaries of the Company, and any amounts credited against income Tax to which the Emdeon Entities, the Company or the Subsidiaries of the Company become entitled, that relate to income Tax periods or portions thereof of the Company and its Subsidiaries ending on or before the Closing Date (other than any such refunds or credits of Tax that are (a) attributable to a loss, credit or other tax attribute arising in periods beginning after the Closing Date (including the portion of a Straddle Period beginning after the Closing Date) or (b) taken into account in the calculation of the Closing Date Net Working Capital Amount) shall be for the account of the Company Members, and, subject to Section 7.2(c) of this Agreement, the Emdeon Entities shall pay over to the Members’ Representative, for the benefit of the Company Members, any such refund or the amount of any such credit within fifteen (15) days after receipt thereof.
     Section 6.4 Cooperation on Tax Matters.
          (a) The Emdeon Entities and the Members’ Representative shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Article VI and any audit, litigation or other Proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.
          (b) The Emdeon Entities and the Members’ Representative further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed in connection with the transactions contemplated hereby.
     Section 6.5 Transfer Taxes. Any transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be borne 50% by the Emdeon Entities and 50% by the Company Members (which fees the Members’ Representative will cause the Company Members to pay to the Emdeon Entities).
     Section 6.6 Purchase Price Allocation. The Emdeon Entities shall prepare an allocation of the Merger Consideration (and other costs required to be capitalized) to the “sale” portion of the transaction in accordance with Section 1060 of the Code and the applicable Treasury Regulations thereunder and the “Code section 721 contribution” portion of the transaction (the “Purchase Price Allocation”) and shall, no later than forty-five (45) days after the Closing Date, provide the Purchase Price Allocation to the Members’ Representative for the Members’ Representative’s review and approval. The Members’ Representative shall notify the Emdeon Entities of any objections to the Purchase Price Allocation within thirty (30) days after the Emdeon Entities provide the Purchase

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Price Allocation, and the Emdeon Entities and the Members’ Representative will work in good faith to try to resolve any differences. In the event that the Emdeon Entities and the Members’ Representative do not mutually agree with respect to the Purchase Price Allocation within ten (10) days after the Members’ Representative makes any objection, the dispute shall be resolved by Independent Accountants, as experts and not as an arbitrator, who shall review the Purchase Price Allocation and make any adjustments necessary thereto in accordance with Section 1060 of the Code and the applicable Treasury Regulations thereunder. The determination of the Independent Accountants shall be conclusive and binding on the parties. The Independent Accountants shall resolve any disputed items within thirty (30) days of having such items referred to them pursuant to such procedures as they may require. The costs, fees and expenses of the Independent Accountants for their engagement pursuant to this Section 6.6 shall be borne equally by the Emdeon Entities, on the one hand, and the Members’ Representative (on behalf of the Company Members), on the other hand. Each of the Emdeon Entities, the Company and the Members agree to file all Tax Returns using the Purchase Price Allocation, and none of them shall take a position on any Tax Return contrary to the Purchase Price Allocation unless otherwise required by law.
     Section 6.7 Amended Tax Returns. Except as required by law (as determined by a nationally recognized accounting firm chosen by the Emdeon Entities) or to otherwise avoid the imposition of penalties, the Emdeon Entities shall not amend, and shall not permit any of their Affiliates to amend, any Tax Return of the Company or any of its Subsidiaries pertaining to any taxable year or period (or portion thereof) that ends on or before the Closing Date without the prior written consent of the Members’ Representative, which consent may not be unreasonably withheld, conditioned, or delayed.
     Section 6.8 Audits and Other Proceedings. Notwithstanding anything to the contrary in this Agreement, Section 7.7 shall not govern the resolution of any claim by a Governmental Authority in respect of Taxes of the Company or any of its Subsidiaries for which indemnity is provided under this Agreement, and the following procedures shall govern the resolution of any claim by a Governmental Authority in respect of Taxes relating to the Company or any of its Subsidiaries for a Pre-Closing Tax Period (as defined below in Section 7.2(c)(i)) which may give rise to a liability for which the Emdeon Indemnified Persons may have an indemnification claim under this Agreement (a “Pre-Closing Tax Claim”):
          (a) If the Emdeon Entities or the Surviving Entity, as the case may be, receives written notice of a Pre-Closing Tax Claim, then the Emdeon Entities or the Surviving Entity, as the case may be, will give the Members’ Representative prompt written notice thereof (provided that the parties acknowledge, for the avoidance of doubt, that the Members’ Representative is not obligated to indemnify any Person hereunder and references to liability of the Indemnifying Person shall be references to claims against the Escrowed Consideration or under the Indemnification Agreements); provided, however, that the failure to notify the Members’ Representative will not relieve any liability owed to the Emdeon Entities, except to the extent that the Members’ Representative demonstrates that the defense of such Third-Party Claim is prejudiced by the Emdeon Entities’ failure to give such notice.
          (b) The Members’ Representative will have the right to defend against the Pre-Closing Tax Claim with counsel of its choice reasonably satisfactory to the Emdeon Entities so long as (i) the Members’ Representative notifies the Emdeon Entities in writing within fifteen (15) days after notice of the Pre-Closing Tax Claim that the Members’ Representative will undertake the defense of the Pre-Closing Tax Claim, (ii) the Pre-Closing Tax Claim does not involve Taxes for a

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period (or portion thereof) other than a Pre-Closing Period and (iii) the Members’ Representative conducts the defense of the Pre-Closing Tax Claim actively and diligently. The Emdeon Indemnified Persons may retain separate co-counsel at their sole cost and expense and participate in the defense of the Pre-Closing Tax Claim. The Emdeon Entities or the Surviving Entity, as the case may be, shall execute all such waivers, powers of attorney and other documents necessary or appropriate for Members’ Representative’s counsel of choice to participate in the defense of a Pre-Closing Tax Claim. The Emdeon Entities or the Surviving Entity, as the case may be, shall execute any compromise or settlement of a Pre-Closing Tax Claim required by Members’ Representative.
          (c) Notwithstanding anything herein to the contrary, the Members’ Representative will not consent to the entry of any judgment or enter into any compromise or settlement with respect to a Pre-Closing Tax Claim that may have the effect of increasing Taxes in any Tax period that ends after the Closing Date without the prior written consent of the Surviving Entity, which shall not be unreasonably conditioned, delayed or withheld.
          (d) If the Members’ Representative does not deliver the notice contemplated by clause (i) of Section 6.8(b) within fifteen (15) days after the notice of the Pre-Closing Tax Claim has been given or if such notice is given on a timely basis, but the Members’ Representative is no longer conducting the defense of such Pre-Closing Tax Claim actively and diligently, the Emdeon Entities or the Surviving Entity, as the case may be, may defend and consent to the entry of any judgment, or enter into any compromise or settlement with respect to the Pre-Closing Tax Claim in any manner they may deem appropriate (and the Emdeon Entities or the Surviving Entity, as the case may be, need not consult with, or obtain any consent from, the Members’ Representative in connection therewith), and the Members’ Representative shall no longer have the right to defend such Pre-Closing Tax Claim and shall not consent to the entry of any judgment or enter into any compromise or settlement with respect to such Pre-Closing Tax Claim. In the event the Emdeon Entities or the Surviving Entity, as the case may be, conducts the defense of the Pre-Closing Tax Claim pursuant to this Section 6.8(d), the Emdeon Entities or the Surviving Entity, as the case may be, will be reimbursed promptly and periodically for the costs of defending the Pre-Closing Tax Claim (including reasonable attorneys’ fees and expenses) and will be indemnified for any and all Damages that the Emdeon Indemnified Persons may incur or suffer arising from or in connection with the Pre-Closing Tax Claim to the fullest extent provided in this Agreement.
          (e) If the Pre-Closing Tax Claim involves Taxes for a Straddle Period, the Emdeon Entities or the Surviving Entity may defend the claim; provided, however, the Emdeon Entities or the Surviving Entity, as the case may be (i) shall allow the Members’ Representative (and its counsel) to participate in the defense of the claim to the extent the claim relates to Taxes for a Pre-Closing Tax Period, and (ii) shall not consent to the entry of any judgment or enter into any compromise or settlement with respect to such Pre-Closing Tax Claim without the prior written consent of the Members’ Representative, which shall not be unreasonably conditioned, delayed or withheld.
ARTICLE VII
INDEMNIFICATION
     Section 7.1 Survival. All representations, warranties, covenants, and obligations in this Agreement, the Schedules attached hereto, and any other certificate or document delivered pursuant to this Agreement will survive the Closing and the consummation of the transactions contemplated

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hereby, subject to Section 7.6.
     Section 7.2 Indemnification and Reimbursement of Emdeon Indemnified Persons. Pursuant and subject to the terms hereof and the terms of the Escrow Agreement and the Indemnification Agreements, each of the Emdeon Entities, the Surviving Entity and their respective Affiliates, and their respective officers, directors, managers, shareholders, members, representatives and agents (collectively, the “Emdeon Indemnified Persons”), shall be indemnified, held harmless and reimbursed for and against any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys’ fees and expenses), whether or not involving a third-party claim (collectively, “Damages”), arising from or in connection with:
          (a) any breach of any representation or warranty made by the Company in Article III of this Agreement, but expressly excluding any Damages arising from or in connection with Unknown Patent Liabilities (in respect of which the Emdeon Indemnified Persons will be entitled to receive indemnification in accordance with Section 7.2(d));
          (b) any breach of (i) any covenant or agreement in this Agreement by (x) the Company at or prior to Closing or (y) the Members’ Representative, and (ii) any covenant or agreement in the Escrow Agreement by the Members’ Representative;
          (c) (i) any Taxes which are unpaid as of the Closing Date (and not otherwise accounted for in the calculation of the Closing Date Net Working Capital Amount) with respect to the Company or any Subsidiary of the Company and which are imposed on or otherwise payable by any Emdeon Entity, or any Affiliates of any Emdeon Entity, the Surviving Entity or any of the Subsidiaries of the Surviving Entity, with respect to (A) taxable periods ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date (any such taxable period or portion thereof of such Straddle Period, the “Pre-Closing Tax Period”), and (B) Transfer Taxes for which the Company Members are liable pursuant to this Agreement, and (ii) the lost benefit of any credit, deduction or loss for Tax purposes which would have been available to reduce or otherwise offset Taxes of the Emdeon Entities but for a breach of any representation or warranty made in Section 3.7;
          (d) any infringement (directly, contributorily, by inducement or otherwise), misappropriation or violation of any of the issued patents, patent rights and/or patent applications listed on Section 3.15(e) of the Company Disclosure Schedule (the “Listed Patents”) or any Unknown Patent, that occurred as a result of the operation of the business of the Company or any of its Subsidiaries prior to the Effective Time;
          (e) any amounts payable by the Surviving Entity or any other Emdeon Indemnified Persons to the Indemnified Managers/Officers in connection with any rights of indemnification of the Indemnified Managers/Officers arising as a result of any claims brought by parties other than Emdeon Indemnified Persons (except to the extent that the Surviving Entity or any other Emdeon Indemnified Persons are reimbursed therefor under the Tail Policy); and
          (f) any brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any Person with the Company or any of its Subsidiaries (or any Person acting on their behalf) in connection with the transactions contemplated hereby.

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     Section 7.3 Indemnification and Reimbursement of Company Indemnified Persons. Each Emdeon Entity shall jointly and severally indemnify and hold harmless the Company’s officers, managers, members (including Company Members), representatives and agents (collectively, the “Company Indemnified Persons”), and shall reimburse the Company Indemnified Persons for, any Damages arising from or in connection with:
          (a) any breach of any representation or warranty made by any Emdeon Entity in Article IV of this Agreement;
          (b) any breach of any covenant or obligation contained in this Agreement or the Escrow Agreement by any Emdeon Entity; and
          (c) any brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any Person with the Emdeon Entities (or any Person acting on their behalf) in connection with the transactions contemplated hereby.
     Section 7.4 Limitations on Indemnification of Emdeon Indemnified Persons. Notwithstanding anything contained herein to the contrary, the right of the Emdeon Indemnified Persons to be indemnified, held harmless and reimbursed pursuant to Section 7.2 is subject to the following limitations and qualifications:
          (a) There shall be no liability under, and the Emdeon Indemnified Persons shall have no right to recover or seek any amounts under, Section 7.2(a) or Section 7.2(d) until the total amount of Damages incurred by the Emdeon Indemnified Persons under Section 7.2(a) and Section 7.2(d) (on a collective basis) exceeds $600,000 (the “Basket”), and then only for the amount by which such Damages exceed the Basket.
          (b) Except as provided in Section 7.4(e) with respect to actions or claims for indemnification based upon any intentional misstatement or fraudulent misrepresentation, and subject to the proviso in Section 7.9, any liability under Section 7.2 shall be satisfied (i) with respect to claims made by the Emdeon Entities made on or before the date that is eighteen (18) months following the Closing Date, exclusively from the Escrowed Consideration pursuant to the terms hereof and the terms of the Escrow Agreement, and/or (ii) with respect to any claims made by the Emdeon Entities after such date, exclusively under the Indemnification Agreements, subject to the limits of this Agreement and pursuant to the terms thereof and hereof.
          (c) The maximum amount of Damages that may be recovered by the Emdeon Indemnified Persons under Section 7.2(a), Section 7.2(d) and Section 7.2(e) (on a collective basis) will be $16,635,440 (the “Emdeon Indemnity Cap”).
          (d) The limitations set forth in Section 7.4(a) shall not apply to breaches of Section 3.2(a) (Authority), Section 3.4 (Capitalization), Section 3.7 (Taxes) and Section 3.21 (Business Combination Laws; No Dissenters’ Rights).
          (e) Nothing contained herein (including Section 7.4(a), Section 7.4(b) or Section 7.4(c)) shall limit or restrict any Emdeon Indemnified Person’s right to maintain or recover any amounts in connection with any action or claim based upon any intentional misstatement or fraudulent misrepresentation.

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          (f) There shall be no liability under, and the Emdeon Indemnified Persons shall have no right to recover or seek any amounts under, Section 7.2, to the extent of any Damages arising out of or in connection with any infringement (directly, contributorily, by inducement or otherwise), misappropriation or violation of any Unknown Patent or Listed Patent for events of infringement, misappropriation or violation that occur after the Effective Time (irrespective of whether the Company or any of its Subsidiaries infringed, misappropriated or violated such Unknown Patent or Listed Patent prior to the Effective Time) (“Post-Closing Infringement”). For the avoidance of doubt, in the event of any Third-Party Claim (a “Joint IP Third-Party Infringement Claim”) alleging both Post-Closing Infringement and any infringement (directly, contributorily, by inducement or otherwise), misappropriation or violation of any Unknown Patent or Listed Patent as a result of the operation of the business of the Company (or the Surviving Entity, as applicable) and its Subsidiaries prior to the Effective Time (“Pre-Closing Infringement”), the Emdeon Indemnified Persons will be entitled to receive indemnification to the extent any Damages are attributable to Pre-Closing Infringement pursuant to the terms set forth herein but will not be entitled to receive indemnification to the extent any Damages are attributable to Post-Closing Infringement.
     Section 7.5 Limitations on Indemnification of Company Indemnified Persons. Notwithstanding anything contained herein to the contrary, the obligation of the Emdeon Entities to indemnify the Company Indemnified Persons pursuant to Section 7.3 is subject to the following limitations and qualifications:
          (a) The Emdeon Entities will have no indemnification liability under Section 7.3(a) until the total amount of Damages incurred by the Company Indemnified Persons under Section 7.3(a) exceeds the Basket, and then only for the amount by which such Damages exceed the Basket.
          (b) The maximum indemnification liability of the Emdeon Entities under Section 7.3(a) will be $5,000,000.
          (c) The limitations set forth in Section 7.5(a) shall not apply to breaches of Section 4.2(a) (Authority), Section 4.3 (Capitalization) and Section 4.9 (Taxes).
          (d) Nothing contained herein (including Section 7.5(a) and Section 7.5(b)) shall limit or restrict any Company Indemnified Person’s right to maintain or recover any amounts in connection with any action or claim based upon any intentional misstatement, fraudulent misrepresentation or violation of or failure to comply with the Securities Act or any other applicable securities Legal Requirement.
     Section 7.6 Time Limitations.
          (a) There shall be no liability under, and the Emdeon Indemnified Persons shall have no right to recover or seek any amounts under, Section 7.2(a) or Section 7.2(d), unless on or before the date that is eighteen (18) months after the Closing Date, the Emdeon Entities notify the Members’ Representative of a good faith claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Emdeon Entities; provided, however, that any claim with respect to Section 3.2(a) (Authority), Section 3.4 (Capitalization), and Section 3.7 (Taxes), may be made by the Emdeon Entities at any time prior to 30 days following the expiration of the applicable statute of limitations period.

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          (b) The Emdeon Entities will have no indemnification liability under Section 7.3(a), unless on or before the date that is eighteen (18) months after the Closing Date, the Members’ Representative notifies the Emdeon Entities of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Members’ Representative; provided, however, that any claim with respect to Section 4.2(a) (Authority), Section 4.3 (Capitalization), and Section 4.9 (Taxes) may be made by the Members’ Representative at any time prior to 30 days following the expiration of the applicable statute of limitations period.
     Section 7.7 Third-Party Claims.
          (a) Promptly after receipt by a Person entitled to indemnity under Section 7.2 or Section 7.3 (an “Indemnified Person”) of notice of the assertion of any claim against such Indemnified Person by a third party (a “Third-Party Claim”), such Indemnified Person shall give notice to (i) with respect to Section 7.2, the Members’ Representative, and (ii) with respect to Section 7.3, the Emdeon Entities (in either case, an “Indemnifying Person”; provided that the parties acknowledge, for the avoidance of doubt, that the Members’ Representative is not obligated to indemnify any Person under Section 7.2 and references to liability of the Indemnifying Person shall be references to claims against the Escrowed Consideration or pursuant to the Indemnification Agreements, as applicable), of the assertion of such Third-Party Claim; provided, however, that the failure to notify the Indemnifying Person will not relieve any liability owed to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person’s failure to give such notice. For the avoidance of doubt, it is acknowledged that any claims for Damages made by the Emdeon Entities under this Section 7.7 on or before the date that is eighteen (18) months after the Closing Date will be made in accordance with the terms of the Escrow Agreement (including the time periods and procedures set forth therein governing any such claims and responses to claims), and that any claims for Damages made by the Emdeon Entities under this Section 7.7 after the date that is eighteen (18) months after the Closing Date will be made in accordance with the terms of the Indemnification Agreements.
          (b) If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 7.7(a) of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes, to assume the defense of such Third-Party Claim with counsel reasonably satisfactory to the Indemnified Person. If the Indemnifying Person provides notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article VII for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in any such case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim. If the Indemnifying Person assumes the defense of a Third-Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification, (ii) no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person’s consent unless (A) there is no finding or admission of any violation of any Legal Requirement; and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (iii) the Indemnifying Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its consent. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within twenty (20) Business Days after the Indemnified Person’s notice is given, give

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notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.
          (c) Notwithstanding the foregoing, if either (i) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person reasonably determines on advise of counsel that joint representation would be reasonably likely to result in an ethical conflict of interest for the defending law firm or (ii) the Indemnified Person reasonably determines that a Third-Party Claim will adversely affect the Indemnified Person in any material respect other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement (it being agreed that a Joint IP Third-Party Infringement Claim will constitute such a claim by the Emdeon Entities), then the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim; provided, however, that (x) the costs and expenses of the defense (including attorneys’ fees) of such Third-Party Claim shall be borne by the Indemnified Person to the extent that (but only to the extent that) any such Third-Party Claim is attributable to any matter for which the Indemnified Person is not entitled to indemnification or reimbursement hereunder other than by reason of the limitations in Section 7.4(a) or Section 7.5(a), as applicable, and (y) the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its consent (which may not be unreasonably withheld).
          (d) With respect to any Third-Party Claim subject to indemnification under this Article VII: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other Person fully informed in all material respects of the status of such Third-Party Claim and any related proceedings at all stages thereof where such Person is not represented in such proceedings by its own counsel, and (ii) the parties agree to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.
     Section 7.8 Procedure For Indemnification — Other Claims. A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by (i) in the case of any claim by the Emdeon Indemnified Persons under Section 7.2, notice to the Members’ Representative, and (ii) in the case of any claim by the Company Indemnified Persons under Section 7.3, notice to the Emdeon Entities. For the avoidance of doubt, it is acknowledged that any claims for Damages made by the Emdeon Entities under this Section 7.8 on or before the date that is eighteen (18) months after the Closing Date will be made in accordance with the terms of the Escrow Agreement (including the time periods and procedures set forth therein governing any such claims and responses to claims), and that any claims for Damages made by the Emdeon Entities under this Section 7.8 after the date that is eighteen (18) months after the Closing Date will be made in accordance with the terms of the Indemnification Agreements.
     Section 7.9 Exclusive Remedy. Except for a claim for Damages described in Section 7.4(e) or Section 7.5(d), the indemnification provided for in this Article VII shall be the exclusive post-Closing remedy available to an Indemnified Person in connection with any breach of this Agreement and/or any Damages arising out of the matters set forth in this Agreement or the transactions contemplated hereunder; provided, however, that nothing herein will limit any Indemnified Person’s rights hereunder or otherwise to injunctive or other equitable relief to enforce its rights (excluding rights to receive monetary payments) under this Agreement or otherwise in

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connection with the transactions contemplated hereby. Nothing contained in this Agreement shall limit or restrict any Person who is a party to any agreement entered at Closing to obtain Damages or any other legal or equitable relief from any other Person who is a party to any such agreement in connection with the breach of such agreement by such other Person pursuant to the terms thereof.
     Section 7.10 No Double Materiality. For purposes of calculating the amount of Damages to which the Emdeon Indemnified Persons and Company Indemnified Persons are entitled under this Article VII (but not for purposes of determining whether a representation or warranty has been breached), the terms “material,” “materiality,” and “material adverse effect” will be disregarded.
     Section 7.11 Treatment of Indemnification Payments. Any payments made pursuant to the indemnification obligations arising under this Agreement shall be treated as an adjustment to the Merger Consideration for all Tax purposes.
     Section 7.12 Insurance Proceeds; Third Parties. The amount of Damages recoverable by any Indemnified Person under this Article VII with respect to an indemnity claim shall be reduced by the amount of any payment actually received by such Indemnified Person or any of its Affiliates from an insurance carrier or a third party (net of any costs and expenses incurred in obtaining such recovery, excluding any increase in premiums to the extent specifically allocable to such claim) with respect to the Damages to which such indemnity claim relates, including any payment received from any third party from which the Indemnified Person has contractual indemnification rights. Each Indemnified Person shall pursue or use commercially reasonable efforts to pursue any insurance claims to which they may be entitled in connection with any Damages they incur. To the extent that any Damages are recoverable by any Indemnified Person under the terms of any contract between such Indemnified Person and a customer of such Indemnified Person (an “Indemnified Person Customer”), such Indemnified Person shall be required to send a bona fide written notice and invoice to such Indemnified Person Customer seeking to recover such amounts. In addition, to the extent that any Damages are recoverable by any Indemnified Person under the terms of any contract between such Indemnified Person and any person other than an Indemnified Person Customer, Indemnified Person shall pursue or use commercially reasonable efforts to pursue its claims under such contract, and if an Indemnifying Person pays such Damages to such Indemnified Person in connection therewith in satisfaction of an indemnification claim hereunder, the Indemnifying Person will be subrogated to the rights of such Indemnified Person to the extent of such payment. If any Indemnified Person receives any insurance payment or payment from a third party in connection with any claim for Damages for which it has already received an indemnification payment pursuant to this Article VII, it shall pay to the Indemnifying Person, within thirty (30) days of receiving such insurance or third party payment, an amount equal to the excess of (i) the amount previously received by such Indemnified Person under this Article VII with respect to such claim plus the amount of the insurance and/or third party payments received (net of any costs and expenses incurred in obtaining such recovery), over (ii) the amount of Damages with respect to such claim which such Indemnified Person is entitled to receive under this Article VII; provided, however, that in no event will the amount payable to any Indemnifying Person pursuant to this sentence with respect to such claim exceed the amount paid by any Indemnifying Person with respect to such claim under this Article VII.
ARTICLE VIII
GENERAL PROVISIONS
     Section 8.1 Expenses. Except as otherwise expressly provided by this Agreement, all

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costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby by the Company shall be paid by the Company (and, to the extent unpaid as of the Effective Time, shall be taken into account in determining the Closing Date Net Working Capital pursuant to the terms hereof), and all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby by the Emdeon Entities shall be paid by the Emdeon Entities.
     Section 8.2 Assignment; No Third Party Beneficiaries. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party, except that any of the Emdeon Entities may assign any of their rights and delegate any of their obligations under this Agreement (i) to any Affiliate of such Emdeon Entity, and (ii) in connection with the sale of all or substantially all of the assets of or any business combination transaction involving any such Emdeon Entity; provided, however, that no such assignment or delegation will relieve any Emdeon Entity from any of its obligations hereunder. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right under or with respect to this Agreement or any provision of this Agreement, except such rights as will inure to a successor or permitted assignee pursuant to this Section 8.2; provided, however, that (i) the provisions of Article VII shall be for the benefit of the Indemnified Persons (provided that, notwithstanding the foregoing, the Company Indemnified Persons may only make a claim through the Members’ Representative in accordance with Section 8.11), and (ii) the provisions of Section 5.3 shall be for the benefit of the Indemnified Managers/Officers.
     Section 8.3 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile with confirmation of transmission by the transmitting equipment, (c) received by the addressee, if sent by certified mail, return receipt requested, or (d) received by the addressee, if sent by a nationally recognized overnight delivery service, return receipt requested, in each case to the appropriate addresses or facsimile numbers set forth below (or to such other addresses or facsimile numbers as a party may designate by notice to the other parties):
If to the Members’ Representative:
Longhorn Members Representative, LLC
155 Windover Drive
Asheville, North Carolina 28803
Attention: Murray Lyle, Sole Member and Manager
Facsimile: (828) 651-9115
with a copy to:
Alston & Bird LLP
2200 Ross Avenue
Suite 3601
Dallas, Texas 75201
Attention: Darren C. Hauck
Facsimile: (214) 922-3899

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If to the Emdeon Entities:
Emdeon Business Services LLC
3055 Lebanon Pike, Suite 1000
Nashville, TN 37214
Attention: Gregory T. Stevens
Facsimile: (615) 340-6153
with a copy to:
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, TN 37238
Attention: Howard H. Lamar III
               Kevin H. Douglas
Facsimile: (615) 742-2709
                  (615) 742-0454
     Section 8.4 Entire Agreement; Modification. This Agreement (together with the Annexes, Schedules and Exhibits attached to this Agreement and the other documents delivered pursuant to this Agreement) constitutes the entire agreement among the parties and supersedes all prior agreements, whether written or oral, between the parties with respect to the subject matter hereof and thereof (other than the Confidentiality Agreement, which will remain in full force and effect and is incorporated by reference herein and made a part hereof). This Agreement may not be amended except by a written agreement signed by the Emdeon Entities and the Members’ Representative.
     Section 8.5 Waiver. Neither the failure nor any delay by any party in exercising any right under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, and no single or partial exercise of any such right will preclude any other or further exercise of such right or the exercise of any other right. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other parties, provided that a waiver by EBS Master shall bind all of the Emdeon Entities; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement. Except as set forth herein, the rights and remedies of the parties to this Agreement are cumulative and not alternative. Recognizing that Alston & Bird LLP has acted as legal counsel to the Company prior to the Closing, and that Alston & Bird LLP intends to act as counsel to the Members’ Representative and one or more of such Company Members after the Closing, the Surviving Entity hereby waives, on its own behalf, any conflicts that may arise in connection with Alston & Bird LLP representing the Members’ Representative and/or any Company Member after the Closing with respect to disputes related to any of the Merger, this Agreement and each of the other agreements and documents required to be executed and/or delivered hereunder.
     Section 8.6 Severability. If any provision of this Agreement is held to be invalid or

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unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force and effect without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause is so significant as to materially affect the expectations of the parties regarding this Agreement. Otherwise, any invalid or unenforceable provision shall be replaced by the Emdeon Entities and the Company (or, following the Closing, by the Emdeon Entities and the Members’ Representative) with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.
     Section 8.7 Headings; Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All Annexes, Exhibits and Schedules to this Agreement are incorporated into and constitute an integral part of this Agreement as if fully set forth herein. All words used in this Agreement will be construed to be of such gender or number as the context requires. The word “including” shall be read as “including but not limited to” and otherwise shall be considered illustrative and non-limiting. The language used in the Agreement will be construed, in all cases, according to its fair meaning, and not for or against any party hereto. The parties acknowledge that each party has reviewed this Agreement and that rules of construction, to the effect that any ambiguities are to be resolved against the drafting party, will not be available in the interpretation of this Agreement.
     Section 8.8 Governing Law. This Agreement, and any claims that arise out of or result from this Agreement, will be governed by and construed under the laws of the State of Delaware without regard to any conflicts of laws principles that would require the application of any other law.
     Section 8.9 Execution of Agreement; Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile, or by .pdf or similar imaging transmission, will constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile, or by .pdf or similar imaging transmission, will be deemed to be their original signatures for any purpose whatsoever.
     Section 8.10 Waiver of Jury Trial. The parties hereby waive any right to trial by jury in any action or proceeding arising out of or in any way pertaining to this Agreement or the transactions contemplated hereby, whether now or hereafter arising, and whether sounding in contract, tort, or otherwise. Any party may file a copy of this Section 8.10 with any court as written evidence of the knowing, voluntary and bargained agreement between the parties to irrevocably waive trial by jury, and that any proceeding or action whatsoever between the parties relating to this Agreement or the transactions contemplated hereby will instead be tried in a court of competent jurisdiction by a judge sitting without a jury.
     Section 8.11 Members’ Representative.
          (a) Longhorn Members Representative, LLC, a North Carolina limited liability company having Murray Lyle as its sole member and manager (the “Members’ Representative”), shall be constituted and appointed as agent for and on behalf of each Company Member, and the true and lawful attorney in fact of each Company Member, with full power and authority in each of the Company Member’s names, to give and receive notices and communications, to agree to, negotiate

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and enter into, on behalf of the Company Members, amendments, consents and waivers under this Agreement pursuant to the terms set forth herein, to make and receive payments on behalf of the Company Members pursuant to the terms set forth herein, to take such other actions as authorized by this Agreement, including actions in connection with the determination of the Closing Date Net Working Capital Amount and the Final Adjustment Amount pursuant to Section 2.3 and the defense and/or settlement of any indemnification claims of any Emdeon Indemnified Person pursuant to Article VII, to take all actions authorized by the Escrow Agreement, including defending or settling any claims thereunder and releasing and transferring any of the Escrowed Consideration to the Emdeon Entities in accordance with the terms set forth therein, and all actions necessary or appropriate in the judgment of the Members’ Representative for the accomplishment of the foregoing. Such agency may be changed by a vote or written consent by the holders of a majority of the voting Company Units as of the Closing Date, voting in the same manner as would have been voted in accordance with the organizational documents of the Company as in effect immediately prior to the Closing Date (the “Majority Holders”), from time to time upon not less than ten (10) days’ prior written notice to the Emdeon Entities. If at any time Murray Lyle ceases for any reason to be either the sole manager or the sole member of the Members’ Representative, the Majority Holders shall choose another Company Member to act as the Members’ Representative under this Agreement. The Company Indemnified Persons may not make a claim for indemnity against the Emdeon Entities pursuant to this Agreement except through the Members’ Representative, who shall make such a claim only upon the written direction of the Majority Holders; provided, however, that such written direction of the Majority Holders shall not be required in the case of any claim for indemnity against the Emdeon Entities made by any Company Indemnified Person pursuant to this Agreement which is brought by one or more Company Indemnified Person seeking indemnification that will not benefit the other Company Indemnified Persons on a pro rata basis (such a claim an “Exempted Claim”). Notwithstanding any other terms of this Agreement, in the event an Exempted Claim is made, the Members’ Representative will (i) take all reasonable direction from the Company Indemnified Persons bringing such Exempted Claim (“Exempted Claimants”) with regards to such Exempted Claim, (ii) provide the Exempted Claimants bringing such Exempted Claim all notices and communications regarding such Exempted Claim as required pursuant to Article VII of this Agreement, and (iii) be promptly reimbursed by the Exempted Claimants for all reasonable expenses, disbursements and advances incurred by the Members’ Representative in connection with the performance of its obligations with respect to such Exempted Claim. Each Exempted Claimant shall indemnify and hold harmless the Members’ Representative from any and all Damages that are incurred by the Members’ Representative as a result of actions taken, or actions not taken, by the Members’ Representative in connection with the performance of its obligations with respect to such Exempted Claim, except to the extent that such Damages arise from the gross negligence or willful misconduct of the Members’ Representative. Once the Members’ Representative has initiated a claim for indemnity, all acts and decisions of the Members’ Representative in connection with such matter shall be binding on all the Company Indemnified Persons. No bond shall be required of the Members’ Representative, and the Members’ Representative shall receive no compensation for services provided hereunder. Notices or communications to or from the Members’ Representative shall constitute notice to or from each of the Company Members.
          (b) The Members’ Representative will be entitled to engage such counsel, experts and other agents as the Members’ Representative deems necessary or proper in connection with performing the Members’ Representative’s obligations hereunder, and will be promptly reimbursed by the Company Members for all reasonable expenses, disbursements and advances incurred by the Members’ Representative in such capacity upon demand. Except as provided in Section 8.11(a) with respect to Exempted Claims, each Company Member shall indemnify and hold harmless the

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Members’ Representative from such Company Member’s pro rata share, based upon such Company Member’s pro rata share of the total outstanding Company Units as of the Closing Date, of any and all Damages that are incurred by the Members’ Representative as a result of actions taken, or actions not taken, by the Members’ Representative herein, except to the extent that such Damages arise from the gross negligence or willful misconduct of the Members’ Representative. The Members’ Representative shall not be liable to the Company Members for any act done or omitted hereunder as Members’ Representative, excluding acts which constitute gross negligence or willful misconduct.
          (c) All amounts received by the Members’ Representative on behalf of the Company Members under this Agreement will be promptly paid by the Members’ Representative to the Company Members pro rata based upon such Company Member’s share of the total outstanding Company Units as of the Closing Date; provided, however, that the Members’ Representative will be entitled to set off any amounts payable to the Members’ Representative under Section 8.11(b) against amounts otherwise payable to the Company Members pursuant to this Section 8.11(c) or released Escrowed Consideration for the benefit of the Company Members.
          (d) This appointment and grant of power and authority is coupled with an interest and is in consideration of the mutual covenants made herein and is irrevocable and shall not be terminated by any act of any of the Company Members (except as otherwise provided herein) or by operation of law, whether by the death or incapacity of any Company Member or by the occurrence of any other event. A decision, act, consent or instruction of the Members’ Representative in respect of any action under this Agreement shall constitute a decision of all of the Company Members and any other Company Indemnified Person and shall be final, binding and conclusive upon each such Company Member and other Company Indemnified Persons, and the Emdeon Entities may rely upon any decision, act, consent or instruction of the Members’ Representative hereunder as being the decision, act, consent or instruction of each and every such Company Member and any other Company Indemnified Persons. The Emdeon Entities shall be able to rely conclusively on the proper distribution of such amounts by the Members’ Representative among the Company Members upon receipt by the Members’ Representative of such amounts. The Emdeon Entities are hereby relieved from any liability to any Person (including any Company Member or any other Company Indemnified Person) for any acts done by them in accordance with such decision, act, consent or instruction of the Members’ Representative, to the extent delegated to the Members’ Representative hereunder.
          (e) The provisions of this Section 8.11 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Person may have in connection with the transactions contemplated by this Agreement. The provisions of this Section 8.11 shall be binding upon the executors, heirs, legal representatives, personal representatives, successors and permitted assigns of each Company Member, and any references in this Agreement to a Company Member or the Company Members shall mean and include the successors to such Company Member’s or Company Members’ rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.
     Section 8.12 Submission to Jurisdiction. Each party hereto hereby irrevocably submits in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby to the exclusive jurisdiction and venue of the United States District Court for the District of Delaware and the jurisdiction of any court of the State of Delaware sitting in New

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Castle County, and irrevocably waives any immunity from the jurisdiction of such courts and any claim of improper venue, forum non conveniens or any similar objection which it might otherwise be entitled to raise in any such suit, action or proceeding.
[remainder of page intentionally left blank]

49

[signature page of Agreement and Plan of Merger]
     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

EBS Master: EBS Master LLC

By:	/s/ Gregory T. Stevens
Name:	Gregory T. Stevens
Its:	Secretary

Envoy: Envoy LLC

By:	/s/ Gregory T. Stevens
Name:	Gregory T. Stevens
Its:	Secretary

Merger Sub: Emdeon Merger Sub LLC

By:	/s/ Gregory T. Stevens

Name:	Gregory T. Stevens

Its:	Secretary

Company: eRx Network, L.L.C.

By:	/s/ Kevin P. Mahoney
Name:	Kevin P. Mahoney
Its:	VP & CFO

Members’ Representative: Longhorn Members Representative, LLC

By:	/s/ Murray Lyle

Name:	Murray Lyle
Its:	Sole Member and Manager

Annex A
Defined Terms
Index of Terms Defined Elsewhere in this Agreement
     Capitalized terms used herein are defined in the provisions of the Agreement set forth below:

Defined Term	Section
Agreement	First Paragraph
Audited Financial Statements	Section 3.3(a)
Base Cash Consideration	Section 2.2(b)
Base EBS Master Units	Section 2.2(b)
Basket	Section 7.4(a)
Board of Managers	Section 1.6(ix)
CERCLA	Section 3.12(c)
Certificate of Merger	Section 1.5
Closing	Section 1.5
Closing Cash Consideration	Section 2.2(d)
Closing Date	Section 1.5
Closing Date Balance Sheet	Section 2.3(a)(i)
Closing Date Net Working Capital Amount	Section 2.3(a)(i)
Closing Statement	Section 2.3(a)(i)
Company	First Paragraph
Company Closing Documents	Section 3.2(a)
Company Disclosure Schedule	First Sentence of Article III
Company Indemnified Persons	Section 7.3
Company Member Closing Documents	Section 2.2(a)
Company Option Plan	Section 1.6(a)(ix)
Company Real Property Leases	Section 3.6(a)
Company Related Person	Section 3.16
Current Option Plan	Section 3.4(d)
Current Plan Option Payments	Section 2.6(b)
Current Plan Options	Section 2.6(b)
Damages	Section 7.2
EBS Master	First Paragraph
EBS Master LLC Agreement	Section 1.6(a)(v)
Effective Time	Section 1.5
Emdeon	Section 4.4
Emdeon Entities	First Paragraph
Emdeon Indemnified Persons	Section 7.2
Emdeon Indemnity Cap	Section 7.4(c)
Emdeon Closing Documents	Section 4.2(a)
Emdeon Disclosure Schedule	First Sentence of Article IV
Emdeon Financial Statements	Section 4.4
Employee Benefit Plans	Section 3.9(a)
Environmental Permits	Section 3.12(a)

Defined Term	Section
Envoy	First Paragraph
Equity Holder Release	Section 2.2(a)
Escrow Agent	Section 1.6(b)(iv)
Escrow Agreement	Section 1.6(a)(iii)
Escrowed Cash	Section 2.2(e)
Escrowed Consideration	Section 2.2(e)
Escrowed EBS Master Units	Section 2.2(e)
Estimated Closing Date Balance Sheet	Section 2.3(a)(i)
Estimated Net Working Capital Amount	Section 2.3(a)(i)
Estimated Working Capital Adjustment	Section 2.3(a)(i)
Final Adjustment Amount	Section 2.3(a)(iv)
Financial Statements	Section 3.3
Federal Privacy and Security Regulations	Section 3.20(a)
Federal Transaction Regulations	Section 3.20(a)
Funds Flow Statement	Section 1.6(a)(xv)
HIPAA	Section 3.20(a)
Indemnification Agreements	Section 2.2(a)
Indemnified Managers/Officers	Section 5.3(a)
Indemnified Person	Section 7.7(a)
Indemnified Person Customer	Section 7.12(a)
Indemnifying Person	Section 7.7(a)
Independent Accountants	Section 2.3(a)(iii)
IP Licenses	Section 3.15(c)
Joint IP Third-Party Infringement Claim	Section 7.4(f)
Leased Real Property	Section 3.6(a)
Letter of Transmittal	Section 2.2(a)
Listed Patents	Section 7.2(d)
Majority Holders	Section 8.12(a)
Mark Lyle Employment Agreement	Section 1.6(a)(vii)
Material Customers	Section 3.19(a)
Material Suppliers	Section 3.19(b)
Member Release	Section 2.2(a)
Members’ Representative	Section 8.12(a)
Members’ Representative Authorized Payments	Section 2.2(d)(i)
Merger	Recitals
Merger Consideration	Section 2.2(b)
Merger Sub	First Paragraph
Murray Lyle Employment and Consulting Agreement	Section 1.6(a)(vii)
Non-Delivering Company Members	Section 2.2(f)
Options	Section 2.6(a)
Option Holders	Section 2.6(a)
Option Letter Agreements	Section 2.6(a)
Option Payment	Section 2.6(b)
Per Unit Merger Consideration	Section 2.2(c)
Post-Closing Infringement	Section 7.4(f)
Pre-Amendment Option Plan	Section 3.4(d)
Pre-Amendment Plan Option Payments	Section 2.6(a)

Defined Term	Section
Pre-Amendment Plan Options	Section 2.6(a)
Pre-Closing Infringement	Section 7.4(f)
Pre-Closing Tax Claim	Section 6.8
Pre-Closing Tax Period	Section 7.2(c)
Purchase Price Allocation	Section 6.6
Reference Balance Sheet Date	Section 3.3
Restrictive Covenant Agreements	Section 1.6(a)(iv)
Second Look Collections	Section 2.3(c)
Second Look Period	Section 2.3(c)
Straddle Period	Section 6.2
Subscription Agreement	Section 1.6(a)(ii)
Surviving Entity	Section 1.1
Tail Policy	Section 5.3(b)
TBOC	Section 1.1
Third Party Claim	Section 7.7(a)
TLLCA	Section 1.1
Unaudited Financial Statements	Section 3.3
Vacation Hours Excess	Section 5.1
     For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this Annex A:
     “401(k) Plan” means the Company’s 401(k) plan.
     “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.
     “Business Day” means any day other than Saturday or Sunday or any other day which banks in Nashville, Tennessee are permitted or required to be closed.
     “Closing Receivables” means all accounts receivable and other receivables, whether billed or unbilled, of the Company and its Subsidiaries as of the Closing.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Company Contract” means any contract or agreement (whether written or oral) (a) under which the Company or any of its Subsidiaries has or may acquire any rights or benefits, (b) under which the Company or any of its Subsidiaries has or may become subject to any obligation or liability, or (c) by which the Company or any of its Subsidiaries or any of the assets owned or used by the Company or any of its Subsidiaries is or may become bound (and includes, without limitation, the Company Real Property Leases).
     “Company Credit Facility” means that certain Business Loan Agreement (Asset-Based), dated as of October 29, 2007, by and between the Company and JPMorgan Chase Bank, NA and the other certificates and documents contemplated thereby.
     “Company Intellectual Property” means any Intellectual Property that is owned by or licensed to the Company or any of its Subsidiaries that is necessary to the operation of the business of the Company or any of its Subsidiaries and performance of the services of the business as it currently is conducted.
     “Company Material Adverse Effect” means any material adverse change in or material adverse effect on the operations, assets, liabilities, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby; provided that “Company Material Adverse Effect” shall exclude the impact of any changes and/or effects resulting from (1) changes in general economic conditions or financial or securities markets generally (except to the extent such effect has a material disproportionate impact on the Company and its Subsidiaries as compared to other companies generally or to other companies in its industry), or (2) changes in the industry in which the Company and its Subsidiaries operate (except to the extent such effect has a material disproportionate impact on the Company and its Subsidiaries as compared to other companies in its industry, respectively).
     “Company Member” means any Person holding Company Units.
     “Company Member Equity Recipient” means Now Technology, Inc. Lyle Holdings, LP, National Health Systems, Inc., Barry Guld, Richard Sage, Mike Ingram, Kevin Mahoney and James Fehring.
     “Company Units” means any units of membership interest of the Company.
     “Company-Owned Intellectual Property” means any Intellectual Property that is owned by, or exclusively licensed to, the Company or any of its Subsidiaries.
     “Company’s Accounting Practices and Procedures” means the accounting methods, policies, practices and procedures, including classification and estimation methodology, used by the Company in the preparation of the Financial Statements.
     “Confidentiality Agreement” means the letter agreement between Emdeon Business Services LLC and the Company dated as of May 2, 2008.
     “Data Room” means the electronic collection of documentation with respect to the Company and its Subsidiaries made available by the Company to the Emdeon Entities through the Merrill Data Site.
     “EBS Master Units” means units of limited liability company interest of EBS Master.
     “Emdeon Material Adverse Effect” means any material adverse change in or material adverse effect on the operations, assets, liabilities, results of operations or condition (financial or otherwise) of EBS Master and its Subsidiaries, taken as a whole, or on the ability of any Emdeon Entity to perform its obligations under this Agreement or to consummate the transactions contemplated hereby; provided that “Emdeon Material Adverse Effect” shall exclude the impact of any changes and/or effects resulting from (1) changes in general economic conditions or financial or securities markets generally (except to the extent such effect has a material disproportionate impact on EBS Master and its Subsidiaries as compared to other companies generally or to other companies in its industry), or (2) changes in the industry in which EBS Master and its Subsidiaries operate (except to the extent such effect has a material disproportionate impact on EBS Master and its Subsidiaries as compared to other companies in its industry, respectively).
     “Encumbrance” means any lien, encumbrance, pledge, security interest, mortgage, encroachment or easement.
     “Environmental, Health and Safety Liabilities” means any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law.
     “Environmental Laws” means all domestic or foreign federal, state, local and municipal Legal Requirements concerning pollution or the protection of the environment (including soil, air, water and groundwater) or human health.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “ERISA Affiliate” means any entity that is considered a single employer with the Company or any Subsidiary of the Company under Section 414 of the Code.
     “GAAP” means United States generally accepted accounting principles, consistently applied.
     “Governmental Authority” means any domestic or foreign federal, state, provincial, local or municipal court, legislature, executive or regulatory authority, agency or commission, or other governmental entity, authority or instrumentality.
     “Governmental Authorization” means any domestic or foreign federal, state, provincial special or local license, permit, governmental authorization, franchise, accreditation, registration, approval or consent.
     “Happy Harry Impairment” means the extent of an impairment charge against the Happy Harry Receivable taken by the Surviving Entity after the Effective Time and on or before the 60th day after the Closing, in accordance with GAAP, and applied on a basis consistent with the Company’s Accounting Practices and Procedures prior to Closing.
     “Happy Harry Receivable” means the receivable included as an “other receivable” on the Closing Date Balance Sheet owed by Walgreens to the Company in connection with Happy Harry.
     “Hazardous Materials” means any (a) pollutant, contaminant, waste, petroleum, petroleum products, asbestos or asbestos-containing material, radioactive materials, polychlorinated biphenyls, mold, urea formaldehyde and radon gas, (b) any other chemicals, materials or substances defined or regulated as “pesticide,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “biohazardous waste,” “biomedical waste,” “medical waste,” “sharps,” “contaminant,” “pollutant,” “toxic waste,” “toxic substance” or words of similar import, under any Environmental Law, and (c) any other substance, material or waste which may be the subject of regulatory action by a Governmental Authority pursuant to any Environmental Law.
     “Indebtedness” means, with respect to any Person, (i) indebtedness of such Person for borrowed money, whether secured or unsecured, (ii) obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iii) obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (iv) capital lease obligations of such Person, (v) obligations of such Person under letter of credit or similar facilities, (vi) obligations of such Person under interest rate cap, swap, collar or similar transaction or currency hedging transactions, and (vii) guarantees of such Person of any such indebtedness referred to in clauses (i)-(vi) of any other Person.
     “Intellectual Property” means all of the following, which may exist or be created under the laws of any jurisdiction in the world: (i) trademarks, trademark registrations, trademark rights, trade names, trade name rights, trade dress, Internet domain names, logos, slogans, service marks, service mark registrations, service mark rights and all applications to register any of the foregoing, together with the goodwill associated with each of the foregoing; (ii) issued patents, patent rights and patent applications; (iii) registered and unregistered copyrights, copyrightable works, copyright registrations and applications to register the same; (iv) trade secrets and confidential, know-how, and proprietary information; (v) all inventions and improvements (whether or not patented or patentable), techniques, algorithms, application programming interfaces, apparatus, databases and data collections, diagrams, formulae, inventions (whether or not patentable), network configurations and architectures, processes, protocols, schematics, specifications, Software, Software code (in any form including source code and executable or object code), subroutines, user interfaces, techniques, web sites, works of authorship, and other forms of technology; and (vi) any other intellectual property or proprietary rights in any form or medium known or later devised, and all goodwill associated with any of the foregoing.
     “Knowledge of the Company” (and any similar expression) means any matters actually known by Mark Lyle, Murray Lyle, Kevin Mahoney, Richard Sage, Derrick White, Todd Evans or Mark Wilgus, provided that such individuals shall have made reasonable inquiry of any employees and directors/managers of the Company and its Subsidiaries whom such individuals reasonably believe would have actual knowledge of the matters represented; provided, however, that, for purposes of clarification, it is understood and agreed that any individuals listed above shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby solely by virtue of being named in this definition.
     “Knowledge of the Emdeon Entities” (and any similar expression) means any matters actually known by George Lazenby, Bob Newport or Greg Stevens; provided that such individuals shall have made reasonable inquiry of any employees and directors of EBS Master and its Subsidiaries whom such individuals reasonably believe would have actual knowledge of the matters represented; provided, however, that, for purposes of clarification, it is understood and agreed that any individuals listed above shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby solely by virtue of being named in this definition.
     “Legal Requirement” means any domestic or foreign federal, state, provincial, local or municipal law, ordinance, code, regulation, order, directive or other legal statute or ruling from a Governmental Authority.
     “Material Company Contract” means any of the following Company Contracts:

     (a) any contract or agreement with a Material Customer or Material Supplier;
     (b) any joint venture, partnership or other similar agreement involving co-investment with a third party to which the Company or any Subsidiary of the Company is a party;
     (c) any contract or agreement involving the sale of any assets of the Company or any Subsidiary of the Company (or the acquisition of any assets of any Person by the Company or any Subsidiary of the Company), in any business combination transaction (whether by merger, sale of stock, sale of assets or otherwise);
     (d) any note, indenture, loan agreement, credit agreement, security agreement, financing agreement, or other evidence of Indebtedness relating to the borrowing of money by the Company or any Subsidiary of the Company, any guarantee made by the Company or any Subsidiary of the Company in favor of any Person guaranteeing obligations of such Person, or any letter of credit issued for the account of the Company or any Subsidiary of the Company;
     (e) any employment, noncompetition or similar agreement between the Company or any of its Subsidiaries and any of the employees of the Company or any of its Subsidiaries, but excluding the confidentiality (or similar) agreement entered into by the Company and full-time employees of the Company, a current form of which has been made available to the Emdeon Entities in the Data Room;
     (f) any contract or agreement with any Governmental Authority;
     (g) any collective bargaining agreement or contract with any labor union;
     (h) any IP License;
     (i) any Company Real Property Lease;
     (j) any Company Contract that either (i) contains covenants that purport to limit the freedom of the Company or any of its Subsidiaries to engage in any line of business or engage in competition with any Person, or (ii) contains “most favored nation” or substantially similar pricing provisions;
     (k) any other Company Contract that is otherwise material to the Company and its Subsidiaries, taken as a whole; and
     (l) each amendment, supplement and modification in respect of any of the foregoing.
     “Net Working Capital Amount” means the current assets of the Company and its Subsidiaries (excluding the Closing Receivables, except the Happy Harry Receivable which shall be included) minus the current liabilities of the Company and its Subsidiaries, in each case determined in accordance with GAAP and (except to the extent inconsistent with GAAP) applied on a basis consistent with the Company’s Accounting Practices and Procedures.

     “Order” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Authority.
     “Ordinary Course of Business” means the ordinary course of business, consistent with past practice.
     “PDX Technology Agreement” means that certain Technology Agreement, dated as of March 29, 2001, by and among the Company, PDX, Inc., PCI Professional Systems, Inc., Freedom Data Systems, Inc. and National Health Information Network, Inc.
     “Permitted Encumbrances” means (i) liens for Taxes not yet due and payable; (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory liens arising or incurred in the Ordinary Course of Business for amounts which are not delinquent and which are not, individually or in the aggregate, material; (iii) easements or reservations thereof, rights of way, highway and railroad crossings, sewers, electric and other utility lines, telegraph and telephone lines, zoning, building code and other covenants, conditions and restrictions as to the use of the Leased Real Property that do not affect or interfere in a material way with the use of the Leased Real Property by the Company and its Subsidiaries; and (iv) any and all matters and encumbrances (including fee mortgages or ground leases) affecting the Leased Real Property not created or granted by the Company or its Subsidiaries but only to the extent that such matters and encumbrances do not materially interfere with the right of the Company or its Subsidiaries to use any of the Leased Real Property.
     “Person” means any individual, partnership, limited partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity, or any Governmental Authority.
     “Principal Members” means Now Technology, Inc., Lyle Holdings, L.P., Mark Lyle, National Health Systems, Inc. Marty Monroe, Murray Lyle, Alan Waldrop and Ken Hill, Sr.
     “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private).
     “Reference Net Working Capital Amount” means $2,000,000.
     “Registered Intellectual Property” means all Intellectual Property of the Company or any of its Subsidiaries that is the subject of an application, certificate, filing or registration issued by or recorded by any Governmental Authority, including all patents, registered copyrights, registered mask works, registered trademarks, Internet domain names, and all applications for any of the foregoing.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Software” means all computer programs and applications developed by or on behalf of the Company or any Subsidiary of the Company, including any and all software implementations of algorithms, models and methodologies whether in source code or object code form, databases and compilations, including any and all electronic data and electronic collections of data, and all documentation, including user manuals and training materials, related to any of the foregoing.
     “Subsidiary” of a Person means any corporation or other legal entity of which such Person (either alone or through or together with any other Subsidiary or Subsidiaries) is the general partner or managing entity or of which at least a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or others performing similar functions of such corporation or other legal entity is directly or indirectly owned or controlled by such Person (either alone or through or together with any other Subsidiary or Subsidiaries).
     “Tax Returns” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
     “Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code § 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.
     “Unknown Canadian Patent” means any patent, patent right or patent applications issued, applied for, granted or otherwise existing under the laws of Canada or any province or other jurisdiction within Canada, that is not Known to the Company as of the date of this Agreement.
     “Unknown Patent” means any Unknown Canadian Patent or Unknown U.S. Patent.
     “Unknown Patent Liabilities” means Damages arising as a result of or in connection with any Unknown Patent.
     “Unknown U.S. Patent” means any patent, patent right or patent applications issued, applied for, granted or otherwise existing under the laws of the United States of America or any state or other jurisdiction within the United States of America, that is not Known to the Company as of the date of this Agreement.

Annex B
ACTION BY WRITTEN CONSENT
OF THE VOTING MEMBERS OF
ERX NETWORK, L.L.C.
     The undersigned, being members holding voting membership units (the “Voting Members”) of eRx Network, L.L.C., a Texas limited liability company (the “Company”), by affixing their signatures hereto, do hereby consent to and adopt the following resolutions, without the necessity of a formal or informal meeting of the Voting Members or notice thereof, which resolutions shall be deemed to have the same force and effect as if such resolutions had been taken by a vote of the Voting Members at a duly convened special meeting of the Voting Members held for such purpose, and do hereby direct that this action by written consent be filed in the minute books of the Company, all in accordance with the organizational documents of the Company and the Texas Limited Liability Company Act and any successor statute thereto.
AGREEMENT AND PLAN OF MERGER
     WHEREAS, pursuant to Section 8.06 of the Second Amended and Restated Operating Agreement and Regulations of the Company (the “Operating Agreement”), the consent of one or more members of the Company holding in the aggregate at least seventy-five percent (75%) (a “Super-Majority Interest”) of the issued and outstanding Voting Membership Units (as defined in the Operating Agreement) is required to approve any merger of the Company;
     WHEREAS, the Voting Members collectively hold a Super-Majority Interest of the issued and outstanding Voting Membership Units;
     WHEREAS, the Company desires to enter into that certain Agreement and Plan of Merger, dated on or about July 1, 2009, by and among the Company, EBS Master LLC, a Delaware limited liability company (“EBS Master”), Envoy LLC, a Delaware limited liability company which is a wholly-owned indirect subsidiary of EBS Master (“Envoy”), Emdeon Merger Sub LLC, a Texas limited liability company which is a wholly-owned subsidiary of Envoy (“Merger Sub”, and together with EBS Master, and Envoy, the “Emdeon Entities”), and Longhorn Members Representative, LLC, a North Carolina limited liability company, as the Members’ Representative (as defined in the Merger Agreement) (the “Merger Agreement”), a draft of which, including a form of all Annexes, Exhibits and Schedules thereto, has been previously provided to each Voting Member;
     WHEREAS, pursuant to the terms of the Merger Agreement, upon the Effective Time (as defined in the Merger Agreement) (i) Merger Sub will merge with and into the Company (the “Merger”), the separate existence of Merger Sub will terminate and the Company will continue as the surviving entity of the Merger (“Surviving Entity”), and (ii) except as otherwise provided in the Merger Agreement, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Entity, and all debts, liabilities and obligations of the Company and Merger Sub will become the debts, liabilities and obligations of the Surviving Entity;

     WHEREAS, pursuant to the Merger Agreement, (i) each Company Unit (as defined in the Merger Agreement) issued and outstanding immediately prior to the effective time of the Merger will cease to exist, any certificates for such Company Units will be canceled and no units or other equity interest of the Surviving Entity will be exchanged therefore, (ii) each member of the Company holding Company Units will be entitled to a portion of the merger consideration (such consideration to consist of cash, and/or units of limited liability company interest in EBS Master, as applicable) set forth on Annex F to the Merger Agreement, (iii) the Voting Members have concluded that a fair value for each unit of limited liability company interest in EBS Master is $15.68 per unit, and, as a result, a member of the Company holding a Company Unit will be entitled pursuant to the Merger Agreement to merger consideration worth approximately $5.12 per Company Unit;
     WHEREAS, in order to effect the Merger, the Company is required to execute and deliver a Certificate of Merger to be filed with the Texas Secretary of State in the form required by the applicable provisions of the Texas Limited Liability Company Act and the Texas Business Organizations Code, a form of which has been reviewed by each Voting Member (the “Merger Certificate”);
     WHEREAS, in connection with the Merger and as an inducement for the Emdeon Entities to enter into the Merger Agreement and consummate the transactions contemplated thereby, the Company intends to execute and deliver such other agreements, instruments, certificates and documents as are contemplated or required by the Merger Agreement or are otherwise necessary or advisable in connection with the consummation of the Merger (all of the foregoing, together with the Merger Certificate, being collectively referred to herein as the “Ancillary Merger Documents”); and
     WHEREAS, after careful consideration, the Voting Members hereby deem it to be advisable and in the best interests of the Company to approve the execution and delivery of the Merger Agreement and the Ancillary Merger Documents by the Company and the consummation of the Merger and the other transactions contemplated hereby and thereby.
     NOW, THEREFORE, BE IT RESOLVED, that (i) the execution and delivery of the Merger Agreement, in such form as has been reviewed by each Voting Member, subject to such amendments, additions or deletions thereto as any Authorized Officer (as defined below) executing and delivering the Merger Agreement may deem necessary or appropriate, and (ii) the consummation of the Merger and the other transactions contemplated by the Merger Agreement, is hereby authorized and approved; and
     FURTHER RESOLVED, that (i) the execution and delivery of the Ancillary Merger Documents, all such documents to be in such form and to contain such terms and conditions as any Authorized Officer executing and delivering the same may deem necessary or appropriate, and (ii) the consummation of the transactions contemplated thereby, is hereby authorized and approved.

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AMENDMENT TO OPERATING AGREEMENT
     WHEREAS, pursuant to Section 8.06(f) of the Operating Agreement, the consent of a Super-Majority Interest of the issued and outstanding Voting Membership Units is required to approve any amendment to the Operating Agreement;
     WHEREAS, the Voting Members collectively hold a Super-Majority Interest of the issued and outstanding Voting Membership Units;
     WHEREAS, the Company desires to adopt certain amendments to the Operating Agreement (the “Amended Operating Agreement”), a copy of which has been previously provided to each Voting Member; and
     WHEREAS, after careful consideration, the Voting Members hereby deem it to be advisable and in the best interests of the Company to adopt and approve the Amended Operating Agreement.
     NOW, THEREFORE, BE IT RESOLVED, that the Amended Operating Agreement is hereby authorized, approved and adopted.
GENERAL AUTHORIZATION
     FURTHER RESOLVED, that the “Authorized Officers” referenced in these resolutions shall be the Chief Executive Officer, President, Chief Financial Officer, Secretary and each Vice President of the Company;
     FURTHER RESOLVED, that the Authorized Officers and the members of the Company’s Board of Managers (the “Managers”) are, and each of them individually hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to, from time to time (i) approve, execute and deliver the aforementioned documents, with such further changes, revisions or modifications thereto as the Authorized Officer or Officers or any Manager or Managers executing and delivering the same shall, as evidenced by their execution and delivery thereof, deem necessary, desirable or appropriate, (ii) approve, execute and deliver any other agreements, instruments, certificates and documents as the Authorized Officer or Officers or Manager or Managers executing and delivering the same shall, as evidenced by the execution and delivery thereof, deem necessary, desirable or appropriate to carry into effect the purposes and intent of the foregoing resolutions, and (iii) do, or cause to be done, any and all acts and things (including the payment of any fees and expenses) as the Authorized Officer or Officers or Manager or Managers doing or causing to be done the same shall, as evidenced by their doing or causing to be done the same, deem necessary, desirable or appropriate to carry into effect the purposes and intent of the foregoing resolutions.
     FURTHER RESOLVED, that each of the lawful acts of the Authorized Officers, the Managers, the Voting Members and the Company taken prior to the date hereof in connection with the transactions contemplated by the foregoing resolutions is hereby ratified, confirmed, approved and adopted in all respects;

3

     FURTHER RESOLVED, that in the event of any inconsistency or conflict between (i) these resolutions, and (ii) the Operating Agreement, these resolutions shall govern and shall be deemed to have amended the Operating Agreement;
     FURTHER RESOLVED, that this consent may be executed in multiple counterparts, all of which shall be considered one and the same consent and shall become effective when signed by Voting Members holding a Super-Majority Interest;
     FURTHER RESOLVED, that this consent may be executed by facsimile, telecopy or other form of reproduction, and such execution shall be considered valid, binding and effective for all purposes; and
     FURTHER RESOLVED, that this consent shall be deemed effective as of the date upon which it is has been signed by Voting Members holding a Super-Majority Interest.
[Signature Page Follows]

4

     IN WITNESS WHEREOF, each of the undersigned has executed this written consent as of the date set forth across from its signature below.

VOTING MEMBERS:

Lyle Holdings, LP

	By:	Lyle Investment Management, LLC, its general partner

Date: , 2009	By:
Name: Mark Lyle
Title: President

National Health Systems, Inc.

Date: , 2009	By:

Name: Ken Hill, Sr.
Title: Chief Executive Officer

Now Technology, Inc.

Date: , 2009	By:

Name: Murray G. Lyle
Title: Trustee

Date: , 2009	By:

Name: Marty G. Monroe
Title: Trustee

Date: , 2009	By:

Name: Alan Waldrop
Title: Trustee
Signature Page to Written Consent of the Voting Members of eRx Network, L.L.C.

Date: , 2009

Barry Guld

Date: , 2009

Michael Ingram

Date: , 2009

Todd Evans

Date: , 2009

Richard Sage

Date: , 2009

Derrick White

Date: , 2009

Mark Wilgus
Signature Page to Written Consent of the Voting Members of eRx Network, L.L.C.

Annex C
MANAGERS AND OFFICERS OF THE SURVIVING ENTITY
George Lazenby — President
Bob Newport — Vice President
Mark Lyle — Vice President
Kevin Mahoney — Vice President
Gregory Stevens — Secretary
Lowell Stokes — Assistant Secretary
Denise Ceule — Assistant Secretary

Annex D
REQUIRED CONSENTS
1.	Office Lease Agreement by and between City Center Development Co., L.P., and eRx Network, LLC, dated August 18, 2004 and as amended on August 17, 2006, December 12, 2006 and October 15, 2008.
2.	Commercial Lease Agreement by and between One Hundred Lexington Place, Ltd. and eRx Network, L.L.C., dated May 27, 2009.

Annex E
REQUIRED RESIGNATIONS
eRx Network, L.L.C.
Manager:
Ken Hill
Mark Lyle
Murray Lyle
Marty Monroe
eRx Network Canada, Inc.
Director:
Mark Lyle
eRx Audit, LLC
Manager:
Mark Lyle
eRx DME Network, LLC
Manager:
Mark Lyle

Annex F
Allocation of Cash Consideration and Unit Consideration
Among Company Members and Equity Holders
     The following allocations do not reflect reductions in the amounts payable to Company Members and Equity Holders as a result of the payment of closing costs and related fees and expenses in accordance with the Merger Agreement.

Company			Closing Cash	Closing Cash			Escrowed
Member		Total	Consideration	Consideration			EBS
and/or Option	Total eRx	Percentage	– Company	– Option	EBS Master	Escrowed	Master		Total EBS
Holder	Units Held	of eRx[1]	Members[2]	Holders[34]	Units[5]	Cash	Units	Total Cash	Master Units
Adkins, Barry	5,770	0.029%	$29,533					$29,533
Balcken, Joseph	5,000	0.025%	$25,592	$23,400				$48,992
Bissett, Amanda	3,471	0.017%	$17,766	$13,000				$30,766
Bricker, Erik				$6,500				$6,500
Carmody, Michael	3,306	0.016%	$16,920	$13,000				$29,920
Colvin, Ted	2,479	0.012%	$12,688	$13,000				$25,688
Councilman, Cory	24,259	0.12%	$124,166	$23,400				$147,566
Danielowicz, Jennifer S	750	0.004%	$3,839					$3,839

[1]	Assumes for purposes of table that the units underlying the options are not outstanding.

[2]	This column represents cash not subject to escrow.

[3]	This column does not reflect requisite tax withholding.

[4]	Please see Schedule 3.4(c) to the Merger Agreement for a list of options and the strike price(s) thereof.

[5]	This column represents Units of EBS Master not subject to escrow.

Company			Closing Cash	Closing Cash			Escrowed
Member		Total	Consideration	Consideration			EBS
and/or Option	Total eRx	Percentage	– Company	– Option	EBS Master	Escrowed	Master		Total EBS
Holder	Units Held	of eRx[1]	Members[2]	Holders[34]	Units[5]	Cash	Units	Total Cash	Master Units
Dixon, David				$6,500				$6,500
Evans, Todd	50,000	0.248%	$255,917	$42,700				$298,617
Faletti, Esta	2,700	0.013%	$13,819					$13,819
Fehring, James	46,876	0.232%	$160,115		2,582	$11,233	1,793	$171,348	4,375
Frederick, Aaron				$6,500				$6,500
Gibson, Tim				$6,500				$6,500
Goodwin, Scott	20,000	0.099%	$102,367					$102,367
Guld, Barry	548,292.5	2.716%	$1,872,816		30,205	$131,385	20,966	$2,004,201	51,171
Hayes, Ben	5,000	0.025%	$25,592					$25,592
Haynie, LouAnn				$6,500				$6,500
Huggins, Guy				$6,500				$6,500
Ingram, Michael	166,660	0.826%	$569,265		9,181	$39,936	6,373	$609,201	15,554
Karlson, Hye-Ok				$13,000				$13,000
Killian, Kimberly				$13,000				$13,000
Kious, Paul	5,000	0.025%	$25,592					$25,592
Kyle, Doug	5,000	0.025%	$25,592					$25,592
Lane, Loretta	750	0.004%	$3,839					$3,839
Linares, Juan A	6,126	0.030%	$31,355	$23,400				$54,755
Luker, Mary K	3,438	0.017%	$17,597					$17,597
Lyle Holdings, LP	4,999,634.5	24.766%	$17,077,369		275,424	$1,198,045	191,183	$18,275,414	466,607

2

Company			Closing Cash	Closing Cash			Escrowed
Member		Total	Consideration	Consideration			EBS
and/or Option	Total eRx	Percentage	– Company	–Option	EBS Master	Escrowed	Master		Total EBS
Holder	Units Held	of eRx[1]	Members[2]	Holders[34]	Units[5]	Cash	Units	Total Cash	Master Units
Mahoney, Kevin	141,322	0.7%	$482,717	$42,700	7,785	$33,864	5,404	$559,281	13,189
Morrison, Brian				$13,000				$13,000
National Health Systems, Inc.	4,767,974.5	23.619%	$16,286,083		262,662	$1,142,533	182,324	$17,428,616	444,986
Now Technology, Inc.	8,983,292.5	44.5%	$30,684,444		494,880	$2,152,635	343,515	$32,837,079	838,395
Ortegon, Miranda	2,066	0.010%	$10,574					$10,574
Ouanesavanh, Jill	700	0.003%	$3,583					$3,583
Owens, Colleen	3,058	0.015%	$15,652	$13,000				$28,652
Ponzo, Norma				$13,000				$13,000
Robb, Casey A				$13,000				$13,000
Roberts, Deborah				$6,500				$6,500
Sage, Richard	168,467	0.835%	$575,437	$42,700	9,281	$40,369	6,442	$658,506	15,723
Schaeffer, Laurie	2,950	0.015%	$15,098					$15,098
Schumacher, Kate W	5,000	0.025%	$25,592	$23,400				$48,992
Smith, Alan				$13,000				$13,000
Tate, Terry	6,876	0.034%	$35,194	$23,400				$58,594
Trunnell, Philip	3,471	0.017%	$17,766					$17,766
Venable, Dana	9,096	0.045%	$46,556	$6,500				$53,056

3

Company			Closing Cash	Closing Cash			Escrowed
Member		Total	Consideration	Consideration			EBS
and/or Option	Total eRx	Percentage	– Company	–Option	EBS Master	Escrowed	Master		Total EBS
Holder	Units Held	of eRx[1]	Members[2]	Holders[34]	Units[5]	Cash	Units	Total Cash	Master Units
Venable, James	14,296	0.071%	$73,172					$73,172
White, Dean	5,000	0.025%	$25,592					$25,592
White, Derrick	85,118	0.422%	$435,661	$42,700				$478,361
Wilemon, Ashley				$13,000				$13,000
Wilgus, Mark	50,000	0.248%	$255,917	$155,750				$411,667
Wilgus, Shelley				$13,000				$13,000
Wittner, Stephen	12,852	0.064%	$65,781	$23,400				$89,181
Woods, John	21,197	0.105%	$108,492					$108,492
Total:	20,187,248	100.00%	$69,575,050	$674,950	1,092,000	$4,750,000	758,000	$75,000,000	1,850,000

4

ANNEX G
eRx NETWORK, LLC
ProForma BALANCE SHEET
June 30, 2009

-
June 30,
2009
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$282,800
Accounts receivable	4,125,430
Prepaid expenses	540,718
Notes receivable, current portion	—
Settlement Deposits	1,672,897

Total current assets	6,621,844

PROPERTY AND EQUIPMENT, at cost
Office equipment	3,283,010
Furniture and fixtures	502,616
Leasehold improvements	156,346

Gross Property & Equipment	3,941,971
Less accumulated depreciation	(2,744,480)

Net Property & Equipment	1,197,492
OTHER ASSETS
Software and software licenses, net	380,570
Trademarks, net	10,272
Asheville purchase costs, net	—
Asheville customer contracts, net	—
Other Assets	4,330
Notes receivable from employees	1,400
Investment in Canada	271,074

Total Other Assets	667,646

TOTAL ASSETS	$8,486,982

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	1,331,887
Accrued expenses	1,529,038
Customer deposits	1,640
Settlement Payable	1,672,897
Line of credit	$200,000

Total current liabilities	4,735,461

MEMBERS’ EQUITY	3,751,521

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$8,486,982

Net Working Capital Calculation
(a) Cash	282,800
(b) Accounts Receivable	4,125,430
Prepaid Expenses	540,718
Settlement Deposits	1,672,897

Total Current Assets	6,621,844

Less:
Accounts Payable	(1,331,887)
Accrued Expenses	(1,529,038)
Customer Deposits	(1,640)
Settlement Deposits	(1,672,897)

Total Current Liabilities	(4,535,461)

Net Working Capital	2,086,383

(a) Cash Includes the following
Post Closing Bonus	100,000
Vacation Payment	22,000
Other	160,800

Total GAAP Cash on Books	282,800

Total Outstanding Checks	207,785

Total Cash in Bank	490,585

(b) Accounts Receivable includes the Happy Harry’s Receivable in the amount of $188,446
The Notes to Financial Statements are an integral part of these statements.

Exhibit A
FORM OF CERTIFICATE OF MERGER
CERTIFICATE OF MERGER
OF
EMDEON MERGER SUB, LLC
(a Texas limited liability company)
WITH AND INTO
ERX NETWORK, L.L.C.
(a Texas limited liability company)
     Pursuant to the provisions of Chapter 10 of the Texas Business Organizations Code and Article 10.03 of the Texas Limited Liability Company Act, the undersigned entities submit the following Certificate of Merger for filing and certify that:
1.	The name, organizational form, jurisdiction of formation, principal place of business and file number issued by the Secretary of State of the State of Texas for each entity which is a party to the merger are as follows:
A.	Emdeon Merger Sub, LLC is a limited liability company organized under the laws of the State of Texas. The file number issued by the Secretary of State of the State of Texas for Emdeon Merger Sub, LLC is 801140015. The principal place of business of Emdeon Merger Sub, LLC is 3055 Lebanon Pike, Suite 1000, Nashville, Tennessee 37214. Emdeon Merger Sub, LLC will not survive the merger.

B.	eRx Network, L.L.C. is a limited liability company organized under the laws of the State of Texas. The file number issued by the Secretary of State of the State of Texas for eRx Network, L.L.C. is 708659922. The principal place of business of eRx Network, L.L.C. is 301 Commerce Street, Suite 3150, Fort Worth, Texas 76102. eRx Network, L.L.C. will survive the merger and is referred to herein as the “surviving entity.”
2.	Each entity that is a party to the merger has approved an Agreement and Plan of Merger as required by the laws of the jurisdiction of formation and the governing documents of each such entity.
3.	The merger shall be effective upon the acceptance and filing of this Certificate of Merger by the Secretary of State of the State of Texas (the “Effective Time”).
4.	The articles of organization of eRx Network, L.L.C. in effect immediately prior to the Effective Time will be the articles of organization of the surviving entity.

5.	An executed copy of the Agreement and Plan of Merger is on file at the principal place of business of the surviving entity, which is located at 301 Commerce Street, Suite 3150, Fort Worth, Texas 76102.
6.	A copy of the Agreement and Plan of Merger will be furnished by the surviving entity, on written request and without cost, to any member of each entity that is a party to the merger.
7.	The surviving entity will be liable for the payment of all fees and franchise taxes payable by any entity that is a party to the merger.
[Signatures on Following Page]

     IN WITNESS WHEREOF, each of eRx Network, L.L.C. and Emdeon Merger Sub, LLC has caused this Certificate of Merger to be executed by its duly authorized representative on this the 2nd day of July, 2009.

ERX NETWORK, L.L.C.

By:
Name:	Mark Lyle
Title:	Chief Executive Officer

EMDEON MERGER SUB, LLC

By:
Name:
Title:

Signature Page to Certificate of Merger of Emdeon Merger Sub, LLC
With and Into
eRx Network, L.L.C.

Exhibit B
FORM OF SUBSCRIPTION AGREEMENT
     By execution of this Subscription Agreement and completion of the Accredited Investor Questionnaire attached hereto as Annex A (the Subscription Agreement and the Accredited Investor Questionnaire, collectively, the “Subscription Agreement”), the undersigned member (the “Member”) of eRx Network, L.L.C., a Texas limited liability company (the “Company”), hereby subscribes to acquire units of limited liability company interest (“EBS Master Units”) of EBS Master LLC, a Delaware limited liability company (“EBS Master”) issuable by EBS Master pursuant to the terms of that certain Agreement and Plan of Merger to be dated on or about July 1, 2009 (the “Merger Agreement”), by and among EBS Master, Envoy LLC, a Delaware limited liability company which is a wholly-owned indirect subsidiary of EBS Master (“Envoy”), Emdeon Merger Sub LLC, a Texas limited liability company which is a wholly-owned subsidiary of Envoy (“Merger Sub”) (Merger Sub, Envoy and EBS Master, collectively, the “Emdeon Entities”), the Company, and the Members’ Representative (as defined in the Merger Agreement). All capitalized terms used in this Agreement without definition have the meanings given to them in the Merger Agreement.
     A. Member hereby agrees to acquire [___] EBS Master Units, such EBS Master Units to be issued to the Member by EBS Master at the Closing pursuant to the terms of the Merger Agreement. Member acknowledges that such EBS Master Units are only issuable to Member at the Closing and in accordance with the terms of the Merger Agreement, and that in the event that the transactions contemplated by the Merger Agreement are not consummated for any reason, such EBS Master Units will not be issued to Member. Member further acknowledges that a portion of the EBS Master Units subscribed for by the Member pursuant to this Subscription Agreement will be held in escrow pursuant to the terms of the Escrow Agreement and the Merger Agreement, that such portion of such EBS Master Units may be subject to claims of the Emdeon Entities pursuant to the terms of the Escrow Agreement and the Merger Agreement, and that such portion of such EBS Master Units will only be released in accordance with the Escrow Agreement.
     B. Member understands that the issuance of the EBS Master Units has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any jurisdiction, and that the EBS Master Units are being offered and sold pursuant to exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder by the Securities and Exchange Commission (the “SEC”), and under applicable state securities laws. Member further understands that the issuance of the EBS Master Units has not been and will not be reviewed by, passed on, or submitted to the SEC, nor has the SEC or any other agency made any finding or determination as to the fairness of an investment in the EBS Master Units, nor any recommendation or endorsement of the EBS Master Units. Accordingly, Member further represents and warrants to EBS Master that:
1.	Member is able to: (i) bear the complete loss of an investment in the EBS Master Units, and (ii) hold the EBS Master Units for an indefinite period of time. Member represents that Member has adequate means of providing for Member’s current needs and possible personal contingencies and that Member has no need for liquidity in this particular investment. Member represents that Member has sufficient business and financial knowledge to make an informed decision with respect to an investment in the EBS Master Units.

2.	The EBS Master Units are being acquired for the account of Member for the purpose of investment and not with a view to the resale or distribution thereof, except pursuant to an effective registration under the Securities Act and applicable state securities laws or pursuant to an available exemption from such registration requirements.

3.	Member acknowledges that the issuance of the EBS Master Units has not been registered under the Securities Act or under state securities laws, that the EBS Master Units are “restricted securities” as defined in Rule 144 adopted under the Securities Act, and that the EBS Master Units cannot be resold without registration under the Securities Act or pursuant to an exemption from such registration.

4.	Member acknowledges that EBS Master Units are subject to additional restrictions on transfer as set forth in the EBS Master LLC Agreement.

5.	Member is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act, and as set forth in the Accredited Investor Questionnaire set forth on Annex A hereto.

6.	Member has been provided a copy of that certain Private Placement Memorandum of EBS Master dated as of June 27, 2009 (including the Exhibits attached thereto, the “PPM”), and has read and is familiar with the contents of the PPM. Member understands and has fully considered for purposes of this investment the section entitled “Risks Factors” set forth in the PPM and that: (i) the EBS Master Units constitute a speculative investment involving a high degree of risk of loss by Member of Member’s investment therein; (ii) there will be no market for the EBS Master Units; and (iii) accordingly, it may not be possible for Member to liquidate Member’s investment in the EBS Master Units in case of emergency. In making a decision to invest in the EBS Master Units, Member has relied solely upon the information and statements contained in the PPM, including all of the Exhibits thereto, and any other materials specifically referred to therein, and upon the terms and conditions of the Merger Agreement and all attachments thereto, and has not relied upon any other statements or information, whether written or oral, except for those that Member has obtained from Member’s own advisors. If other information is given or other representations or warranties are made, Member acknowledges that it has not relied upon it or them.

7.	Member has such knowledge and experience in financial and business matters that Member is able understand the PPM and to evaluate the merit and risks of an investment in the EBS Master Units.

8.	Member has not been offered or acquired the EBS Master Units by any form of general solicitation or general advertising, including by any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or by any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

9.	Member acknowledges that Member has been advised to discuss an investment in the EBS Master Units with Member’s legal or other professional advisors, or with other investment representatives who have knowledge of business and financial matters. If Member has not done so it is because, in Member’s opinion, Member is personally capable of evaluating an investment in the EBS Master Units and does not need the advice of other persons. Member and, to the extent deemed necessary by Member, any of the persons mentioned above, have been afforded the opportunity to ask questions concerning an investment in the EBS Master Units to representatives of the Emdeon Entities and have been furnished with such information with respect to an investment in the EBS Master Units as Member has requested to Member’s satisfaction.
     C. The representations, warranties, and undertakings in this Subscription Agreement are made by Member with the understanding that they will be relied upon by EBS Master in determining Member’s suitability as an investor in EBS Master. Member hereby agrees that such representations and warranties will survive the issuance of the EBS Master Units.
     D. No modification of or amendment to this Subscription Agreement will be binding on either EBS Master or Member unless executed in writing by all such parties.
     E. Member agrees not to transfer or assign this Subscription Agreement, or any interest herein.
     F. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws provisions thereof.
     G. This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Subscription Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.
[remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be executed as of the date set forth below.

If Member is an entity:

Print Name

By:

Name:
Its:

Date:

If Member is an individual:

Signature

Print Name:

Date:

Spouse of Member (If Member is an individual):

Signature

Print Name:

Date:

AGREED AND ACCEPTED:

EBS Master LLC

By:
Name:
Its:

Date:

ANNEX A
ACCREDITED INVESTOR QUESTIONNAIRE
     EBS Master LLC, a Delaware limited liability company (the “Company”), intends to offer units of limited liability company interest in the Company (the “EBS Master Units”) to certain qualified investors. The EBS Master Units will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state “blue sky” securities laws, but instead will be offered in reliance upon certain exemptions from registration under the Securities Act and applicable state laws. The Company requests that you complete this Accredited Investor Questionnaire (this “Questionnaire”) to enable the Company to determine whether you qualify as an “accredited investor” pursuant to the provisions of Rule 501(a) of Regulation D under the Securities Act.
     THE EBS MASTER UNITS WILL NOT BE OFFERED OR SOLD TO THE UNDERSIGNED UNLESS AND UNTIL THIS QUESTIONNAIRE HAS BEEN PROPERLY COMPLETED, EXECUTED AND DELIVERED TO THE COMPANY. IN THE CASE OF AN INVESTOR THAT IS A PARTNERSHIP, TRUST OR CORPORATION WHICH DOES NOT ITSELF QUALIFY AS AN ACCREDITED INVESTOR, EACH EQUITY OWNER IN SUCH ENTITY MUST COMPLETE THIS QUESTIONNAIRE TO DETERMINE ACCREDITED STATUS.
     This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security.
     If you wish to be considered an “accredited investor,” you must INITIAL the paragraph below which describes the suitability requirement under which you intend to qualify. We may ask you to provide additional information to document the representation initialed, as described within each paragraph. ONLY ONE PARAGRAPH NEED BE INITIALED. Please note that if the EBS Master Units will be held other than in an individual’s name, the information below should be supplied for the entity which will hold such EBS Master Units.
1.	The undersigned is NOT an Accredited Investor.
  OR
2.	Individual Net Worth Suitability

This suitability requirement may be selected only by a natural individual(s),and NOT by a corporation, partnership, trust, estate, unincorporated association or other entity.

The undersigned represents and warrants that his or her individual net worth or joint net worth with his or her spouse, exceeds $1,000,000.
  OR

3.	Individual Net Income Suitability

This suitability requirement may be selected only by a natural individual(s), and NOT by a corporation, partnership, trust, estate, unincorporated association or other entity.

The undersigned represents and warrants that his or her individual income was in excess of $200,000 in each of the two most recent years, or his or her joint income with his or her spouse was in excess of $300,000 in each of those years, and he or she reasonably expects his or her income (or joint income with his or her spouse) to reach such level in the current year.
  OR
4.	Certain Qualified Organizations:
The undersigned represents and warrants that it is (check one):

a.	A corporation, partnership, limited liability company, Massachusetts or similar business trust, or organization described in Section 501(c)(3) of the Internal Revenue Code (tax exempt organization), not formed for the specific purpose of acquiring the securities to be offered, having total assets in excess of $5,000,000.

b.	A bank, savings and loan association or other similar institution (as defined in Sections 3(a)(2) and 3(a)(5)(A) of the Securities Act).

c.	An insurance company (as defined in Section 2(13) of the Securities Act).

d.	An investment company registered under the Investment Company Act of 1940.

e.	A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940 or private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

f.	A Small Business Investment Company licensed by the U.S. Small Business Administration under Sections 301(c) or (d) of the Small Business Investment Act of 1958.

g.	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

h.	A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities to be offered, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the securities offered.

i.	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

j.	Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.
NOTE: If you claim suitability under this paragraph (4), the Company may require that you provide appropriate information supporting your claim to status as a Qualified Organization.
  OR
5.	Entity Suitability:
The undersigned represents and warrants that it is a corporation, a partnership, limited liability company, an unincorporated association or other similar entity, and that each owner of an equity interest in the entity satisfies the suitability requirements of either paragraphs (2), (3) or (4) above.
     IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the date set forth below.

If Undersigned is an entity:

Print Name

By:

Name:
Its:

Date:

If Undersigned is an individual:

Signature

Print Name:

Date:

Exhibit C
FORM OF ESCROW AGREEMENT
     This Escrow Agreement (this “Agreement”), dated as of July 2, 2009 (the “Effective Date”), is by and among EBS Master LLC, a Delaware limited liability company (“EBS Master”), Envoy LLC, a Delaware limited liability company which is a wholly-owned indirect subsidiary of EBS Master (“Envoy”) (EBS Master and Envoy, collectively, the “Emdeon Entities”), Longhorn Members Representative, LLC, a North Carolina limited liability company, as the Members’ Representative (the “Members’ Representative”), and U.S. Bank National Association, as escrow agent (the “Escrow Agent”). All capitalized terms used in this Agreement without definition have the meanings given to them in the Merger Agreement (as defined below).
Recitals:
     WHEREAS, concurrently with the execution and delivery of this Agreement, Emdeon Merger Sub, LLC, a Texas limited liability company (“Merger Sub”), is merging with and into eRx Network, L.L.C., a Texas limited liability company (the “Company”), pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of even date herewith (the “Merger Agreement”), by and among each of the Emdeon Entities, Merger Sub, the Company and the Members’ Representative; and
     WHEREAS, pursuant to the terms set forth herein, the parties intend to establish an Escrow Fund (as defined below) to be utilized to compensate and secure the Emdeon Indemnified Persons for certain Damages, if any, they may incur in connection with any claims pursuant to the terms of the Merger Agreement.
Agreement:
     The parties, in consideration of the foregoing, the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby agree as follows:
     Section 1. Appointment of Escrow Agent. The Emdeon Entities and the Members’ Representative hereby appoint the Escrow Agent to act as escrow agent hereunder, and the Escrow Agent hereby accepts such appointment for the purpose of receiving and disbursing the Escrow Fund in accordance with the terms and conditions set forth herein.
     Section 2. Escrow Fund.
          (a) Pursuant to Section 2.2(e) of the Merger Agreement, at the Closing, the Emdeon Entities shall deliver to the Escrow Agent (i) a certification in the form attached hereto as Exhibit A (the “Equity Escrow Certification”) (which Equity Escrow Certification may be delivered and/or replaced from time to time in accordance with the terms hereof) executed by the Emdeon Entities and the Members’ Representative evidencing the 758,000 EBS Master Units held in escrow hereunder (which EBS Master Units are uncertificated) (the “Escrowed EBS Master Units”) and (ii) $4,750,000 in cash by wire transfer to an account designated in writing by the Escrow Agent (the “Escrowed Cash”). Subject to the terms hereof, the Escrowed Cash, Escrowed EBS Master Units and the Equity Escrow Certification shall be deposited with the Escrow Agent, with the Escrowed

Cash held for the benefit of, and with beneficial ownership of the Escrowed EBS Master Units expressly allocated among, certain Company Members as set forth in Schedule A attached hereto in accordance with their pro rata interests listed on Schedule A hereto (collectively, the “Escrow Beneficiary Members”). The Escrowed EBS Master Units and Escrowed Cash shall constitute the “Escrow Fund” and shall be governed by the terms set forth herein. The Escrow Fund shall be available, pursuant to the terms and conditions hereof, to satisfy claims of the Emdeon Indemnified Persons pursuant to Article VII of the Merger Agreement.
          (b) Except as the Emdeon Entities and the Members’ Representative may from time to time otherwise jointly instruct Escrow Agent in writing, Escrow Agent shall invest, or reinvest, without distinction between principal and income, the Escrowed Cash in accordance with Schedule B. All investment earnings shall become part of the Escrowed Cash and investment losses shall be charged against the Escrowed Cash. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrowed Cash consisting of investments to provide for payments required to be made under this Agreement.
     Section 3. Claims.
          (a) From time to time, the Emdeon Entities may give written notice (a “Claim Notice”) to the Members’ Representative and Escrow Agent specifying in reasonable detail, the facts, circumstances and dollar amount of any claim for indemnification (a “Claim”) any Emdeon Indemnified Person may have under Article VII of the Merger Agreement. Upon receipt of a Claim Notice, the Members’ Representative may request in writing such additional information as it may reasonably require regarding the Claim specified therein. If the Members’ Representative gives written notice to the Emdeon Entities and Escrow Agent disputing any Claim specified in a Claim Notice (a “Counter Notice”) within twenty (20) Business Days (as defined below) following delivery of such Claim Notice by the Emdeon Entities, such disputed Claim will be resolved as provided in Section 3(b) below. If no Counter Notice is delivered to the Escrow Agent and the Emdeon Entities within such twenty (20) Business Day period, or if the Members’ Representative acknowledges in writing the validity of the Claim prior to the expiration of such period, then the dollar amount of Damages for the Claim will be deemed established for purposes of this Agreement and the Merger Agreement and, within ten (10) Business Days after (A) the end of such twenty (20) Business Day period or (B) such earlier time that the Members’ Representative provides written notice acknowledging the validity of the Claim (the end of such ten (10) Business Day period the “Payment Date”), the Escrow Agent shall pay such Claim in accordance with Section 3(c) below pursuant to joint written instructions of the Members’ Representative and Emdeon Entities. For purposes of this Agreement, “Business Day” means any day other than Saturday or Sunday or any other day which banks in Nashville, Tennessee are permitted or required to be closed.
          (b) If a Counter Notice is given with respect to a Claim, Escrow Agent shall release the Escrow Fund only in accordance with (i) joint written instructions of the Members’ Representative and Emdeon Entities, or (ii) a final, nonappealable order of a court of competent jurisdiction accompanied by a legal opinion by counsel for the presenting party that the order is final and nonappealable or that the time to file an appeal has expired.
          (c) The payment of any Claim(s) hereunder (the “Base Claim Amount”) shall be in the form of Escrowed Cash, to the extent that the Escrow Fund is comprised of Escrowed Cash. To the extent that there is no Escrowed Cash in the Escrow Fund, the payment of any Claim(s) hereunder shall be in the form of Escrowed EBS Master Units (any Claim, to the extent paid in the

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form of Escrowed EBS Master Units, the “Equity Claim Amount”); provided, however, that at the sole election of the Members’ Representative exercised on written notice at least two (2) Business Days prior to the Payment Date of any Base Claim Amount hereunder, an additional cash payment equal to the Equity Claim Amount may be wired by the Members’ Representative to the Escrow Agent for release in satisfaction of the Equity Claim Amount, and provided further that if such cash payment is received prior to the Payment Date, then (i) Escrow Agent shall use such cash to satisfy the Equity Claim Amount otherwise payable to the Emdeon Entities, and (ii) Escrow Agent and the Emdeon Entities shall cooperate to cause the release of a number of the Escrowed EBS Master Units to the Members’ Representative for the benefit of the Escrow Beneficiary Members that would have otherwise been used to pay the Equity Claim Amount in accordance with the procedures set forth in Section 4(d) below (if sufficient cash payment is not received prior to the Payment Date as provided above, Escrow Agent shall return any cash received back to Members’ Representative and proceed with payment of the Equity Claim Amount in the form of Escrowed EBS Master Units as provided above). The Members’ Representative and Emdeon Entities may provide for a different disbursement from the Escrow Fund in a joint written notice provided pursuant to Section 3(b).
          (d) The amount of Escrowed EBS Master Units, if any, to be released and delivered to the Emdeon Entities, for the benefit of any Emdeon Indemnified Person for the purpose of satisfying any Equity Claim Amount(s) shall be determined by dividing (i) the dollar amount of the Equity Claim Amount, by (ii) the Per Unit Valuation Amount (as defined in Section 3(e) below), rounded to the nearest whole Escrowed EBS Master Unit.
          (e) For purposes of this Agreement and the Merger Agreement, the Escrowed EBS Master Units shall be valued at $15.68 per Escrowed EBS Master Unit (subject to adjustment pursuant to Section 7) (the “Per Unit Valuation Amount”).
          (f) To the extent that Escrowed EBS Master Units are used to satisfy any Claims(s) (the “Indemnification Claim EBS Master Units”) in accordance with the terms of this Agreement, (i) the Escrowed EBS Master Units, without any further action required by Members’ Representative, will be transferred to EBS Master or any assignee thereof (as determined by the Emdeon Entities in their discretion), and Exhibit A of the Fifth Amended and Restated Limited Liability Company Agreement of EBS Master, as it may be amended from time to time (the “EBS Master LLC Agreement”) will be updated to reflect such transfer (provided that, if requested by the Emdeon Entities, the Members’ Representative, on behalf of and as attorney in fact of the Escrow Beneficiary Members, shall enter into an assignment document in form reasonably acceptable to the Emdeon Entities providing for the transfer of the Indemnification Claim EBS Master Units to EBS Master or such assignee, or shall obtain the execution and delivery of such document by the Escrow Beneficiary Members) and (ii) if any Escrowed EBS Master Units remain in escrow, the Emdeon Entities shall deliver to the Escrow Agent a new Equity Escrow Certification evidencing the balance of the unreleased Escrowed EBS Master Units (such balance to continue to be held as part of the Escrow Fund in accordance with the provisions of this Agreement) in place of the Equity Escrow Certification then being held by the Escrow Agent.
     Section 4. Escrow Fund Distributions; Termination of Escrow.
          (a) On April 1, 2010 (the “Partial Release Date”), upon receipt of joint written instructions of the Members’ Representative and Emdeon Entities (it being understood that the Emdeon Entities will cooperate with the Members’ Representative to provide the form of such joint written instructions to the Members’ Representative in advance of the Partial Release Date such that

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the delivery of such joint written instructions will occur on the Partial Release Date), Escrow Agent shall distribute the entire amount of the Escrow Fund to the Members’ Representative, on behalf of the Escrow Beneficiary Members, except for a portion of the Escrow Fund equal to the sum of (1) $11,090,293 (the “Base Retained Amount”), plus (2) the dollar amount of any Claims that are pending and unpaid (“Pending Claims”) as of the Partial Release Date. The Escrow Fund to be retained on the Partial Release Date in the amount set forth above shall be comprised as follows: (a) twenty-nine percent (29%) of such retained amount shall be in the form of Escrowed Cash and (b) seventy-one percent (71%) of such retained amount shall be in the form of Escrowed EBS Master Units (valued in accordance with Section 4(c) below); provided, however, that to the extent there is not a sufficient amount of Escrowed Cash in the Escrow Fund at such time to be retained in accordance with clause (a) above (the amount of such Escrowed Cash shortfall, the “Partial Release Date Escrowed Cash Shortfall”), the Escrow Agent shall retain additional Escrowed EBS Master Units in lieu of such Escrowed Cash with a value (determined in accordance with Section 4(c) below) equal to the Partial Release Date Escrowed Cash Shortfall. From time to time after the Partial Release Date as Pending Claims are resolved pursuant to the terms of this Escrow Agreement, the Escrow Agent shall either pay the Claim in the manner described in Section 3 or distribute to the Members’ Representative, on behalf of the Escrow Beneficiary Members, the portion of the Escrow Fund that related to any Claim resolved in favor of the Escrow Beneficiary Members, using the retention formula set above in this Section 4(a), provided, however, that Escrow Agent will not make any distributions to the Members’ Representative that would cause the Escrow Fund to be less than $11,090,293 prior to January 3, 2011 (the “Final Termination Date”).
          (b) On the Final Termination Date, Escrow Agent shall distribute the entire Escrow Fund to the Members’ Representative, on behalf of the Escrow Beneficiary Members, except for a portion of the Escrow Fund equal to the dollar amount of any Pending Claims as of the Final Termination Date. Any such portion of the Escrow Fund retained as of the Final Termination Date in the amount set forth above shall be comprised as follows: (a) twenty-nine percent (29%) of such retained amount shall be in the form of Escrowed Cash and (b) seventy-one percent (71%) of such retained amount shall be in the form of Escrowed EBS Master Units (valued in accordance with Section 4(c) below); provided, however, that to the extent there is not a sufficient amount of Escrowed Cash in the Escrow Fund at such time to be retained in accordance with clause (a) above (the amount of such Escrowed Cash shortfall, the “Final Termination Date Escrowed Cash Shortfall”), the Escrow Agent shall retain additional Escrowed EBS Master Units in lieu of such Escrowed Cash with a value (determined in accordance with Section 4(c) below) equal to the Final Termination Date Escrowed Cash Shortfall.
          From time to time after the Final Termination Date as Pending Claims are resolved pursuant to the terms of this Escrow Agreement, the Escrow Agent shall either pay the Claim in the manner described in Section 3 or distribute to the Members’ Representative, on behalf of the Escrow Beneficiary Members, the portion of the Escrow Fund that related to the Claim resolved in favor of the Escrow Beneficiary Members, using the retention formula (if applicable) provided for above in this Section 4(b). After the final Pending Claim is resolved and paid in accordance with the terms of this Agreement, the entire balance, if any, of the Escrow Fund shall be delivered to the Members’ Representative, on behalf of the Escrow Beneficiary Members, in accordance with the pro rata interests set forth on Schedule A. On distribution of the entire balance of the Escrow Fund, this Agreement shall terminate except as otherwise provided in Section 11.
          (c) For purposes of determining the value of the Escrowed EBS Master Units to be retained in escrow pursuant to the terms of this Section 4, the Escrowed EBS Master Units will be

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valued based on the Per Unit Valuation Amount (provided, that, notwithstanding anything contained herein to the contrary, the amount of the Escrowed EBS Master Units to be retained will be rounded to the nearest whole Escrowed EBS Master Unit).
          (d) If any Escrowed EBS Master Units are released pursuant to this Section 4, (i) the Emdeon Entities shall execute or deliver any documentation reasonably requested by the Members’ Representative evidencing the release of such Escrowed EBS Master Units from escrow, and (ii) if any Escrowed EBS Master Units remain in escrow, the Emdeon Entities shall deliver to the Escrow Agent a new Equity Escrow Certification evidencing the balance of the unreleased Escrowed EBS Master Units (such balance to continue to be held as part of the Escrow Fund in accordance with the provisions of this Agreement) in place of the Equity Escrow Certification then being held by the Escrow Agent.
     Section 5. Responsibilities of Escrow Agent.
          (a) Escrow Agent will not be liable for actions or omissions hereunder, except for its own gross negligence or willful misconduct or material breach of this Agreement and, except with respect to claims based upon such gross negligence or willful misconduct or material breach of this Agreement that are successfully asserted against Escrow Agent, the Emdeon Entities and the Members’ Representative, on behalf of the Escrow Beneficiary Members, shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of and in connection with this Agreement. In the event that the Emdeon Entities or the Members’ Representative, on behalf of the Escrow Beneficiary Members, make any payment or incur any liability in connection with the indemnities granted to the Escrow Agent under this Section 5(a), such indemnifying party shall be entitled to contribution from the other indemnifying party or parties so that, in all cases, the Emdeon Entities and the Members’ Representative, on behalf of the Escrow Beneficiary Members (collectively) each bear 50% of the cost of such indemnification (except to the extent that such damages arise out of the gross negligence, willful misconduct or breach of this Agreement by the Emdeon Entities or the Members’ Representative, as applicable, in which case either such party(ies) will be responsible for 100% of the cost of indemnification).
          (b) Escrow Agent will be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party that is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.
          (c) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and will not be liable for any action taken or omitted by it in good faith in accordance with such advice.
          (d) Escrow Agent does not have any interest in the Escrow Fund but is serving as escrow holder only and has only possession thereof.

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          (e) This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations will be read into this Agreement against Escrow Agent. Escrow Agent will have no liability or duty to inquire into the terms and conditions of any agreements (including the Merger Agreement) to which Escrow Agent is not a party, its duties under this Agreement being understood to be purely ministerial in nature.
          (f) Escrow Agent makes no representation as to the validity, value, genuineness or collectibility of any security or other document or instrument held by or delivered to it.
          (g) In the event of any disagreement between the Emdeon Entities and the Members’ Representative resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent will be entitled to retain the Escrow Fund until Escrow Agent has received (i) joint written instructions of the Members’ Representative and Emdeon Entities or (ii) a final, nonappealable order of a court of competent jurisdiction accompanied by a legal opinion by counsel for the presenting party that the order is final and nonappealable or that the time to file an appeal has expired.
     Section 6. Records. Escrow Agent shall maintain a record of all payments or releases from the Escrow Fund and any certificates or other notices given or received with respect to the Escrow Fund and shall provide copies of such records and an accounting with respect to the Escrow Fund to the Emdeon Entities and the Members’ Representative upon their request and to any successor Escrow Agent.
     Section 7. Rights with Respect to Escrow Fund.
          (a) The Escrow Beneficiary Members shall remain the beneficial owners of the Escrowed EBS Master Units unless any such Escrowed EBS Master Units are transferred to EBS Master (or any assignee thereof) pursuant to this Agreement and, until such time, the Escrow Beneficiary Members shall retain all rights and benefits of a holder of such EBS Master Units pursuant to the terms of the EBS Master LLC Agreement, subject to the terms of this Escrow Agreement; provided, however, that, except as otherwise provided in Section 7(c) below, the Escrow Beneficiary Members will not be permitted, during the period that the Escrowed EBS Master Units are held in escrow hereunder, to transfer or assign their Escrowed EBS Master Units to any other person, whether or not any such transfer or assignment is otherwise permitted pursuant to the EBS Master LLC Agreement; provided, however, that any Escrow Beneficiary Member will be permitted, upon notice to EBS Master in accordance with all applicable terms and conditions of the EBS Master LLC Agreement (and upon written notice to the Emdeon Entities and the Escrow Agent hereunder), to exchange (the “Unit Exchange”) all, but not less than all, of their Escrowed EBS Master Units for shares of common stock of Emdeon Inc. or other securities for which their Escrowed EBS Master Units are exchangeable under the terms of the EBS Master LLC Agreement (the “Exchanged Shares”), provided that (i) the Exchanged Shares will be added to the Escrow Fund and become a part thereof and be considered Escrowed EBS Master Units for all purposes hereunder (and the Exchanged Shares shall have the same aggregate value for purposes of this Agreement as the Escrowed EBS Master Units for which they were exchanged), and (ii) EBS Master and/or the Members’ Representative will cause the delivery to the Escrow Agent of any certificates or other documentation evidencing the Exchanged Shares. The parties shall cooperate to effectuate the provisions of this Section 7(a), including providing an updated Equity Escrow Certification and revising Schedule A to reflect that any Escrow Beneficiary Members effecting such Unit Exchange

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in accordance with the terms above will own Exchanged Shares as part of the Escrow Fund in lieu of the Escrowed EBS Master Units for which they were exchanged.
          (b) Subject to Section 7(c) below, any cash distributions by EBS Master with respect to the Escrowed EBS Master Units (the “Cash Distributions”) shall be distributed by EBS Master to the Escrow Beneficiary Members in accordance with the EBS Master LLC Agreement; provided, however, that if, at any time while the Escrowed EBS Master Units are held in escrow, (i) there are any distributions other than Cash Distributions with respect to the Escrowed EBS Master Units (including in connection with any Unit Reclassification (as defined below)), (ii) there are any extraordinary distributions (whether or not a Cash Distribution), or (iii) there is a recapitalization, reclassification or reorganization involving the Escrowed EBS Master Units or in respect of which the holders of the Escrowed EBS Master Units are issued additional securities or receive additional property in respect of their Escrowed EBS Master Units (including, without limitation, any securities of any affiliate of EBS Master (including shares of Class D common stock of Emdeon Inc.) (the “IPO Reorganization Securities”) that may be issued to the holders of the Escrowed EBS Master Units in respect of their ownership of such Escrowed EBS Master Units in connection with any reorganization and initial public offering transactions involving such affiliate, it being understood that each Escrowed EBS Master Unit will include each IPO Reorganization Security associated therewith for purposes of the distribution and release provisions herein), then any such distributions, securities or other property will be added to the Escrow Fund and become a part thereof (and, in the event any such securities are certificated, any such certificates will be delivered to the Escrow Agent hereunder). If at any time while the Escrowed EBS Master Units are held in escrow, there is (i) a split or distribution of the Escrowed EBS Master Units in additional equity, (ii) a reverse split of the EBS Master Units, or (iii) otherwise a subdivision or consolidation of the Escrowed EBS Master Units into a greater or smaller number of Escrowed EBS Master Units (any such event described in clauses (i), (ii) or (iii) a “Unit Reclassification”), then the Escrowed EBS Master Units shall be increased, decreased or adjusted, as applicable, to take into account the effect of the Unit Reclassification, and the Per Unit Valuation Amount shall be equitably adjusted to take into account the effect of the Unit Reclassification, all as mutually agreed upon by the Emdeon Entities and the Members’ Representative. The parties shall cooperate to effectuate the provisions of this Section 7(b).
          (c) In the event (i) of any merger, consolidation, conversion, statutory business combination or other sales transaction of EBS Master with an unaffiliated third party in which the holders of the Escrowed EBS Master Units are entitled to receive equity securities and/or other property (including cash) in exchange for their Escrowed EBS Master Units, (ii) the Escrowed EBS Master Units become subject to a Drag-Along Event (as defined in the EBS Master LLC Agreement) or are otherwise required to be transferred pursuant to the terms of the EBS Master LLC Agreement (or stockholders or similar agreement), including pursuant to Section 3.7 of the Sixth Amended and Restated Limited Liability Company Agreement in the form attached to the current EBS Master LLC Agreement or (iii) the Escrowed Beneficiary Members transfer their Escrowed EBS Master Units in connection with their exercise of tag-along rights pursuant to (and to the extent permitted by) the EBS Master LLC Agreement (or stockholders or similar agreement) (any such transaction referenced in clauses (i), (ii) or (iii) above, a “Sales Transaction”), then (a) the equity securities and/or other property (including cash) (the “Replacement Escrow Consideration”) received by the Escrow Beneficiary Members in exchange for their Escrowed EBS Master Units in such Sales Transaction shall be held in escrow hereunder in place of the transferred Escrowed EBS Master Units pursuant to the terms set forth herein, and (b) any non-cash consideration included in the Replacement Escrow Consideration shall be valued based on the value given to such consideration in the Sales

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Transaction, all as mutually agreed upon by the Emdeon Entities and the Members’ Representative. The parties shall cooperate to effectuate the provisions set forth in this Section 7(c).
     Section 8. Resignation or Removal of Escrow Agent. Escrow Agent, or any successor Escrow Agent, may resign as Escrow Agent hereunder by giving written notice thereof to the Emdeon Entities and the Members’ Representative. Such resignation shall become effective following such written notice upon the earlier of the appointment by the Emdeon Entities and the Members’ Representative of a successor Escrow Agent that accepts such appointment and agrees to be bound by the provisions of this Agreement, or the expiration of thirty (30) days thereafter. If, at the end of such thirty (30) day period, Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent’s sole responsibility after that time will be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction executed by the Emdeon Entities and the Members’ Representative. The Emdeon Entities and the Members’ Representative shall, by mutual written agreement, have the right to terminate the appointment of the Escrow Agent hereunder by giving written notice thereof to the Escrow Agent specifying the date upon which such termination shall take effect. In the event of such termination, the Escrow Agent shall turn over and deliver to any successor Escrow Agent (if so designated by the Emdeon Entities and the Members’ Representative) the Escrow Fund and a copy of the records and instruments held by Escrow Agent under this Agreement.
     Section 9. Fees and Expenses of Escrow Agent. In consideration of the services to be provided hereunder by Escrow Agent, the Emdeon Entities and the Members’ Representative, on behalf of the Escrow Beneficiary Members, shall pay Escrow Agent the amount set forth on Schedule C attached hereto (of which amount 50% will be paid by the Emdeon Entities and 50% will be paid by the Members’ Representative, on behalf of the Escrow Beneficiary Members), payable in full upon execution of this Agreement. In addition, the Emdeon Entities and the Members’ Representative, on behalf of the Escrow Beneficiary Members, shall reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any such reimbursement to which Escrow Agent is entitled will be borne 50% by the Emdeon Entities and 50% by the Members’ Representative, on behalf of the Escrow Beneficiary Members. Any fees or expenses of Escrow Agent or its counsel which are the responsibility of the Members’ Representative on behalf of the Escrow Beneficiary Members that are not paid as provided for herein may be taken from any property held by Escrow Agent hereunder.
     Section 10. Tax Reporting. The Escrow Beneficiary Members shall report all the income earned on or derived from the Escrow Fund as their taxable income in the taxable year in which such income is properly includible and pay any taxes attributable thereto. The Escrow Agent shall duly and timely prepare the appropriate IRS Forms 1099 and shall promptly deliver copies of such forms to the Members’ Representative (for distribution to each of the Escrow Beneficiary Members).
     Section 11. Miscellaneous.
          (a) Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by facsimile with confirmation of transmission by the transmitting equipment, (iii) received by the addressee, if sent by certified mail, return receipt requested, or (iv) received by the addressee, if sent by a nationally recognized overnight delivery service, return receipt requested, in each case to the appropriate addresses or facsimile numbers set

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forth below (or to such other addresses or facsimile numbers as a party may designate by notice to the other parties):
If to the Members’ Representative:
Longhorn Members Representative, LLC
155 Windover Drive
Asheville, North Carolina 28803
Attention: Murray Lyle, Sole Member and Manager
Facsimile: (828) 651-9115
with a copy to:
Alston & Bird LLP
2200 Ross Avenue
Suite 3601
Dallas, Texas 75201
Attention: Darren C. Hauck
Facsimile: (214) 922-3899
If to the Emdeon Entities:
Emdeon Business Services LLC
3055 Lebanon Pike Suite 1000
Nashville, TN 37214
Attention: Gregory T. Stevens
Facsimile: (615) 340-6153
with a copy to:
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, TN 37238
Attention: Howard H. Lamar III
                  Kevin H. Douglas
Facsimile: (615) 742-2709
                  (615) 742-0454
If to Escrow Agent:
US Bank National Association
Corporate Trust Services
150 Fourth Avenue North, 2nd Floor
Nashville, TN 37219
Attention: Wally Jones

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Telephone: (615) 251-0733
Fascimile: (615) 251-0737
Email: wally.jones@usbank.com
with a copy to:
Adams and Reese, LLP
424 Church Street, Suite 2800
Nashville, TN 37219
Attention: Kolin Holladay
Fascimile: (615) 259-1470
          (b) Waiver. Neither the failure nor any delay by any party in exercising any right under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, and no single or partial exercise of any such right will preclude any other or further exercise of such right or the exercise of any other right. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other parties, provided that a waiver by EBS Master shall bind all of the Emdeon Entities; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement. The rights and remedies of the parties to this Agreement are cumulative and not alternative.
          (c) Entire Agreement and Modification. This Agreement and the Merger Agreement supersede all prior agreements among the parties with respect to the subject matter hereof and constitute a complete and exclusive statement of the terms of the agreement between the parties with respect to such subject matter. This Agreement may not be amended except by a written agreement executed by the Members’ Representative, each of the Emdeon Entities and Escrow Agent.
          (d) Assignment. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party, except that any of the Emdeon Entities may assign any of their rights and delegate any of their obligations under this Agreement, (i) to any Affiliate of such Emdeon Entity, and (ii) in connection with the sale of all or substantially all of the assets of or any business combination transaction involving any such Emdeon Entity; provided, however, that no such assignment or delegation will relieve any Emdeon Entity from any of its obligations hereunder, and provided further that such assigning Emdeon Entity(ies) also assign their interests in the Merger Agreement to the same party(ies). Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right under or with respect to this Agreement or any provision of this Agreement, except such rights as will inure to a successor or permitted assignee pursuant to this Section 10(d).

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          (e) Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force and effect without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause is so significant as to materially affect the expectations of the parties regarding this Agreement. Otherwise, any invalid or unenforceable provision shall be replaced by the parties with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.
          (f) Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All Schedules to this Agreement are incorporated into and constitute an integral part of this Agreement as if fully set forth herein. All words used in this Agreement will be construed to be of such gender or number as the context requires. The word “including” shall be read as “including but not limited to” and otherwise shall be considered illustrative and non-limiting. The language used in the Agreement will be construed, in all cases, according to its fair meaning, and not for or against any party hereto. The parties acknowledge that each party has reviewed this Agreement and that rules of construction, to the effect that any ambiguities are to be resolved against the drafting party, will not be available in the interpretation of this Agreement.
          (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws provisions thereof.
          (h) Execution of Agreement; Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile, or by .pdf or similar imaging transmission, will constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile, or by .pdf or similar imaging transmission, will be deemed to be their original signatures for any purpose whatsoever.
          (i) Further Assurances. The parties shall cooperate reasonably with each other and with their respective representatives and agents in connection with any steps required to be taken as part of their respective obligations under this Agreement, and the parties agree (i) to furnish upon request to the other parties such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other parties may reasonably request, for the purpose of carrying out the intent of this Agreement and the transactions contemplated hereby.
          (j) Survival. Any terms of this Agreement that survive the termination of this Agreement pursuant to the terms set forth herein will survive such termination in accordance with their terms. In addition, the provisions of Sections 5(a), 6, 9, 10 and 11 of this Agreement will survive the expiration or termination of this Agreement.
          (k) Patriot Act. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For a non-individual person such as a

11

business entity, a charity, a trust, or other legal entity, Escrow Agent asks for documentation to verify its formation and existence as a legal entity. Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.
[Signature Page Follows]

12

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EBS Master:

EBS Master LLC

By:

Name:

Its:

Envoy:

Envoy LLC

By:

Name:

Its:

Members’ Representative:

Longhorn Members Representative, LLC

By:

Name:	Murray Lyle
Title:	Sole Member and Manager

ESCROW AGENT:

U.S. Bank National Association

By:

Name:

Title:

Schedule A
Interest in Escrow Fund

Escrow Beneficiary Members	Pro Rata Interest in Escrow Fund
Fehring, James	0.236479%
Guld, Barry	2.766008%
Ingram, Michael	0.840761%
Lyle Holdings, LP	25.221994%
Mahoney, Kevin	0.712937%
National Health Systems, Inc.	24.053323%
Now Technology, Inc.	45.318622%
Sage, Richard	0.849877%
TOTAL:	100.00%

Schedule B
Investment of Escrowed Cash
     Section 1. U.S. BANK NATIONAL ASSOCIATION
     Section 2. MONEY MARKET ACCOUNT AUTHORIZATION FORM
     Section 3. DESCRIPTION AND TERMS
The U.S. Bank Money Market account is a U.S. Bank National Association (“U.S. Bank”) interest-bearing money market deposit account designed to meet the needs of U.S. Bank’s Corporate Trust Services Escrow Group and other Corporate Trust customers of U.S. Bank. Selection of this investment includes authorization to place funds on deposit and invest with U.S. Bank.
U.S. Bank uses the daily balance method to calculate interest on this account (actual/365 or 366). This method applies a daily periodic rate to the principal balance in the account each day. Interest is accrued daily and credited monthly to the account. Interest rates are determined at U.S. Bank’s discretion, and may be tiered by customer deposit amount.
The owner of the account is U.S. Bank as Agent for its trust customers. U.S. Bank’s trust department performs all account deposits and withdrawals. Deposit accounts are FDIC Insured per depositor, as determined under FDIC Regulations, up to applicable FDIC limits.
     Section 4. AUTOMATIC AUTHORIZATION
In the absence of specific written direction to the contrary, U.S. Bank is hereby directed to invest and reinvest proceeds and other available moneys in the U.S. Bank Money Market Account. The U.S. Bank Money Market Account is a permitted investment under the operative documents and this authorization is the permanent direction for investment of the moneys until notified in writing of alternate instructions.

Schedule C
Escrow Agent Fees.

Acceptance Fee:	$	Waived
One Time Escrow Fee:		$2,000.00
Out-of-Pocket Expenses:	$	Included in Escrow Fee
Other Fees/Attorney, etc.:		$3,000.00
TOTAL due at execution of Escrow		$5,000.00
The Acceptance Fee and the Annual Escrow Fee are payable upon execution of the escrow documents. In the event the escrow is not funded, the Acceptance Fee and all related expenses, including attorneys’ fees, remain due and payable, and if paid, will not be refunded. Annual fees cover a full year in advance, or any part thereof, and thus are not pro-rated in the year of termination.
The fees quoted in this schedule apply to services ordinarily rendered in the administration of an Escrow Account and are subject to reasonable adjustment based on final review of documents, or when the Escrow Agent is called upon to undertake unusual duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand. Services in addition to and not contemplated in this Escrow Agreement, including, but not limited to, document amendments and revisions, non-standard cash and/or investment transactions, calculations, notices and reports, and legal fees, will be billed as extraordinary expenses.
Unless otherwise indicated, the above fees relate to the establishment of one escrow account. Additional sub-accounts governed by the same Escrow Agreement may incur an additional charge. Transaction costs include charges for wire transfers, checks, internal transfers and securities transactions.
Escrow Agent Wire Instructions:
U.S. Bank N.A.
ABA   091000022
BNF   USBANK CT SOUTHEAST WIRE CLRG
Beneficiary Account Number:      A/C 173103781824
Beneficiary Account Address:      777 E. Wisconsin Avenue
                                                      Milwaukee, WI 53202-5300
OBI   EBS Master/Envoy/Longhorn Escrow

Exhibit A
Form of Equity Escrow Certification
     The parties acknowledge and agree that, as evidenced hereof, 758,000 EBS Master Units (as defined in the Escrow Agreement (as defined below)) are being delivered and held in escrow pursuant to the terms of that certain Escrow Agreement dated as of July 2, 2009 (the “Escrow Agreement”) by and among EBS Master LLC, Envoy LLC, Longhorn Members Representative, LLC and U.S. Bank National Association.
     IN WITNESS WHEREOF, the parties have executed this certification as of July 2, 2009.

EBS Master LLC

By:

Name:

Its:

Envoy LLC

By:

Name:

Its:

Longhorn Members Representative, LLC

By:

Name:	Murray Lyle
Title:	Sole Member and Manager
Acknowledged and agreed:
U.S. Bank National Association

By:

Name:

Title:

Exhibit D-1
FORM OF
RESTRICTIVE COVENANT AGREEMENT
     This Restrictive Covenant Agreement (this “Agreement”), dated as of July 2, 2009, is by and between EBS Master LLC, a Delaware limited liability company (“EBS Master”), Envoy LLC, a Delaware limited liability company which is a wholly-owned indirect subsidiary of EBS Master (“Envoy”), Emdeon Merger Sub LLC, a Texas limited liability company which is a wholly-owned subsidiary of Envoy (“Merger Sub”), eRx Network, L.L.C., a Texas limited liability company (the “Company”), and [                    ] (the “Member”).
Recitals:
     Concurrently with the execution and delivery of this Agreement, Merger Sub, which is an indirect wholly-owned subsidiary of EBS Master, is merging with and into the Company, with the Company being the surviving entity in the Merger (the “Surviving Entity”), pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated as of July 2, 2009 (the “Merger Agreement”), by and among EBS Master, Envoy, Merger Sub (EBS Master, Envoy and Merger Sub, collectively, the “Emdeon Entities”), the Company and the Members’ Representative. Member, directly or indirectly, owns a portion of the issued and outstanding units of membership interest of the Company, and will receive a portion of the aggregate merger consideration payable by the Emdeon Entities under the Merger Agreement. As an inducement and condition to entering into the Merger Agreement, the Emdeon Entities have required that Member execute and deliver this Agreement pursuant to the terms of the Merger Agreement. All capitalized terms used in this Agreement without definition have the meanings given to them in the Merger Agreement.
Agreement:
     As an inducement for the Emdeon Entities to enter into the Merger Agreement and as additional consideration for the payment of the aggregate merger consideration paid by Merger Sub under the Merger Agreement, Member hereby agrees as follows:
     Section 1. Confidentiality.
          (a) Trade Secret and Proprietary Information. Member acknowledges that, by virtue of his ownership and/or participation in the management of the Company, Member is privy to and Company has supplied Member with valuable information relating to the Company’s Business (as defined below) that prior to the Closing Date provided the Company and its Subsidiaries, and after the Closing Date will provide the Surviving Entity and its Subsidiaries, with a competitive advantage, which information is not generally known by, nor easily learned or determined by, persons outside the Surviving Entity and its Affiliates (collectively “Trade Secret and Proprietary Information”). The term Trade Secret and Proprietary Information shall include, but shall not be limited to, the following to the extent associated with the Company’s Business on or prior to the Closing Date: (i) specifications, manuals, software in various stages of development; (ii) customer and prospect lists, and details of agreements and communications with customers and prospects; (iii) sales plans and projections, product pricing information, acquisition, expansion, marketing, financial and other business information and existing and future products and business plans of the Company and its Subsidiaries; (iv) sales proposals, demonstrations systems, sales material; (v) research and development; (vi) computer programs; (vii) sources of supply; (viii) identity of specialized consultants and contractors and confidential or proprietary information developed by them for the Company or its Subsidiaries; (ix) purchasing, operating and other cost data; (x) special customer needs, cost and pricing data; (xi) patient information, including without limitation Protected Health Information as defined in 45 C.F.R. 164.501 and (xii) employee information (including, but not limited to, personnel, payroll, compensation and benefit data and plans), including all such information recorded in manuals, memoranda, projections, reports, minutes, plans, drawings, sketches, designs, formula books, data, specifications, software programs and records, whether or not legended or otherwise identified by the Company or its Subsidiaries as Trade Secret and Proprietary Information, as well as such information that is the subject of meetings and discussions and not recorded. Trade Secret and Proprietary Information shall not include such information that Member can demonstrate (i) is or becomes generally available to the public (other than as a result of a disclosure by Member), (ii) was disclosed to Member by a third party under no obligation to keep such information confidential, (iii) was lawfully known by Member prior to its disclosure by the Company, (iv) is independently developed by Member without any reference to or use of the Trade Secrets and Proprietary Information, or (v) is disclosed by Member with the Surviving Entity’s prior written approval.
          (b) Duty of Confidentiality. Member acknowledges and agrees that the protection of the Trade Secret and Proprietary Information is necessary to protect and preserve the value of the Surviving Entity and its Subsidiaries following the Closing. Therefore, Member agrees that during the Restricted Period he (i) will hold the Trade Secret and Proprietary Information in confidence and (ii) will not directly or indirectly disclose or use any such Trade Secret and Proprietary Information to any third Person outside the Emdeon Entities; provided that with respect to any Trade Secret and Proprietary Information that is protectable as a trade secret under applicable Legal Requirement, the restrictions in this sentence shall apply for so long as such protection is available under applicable Legal Requirement (instead of the Restricted Period). Member agrees that, in addition to enforcing this restriction, the Surviving Entity may have other rights and remedies under the common law or applicable statutory laws relating to the protection of trade secrets. Notwithstanding anything in this Agreement to the contrary, each party hereto acknowledges and agrees that Member may disclose the Trade Secret and Proprietary Information to the extent required by applicable laws or governmental regulations or judicial or regulatory process, provided that Member shall give the Surviving Entity prompt written notice of any and all such requests for disclosure and shall use commercially reasonable efforts to cooperate with the Surviving Entity and its Affiliates so that the Surviving Entity and its Affiliates have ample opportunity to take all necessary or desired action to avoid disclosure.
          (c) Unfair Competition. Member acknowledges that the Emdeon Entities have a compelling business interest in preventing unfair competition with the Surviving Entity and its Subsidiaries stemming from the intentional or inadvertent use or disclosure of the Trade Secret and Proprietary Information.
          (d) Competitive Business. Member acknowledges that the “Business” shall mean the business of (i) operating an electronic data interchange clearinghouse for the electronic routing of pharmacy claims, DME claims, prescriptions, eligibility verification requests, medical and pharmaceutical history and results, and other administrative, financial and clinical transactions and communications among pharmacies, payers and healthcare providers, (ii) performing pre and post adjudication edits on pharmacy claims, (iii) performing third party reconciliation services and DME accounts receivable research and recovery services, (iv) performing or administering market share,

2

compliance and persistence, medication therapy management, print-on-demand and similar programs for pharmacies, and (v) performing pharmacy benefit administrative services. “Competitive Business” shall mean the Business as conducted by any Person other than the Surviving Entity or any of the Emdeon Entities, or any of their respective Affiliates
     Section 2. Non-Solicitation of Employees, Customers. In order to protect the Company’s Trade Secret and Proprietary Information:
          (a) during the period commencing on the date hereof and ending on the fifth anniversary of the date hereof (the “Non-Solicit Period”), Member will not, and will cause any Affiliates of Member not to, without the express written permission of the Surviving Entity, directly or indirectly solicit, induce, hire, engage, or attempt to hire or engage any employee or independent contractor of the Surviving Entity or any of its Subsidiaries, or in any other way interfere with the Surviving Entity’s or any of its Subsidiaries’ employment or contractual relations with any of their respective employees or independent contractors; provided, however, that this Section 2(a) shall not prohibit solicitations through general public advertisements or other publications of general public circulation not targeted directly to the employees or contractors of the Surviving Entity or any of its Subsidiaries, or solicitation or employment of any individual that is no longer an employee or contractor of the Company, provided that Member otherwise complies with, and causes its Affiliates to otherwise comply with, its obligations hereunder; and
          (b) during the Restricted Period (as defined below), Member will not, and will cause any Affiliates of Member not to, without the express written permission of the Surviving Entity, directly or indirectly contact, call upon or solicit, on behalf of a Competitive Business, any existing or prospective client or customer of the Surviving Entity or any of its Subsidiaries as of the date hereof, nor will Member or any Affiliate of Member attempt to divert or take away from the Surviving Entity or any of its Subsidiaries the business of any such client or customer.
     Section 3. Restrictions on Competition. In order to protect the Company’s Trade Secret and Proprietary Information, during the period commencing on the date hereof and ending on the fifth anniversary of the date hereof (the “Restricted Period”), Member will not, and will cause any Affiliates of Member not to, (as principal, agent, employee, consultant, director or otherwise) anywhere in the United States and Canada, directly or indirectly, without the prior written approval of the Surviving Entity, engage in, invest in, own, manage, operate, finance, control, be employed by or perform any services for, a Competitive Business; provided, however, that this Section 3 shall not prohibit a direct or indirect investment in a Competitive Businesses if it is either (i) publicly traded debt so long as Member holds less than 2% of all outstanding debt interests or (ii) equity in a publicly traded company so long as Member holds less than 2% of all outstanding equity interests. The Restricted Period shall be extended by the length of any period during which Member or any Affiliate thereof is in breach of the terms of this Section 3.
     Section 4. Injunctive Remedies. Member acknowledges and agrees that the restrictions contained in this Agreement are reasonable and necessary to protect the legitimate business interests of the Surviving Entity and its Subsidiaries, and that any violation of any of the restrictions will result in immediate and irreparable injury to the Surviving Entity and its Subsidiaries for which monetary damages will not be an adequate remedy. Member further acknowledges and agrees that if any such restriction is violated, the Surviving Entity will be entitled to immediate relief enjoining such violation (including, without limitation, temporary and permanent injunctions, a decree for specific performance, and an equitable accounting of earnings, profits, and other benefits arising

3

from such violation) in any court having jurisdiction over such claim, without the necessity of showing any actual damage or posting any bond or furnishing any other security, and that the specific enforcement of the provisions of this Agreement will not diminish Member’s ability to earn a livelihood or create or impose upon Member any undue hardship. Member also agrees that any request for such relief by the Surviving Entity shall be in addition to, and without prejudice to, any claim for monetary damages that the Surviving Entity may elect to assert.
     Section 5. Disclosure. Member acknowledges that the Surviving Entity or any Affiliate thereof may provide a copy of this Agreement or any portion hereof to any person with, through or on behalf of whom Member or any Affiliate of Member may, directly or indirectly, breach or threaten to breach any of the provisions of this Agreement.
     Section 6. Miscellaneous.
          (a) Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by facsimile with confirmation of transmission by the transmitting equipment, (iii) received by the addressee, if sent by certified mail, return receipt requested, or (iv) received by the addressee, if sent by a nationally recognized overnight delivery service, return receipt requested, in each case to the appropriate addresses or facsimile numbers set forth below (or to such other addresses or facsimile numbers as a party may designate by notice to the other parties):
     If to the Surviving Entity or the Emdeon Entities:
Emdeon Business Services LLC
3055 Lebanon Pike, Suite 1000
Nashville, TN 37214
Attention: Gregory T. Stevens
Facsimile: (615) 340-6153
with a copy to:
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, TN 37238
Attention: Howard H. Lamar III
                  Kevin H. Douglas
Facsimile: (615) 742-2709
                  (615) 742-0454
     If to Member, to the address set forth on the signature page hereof
          (b) Waiver. Neither the failure nor any delay by any party in exercising any right under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, and no single or partial exercise of any such right will preclude any other or further exercise of such right or the exercise of any other right. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless

4

in writing signed by the other parties, provided that a waiver by EBS Master shall bind all of the Emdeon Entities; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Recognizing that Alston & Bird LLP has acted as legal counsel to the Company prior to the Closing, and that Alston & Bird LLP may act as counsel to Member, the Surviving Entity hereby waives, on its own behalf, any conflicts that may arise in connection with Alston & Bird LLP representing Member after the Closing with respect to disputes related to this Agreement.
          (c) Entire Agreement; Modification. This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements, whether written or oral, between the parties with respect to the subject matter hereof and thereof. This Agreement may not be amended except by a written agreement signed by the Emdeon Entities, the Surviving Entity and Member. [The parties acknowledge that the Member has entered into a Trade Secret and Proprietary Information agreement (“TSPI”) that is ancillary to his Employment Agreement with an Affiliate of the Emdeon Entities. This Agreement and the TSPI shall both be enforceable and neither shall be construed to supersede the other.]1 In addition, Member acknowledges and agrees that nothing set forth in Section 2.9 of the Fifth Amended and Restated Limited Liability Company Agreement of EBS Master will limit or restrict the obligations of Member hereunder.
          (d) Assignment; No Third Party Beneficiaries. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party, except that the Surviving Entity may assign all of its rights and delegate all of its respective obligations under this Agreement (i) to any Affiliate of the Surviving Entity in connection with the assignment of all or substantially all of the Surviving Entity’s Business to such Affiliate, and (ii) in connection with the sale of all or substantially all of the assets of or any business combination transaction involving the Surviving Entity; provided, however, that no such assignment will relieve the Surviving Entity from any of its obligations hereunder. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing in this Agreement will be construed to give any Person other than the parties to this Agreement (including the Surviving Entity) any legal or equitable right under or with respect to this Agreement or any provision of this Agreement, except such rights as will inure to a successor or permitted assignee pursuant to this Section 6(d).
          (e) Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force and effect without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause is so significant as to materially affect the expectations of the parties regarding this Agreement. Otherwise, any invalid or unenforceable provision shall be replaced by the Surviving Entity and the Member with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.

[1]	Note: Italicized text will only be included in Mark and Murray Lyle’s agreements, as they will be the only ones signing both the Restrictive Covenant and a TSPI Agreement.

5

          (f) Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All words used in this Agreement will be construed to be of such gender or number as the context requires. The language used in the Agreement will be construed, in all cases, according to its fair meaning, and not for or against any party hereto. The parties acknowledge that each party has reviewed this Agreement and that rules of construction to the effect that any ambiguities are to be resolved against the drafting party will not be available in the interpretation of this Agreement. As used herein, the following terms and variations thereof shall have the meanings specified in this Section 6(f): (i) “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) “Person” means any individual, partnership, limited partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity, or any Governmental Authority; (iii) “Governmental Authority” means any domestic or foreign federal, state, provincial, local or municipal court, legislature, executive or regulatory authority, agency or commission, or other governmental entity or instrumentality.
          (g) Governing Law. This Agreement, and any claims that arise out of or result from this Agreement, will be governed by and construed under the laws of the State of Texas without regard to any conflicts of laws principles that would require the application of any other law. Each party hereto hereby irrevocably submits in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby to the exclusive jurisdiction and venue of the United States District Court for the Northern District of Texas and the jurisdiction of any court of the State of Texas sitting in Tarrant County, and irrevocably waives any immunity from the jurisdiction of such courts and any claim of improper venue, forum non conveniens or any similar objection which it might otherwise be entitled to raise in any such suit, action or proceeding.
          (h) Waiver of Jury Trial. The parties hereby waive any right to trial by jury in any action or proceeding arising out of or in any way pertaining to this Agreement or the transactions contemplated hereby, whether now or hereafter arising, and whether sounding in contract, tort, or otherwise. Any party may file a copy of this Section 6(h) with any court as written evidence of the knowing, voluntary and bargained agreement between the parties to irrevocably waive trial by jury, and that any proceeding or action whatsoever between the parties relating to this Agreement or the transactions contemplated hereby will instead be tried in a court of competent jurisdiction by a judge sitting without a trial.
          (i) Execution of Agreement; Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile, or by .pdf or similar imaging transmission, will constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile, or by .pdf or similar imaging transmission, will be deemed to be their original signatures for any purpose whatsoever.
          (j) Attorneys’ Fees. The parties agree that in the event it becomes necessary to seek judicial remedies for the breach or threatened breach of this Agreement, the prevailing party will be entitled, in addition to all other remedies, to recover from the non-prevailing party reasonable attorneys’ fees and costs upon the entry of a final nonappealable judgment; provided that in the event

6

each party prevails with respect to certain of the matters in dispute, the trial judge shall equitably apportion the amount of attorneys’ fees and costs recoverable under this Section 6(j).
          (k) Further Assurances. The parties shall cooperate reasonably with each other and with their respective representatives and agents in connection with any steps required to be taken as part of their respective obligations under this Agreement, and the parties agree (i) to furnish upon request to the other parties such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other parties may reasonably request, for the purpose of carrying out the intent of this Agreement.
[remainder of page intentionally left blank]

7

[signature page to Restrictive Covenant Agreement]
     IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed by themselves or by their duly authorized representatives as of the day and date first written above.

EBS Master LLC

By:

Name:

Its:

Envoy LLC

By:

Name:

Its:

Emdeon Merger Sub LLC

By:

Name:

Its:

eRx Network, L.L.C.

By:

Name:

Its:

Member:

Name:

Address:

8

Exhibit D-2
FORM OF
RESTRICTIVE COVENANT AGREEMENT
     This Restrictive Covenant Agreement (this “Agreement”), dated as of July 2, 2009, is by and between EBS Master LLC, a Delaware limited liability company (“EBS Master”), Envoy LLC, a Delaware limited liability company which is a wholly-owned indirect subsidiary of EBS Master (“Envoy”), Emdeon Merger Sub LLC, a Texas limited liability company which is a wholly-owned subsidiary of Envoy (“Merger Sub”), eRx Network, L.L.C., a Texas limited liability company (the “Company”), and [___] (the “Member”).
Recitals:
     Concurrently with the execution and delivery of this Agreement, Merger Sub, which is an indirect wholly-owned subsidiary of EBS Master, is merging with and into the Company, with the Company being the surviving entity in the Merger (the “Surviving Entity”), pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated as of July 2, 2009 (the “Merger Agreement”), by and among EBS Master, Envoy, Merger Sub (EBS Master, Envoy and Merger Sub, collectively, the “Emdeon Entities”), the Company and the Members’ Representative. Member, directly or indirectly, owns a portion of the issued and outstanding units of membership interest of the Company, and will receive a portion of the aggregate merger consideration payable by the Emdeon Entities under the Merger Agreement. As an inducement and condition to entering into the Merger Agreement, the Emdeon Entities have required that Member execute and deliver this Agreement pursuant to the terms of the Merger Agreement. All capitalized terms used in this Agreement without definition have the meanings given to them in the Merger Agreement.
Agreement:
     As an inducement for the Emdeon Entities to enter into the Merger Agreement and as additional consideration for the payment of the aggregate merger consideration paid by Merger Sub under the Merger Agreement, Member hereby agrees as follows:
     Section 1. Confidentiality.
          (a) Trade Secret and Proprietary Information. Member acknowledges that, by virtue of his ownership and/or participation in the management of the Company, Member is privy to and Company has supplied Member with valuable information relating to the Company’s Business (as defined below) that prior to the Closing Date provided the Company and its Subsidiaries, and after the Closing Date will provide the Surviving Entity and its Subsidiaries, with a competitive advantage, which information is not generally known by, nor easily learned or determined by, persons outside the Surviving Entity and its Affiliates (collectively “Trade Secret and Proprietary Information”). The term Trade Secret and Proprietary Information shall include, but shall not be limited to, the following to the extent associated with the Company’s Business on or prior to the Closing Date: (i) specifications, manuals, software in various stages of development; (ii) customer and prospect lists, and details of agreements and communications with customers and prospects; (iii) sales plans and projections, product pricing information, acquisition, expansion, marketing, financial and other business information and existing and future products and business plans of the Company and its Subsidiaries; (iv) sales proposals, demonstrations systems, sales material; (v) research and development; (vi) computer programs; (vii) sources of supply; (viii) identity of specialized consultants and contractors and confidential or proprietary information developed by them for the Company or its Subsidiaries; (ix) purchasing, operating and other cost data; (x) special customer needs, cost and pricing data; (xi) patient information, including without limitation Protected Health Information as defined in 45 C.F.R. 164.501 and (xii) employee information (including, but not limited to, personnel, payroll, compensation and benefit data and plans), including all such information recorded in manuals, memoranda, projections, reports, minutes, plans, drawings, sketches, designs, formula books, data, specifications, software programs and records, whether or not legended or otherwise identified by the Company or its Subsidiaries as Trade Secret and Proprietary Information, as well as such information that is the subject of meetings and discussions and not recorded. Trade Secret and Proprietary Information shall not include such information that Member can demonstrate (i) is or becomes generally available to the public (other than as a result of a disclosure by Member), (ii) was disclosed to Member by a third party under no obligation to keep such information confidential, (iii) was lawfully known by Member prior to its disclosure by the Company, (iv) is independently developed by Member without any reference to or use of the Trade Secrets and Proprietary Information, or (v) is disclosed by Member with the Surviving Entity’s prior written approval.
          (b) Duty of Confidentiality. Member acknowledges and agrees that the protection of the Trade Secret and Proprietary Information is necessary to protect and preserve the value of the Surviving Entity and its Subsidiaries following the Closing. Therefore, Member agrees that during the Restricted Period he (i) will hold the Trade Secret and Proprietary Information in confidence and (ii) will not directly or indirectly disclose or use any such Trade Secret and Proprietary Information to any third Person outside the Emdeon Entities; provided that with respect to any Trade Secret and Proprietary Information that is protectable as a trade secret under applicable Legal Requirement, the restrictions in this sentence shall apply for so long as such protection is available under applicable Legal Requirement (instead of the Restricted Period). Member agrees that, in addition to enforcing this restriction, the Surviving Entity may have other rights and remedies under the common law or applicable statutory laws relating to the protection of trade secrets. Notwithstanding anything in this Agreement to the contrary, each party hereto acknowledges and agrees that Member may disclose the Trade Secret and Proprietary Information to the extent required by applicable laws or governmental regulations or judicial or regulatory process, provided that Member shall give the Surviving Entity prompt written notice of any and all such requests for disclosure and shall use commercially reasonable efforts to cooperate with the Surviving Entity and its Affiliates so that the Surviving Entity and its Affiliates have ample opportunity to take all necessary or desired action to avoid disclosure.
          (c) Unfair Competition. Member acknowledges that the Emdeon Entities have a compelling business interest in preventing unfair competition with Surviving Entity and its Subsidiaries stemming from the intentional or inadvertent use or disclosure of the Trade Secret and Proprietary Information.
          (d) Competitive Business. Member acknowledges that the “Business” shall mean the business of (i) operating an electronic data interchange clearinghouse for the electronic routing of pharmacy claims, DME claims, prescriptions, eligibility verification requests among pharmacies, payers and healthcare providers, (ii) performing pre and post adjudication edits on pharmacy claims, and (iii) performing DME accounts receivable research and recovery services. “Competitive Business” shall mean the Business as conducted by any Person other than the Surviving Entity or any of the Emdeon Entities, or any of their respective Affiliates.

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     Section 2. Non-Solicitation of Employees, Customers. In order to protect the Company’s Trade Secret and Proprietary Information:
          (a) during the period commencing on the date hereof and ending on the third anniversary of the date hereof (the “Non-Solicit Period”), Member will not, and will cause any Affiliates of Member not to, without the express written permission of the Surviving Entity, directly or indirectly solicit, induce, hire, engage, or attempt to hire or engage any employee or independent contractor of the Surviving Entity or any of its Subsidiaries, or in any other way interfere with the Surviving Entity’s or any of its Subsidiaries’ employment or contractual relations with any of their respective employees or independent contractors; provided, however, that this Section 2(a) shall not prohibit solicitations through general public advertisements or other publications of general public circulation not targeted directly to the employees or contractors of the Surviving Entity or any of its Subsidiaries, or solicitation or employment of any individual that is no longer an employee or contractor of the Company, provided that Member otherwise complies with, and causes its Affiliates to otherwise comply with, its obligations hereunder; and
          (b) during the Restricted Period (as defined below), Member will not, and will cause any Affiliates of Member not to, without the express written permission of the Surviving Entity, directly or indirectly contact, call upon or solicit, on behalf of a Competitive Business, any existing or prospective client or customer of the Surviving Entity or any of its Subsidiaries as of the date hereof, nor will Member or any Affiliate of Member attempt to divert or take away from the Surviving Entity or any of its Subsidiaries the business of any such client or customer.
     Section 3. Restrictions on Competition. In order to protect the Company’s Trade Secret and Proprietary Information, during the period commencing on the date hereof and ending on the fifth anniversary of the date hereof (the “Restricted Period”), Member will not, and will cause any Affiliates of Member not to, (as principal, agent, employee, consultant, director or otherwise) anywhere in the United States and Canada, directly or indirectly, without the prior written approval of the Surviving Entity, engage in, invest in, own, manage, operate, finance, control, or be employed by a Competitive Business; provided, however, that this Section 3 shall not prohibit a direct or indirect investment in a Competitive Businesses if it is either (i) publicly traded debt so long as Member holds less than 2% of all outstanding debt interests or (ii) equity in a publicly traded company so long as Member holds less than 2% of all outstanding equity interests. The Restricted Period shall be extended by the length of any period during which Member or any Affiliate thereof is in breach of the terms of this Section 3.
     Section 4. Injunctive Remedies. Member acknowledges and agrees that the restrictions contained in this Agreement are reasonable and necessary to protect the legitimate business interests of the Surviving Entity and its Subsidiaries, and that any violation of any of the restrictions will result in immediate and irreparable injury to the Surviving Entity and its Subsidiaries for which monetary damages will not be an adequate remedy. Member further acknowledges and agrees that if any such restriction is violated, the Surviving Entity will be entitled to immediate relief enjoining such violation (including, without limitation, temporary and permanent injunctions, a decree for specific performance, and an equitable accounting of earnings, profits, and other benefits arising from such violation) in any court having jurisdiction over such claim, without the necessity of showing any actual damage or posting any bond or furnishing any other security, and that the specific enforcement of the provisions of this Agreement will not diminish Member’s ability to earn a livelihood or create or impose upon Member any undue hardship. Member also agrees that any

3

request for such relief by the Surviving Entity shall be in addition to, and without prejudice to, any claim for monetary damages that the Surviving Entity may elect to assert.
     Section 5. Disclosure. Member acknowledges that the Surviving Entity or any Affiliate thereof may provide a copy of this Agreement or any portion hereof to any person with, through or on behalf of whom Member or any Affiliate of Member may, directly or indirectly, breach or threaten to breach any of the provisions of this Agreement.
     Section 6. Miscellaneous.
          (a) Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by facsimile with confirmation of transmission by the transmitting equipment, (iii) received by the addressee, if sent by certified mail, return receipt requested, or (iv) received by the addressee, if sent by a nationally recognized overnight delivery service, return receipt requested, in each case to the appropriate addresses or facsimile numbers set forth below (or to such other addresses or facsimile numbers as a party may designate by notice to the other parties):
     If to the Surviving Entity or the Emdeon Entities:
Emdeon Business Services LLC
3055 Lebanon Pike, Suite 1000
Nashville, TN 37214
Attention: Gregory T. Stevens
Facsimile: (615) 340-6153
with a copy to:
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, TN 37238
Attention: Howard H. Lamar III
 Kevin H. Douglas
Facsimile: (615) 742-2709
 (615) 742-0454
     If to Member, to the address set forth on the signature page hereof
          (b) Waiver. Neither the failure nor any delay by any party in exercising any right under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, and no single or partial exercise of any such right will preclude any other or further exercise of such right or the exercise of any other right. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other parties, provided that a waiver by EBS Master shall bind all of the Emdeon Entities; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to

4

take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Recognizing that Alston & Bird LLP has acted as legal counsel to the Company prior to the Closing, and that Alston & Bird LLP may act as counsel to Member, the Surviving Entity hereby waives, on its own behalf, any conflicts that may arise in connection with Alston & Bird LLP representing Member after the Closing with respect to disputes related to this Agreement.
          (c) Entire Agreement; Modification. This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements, whether written or oral, between the parties with respect to the subject matter hereof and thereof. This Agreement may not be amended except by a written agreement signed by the Emdeon Entities, the Surviving Entity and Member. In addition, Member acknowledges and agrees that nothing set forth in Section 2.9 of the Fifth Amended and Restated Limited Liability Company Agreement of EBS Master will limit or restrict the obligations of Member hereunder.
          (d) Assignment; No Third Party Beneficiaries. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party, except that the Surviving Entity may assign all of its rights and delegate all of its respective obligations under this Agreement (i) to any Affiliate of the Surviving Entity in connection with the assignment of all or substantially all of the Surviving Entity’s Business to such Affiliate, and (ii) in connection with the sale of all or substantially all of the assets of or any business combination transaction involving the Surviving Entity; provided, however, that no such assignment will relieve the Surviving Entity from any of its obligations hereunder. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing in this Agreement will be construed to give any Person other than the parties to this Agreement (including the Surviving Entity) any legal or equitable right under or with respect to this Agreement or any provision of this Agreement, except such rights as will inure to a successor or permitted assignee pursuant to this Section 6(d).
          (e) Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force and effect without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause is so significant as to materially affect the expectations of the parties regarding this Agreement. Otherwise, any invalid or unenforceable provision shall be replaced by the Surviving Entity and the Member with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.
          (f) Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All words used in this Agreement will be construed to be of such gender or number as the context requires. The language used in the Agreement will be construed, in all cases, according to its fair meaning, and not for or against any party hereto. The parties acknowledge that each party has reviewed this Agreement and that rules of construction to the effect that any ambiguities are to be resolved against the drafting party will not be available in the interpretation of this Agreement. As used herein, the following terms and variations thereof shall have the meanings specified in this Section 6(f): (i) “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) “Person” means any individual, partnership, limited partnership, corporation, business trust, limited liability company, limited

5

liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity, or any Governmental Authority; (iii) “Governmental Authority” means any domestic or foreign federal, state, provincial, local or municipal court, legislature, executive or regulatory authority, agency or commission, or other governmental entity or instrumentality.
          (g) Governing Law. This Agreement, and any claims that arise out of or result from this Agreement, will be governed by and construed under the laws of the State of Texas without regard to any conflicts of laws principles that would require the application of any other law. Each party hereto hereby irrevocably submits in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby to the exclusive jurisdiction and venue of the United States District Court for the Northern District of Texas and the jurisdiction of any court of the State of Texas sitting in Tarrant County, and irrevocably waives any immunity from the jurisdiction of such courts and any claim of improper venue, forum non conveniens or any similar objection which it might otherwise be entitled to raise in any such suit, action or proceeding.
          (h) Waiver of Jury Trial. The parties hereby waive any right to trial by jury in any action or proceeding arising out of or in any way pertaining to this Agreement or the transactions contemplated hereby, whether now or hereafter arising, and whether sounding in contract, tort, or otherwise. Any party may file a copy of this Section 6(h) with any court as written evidence of the knowing, voluntary and bargained agreement between the parties to irrevocably waive trial by jury, and that any proceeding or action whatsoever between the parties relating to this Agreement or the transactions contemplated hereby will instead be tried in a court of competent jurisdiction by a judge sitting without a trial.
          (i) Execution of Agreement; Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile, or by .pdf or similar imaging transmission, will constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile, or by .pdf or similar imaging transmission, will be deemed to be their original signatures for any purpose whatsoever.
          (j) Attorneys’ Fees. The parties agree that in the event it becomes necessary to seek judicial remedies for the breach or threatened breach of this Agreement, the prevailing party will be entitled, in addition to all other remedies, to recover from the non-prevailing party reasonable attorneys’ fees and costs upon the entry of a final nonappealable judgment; provided that in the event each party prevails with respect to certain of the matters in dispute, the trial judge shall equitably apportion the amount of attorneys’ fees and costs recoverable under this Section 6(j).
          (k) Further Assurances. The parties shall cooperate reasonably with each other and with their respective representatives and agents in connection with any steps required to be taken as part of their respective obligations under this Agreement, and the parties agree (i) to furnish upon request to the other parties such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other parties may reasonably request, for the purpose of carrying out the intent of this Agreement.
[remainder of page intentionally left blank]

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[signature page to Restrictive Covenant Agreement]
     IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed by themselves or by their duly authorized representatives as of the day and date first written above.

EBS Master LLC

By:
Name:
Its:

Envoy LLC

By:
Name:
Its:

Emdeon Merger Sub LLC

By:
Name:
Its:

eRx Network, L.L.C.

By:
Name:
Its:

Member:

Name:
Address:

7

Exhibit E
FIFTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
EBS MASTER LLC
DATED AS OF JULY 2, 2009

(i)

(ii)

(iii)

FIFTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
EBS MASTER LLC
     This FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended, supplemented or restated from time to time, this “Agreement”) is entered into as of July 2, 2009, by and among EBS MASTER LLC, a Delaware limited liability company (the “Company”), Hellman & Friedman Capital Associates VI, L.P., a Delaware limited partnership (“HF Purchaser 1”), Hellman & Friedman Capital Executives VI, L.P., a Delaware limited partnership (“HF Purchaser 2”), HFCP VI Domestic AIV, L.P., a Delaware limited partnership (“HF Purchaser 3”), H&F Harrington AIV I, L.P., a Delaware limited partnership (“HF Purchaser 4” and, together with HF Purchaser 1, HF Purchaser 2, HF Purchaser 3 and any HF Permitted Transferees, the “HF Members”), Emdeon Inc., a Delaware corporation (“Existing GA Member”), EBS Acquisition II LLC, a Delaware limited liability company (“GA Purchaser II” and, together with Existing GA Member and any GA Permitted Transferees, the “GA Members”), EBS Executive Incentive Plan LLC, a Delaware limited liability company (the “Plan Member”), and the holders set forth on Schedule 1 (collectively, the “eRx Members”), as the Members, pursuant to the provisions of the Act, on the following terms and conditions.
RECITALS
     WHEREAS, the Company was formed pursuant to a Certificate of Formation filed in the office of the Delaware Secretary of State on September 20, 2006;
     WHEREAS, the Members of the Company desire to amend and restate the Fourth Amended and Restated Limited Liability Company Agreement, dated as of May 21, 2008, as amended (the “Fourth Amended LLC Agreement”), of the Company in connection with the acquisition of eRx Network, L.L.C. and the admission of the eRx Members to the Company; and
     WHEREAS, this Agreement shall supersede the Fourth Amended LLC Agreement in its entirety as of the date hereof.
     NOW THEREFORE, the Members hereby agree as follows:
AGREEMENT
     In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,
     (a) the terms defined in this Section 1.1 have the meanings assigned to them in this Section 1.1 and are applicable to the singular as well as the plural forms of such terms;
     (b) all accounting terms not otherwise defined herein have the meanings assigned under GAAP (as defined below);
     (c) all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars;
     (d) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;
     (e) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;
     (f) “or” is not exclusive; and
     (g) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.
     As used in this Agreement and the Annexes, Schedules and Exhibits attached to this Agreement, the following definitions shall apply:
     “Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (or any corresponding provisions of succeeding law).
     “Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity.
     “Additional Awards” has the meaning set forth in Section 3.3(c)(v).
     “Adjusted Basis” has the meaning given such term in Section 1011 of the Code.

     “Adjusted Capital Account Deficit” means the deficit balance, if any, in such Member’s Capital Account at the end of any Fiscal Year, with the following adjustments:
(a) credit to such Capital Account any amount that such Member is obligated to restore under Treasury Regulations Section 1.704-1(b)(2)(ii)(c), as well as any addition thereto pursuant to the next to last sentences of the Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) after taking into account thereunder any changes during such year in Company Minimum Gain and in the minimum gain attributable to any Member Nonrecourse Debt; and
(b) debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).
This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.
     “Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. The term “affiliated” shall have the correlative meaning. For purposes of this Agreement, (i) the GA Members, GAP LP, GA LLC, GAP Coinvestments III, GAP Coinvestments IV, GapStar, GmbH Coinvestment and GAP-W shall each be deemed to be Affiliates of one another and (ii) the HF Members, HF Fund I, HF Fund II, HF Fund III, HF Fund IV, HF Fund V, HF Fund VI, HF Fund VII and H&F shall each be deemed to be Affiliates of one another. Except as otherwise set forth in this Agreement, (x) no portfolio company of GA LLC (or its Affiliates) shall be deemed or treated as an Affiliate of the GA Members and (y) no portfolio company of H&F (or its Affiliates) shall be deemed or treated as an Affiliate of the HF Members.
     “Aggregate Grant Reduction Amount” has the meaning set forth on Exhibit B.
     “Aggregate Net Grant Distribution Amount” has the meaning set forth in Exhibit B.
     “Agreement” has the meaning set forth in the preamble.
     “Annual Target Tax Distribution” shall have the meaning set forth in Section 5.2(a).
     “Auditors” means Ernst & Young LLP, or such other firm of independent accountants selected in accordance with the terms of this Agreement to independently audit and report on the financial statements of the Company.

     “Award Agreement” means any award agreement entered into pursuant to the Management Incentive Plan or the Phantom Plan.
     “Beginning Net Capital” means the amount of capital (net of distributions) contributed or deemed to have been contributed by each of the Members as of the Effective Date, the amount or deemed value of which is set forth on Exhibit A.
     “beneficially own” and “beneficial owner” shall be as defined in Rule 13d-3 of the rules promulgated under the Exchange Act.
     “Board” means the Board of Directors of the Company.
     “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.
     “Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with Section 3.4 of this Agreement.
     “Capital Contributions” means, with respect to any Member, the amount of cash and the initial Gross Asset Value of any property (other than cash) contributed to the Company with respect to the Units held or purchased by such Member.
     “Class A Units” means the ownership interests in the Plan Member constituting a profits interest, which were issued in accordance with, and are subject to the terms and conditions (including relating to vesting and forfeiture), of the Management Incentive Plan and the related award agreements, that represent an indirect interest in all of the Grant A Units.
     “Class Units” has the meaning set forth on Exhibit B.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law.)
     “Company” has the meaning set forth in the preamble to this Agreement.
     “Company Election Period” has the meaning set forth in Section 9.4(b).
     “Company Minimum Gain” has the meaning of “partnership minimum gain” set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d). It is further understood that Company Minimum Gain shall be determined in a manner consistent with the rules of Regulations Section 1.702-2(b)(2) including the requirement that if the adjusted Gross Asset Value of property subject to one or more Nonrecourse Liabilities differs from its adjusted tax basis, Company Minimum Gain shall be determined with reference to such Gross Asset Value.
     “Confidential Information” has the meaning set forth in Section 13.6.

     “Contract” means any written agreement, contract, lease, sublease, license, sublicense, obligation, promise or undertaking.
     “Control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.
     “Credit Facilities” means (i) the First Lien Credit Agreement, (ii) the Second Lien Credit Agreement entered into on or about November 16, 2006 among Emdeon Business Services LLC, as borrower, MediFax, as additional borrower, the Company, as parent guarantor, Citibank, N.A., as administrative agent and collateral agent and the lenders party thereto, together with all agreements entered into in connection therewith, in each case as may be amended, supplemented and/or restated from time to time and (iii) if such Credit Facilities are refinanced in the manner permitted hereunder, the agreements governing such refinancings.
     “Cumulative Distributions” has the meaning set forth in Exhibit B.
     “DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time (or any corresponding provisions of succeeding law).
     “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its Adjusted Basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning Adjusted Basis; provided, however, that if the Adjusted Basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Tax Matters Member.
     “Director” means any of the individuals elected by the Members to serve on the Board in accordance with Section 6.1.
     “Drag-Along Event” has the meaning set forth in Section 9.5(a).
     “Drag-Along Notice” has the meaning set forth in Section 9.5(c).
     “EBS Business” means: (i) the business of operating an electronic data interchange clearinghouse for the electronic routing of healthcare claims, encounters, eligibility verification requests, electronic remittance advice, and other administrative healthcare transactions between healthcare providers and payers; and (ii) the business of printing, inserting and mailing paper-based explanations of patient benefits forms, explanation of healthcare provider payments forms and patient statements of healthcare providers.
     “EBS LLC” means Emdeon Business Services LLC, a Delaware limited liability company.
     “Effective Date” means February 8, 2008.
     “Election Notice” has the meaning set forth in Section 9.4(b).
     “Encumbrance” means any security interest, pledge, hypothecation, mortgage, lien or other encumbrance.
     “Equity Securities” means (i) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person as well as debt or equity instruments convertible, exchangeable or exercisable into any such units, interests, rights or other ownership interests and (ii) with respect to a corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing.
     “eRx Escrow Units” means any eRx Units held in escrow.
     “eRx Members” has the meaning set forth in the preamble of this Agreement.
     “eRx Merger Agreement” means the Agreement and Plan of Merger, dated as of the date hereof, by and among the Company, Envoy LLC, Emdeon Merger Sub LLC, eRx Network, L.L.C. and the Members’ Representative (as defined therein).
     “eRx Permitted Transferee” means any of (i) a trust established by or for the benefit of an eRx Member of which only such eRx Member and his or her immediate family members are beneficiaries, (ii) any Person established for the benefit of, and beneficially owned solely by, an entity eRx Member or the sole individual direct or indirect owner of an entity eRx Member, (iii) upon an individual eRx Member’s death, an executor, administrator or beneficiary of the estate of the deceased eRx Member, (iv) with respect to eRx Units held by Lyle Holdings, LP, Mark Lyle (and upon his death, an executor, administrator or beneficiary of his estate) or a trust established by or for the benefit of Mark Lyle of which only Mark Lyle and his or her immediate family members are beneficiaries, and (v) with respect to eRx Units held by National Health Systems, Inc. (“NHS”) any controlled Affiliate of NHS, Ken Hill or his immediate family members for so long as such Person remains a controlled Affiliate of NHS, Ken Hill or his immediate family members.

     “eRx Units” means the Units held by the eRx Members.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Executive Holdco” has the meaning set forth in Section 3.3(c).
     “Existing GA Member” has the meaning set forth in the preamble to this Agreement.
     “Fair Market Value” means the fair market value of any property as determined in good faith by the Board after taking into account such factors as the Board shall deem appropriate.
     “FINRA” means the Financial Industry Regulatory Authority, or any successor self-regulatory organization.
     “First Lien Credit Agreement” means that certain First Lien Credit Agreement entered into on or about November 16, 2006 among Emdeon Business Services LLC, as borrower, MediFax, as additional borrower, the Company, as parent guarantor, Citibank, N.A., as administrative agent, collateral agent and issuing bank and the lenders party thereto, together with all agreements entered into in connection therewith, in each case as may be amended, supplemented and/or restated from time to time.
     “Fiscal Year” means (i) the period commencing on the closing date of the transactions contemplated by the Merger Agreement and ending on December 31st, (ii) any subsequent 12 month period commencing on January 1st and ending on December 31st, or (iii) any portion of the period described in clause (ii) for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article IV hereof.
     “Form S-1/A” means the Form S-1/A filed with the Securities and Exchange Commission on June 16, 2009, with modifications acceptable to the GA Members and the HF Members.
     “Fourth Amended LLC Agreement” has the meaning set forth in the recitals to this Agreement.
     “GA Corp.” means (i) any GA Member that is treated as a corporation for federal income tax purposes, and (ii) with respect to any GA Member that is not treated as a corporation for federal income tax purposes, one or more entities that, directly or indirectly, own interests in such GA Member and are treated as corporations for federal income tax purposes.
     “GA LLC” means General Atlantic LLC, a Delaware limited liability company.

     “GA Members” has the meaning set forth in the preamble to this Agreement.
     “GA Permitted Transferee” means any investment fund affiliated with Existing GA Member and/or GA Purchaser II that was formed to make or hold multiple investments and not formed for the specific purpose of making or facilitating an investment in the Company, provided that the direct or indirect investment in the Company by such fund will not constitute a larger percentage of such fund’s aggregate investments than the agreement of limited partnership or operating agreement of such fund would permit.
     “GA Purchaser II” has the meaning as set forth in the preamble to this Agreement.
     “GAAP” means United States generally accepted accounting principles and practices in effect from time to time.
     “GAP Coinvestments III” means GAP Coinvestments III LLC, a Delaware limited liability company.
     “GAP Coinvestments IV” means GAP Coinvestments IV, LLC, a Delaware limited liability company.
     “GAP LP” means, collectively, General Atlantic Partners 83B, L.P., a Delaware limited partnership, and General Atlantic Partners 84, L.P., a Delaware limited partnership.
     “GapStar” means GapStar, LLC, a Delaware limited liability company.
     “GAP-W” means GAP-W, LLC, a Delaware limited liability company.
     “GmbH Coinvestment” means GAPCO GmbH & Co. KG a German limited partnership.
     “Governmental Entity” means any federal, national, supranational, state, provincial, local, foreign or other government, governmental, stock exchange, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.
     “Grant Distribution Amount” has the meaning set forth on Exhibit B.
     “Grant Preference Amount” has the meaning set forth on Exhibit B.
     “Grant Reduction Amount” has the meaning set forth on Exhibit B.
     “Grant A Units” means the ownership interest in the Company granted to the Plan Member on April 6, 2007 constituting a profits interest, which represents a share in the profits of the Company in an amount equal to the Net Grant Distribution Amount as set forth on Exhibit A with respect to Grant A Units and is subject to certain terms and conditions, including, without limitation regarding vesting, forfeiture and repurchase as set forth in the Management Incentive Plan and the related Award Agreements.
     “Grant Units” means the Grant A Units and any other class of “Grant Units” issued by the Company to the Plan Member or any other Person from time to time as set forth on Exhibit A.
     “Gross Asset Value” means, with respect to any asset, the asset’s Adjusted Basis for federal income tax purposes, except as follows:
(a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset;
(b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Property as consideration for an interest in the Company; (iii) the issuance by the Company of interests in the Company that are Profits Interests; and (iv) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i), (ii) and (iii) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;;
(c) The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross Fair Market Value of such asset on the date of distribution; and
(d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subsection (f) in the definition of “Profits” and “Losses” below and Section 3.4 hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection to the extent the Board determines that an adjustment pursuant to subsection (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).
If the Gross Asset Value of an asset has been determined or adjusted pursuant to subsections (a), (b) or (d) of this definition of Gross Asset Value, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.
     “H&F” means Hellman & Friedman LLC, a Delaware limited liability company.
     “HF Corp.” means one or more entities that, directly or indirectly, own interests in an HF Member and are treated as corporations for federal income tax purposes.
     “HF Fund I” means, collectively, Hellman & Friedman Capital Partners, L.P., a California limited partnership, and the parallel funds and alternative investment vehicles related thereto, all of which are directly or indirectly controlled by H&F.
     “HF Fund II” means, collectively, Hellman & Friedman Capital Partners II, L.P., a California limited partnership, and the parallel funds and alternative investment vehicles related thereto, all of which are directly or indirectly controlled by H&F.
     “HF Fund III” means, collectively, Hellman & Friedman Capital Partners III, L.P., a California limited partnership, and the parallel funds and alternative investment vehicles related thereto, all of which are directly or indirectly controlled by H&F.
     “HF Fund IV” means, collectively, Hellman & Friedman Capital Partners IV, L.P., a California limited partnership, and the parallel funds and alternative investment vehicles related thereto, all of which are directly or indirectly controlled by H&F.
     “HF Fund V” means, collectively, Hellman & Friedman Capital Partners V, L.P., a Delaware limited partnership, and the parallel funds and alternative investment vehicles related thereto, all of which are directly or indirectly controlled by H&F.
     “HF Fund VI” means, collectively, Hellman & Friedman Capital Partners VI, L.P., a Delaware limited partnership, and the parallel funds and alternative investment vehicles related thereto, all of which are directly or indirectly controlled by H&F.
     “HF Fund VII” means, collectively, Hellman & Friedman Capital Partners VII, L.P., a Cayman Islands exempted limited partnership, and the parallel funds and alternative investment vehicles related thereto, all of which are directly or indirectly controlled by H&F or Affiliates of H&F, and any successor fund thereto so long as such successor fund is directly or indirectly controlled by H&F or Affiliates of H&F.
     “HF Funds” means HF Fund I, HF Fund II, HF Fund III, HF Fund IV, HF Fund V, HF Fund VI and HF Fund VII.

     “HF Members” has the meaning set forth in the preamble to this Agreement.
     “HF Permitted Transferee” means any investment fund affiliated with HF Purchaser 1, HF Purchaser 2, HF Purchaser 3 and/or HF Purchaser 4 (including, without limitation, the HF Funds) that was formed to make or hold multiple investments and not formed for the specific purpose of making or facilitating an investment in the Company (or, in the case of “alternative investment vehicles” formed by, and that have the same partners with the same proportionate interests as an HF Fund, the HF Fund was formed to make multiple investments and not formed for the specific purpose of making or facilitating an investment in the Company), provided that the direct or indirect investment in the Company by such fund will not constitute a larger percentage of such fund’s aggregate investments than the agreement of limited partnership of such fund would permit.
     “HF Purchaser 1” has the meaning set forth in the preamble to this Agreement.
     “HF Purchaser 2” has the meaning set forth in the preamble to this Agreement.
     “HF Purchaser 3” has the meaning set forth in the preamble to this Agreement.
     “HF Purchaser 4” has the meaning set forth in the preamble to this Agreement.
     “HLTH” means HLTH Corporation, a Delaware corporation.
     “Hurdle Amount” has the meaning set forth in Exhibit B.
     “Indebtedness” means (a) all indebtedness for borrowed money (including capitalized lease obligations, sale-leaseback transactions or other similar transactions, however evidenced), (b) any other indebtedness that is evidenced by a note, bond, debenture, draft or similar instrument, (c) notes payable and (d) lines of credit and any other agreements relating to the borrowing of money or extension of credit.
     “Indemnifiable Company Tax Loss” means a Loss as defined in Section 9.02 of the Purchase Agreement or in Section 9.02 of the Merger Agreement that is incurred by the Company or any of its Subsidiaries for which an indemnification payment is made pursuant to Article VII of the Purchase Agreement or Article VII of the Merger Agreement.
     “Indemnitee” has the meaning set forth in Section 6.7(a).
     “Indemnitee-Related Entities” means any Person (other than the Company, any other Person controlled by the Company or the insurer under and pursuant to an insurance policy of the Company or any such controlled Person) from whom any Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company or any other Person controlled by the Company may also have an indemnification or advancement obligation.
     “Independent Director” means an individual who is not (i) an Affiliate of the Company, H&F or GA LLC or (ii) an officer, director or employee of the Company, H&F, GA LLC or any of their respective Affiliates. For purposes of this definition, neither GA LLC nor H&F shall be deemed to be an Affiliate of any portfolio company of GA LLC or its Affiliates on the one hand or H&F or its Affiliates on the other hand unless (x) either GA LLC and its Affiliates on the one hand or H&F and its Affiliates on the other hand beneficially own a majority of the Equity Securities of, or otherwise control, such portfolio company and (y) such portfolio company is not subject to periodic disclosure requirements of the Exchange Act.
     “Initiating Member” has the meaning set forth in Section 9.5(a).
     “Interest” means the entire interest of a Member in the Company, including the Units and all of such Member’s rights, powers and privileges under this Agreement and the Act.
     “IPO” has the meaning set forth in Section 8.1.
     “IPO Effective Date” has the meaning set forth in Section 6.4(d).
     “Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, requirement or rule of law (including common law).
     “Legal Action” has the meaning set forth in Section 13.8.
     “Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.
     “Liquidating Events” has the meaning set forth in Section 12.1.
     “Loss” means any and all losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys’ fees and expenses, but excluding any allocation of corporate overhead, internal legal department costs and other internal costs and expenses).
     “M&A / Transaction Fee” shall have the meaning set forth in Section 6.9(a).
     “Management Incentive Plan” has the meaning set forth in Section 3.3(c).
     “Management Member” has the meaning set forth in Section 3.3(c).

     “Marketable Securities” has the meaning set forth in Section 9.4(d).
     “Member” means any Person that executes this Agreement as a Member, and any other Person admitted to the Company as an additional or substituted Member, that has not made a disposition of such Person’s entire Interest. “Members” mean all such Persons.
     “Member Minimum Gain” has the meaning ascribed to “partner nonrecourse debt minimum gain” set forth in Treasury Regulations Section 1.704-2(i). It is further understood that the determination of Member Minimum Gain and the net increase or decrease in Member Minimum Gain shall be made in the same manner as required for such determination of Company Minimum Gain under Treasury Regulations Sections 1.704-2(d) and -2(g)(3).
     “Member Nonrecourse Debt” has the meaning of “partner nonrecourse debt” set forth in Section 1.704-2(b)(4) of the Treasury Regulations.
     “Member Nonrecourse Deductions” has the meaning of “partner nonrecourse deductions” set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Treasury Regulations.
     “Merger Agreement” means the Amended and Restated Agreement and Plan of Merger, dated as of November 15, 2006, among Emdeon Corporation (now known as HLTH), EBS Holdco, Inc., the Company, EBS LLC, MEDIFAX-EDI HOLDING COMPANY, Existing GA Member, GA EBS Merger LLC and EBS Merger Co.
     “Net Grant Distribution Amount” has the meaning set forth in Exhibit B.
     “Newco” has the meaning set forth in Section 7.4(a).
     “Nonrecourse Debt” means any Company Liability that is considered to be nonrecourse for purposes of Treasury Regulation Section 1.1001-1 (without regard to whether such Liability is a recourse Liability under Treasury Regulations Section 1.752-2), and any Company Liability for which the creditor’s right to repayment is limited to one or more assets of the Company.
     “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Treasury Regulations.
     “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Treasury Regulations.
     “Nonrefundable Tax Distributions” has the meaning set forth in Exhibit B.
     “Notice” has the meaning set forth in Section 3.3(d).
     “Original Effective Date” has the meaning set forth in Section 5.2(c).

     “Other Member” has the meaning set forth in Section 9.6(a).
     “Other Similar Activities” has the meaning set forth in Section 2.9(b).
     “Percentage Interest” means with respect to any Cumulative Distribution and each class of Grant Units, the number of vested and unvested outstanding Grant Units in that class divided by the total outstanding Units in the Company treating any class of Grant Units in the numerator or the denominator of the foregoing ratio as outstanding only to the extent such Cumulative Distribution exceeds the Hurdle Amount for such class.
     “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.
     “Phantom Plan” has the meaning set forth in Section 3.3(c).
     “Phantom Plan Awards” has the meaning set forth in Section 3.3(c).
     “Phantom Plan Payout Amount” has the meaning set forth in Exhibit B.
     “Phantom Plans” has the meaning set forth in Exhibit B.
     “Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations as the same may be amended from time to time.
     “Plan Member” has the meaning set forth in the preamble to this Agreement.
     “Post-IPO Stockholders Agreement” has the meaning set forth in Section 7.4(e).
     “Potential Incremental Grant Distribution Amount” has the meaning set forth in Exhibit B.
     “Preemptive Holder” has the meaning set forth in Section 9.7(a).
     “Preemptive Offer” has the meaning set forth in Section 9.7(a).
     “Preemptive Offer Period” has the meaning set forth in Section 9.7(a).
     “Preemptive Reoffer Period” has the meaning set forth in Section 9.7(c).
     “Preemptive Securities” has the meaning set forth in Section 9.7(a).

     “Preemptive Share” has the meaning set forth in Section 9.7(b).
     “President and Chief Executive Officer” has the meaning set forth in Section 6.5(b).
     “Prime Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.
     “Pro Rata Commencement Time” has the meaning set forth in Section 7.4(f).
     “Profits” and “Losses” mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:
(a) any depreciation, amortization and/or cost recovery deductions with respect to any asset shall be deemed to be equal to the Depreciation available with respect to such asset;
(b) any income or gain of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;
(c) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;
(d) in the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) or (c) or the definition of Gross Asset Value above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;
(e) gain or loss resulting from any disposition of Company assets with respect to which gain or loss is recognized for federal income tax purposes shall be computed with reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value; and
(f) any items of income, gain, loss or deduction which are specifically allocated pursuant to the provisions of Sections 4.3 through 4.5 hereof shall not be taken into account in computing Profits and Losses for any taxable year.
     “Profits Interests” has the meaning set forth in Section 3.3(c).
     “Property” means all real and personal property owned by the Company from time to time, including both tangible and intangible property.
     “Proposed Transfer” has the meaning set forth in Section 9.4(a).
     “Proprietary Information” has the meaning set forth in Section 10.1.
     “Public Offering” has the meaning set forth in Section 8.1.
     “Purchase Agreement” means the Securities Purchase Agreement, dated as of February 8, 2008, by and among HLTH, SYN Business Holdings, Inc., the Company, the HF Members (other than the HF Permitted Transferees) and the GA Members (other than the GA Permitted Transferees).
     “Quarterly Tax Distribution” has the meaning set forth in Section 5.2(a).
     “Regulatory Allocations” has the meaning set forth in Section 4.3(g).
     “Related Party Agreement” means any Contract between the Company or any of its Subsidiaries, on the one hand, and any Member or any of its Affiliates, on the other hand, entered into in accordance with the terms of this Agreement.
     “ROFO Parties” has the meaning set forth in Section 9.4(a).
     “ROFO Party Election Period” has the meaning set forth in Section 9.4(b).
     “Sale” or “Sale of the Company” means (i) any sale (whether by merger, consolidation, recapitalization, reorganization, sale of securities, sale of assets or otherwise) in one transaction or a series of related transactions to a Person (other than any GA Member, any HF Member or any of their respective Affiliates, including, for this purpose, any of their respective portfolio companies) that acquires 100% of the Units owned by the GA Members, the HF Members and the eRx Members, whether directly or through an acquisition of the GA Members and the HF Members, or (ii) a sale of all or substantially all of the assets of the Company and its Subsidiaries.
     “Sale Notice” has the meaning set forth in Section 9.6(b).
     “Section 351 Exchange” means an exchange that qualifies for treatment under Section 351 of the Code.
     “Section 351 Transferor” means a contributor of property to Newco or the Existing GA Member, as applicable, in a Section 351 Exchange.

     “Securities Act” means the Securities Act of 1933, as amended.
     “Selling Members” has the meaning set forth in Section 9.4(a).
     “Sixth Amended LLC Agreement” has the meaning set forth in Section 7.4(e).
     “Sponsor Fees” has the meaning set forth in Section 6.9(a).
     “Subsidiary” means, with respect to any specified Person, any other Person with respect to which such specified Person (x) has, directly or indirectly, the power, through the ownership of securities or otherwise, to elect a majority of directors or similar managing body or (y) beneficially owns, directly or indirectly, a majority of such Person’s Equity Securities.
     “Tag-Along Notice” has the meaning set forth in Section 9.6(b).
     “Tag-Along Right” has the meaning set forth in Section 9.6(a).
     “Tag-Along Sale Transaction” has the meaning set forth in Section 9.6(a).
     “Tag-Along Seller” has the meaning set forth in Section 9.6(a).
     “Tax Distributions” has the meaning set forth in Section 5.2(a).
     “Tax Matters Member” means the “tax matters partner” as defined in Code Section 6231(a)(7) and as appointed in Section 11.4.
     “Third Amended LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of the Company dated as of February 8, 2008.
     “Transfer” means, as a noun, any voluntary or involuntary, direct or indirect (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor, by operation of law or otherwise), transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily, directly or indirectly (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor or any Person that controls the Transferor, by operation of law or otherwise), to transfer, sell, pledge or hypothecate or otherwise dispose of, provided, that (i) a change in the relative equity ownership in GA LLC or H&F among the individual officers, directors, managers, partners or other individual controlling persons of GA LLC or H&F, as applicable (in each case, as compared to the relative equity ownership thereof as of the Effective Date), shall not of itself constitute a “Transfer,” (ii) a pledge by GAP LP, GA LLC, GAP Coinvestments III, GAP Coinvestments IV, GapStar, Gmbh Coinvestment or GAP-W (collectively, the “GA Entities”) or their respective controlled Affiliates of the Equity Securities of the Company or Equity Securities of Existing GA Member or GA Purchaser II under any credit facility of a GA Entity shall not of itself constitute a “Transfer” and (iii) a pledge by any HF Member or its controlled Affiliates of the Equity Securities of the Company under any credit facility of an HF Member shall not of itself constitute a “Transfer.” For the avoidance of doubt, (a) any Transfer, directly or indirectly, of any Equity Securities of any GA Member by any Person that is not a partner or member of a GA Entity shall be considered a Transfer by the GA Member, (b) any Transfer, directly or indirectly, of any Equity Securities of any HF Member by any Person that is not a partner in HF Fund VI shall be considered a Transfer by the HF Member, (c) any assignment of Equity Securities of any of the GA Entities or HF Fund VI that results in a Person holding directly or indirectly any Equity Securities in a GA Member or an HF Member will not be considered a Transfer, and (d) any assignment of Equity Securities of NHS among Ken Hill and his family members will not be considered a Transfer. The terms “Transferee,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.
     “Transfer Notice” has the meaning set forth in Section 9.4(a).
     “Treasury Regulations” means pronouncements, as amended from time to time, or their successor pronouncements, which clarify, interpret and apply the provisions of the Code, and which are designated as “Treasury Regulations” by the United States Department of the Treasury.
     “Units” means the Units issued hereunder, including the Grant Units and the eRx Units, and shall also include any equity security issued in respect of or in exchange for Units, whether by way of dividend or other distribution, split, recapitalization, merger, rollup transaction, consolidation, conversion or reorganization.
     “VCOC Equityholder” has the meaning set forth in Section 11.1(d).
     “Winding-Up Member” has the meaning set forth in Section 12.3(a).
ARTICLE II
ORGANIZATION OF THE LIMITED LIABILITY COMPANY
     Section 2.1 Formation. The Company has been formed as a limited liability company subject to the provisions of the Act upon the terms, provisions and conditions set forth in this Agreement.
     Section 2.2 Filing. The Company’s Certificate of Formation has been filed with the Delaware Secretary of State in accordance with the Act. The Members shall execute such further documents (including amendments to such Certificate of Formation) and take such further action as is appropriate to comply with the requirements of law for the formation or operation of a limited liability company in Delaware and in all states and counties where the Company may conduct its business.

     Section 2.3 Name. The name of the Company is “EBS MASTER LLC” and all business of the Company shall be conducted in such name or, in the discretion of the Board, under any other name.
     Section 2.4 Registered Office, Registered Agent. The location of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, or at such other place as the Board from time to time may select. The name and address for service of process on the Company in the State of Delaware are The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, or such other qualified Person as the Board may designate from time to time and its business address.
     Section 2.5 Principal Place of Business. The principal place of business of the Company shall be located in such place as is determined by the Board from time to time.
     Section 2.6 Purpose; Powers. The purpose of the Company shall be to operate the EBS Business, together with all activities and transactions that are necessary or appropriate in connection therewith, and to conduct any other business activities permitted from time to time under the Act as such business activities may be determined by the Board. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Company set forth in this Section 2.6.
     Section 2.7 Term. The term of the Company commenced on the date of filing of the Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue indefinitely. The Company may be dissolved and its affairs wound up only in accordance with Article XII hereof.
     Section 2.8 Intent. It is the intent of the Members that the Company be operated in a manner consistent with its treatment as a “partnership” for federal and state income tax purposes. It is also the intent of the Members that the Company not be operated or treated as a “partnership” for purposes of Section 303 of the Federal Bankruptcy Code. Neither the Company nor any Member shall take any action inconsistent with the express intent of the parties hereto as set forth in this Section 2.8.
     Section 2.9 Independent Activities; Transactions with Affiliates. Except as set forth in this Agreement:
     (a) The Directors and officers of the Company shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company, and, except as set forth in this Agreement, each Director and officer shall be free to serve any other Person or enterprise in any capacity that each such Director or officer may deem appropriate in his or her discretion.

     (b) The Members acknowledge and understand that the GA Members, the HF Members, the eRx Members (except as set forth in any restrictive covenant under, or other agreement to be entered into pursuant to, the eRx Merger Agreement), each Director and/or one or more of their respective Affiliates may hereafter engage in business activities (or may invest or acquire businesses or assets) which may be the same as or similar to and may compete with the business conducted by the Company (“Other Similar Activities”). Without limiting Section 13.6 or any other agreements by which a Member or its Affiliates may be bound restricting that Person’s activities (including, in the case of the eRx Members, any restrictive covenant under, or other agreement to be entered into pursuant to, the eRx Merger Agreement), for purposes of the Members’, Directors’ and their respective Affiliates’ liability in such capacity under this Agreement, to the fullest extent permitted by applicable law, neither this Agreement nor any activity undertaken pursuant hereto shall prevent the GA Members, the HF Members, the eRx Members, any Director or any of their respective Affiliates from engaging in whatever activities they choose, including Other Similar Activities, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken (pursuant to an acquisition or otherwise) without having or incurring any obligation to offer any interest in such activities to the Company or any other Member or consult with the Company, any officer, any Director or any other Member regarding such activities, or require any Member to permit the Company or any other Member, any officer, any Director or any of their respective Affiliates to participate in any manner in such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right, expectancy or claim of participation. Each Member expressly disclaims any fiduciary duties to or from any other Member due to such Member’s status as a Member.
     (c) No Director other than an Independent Director (in each case, in his or her capacity as such), or any Affiliate or agent of any such Director, shall owe any fiduciary duties to the Company, any Member, or any of their respective Affiliates (other than any fiduciary duties owed to the Affiliates that designated him or her and the implied covenant of good faith and fair dealing) and each Director other than an Independent Director shall be entitled to consider only the interests of his or her Affiliates that appointed him or her in connection with any decision or action brought before such Director in his or her capacity as such Director and shall have no duty or obligation to consider any other interests or factors affecting the Company, any Member, or any of their respective Affiliates. Without limiting the foregoing, any Director acting in accordance with this Agreement shall not be liable to the Company, any Member or any of their respective Affiliates for his or her good-faith reliance on the provisions of this Agreement, and the provisions of this Agreement, to the extent that they eliminate or restrict the duties of a Director otherwise existing at law or in equity, are agreed by all parties hereto to replace such other duties to the greatest extent permitted under applicable law. The fiduciary duties of the Independent Directors to the Company and its Members shall be those of a director to a corporation and its shareholders under the DGCL as in effect from time to time.
     (d) To the fullest extent permitted by applicable law, but subject to the provisions of this Agreement, the Board is hereby authorized to cause the Company or any of its Subsidiaries to purchase assets and/or services from, sell assets and/or provide services to, or otherwise deal with, or enter into any Related Party Agreement with, any Member, acting on its own behalf, or any Affiliate of any Member, so long as such purchase, sale, provision of services or other transaction has been approved (i) by the Board (including at least one Director not affiliated with the Person engaged in the transaction with the Company or any of its Subsidiaries, as applicable), which approval shall include the approval by a majority of the disinterested Directors and a majority of the Independent Directors, and (ii) by the GA Members and/or the HF Members to the extent required by Section 6.4, and no such transaction between the Company or any of its Subsidiaries and any Member or Affiliate thereof may be entered into without such approval.
ARTICLE III
OWNERSHIP AND CAPITAL CONTRIBUTIONS;
CAPITAL ACCOUNTS
     Section 3.1 Authorized Units; General Provisions With Respect to Units.
     (a) Subject to the provisions of this Agreement, including Section 6.4(a) and Section 9.7, the Company shall be authorized to issue from time to time up to an aggregate of 125,000,000 Units and such other Equity Securities as the Board shall determine in accordance with Section 3.3. Each authorized Unit or other Equity Security may be issued pursuant to such agreements as the Board or a committee thereof properly established pursuant to this Agreement shall approve, including pursuant to options and warrants. The Company may reissue any Units or other Equity Securities that have been repurchased or acquired by the Company.
     (b) Each outstanding Unit shall be identical (except as provided in Section 3.2 and Section 3.3).
     (c) Initially, none of the Units will be represented by certificates. If the Board determines that it is in the interest of the Company to issue certificates representing the Units, certificates will be issued and the Units will be represented by those certificates, and this Agreement shall be amended as necessary or desirable to reflect the issuance of certificated Units for purposes of the Uniform Commercial Code. Nothing contained in this Section 3.1(c) shall be deemed to authorize or permit any Member to Transfer its Units except as otherwise permitted under this Agreement.
     (d) The total number of Units issued and outstanding and held by the Members is set forth on Exhibit A (as amended from time to time in accordance with the terms of this Agreement) as of the date set forth therein.
     Section 3.2 Voting Rights. No Member has any voting rights except with respect to those matters specifically reserved for a Member vote under the Act. Except as otherwise required by the Act, each Unit will entitle the holder thereof to one vote on all matters to be voted on by the Members; provided, that the Grant Units and the

eRx Units shall have no voting rights and in no event will the Plan Member have any voting rights with respect to the Grant Units or will the eRx Members have any voting rights with respect to the eRx Units except as expressly and specifically set forth in Section 13.1. The holders of Units having voting rights (which, for the avoidance of doubt, excludes the Grant Units and eRx Units) will vote together as a single class on all matters to be approved by the Members.
     Section 3.3 Capital Contributions; Unit Ownership.
     (a) Capital Contributions. Each Member named on Exhibit A attached hereto shall be credited with the amount of Beginning Net Capital set forth on Exhibit A in respect of its Interest specified thereon. No Member shall be required to make additional Capital Contributions.
     (b) Issuance of Additional Units or Interests. Except as otherwise expressly provided in this Agreement, and subject to Section 6.4(a) and Section 9.7 hereof, the Board shall have the right to authorize and cause the Company to issue on such terms (including price) as may be determined by the Board (A) subject to the limitations of Section 3.1, additional Units or other Equity Securities in the Company (including creating other classes or series thereof having different rights), and (B) obligations, evidences of Indebtedness or other securities or interests convertible or exchangeable into Units or other Equity Securities in the Company; provided that at any time following the date hereof, the Company shall not issue Equity Securities to any Person unless such Person shall have executed a counterpart to this Agreement and all other documents, agreements or instruments deemed necessary or desirable in the discretion of the Board; provided, further, that, without the consent of the GA Members or the HF Members, as applicable, none of the terms of any such Units or other Equity Securities may adversely affect any of the rights expressly provided in this Agreement of the GA Members relative to the HF Members or of the HF Members relative to the GA Members. In that event, the Board shall update Exhibit A to reflect such additional issuances and resulting dilution, which shall be borne pro rata by all Members based on their Units (including preferred Equity Securities or other classes or series of Equity Securities having different rights), and the respective terms thereof.
     (c) Management Incentive Plan.
(i)	The Board has established a management incentive plan called the EBS Executive Equity Incentive Plan, which the Board shall have the sole power and discretion to amend, modify or terminate (the “Management Incentive Plan”), to provide for the issuance and terms of Units, profits interests, or options, warrants or rights to acquire Units upon exercise or conversion thereof (collectively, “Profits Interests”) in order to provide equity incentive compensation to employees, officers, managers or third party service providers or consultants of the Company or any of its Subsidiaries (each such participant, a

“Management Member”), with such terms, conditions, rights and obligations, including vesting and forfeiture, as may be determined by the Board in its sole discretion and as set forth herein, in the Management Incentive Plan, and any related Award Agreements. For the avoidance of doubt, the Management Incentive Plan may provide for the issuance of Profits Interests directly to Management Members or to a limited liability company or another type of a “pass-through” entity that will hold the Profits Interests for the benefit of Management Members (each such entity, an “Executive Holdco”, and the Plan Member is an Executive Holdco). From time to time after the date hereof, the Board shall have the sole power and discretion to issue Profits Interests directly to a Management Member or to an Executive Holdco. Subject to the limitations set forth herein, the Board shall have sole and complete power and discretion to determine which employees, officers or third party service providers or consultants of the Company or any of its Subsidiaries shall be offered such interests, the number to be offered and issued to each such Management Member or Executive Holdco, the purchase price therefor and the terms and conditions of any agreement or other instrument to be entered into reflecting that Management Member’s or Executive Holdco’s rights and obligations with respect to an interest. In connection with any approved issuance of interests to a Management Member or an Executive Holdco hereunder (including upon exercise or conversion of any option, warrant or right to acquire such interest), such Management Member or Executive Holdco shall enter into such other documents and instruments to effect such purchase as are required by the Board.

(ii)	Pursuant to the Management Incentive Plan, (i) on April 6, 2007 the Board issued to the Plan Member a fully vested membership interest, which is initially labeled the “Grant A Units,” the details of which are set forth on Exhibit B, and (ii) the Plan Member has issued Class A Units to certain individuals which are subject to the terms and conditions set forth in the Management Incentive Plan and the related Award Agreements. This membership interest issued to the Plan Member constitutes a “profits interest” (as defined in the last sentence in Section 5.1(b)) and represents an interest in the profits of the Company that may expand from time to time as determined by the Board in its sole discretion (where each such expansion of the membership interest granted to the Plan Member may be a separately labeled class of Grant Units, such as “Grant B Units,”

“Grant C Units” and so forth). Following the grant of Class Units, the Grant Units corresponding to such Class Units shall terminate on the first date in which no such Class Units remaining outstanding.

(iii)	Upon the issuance of any additional Profits Interests to a Management Member or an Executive Holdco or an issuance of awards under any Phantom Plan, (i) the Members (other than the Plan Member and the eRx Members) by written consent or the Board by resolution shall update Exhibit A to reflect that issuance of additional Profits Interests or awards under any Phantom Plan and the resulting dilution of preexisting Units (including, without limitation, Profits Interests, e.g., the Grant Units), which dilution shall be borne pro rata by all Members based on their Units (and indirectly by the owners of any Executive Holdco (e.g., the owners of the Class Units)) and (ii) the Board shall amend this Agreement to set forth the consent rights, if any, of the Management Members under this Agreement in their capacity as Members, the rights and obligations, if any, of the Management Members under Article IX and Section 13.6, and any other rights or obligations of the Management Members under this Agreement.

(iv)	The Board has established a phantom equity plan for employees called the EBS Incentive Plan (the “Phantom Plan” and the awards thereunder of “EIP Class A Units” and “EIP Class B Units”, et cetera are referred to as the “Phantom Plan Awards”).

(v)	Notwithstanding anything to the contrary contained herein, in no event will the aggregate Profits Interests or other interests in profits issued (and not forfeited) pursuant to the Management Incentive Plan, the Phantom Plan and any other management incentive plan exceed 10% of the total number of outstanding Units or profits of the Company; provided that this limitation shall not apply to Additional Awards, but Additional Awards shall be taken into account in calculating the total number of outstanding Units or profits of the Company. For the purposes of this Section 3.3(c)(v), the term “Additional Awards” shall mean (x) Profits Interests or other interests in profits issued after April 1, 2009 pursuant to the Management Incentive Plan to Independent Directors or to an Executive Holdco for the benefit of Independent Directors and (y) the number of Class B-1 Units (as such term is used in Exhibit A) in excess of 340,000, if any, issued by Plan Member to Tracy Bahl and not forfeited by him. For the avoidance of doubt, Additional Awards excludes the first 340,000 Class B-1 Units issued by Plan Member to Tracy Bahl that became “vested and earned” in accordance with the applicable Award Agreement.

(vi)	Notwithstanding anything to the contrary herein, the Board may adopt by resolution or the Members (other than the Plan Member and the eRx Members) by written consent such modifications to this Agreement, including any modification of Exhibit A hereto, as necessary to satisfy the obligations of the Company or of Executive Holdco under any Award Agreement; provided that the Board or the Members (other than the Plan Member and the eRx Members) in each case shall endeavor to effect such modifications at the time of approval of any Award Agreement and in any event no later than 10 Business Days after the end of each Fiscal Year in which any such Award Agreement is entered into. Each Member agrees that all such resolutions shall constitute a modification of this Agreement within the meaning of Section 761 of the Code.
     (d) Safe Harbor. Each of the Members agrees that (1) the Company is authorized and directed to elect the Safe Harbor described in the proposed Revenue Procedure contained in the Internal Revenue Service Notice 2005-43 (the “Notice”) and (2) the Company and each of its Members (including a Person to whom a Membership Interest is transferred in connection with the performance of services) agrees to comply with all of the requirements of the Safe Harbor described in the proposed Revenue Procedure with respect to all Membership Interests transferred in connection with the performance of services while the election is in effect. Each of the Members and the Company agrees not to report the income tax effects of the Safe Harbor Partnership Interest (as defined in the proposed Revenue Procedure Notice) to the U.S. tax authorities in a manner inconsistent with the requirements of the proposed Revenue Procedure, including the failure to provide appropriate information returns. Each of the Members acknowledges that the Notice contains a proposed Revenue Procedure and that the Notice and Revenue Procedure may undergo changes prior to their finalization. Each Member hereby irrevocably grants to the Directors a power-of-attorney coupled with an interest to amend this Agreement to conform to any changes to the Notice reflected in the finalized Notice and/or Revenue Procedure in order to permit the Company and its Members to qualify for the Safe Harbor election.
     Section 3.4 Capital Accounts. A Capital Account shall be maintained for each Member in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv) and, to the extent consistent with such regulations, the other provisions of this Agreement. The Capital Account balance of each of the GA Members, the HF Members and the Plan Member as of the Effective Date is its respective Beginning Net

Capital set forth on Exhibit A and as of the date hereof is set forth on Exhibit A. The Board shall update Exhibit A no later than 30 days following the date hereof to reflect the Capital Account balance of each of the eRx Members as of the date hereof, with the approval of the eRx Members holding in excess of 50% of the eRx Units (such approval not to be unreasonably withheld); it being understood that it is the intention of the parties that the aggregate Capital Account balances of the eRx Members equal the product of (a) the aggregate Capital Account balances of all of the Members multiplied by (b) a fraction, the numerator of which is the total number of eRx Units and the denominator of which is the total number of outstanding Units in the Company. Thereafter, each Member’s Capital Account shall be (i) credited with such Member’s share of Profits, any individual items of income and gain allocated to such Member pursuant to the provisions of Article IV hereof, and the amount of additional cash, or the value as determined by the Board of any asset (net of any Liabilities assumed by the Company and Liabilities to which the asset is subject) contributed to the Company by such Member, and (ii) debited with the Member’s share of Losses, any individual items of deduction and loss allocated to such Member pursuant to the provisions of Article IV hereof, the amount of any cash distributed to such Member and the value as determined by the Board of any asset distributed to such Member (net of any Liabilities assumed by the Member and Liabilities to which the asset is subject).
     Section 3.5 Member Loans. Any Member may, with the approval of the disinterested members of the Board including a majority of the Independent Directors, and subject to the other provisions of this Agreement (including Section 6.4), lend or advance money to the Company or any of its Subsidiaries. Any such transaction shall be carried out on customary terms and conditions and on an arm’s length basis. If any Member shall make any loan or loans to the Company or any of its Subsidiaries, the amount of any such loan or advance shall not be treated as a Capital Contribution but shall be a debt due from the Company, unless otherwise agreed by the Members. No Member shall be obligated to make any loan or advance to the Company or any of its Subsidiaries.
     Section 3.6 Other Matters. Except as otherwise provided in or contemplated by this Agreement, no Member shall demand or receive a return on or of its Capital Contributions or withdraw from the Company without the consent of all Members. Under circumstances requiring a return of any Capital Contributions, no Member has the right to receive property other than cash.
     (a) No Member shall receive any interest, salary, compensation, draw or reimbursement with respect to its Capital Contributions or its Capital Account, or for services rendered or expenses incurred on behalf of the Company or otherwise in its capacity as a Member, except as otherwise provided in or contemplated by this Agreement or as may otherwise be authorized by the Board.
     (b) The liability of each Member shall be limited as set forth in the Act and other applicable law and, except as expressly set forth in this Agreement or required by law, no Member shall be personally liable for any debt, obligation or liability of the

Company, whether arising in contract, tort or otherwise, solely by reason of being a Member of the Company.
     (c) A Member shall not be required to restore a deficit balance in its Capital Account, to lend any funds to the Company or to make any additional contributions or payments to the Company.
     (d) The Company shall not be obligated for the repayment of any Capital Contributions of any Member.
     (e) To the extent any Member or its Affiliate receives any indemnification payment pursuant to Article VII of the Merger Agreement or Article VII of the Purchase Agreement attributable to an Indemnifiable Company Tax Loss for which HLTH is liable pursuant to Section 7.01 of the Merger Agreement or pursuant to Section 7.01 of the Purchase Agreement, such Member shall cause HLTH to pay such amount to the Company or to the Subsidiary incurring such Indemnifiable Company Tax Loss; provided that if such Indemnifiable Company Tax Loss is indemnifiable under the Purchase Agreement but not also under the Merger Agreement, then any indemnification payment in respect of such Indemnifiable Company Tax Loss shall be paid to the Members in accordance with the Purchase Agreement.
ARTICLE IV
ALLOCATIONS OF PROFITS AND LOSSES
     Section 4.1 Profits and Losses. Except as otherwise provided in this Agreement, Profits and Losses (and, to the extent necessary, individual items of income, gain, loss, deduction or credit) of the Company shall be allocated among the Members in a manner such that, after giving effect to the special allocations set forth in Sections 4.2 and 4.3, the Capital Account balance of each Member, immediately after making such allocation, is, as nearly as possible, equal to (i) the distributions that would be made to such Member pursuant to Section 12.3(b) if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Value, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability), and the net assets of the Company were distributed, in accordance with Section 12.3(b), to the Members immediately after making such allocation, minus (ii) such Member’s share of Company Minimum Gain and Member Minimum Gain, computed immediately prior to the hypothetical sale of assets. For purposes of the allocations determined in accordance with this Section 4.1, the Aggregate Net Grant Distribution Amount shall be computed by assuming that all of the Class Units then outstanding are vested.
     Section 4.2 Section 754 Election. The Company shall make an election described in Section 754 of the Code for the taxable year in which the transactions contemplated by the Purchase Agreement occur and if such election has been made by the Company for any prior year, such election shall not be revoked. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulation

Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of that adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset), and such gain or loss shall be specially allocated to the Members in the manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to that Treasury Regulation.
     Section 4.3 Regulatory and Curative Allocations; Other Allocations
     (a) Company Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provision of this Agreement, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in an amount equal to the portion of that Member’s share of the net decrease in Company Minimum Gain during such year that is allocable to the disposition of any Company assets subject to one or more Nonrecourse Liabilities of the Company. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2(j)(2)(i). Any Member’s share of any net decrease in Company Minimum Gain shall be determined in accordance with Treasury Regulation Section 1.704-2(g). This section is intended to comply with the minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith.
     (b) Member Minimum Gain Chargeback. Notwithstanding any other provision of this Agreement except Section 4.3(a), if there is a net decrease in Member Minimum Gain attributable to Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Member’s share of the net decrease of Member Minimum Gain. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2(j)(2)(ii). Any Member’s share of the net decrease in Member Minimum Gain shall be determined in accordance with Treasury Regulation Section 1.704-2(i)(5). This section is intended to comply with the partner recourse debt minimum gain chargeback requirements in the Treasury Regulations and shall be interpreted consistently therewith.
     (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation paragraph (4), (5) or (6) of Section 1.704-1(b)(2)(ii)(d), items of income and gain shall be specially allocated to the Members in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of that Member as quickly as possible.

     (d) Gross Income Allocation. If any Member has a deficit Capital Account balance at the end of any Fiscal Year that is in excess of the sum of (i) the amount that such Member is obligated to restore and (ii) the amount that the Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulation Sections 1.704-2(g)(1) and (i)(5), that Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article IV have been made as if Sections 4.3(c) and 4.3(d) were not in this Agreement.
     (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Members pro rata in proportion to their Units. The amount of Nonrecourse Deductions for a Fiscal Year shall equal the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined in accordance with the provisions of Treasury Regulation Section 1.704-2(d).
     (f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). The amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year equals the excess, if any, of the net increase, if any, in the amount of Member Minimum Gain attributable to such Member Nonrecourse Debt during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(1).
     (g) Curative Allocations. The allocations set forth in Sections 4.3(a) through 4.3(f) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulation Section 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Article IV (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Member should be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. This Section 4.3(g) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.

     Section 4.4 Allocations for Tax Purposes.
     (a) Tax Allocations. Except as otherwise provided in this Section 4.4, each item of income, gain, loss and deduction of the Company for federal income tax purposes shall be allocated among the Members in the same manner as such item is allocated under Sections 4.1 through 4.3 hereof in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv), and to the extent consistent with such regulations, the other provisions of this Agreement.
     (b) Contributed Property. Items of income, gain, loss and deduction with respect to any property contributed to the Company shall, solely for tax purposes, be allocated among the Members in accordance with Code Section 704(c) and the Treasury Regulations thereunder so as to take account of any variation between the Adjusted Basis and the initial Gross Asset Value of such property. Unless the Members otherwise agree, allocations pursuant to this Section 4.4(b) shall use the “traditional method” as set forth in Treasury Regulation Section 1.704-3(b).
     (c) Adjustments to Value of Property. In the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to that asset shall take into account any variation between the Gross Asset Value of that asset before such adjustment and its Gross Asset Value after such adjustment in the same manner as the variation between Adjusted Basis and Gross Asset Value is taken into account under Section 4.4(b) hereof with respect to contributed property, and such variation shall be allocated in accordance with the principles of Treasury Regulation Section 1.704-1(b)(2)(iv)(f).
     (d) Recapture of Deductions and Credits. If any “recapture” of deductions or credits previously claimed by the Company is required under the Code upon the sale or other taxable disposition of any Company property, those recaptured deductions or credits shall, to the extent possible, be allocated to the Members in accordance with Treasury Regulation Section 1.1245-1(e).
     (e) Limited Application. Allocations pursuant to this Section 4.4 are solely for purposes of federal, state and local taxes and shall not affect or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.
     (f) Allocation of Excess Nonrecourse Liabilities. All “excess nonrecourse liabilities,” as such term is defined in Treasury Regulation Section 1.752-3(a)(3), shall be allocated to the Members pro rata in proportion to their Units.
     Section 4.5 Other Allocation Rules.
     (a) The Members are aware of the income tax consequences of the allocations made by this Article IV and the economic impact of the allocations on the amounts receivable by them under this Agreement. The Members hereby agree to be bound by the provisions of this Article IV in reporting their share of Company income and loss for income tax purposes.
     (b) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly or other basis, as determined by the Board using any permissible method under Code Section 706 and the Treasury Regulations thereunder.
ARTICLE V
DISTRIBUTIONS
     Section 5.1 Amount and Time of Distributions.
     (a) Except as set forth in Section 5.1(b) or Section 5.2 (including the last sentence of Section 5.2(a)), and the restrictions set forth in any Indebtedness of the Company, each distribution shall be made to the Members only at such times as the Board shall reasonably determine and they shall be made to (i) the Members (other than the Plan Member) pro rata in proportion to their respective Units or, (ii) if so determined by the Board in its sole discretion, (x) to the Plan Member in an aggregate amount not to exceed the amount equal to the excess, if any, of the Aggregate Net Grant Distribution Amount over the aggregate amount of all prior distributions to the Plan Member made pursuant to this Section 5.1 or treated pursuant to this Agreement to be made under Section 12.3(b) and (y) the balance to the other Members pro rata in proportion to their respective Units. It is understood that if the Board does not exercise its sole discretion to distribute a portion of a distribution to the Plan Member in accordance with clause (x) in the first sentence of this Section 5.1(a), then the Grant Preference Amount will increase by an amount equal to such portion of the distributable amount as determined in accordance with Exhibit B. The Board may, in its sole discretion, cause the Company to make a distribution solely to the Plan Member to enable the Plan Member to redeem some or all of the Class Units. Except as otherwise provided in this Agreement, any distributions may be made in cash or in kind, or partly in cash and partly in kind, as determined by the Board. Upon any distribution in kind (including distributions of Marketable Securities), the distribution shall be treated as if the property were sold for its Gross Asset Value, and the proceeds therefor distributed to the Members. The deemed gain or loss on such disposition shall be included in the calculation of Profit and Loss for the period in which the distribution occurred.
     (b) It is the intention of the Members that distributions of profits to the Plan Member be limited to the extent necessary so that each of the Grant Units constitutes a “profits interest.” In furtherance of the foregoing, and notwithstanding anything to the contrary in this Agreement, the Board shall, if necessary, limit distributions of profits to the Plan Member so that such distributions do not exceed the available profits in respect of the Plan Member’s Grant Units. Available profits shall include the aggregate amount of Profit and unrealized appreciation in all of the assets of the Company between the date of issuance of such Grant Units and the date of such distribution. In the event that the Plan Member’s distributions and allocations are reduced pursuant to the preceding sentence, an amount equal to such excess distributions shall be treated as instead apportioned to the remaining Members pro rata in accordance with their Units for the related Fiscal Year, and the Board shall make adjustments to future distributions to the Members as promptly as practicable so that the Members receive a distribution equal to the amount they would have received, in each case as if this Section 5.1(b) had not been in effect; provided that any distributions pursuant to this sentence shall be further subject to the provisions of this Section 5.1(b). For purposes of this Agreement, “profits interest” means a right to receive distributions funded solely by profits of the Company generated after the grant in connection with the performance of services, satisfying the requirements as set forth in IRS Revenue Procedures 93-27 and 2001-43, or any future IRS guidance or other authority that supplements or supersedes the foregoing IRS Revenue Procedures.
     Section 5.2 Tax Distributions.
     (a) With respect to each Fiscal Year, the Company shall make distributions to each Member pro rata in accordance with their respective Annual Target Tax Distributions. The “Annual Target Tax Distribution” of a Member shall mean the product of (i) the excess of the Company’s total taxable income allocable to the Member in respect of such Fiscal Year over taxable losses allocated to the Member in prior Fiscal Years and, in the case of Existing GA Member, in the period commencing on the Original Effective Date and ending on the Effective Date, to the extent such losses have not previously been taken into account to reduce taxable income pursuant to this provision (ignoring partner level Section 743 adjustments except as described in subparagraph (c) below), and (ii) the highest maximum combined marginal federal, state and local income tax rates generally applicable to an individual resident (or, if higher, a corporation resident) in New York City, New York may be subject. Amounts distributed pursuant to this Section 5.2 shall be referred to as “Tax Distributions.” Tax Distributions pursuant to this Section 5.2(a) shall be estimated by the Tax Matters Member on a quarterly basis and, to the extent feasible (as determined with the approval of the disinterested members of the Board including a majority of the Independent Directors in the case of Tax Distributions to the eRx Members), shall be distributed to the Members (together with a statement showing the calculation of such Tax Distribution and an estimate of taxable income allocable to each Member for such period) on a quarterly basis on the date that is five Business Days prior to whichever of April 15th, June 15th, September 15th or December 15 falls (or other dates for which corporations are required to make quarterly estimated tax payments for U.S. federal income tax purposes) (a “Quarterly Tax Distribution”) within the relevant quarter to facilitate the payment of estimated taxes by the Members or their beneficial owners. Quarterly Tax Distributions shall be based upon the estimated taxable income of the Company for the Fiscal Year through the end of the month prior to the month in which such Quarterly Tax Distribution is made (and shall (i) utilize the same methodology for calculating the amount of such Quarterly Tax Distribution described above for Annual Target Tax Distributions and (ii) take into account prior Tax Distributions made with respect to such Fiscal Year); provided, that with respect to the final Quarterly Tax Distribution for a Fiscal Year, such distribution shall be based upon taxable income of the Company for the full Fiscal Year. A final accounting for Tax Distributions shall be made for each taxable year after the Company’s actual taxable income has been determined and (i) any shortfall in the amount of Tax Distributions the Members received for such taxable year based on such final determination shall promptly be distributed to such Members, and (ii) any excess in the amount of Tax Distributions the Members received for such taxable year shall be applied against the subsequent Tax Distributions due to such Members. If Profits Interests are issued to an Executive Holdco, Tax Distributions to such entity shall be computed by treating the Management Members, who are the beneficiaries of or the interest holders in that Executive Holdco, as the Members hereunder. Tax Distributions to a Member (other than Nonrefundable Tax Distributions) shall be offset against and reduce subsequent distributions (other than Tax Distributions) to which a Member would otherwise be entitled to receive pursuant to Section 5.1 and/or Section 12.3 of this Agreement.
     (b) In the event of any audit adjustment by a taxing authority which affects the calculation of the Annual Target Tax Distribution for any Fiscal Year, or in the event the Company files an amended return which has such effect, the Annual Target Tax Distribution with respect to such year shall be recalculated by giving effect to such audit adjustment or changes reflected in the amended return, as applicable (and by including therein an additional amount that, when distributed to the Members pursuant to this sentence, will be sufficient to cover any interest or penalties incurred by any of Member or former Member in connection therewith), and the Members and former Members who were Members during the relevant tax year shall be entitled to an additional distribution or shall refund any overpayment required on the basis of such audit recalculated Annual Target Tax Distribution amount. Notwithstanding the foregoing and anything herein to the contrary, in no event shall HLTH or any of its Affiliates be entitled to any Tax Distribution pursuant to this Section 5.2.
     (c) Solely for purposes of computing Annual Target Tax Distributions, the Company’s taxable income or loss shall be computed on the basis that the common tax bases of the Company’s assets were adjusted on November 16, 2006 (the “Original Effective Date”) in a manner that corresponds to (i) the Section 743 adjustments of Existing GA Member in respect of such assets as of the Original Effective Date, divided by (ii) 52%, except to the extent otherwise agreed by the HF Members and the GA Members. For purposes of this calculation, the deemed increases or decreases in the tax bases of the Company’s assets described in the preceding sentence will be treated in the same manner as the Section 743 adjustments of Existing GA Member with respect to such assets. For example, if Existing GA Member received a partner level amortizable basis adjustment to goodwill of $190 million in respect of its Units on the Original Effective Date, the Company may be treated for purposes of computing Annual Target Tax Distributions as having received a hypothetical common basis adjustment to amortizable goodwill of $365 million (190 divided by 0.52) on the Original Effective Date. Notwithstanding the forgoing, to the extent that, as a result of the application of this subparagraph (c), the aggregate Tax Distributions that would otherwise be made to a Management Member (or to an Executive Holdco for the benefit of a Management Member) pursuant to subparagraph (a) above in respect of a Fiscal Year are less than such Management Member’s income tax liability (computed on the basis of the tax rates in subparagraph (a)(ii) above) in respect of his or her allocable share of the Company’s taxable income for such Fiscal Year, the Tax Distribution to such Person (or to an Executive Holdco for the benefit of such Person) pursuant to subparagraph (a) shall be increased by the amount of the shortfall. For the avoidance of doubt, the Section 743 adjustments of the HF Members and the Section 743 adjustment of GA Purchaser II as a result of the transactions contemplated by the Purchase Agreement shall not be taken into account for purposes of calculating Tax Distributions under this Section 5.2(c).
     (d) In addition to the foregoing but subject to any restrictions set forth in any Indebtedness of the Company, the Company shall make distributions five Business Days prior to June 1st and December 1st of each Fiscal Year to the Members (other than the Plan Member) pro rata in proportion to their respective Units such that Existing GA Member shall receive an amount pursuant to this Section 5.2(d) equal to any tax that (i) is not determined on the basis of the Company’s taxable income but is payable by Existing GA Member due to Existing GA Member’s ownership of Units in the Company and (ii) accrues as of such June 1st or December 1st for the current or any prior Fiscal Year but with respect to which no prior distribution has been made pursuant to this Section 5.2(d). To facilitate such distributions, Existing GA Member shall notify the Board ten Business Days prior to June 1st and December 1st of each Fiscal Year of the amount to be distributed to the Members pursuant to this Section 5.2(d). For the avoidance of doubt, distributions made pursuant to this Section 5.2(d) shall be determined by reference to certain tax liabilities of Existing GA Member but shall be made to all Members (other than the Plan Member) on a pro rata basis.
     Section 5.3 Distribution Upon Withdrawal. No withdrawing Member shall be entitled to receive any distribution or the value of such Member’s Interest in the Company as a result of withdrawal from the Company prior to the liquidation of the Company, except as specifically provided in this Agreement.
ARTICLE VI
MANAGEMENT
     Section 6.1 Board of Directors.
     (a) Powers. Subject to the Act, Section 6.4 and the delegation of rights and powers provided for herein, the Board shall have the sole right to manage the business and affairs of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company.
     (b) Size. The Board shall consist of nine Directors, subject to Sections 6.1(e) and 6.1(f) and subject to reduction in the number of Directors if a Member becomes entitled to appoint fewer than the maximum number of Directors which such Member is entitled to appoint pursuant to Section 6.1(d) below in a situation in which the right to appoint Directors has not been assigned as permitted by this Agreement or is not required to be so assigned.
     (c) Composition. Subject to Section 6.1(d), the Board shall be composed as follows: (i) the GA Members will have the right to designate three Directors, one of whom shall act as Chairman of the Board (who, at the election of the

GA Members, may also be designated as Executive Chairman), (ii) the HF Members will have the right to designate two Directors, (iii) the chief executive officer of the Company will be a Director and (iv) the HF Members and the GA Members will have the right to jointly designate up to three Directors who must be Independent Directors (James Kever, Philip M. Pead and Dinyar S. Devitre being designated as initial Independent Directors by the HF Members and the GA Members); provided, that if at any time after the Effective Date the HF Members, on the one hand, or the GA Members, on the other hand, no longer are entitled to designate at least one Director pursuant to Section 6.1(d), such parties shall no longer have the right to designate up to three Independent Directors, and the parties that remain entitled to designate at least one Director pursuant to Section 6.1(d) shall have the sole right to designate such Independent Directors by delivering a written notice to the other parties. The GA Members and the HF Members will cooperate and take all reasonable actions necessary to jointly designate up to three Independent Directors to the Board; provided, however, any failure of or deadlock by the GA Members and the HF Members in reaching agreement on the joint designation of all three such Independent Directors shall not constitute a dispute subject to judicial resolution and, in such event, the composition of the Board and the rights of the GA Members and the HF Members to designate Directors to the Board shall continue as otherwise provided herein; provided further that there must be a minimum of one Independent Director at all times, and the absence of at least one Independent Director shall constitute a default under this Agreement subject to judicial resolution if not cured within 60 days. If neither the HF Members nor the GA Members are entitled to participate in the designation of Independent Directors, then the three Independent Directors may be designated by any Member beneficially owning at least 5% of the outstanding Units of the same type and class originally issued to the HF Members on the Effective Date, and, if there are more than one such Member, by the agreement of all such Members.
     (d) Designation. Subject to the terms of this Agreement, the HF Members and the GA Members shall be entitled to appoint Directors of the Company as provided below (in addition to the Independent Directors the HF Members and the GA Members designate pursuant to Section 6.1(c)):
(i)	So long as the GA Members in the aggregate beneficially own (x) more than 40% of the Units outstanding on the Effective Date (excluding Grant Units), they shall be entitled to appoint three Directors, (y) not more than 40% but more than 20% of the Units outstanding on the Effective Date (excluding Grant Units), they shall be entitled to appoint two Directors and (z) not more than 20% but more than 5% of the Units outstanding on the Effective Date (excluding Grant Units), they shall be entitled to appoint one Director.

(ii)	So long as the HF Members in the aggregate beneficially own (x) more than 20% of the Units outstanding on the Effective Date (excluding Grant Units), they shall be entitled to appoint two Directors and (y) not more than 20%

but more than 5% of the Units outstanding on the Effective Date (excluding Grant Units), they shall be entitled to appoint one Director. Unless otherwise agreed by the HF Members, the Board designation rights provided in this Section 6.1(d)(ii) will be exercised by the HF Members as follows: HF Purchaser 3 will designate the first Director and HF Purchaser 4 will designate the second Director.
The initial Director designees of the GA Members are Mark Dzialga, Jonathan Korngold and Tracy Bahl, the initial Director designees of the HF Members are Philip Hammarskjold and Allen Thorpe, and the initial Independent Directors are James Kever, Philip M. Pead and Dinyar S. Devitre. If the GA Members Transfer all or any portion of their Interests in accordance with Article IX hereof, they may assign their right (as a group) to appoint one Director of the Board pursuant to this Section 6.1(d), if and for so long as the transferee beneficially owns, subsequent to such Transfer, at least 5% of the Units outstanding on the Effective Date (excluding Grant Units), and their right (as a group) to appoint two Directors of the Board pursuant to this Section 6.1(d) if and for so long as the transferee beneficially owns, subsequent to such Transfer, at least 20% of the Units outstanding on the Effective Date (excluding Grant Units), and their right (as a group) to appoint three Directors of the Board pursuant to this Section 6.1(d) if and for so long as the transferee beneficially owns, subsequent to such Transfer, at least 40% of the Units outstanding on the Effective Date (excluding Grant Units). If the HF Members Transfer all or any portion of their Interests in accordance with Article IX hereof, they may assign their right (as a group) to appoint one Director of the Board pursuant to this Section 6.1(d) if and for so long as the transferee beneficially owns, subsequent to such Transfer, at least 5% of the Units outstanding on the Effective Date (excluding Grant Units), and their right (as a group) to appoint two Directors of the Board pursuant to this Section 6.1(d) if and for so long as the transferee beneficially owns, subsequent to such Transfer, at least 20% of the Units outstanding on the Effective Date (excluding Grant Units). None of the GA Members or the HF Members shall be obligated to assign its rights pursuant to this Section 6.1(d). With respect to any Director other than the initial Directors listed above, a Member shall designate its Director or Directors by delivering to the Company its written statement designating its Director or Directors and setting forth such Director’s or Directors’ business address, telephone number, facsimile number and e-mail address. Subject to the provisions of Section 6.1(c), the Independent Directors shall be designated by the HF Members and the GA Members delivering to the Company a written statement designating such Independent Directors. Directors shall serve until their resignation or until their successors are designated.
     (e) Removal. A Director may be removed at any time, with or without cause, only by the written notice of the Member or Members that designated such Director (or, if such Member or Members no longer have the right to designate such Director, by the other Members then entitled to designate Directors pursuant to Section 6.1(d)), delivered to the Company, demanding such removal and designating the Person who shall fill the position of the removed Director, if any. The Members agree to cooperate fully in connection therewith. The written consent of the HF Members and the GA Members shall, for so long as such Members are entitled to designate Independent

Directors pursuant to clause (d) above (but subject to Section 6.1(c)), be required to remove without cause any of the Independent Directors and an Independent Director only may be removed for cause if a majority of the Directors approve such removal.
     (f) Vacancies. If any Director dies or is unwilling or unable to serve as such or is removed from office by the Member or Members that designated such Director, the GA Members and/or the HF Members, as applicable, shall promptly designate a successor to such Director. A Director chosen to fill a vacancy shall be designated by the Member whose previously designated Director shall have been removed or shall have resigned. A reduction pursuant to Section 6.1(c) in the number of Directors that a Member may be entitled to designate shall not constitute a vacancy on the Board or entitle any Member to otherwise designate a successor to such Director.
     (g) Expense Reimbursement. The Company shall reimburse each Director for all necessary and proper costs and expenses (including travel expenses) incurred in connection with such Director’s attendance and participation at meetings of the Board, or any committee thereof. Other than Independent Directors, Directors shall not be entitled to compensation from the Company for their services as Directors.
     (h) Votes. Each Director shall have one vote. Except as otherwise provided in this Agreement, the Board shall act by the affirmative vote of a majority of the total number of members of the Board.
     (i) Right to Delegate; Committees. The Board shall have the power to delegate authority to such committees of Directors, officers, employees, agents and representatives of the Company as it may from time to time deem appropriate; provided that the Board shall not be entitled to delegate any action requiring the approval of any or all of the disinterested Directors or Independent Directors. Any delegation to a committee of Directors of authority to take any action must be approved in the same manner as would be required for the Board to approve such action directly. The Board shall maintain the following standing committees: an Audit Committee and a Compensation Committee. Each such committee shall include at least one Director designated by the GA Members (but only if the GA Members are then entitled to designate Directors) and at least one Director designated by the HF Members (but only if the HF Members are then entitled to designate Directors). Unless otherwise agreed by the GA Members and the HF Members, the Audit Committee and the Compensation Committee shall only consist of two Directors.
     (j) No Liability. A Director, as such, shall not be liable under a judgment, decree or order of court, or in any other manner, for a debt, obligation or Liability of the Company.
     (k) Agency. To the fullest extent permitted by law, each Director shall be deemed an agent of the Member or Members designating such Director and shall not be deemed an agent or sub-agent of the Company or any other Member.

     (l) Subsidiary Governance. The Board, acting on behalf of the Company, shall designate the directors to comprise the board of directors, managers or other similar governing body of each Subsidiary of the Company, if any such governing bodies shall be established by the Board in its discretion. The Board shall cause all such governing bodies to act in compliance with Section 2.9 and the other provisions of this Agreement.
     Section 6.2 Meetings of the Board.
     (a) The Board shall hold regular meetings and shall establish meeting times, dates and places and adopt rules or procedures consistent with the terms of this Agreement. Unless otherwise approved by the Board, each meeting of the Board will be conducted by way of telephone conference call or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting. If the Board shall decide that a meeting should be held in person, such meeting shall be held at a site agreed upon by the Board. At such meetings the Board shall transact such business as may properly be brought before the meeting, whether or not notice of such meeting referenced the action taken at such meeting.
     (b) Special meetings of the Board may be called by any Director. Written notice of each such meeting shall be given to each Director on the Board in person, by telephone, e-mail, facsimile or similar method (in each such case, notice shall be given at least 48 hours before the time of the meeting) or sent by first-class mail (in which case notice shall be given at least ten days before the meeting). Each such notice shall state (i) the time, date, and the means of conducting such meeting (which shall be conducted by way of telephone conference call, unless otherwise agreed to by all Directors) and (ii) the purpose of the meeting to be so held. No actions other than those specified in the notice may be considered at any special meeting unless unanimously approved by all the Directors. Any Director may waive notice of any meeting in writing before, at, or after such meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not properly called.
     (c) The presence of a majority of the Directors shall constitute a quorum for any meeting of the Board; provided, however, that there must also be present at such meeting all Directors designated by the HF Members and the GA Members (unless that requirement is waived by the Members then having a right to appoint Directors to the Board); provided further, however, that no Member may cause or fail to cause any of the Directors designated by that Member to attend any meeting of the Board for purposes of asserting the failure of a quorum to be obtained at any such meeting or challenging any action taken at that meeting.
     (d) Notwithstanding anything to the contrary in this Section 6.2, the Board may, without a meeting, take any action that may be taken by the Board under this Agreement if such action is approved by the unanimous written consent of the Directors.

     Section 6.3 Board of Director Powers.
     (a) Except as otherwise provided in this Agreement, the Board shall have the right and authority to take all actions that the Board deems necessary, useful or appropriate for the management and conduct of the business of the Company.
     (b) Except as otherwise provided in this Agreement, all powers to control and manage the business and affairs of the Company shall be exclusively vested in the Board and the Board may exercise all powers of the Company and do all such lawful acts as are not by statute, the Certificate of Formation or this Agreement directed or required to be exercised or done by the Members.
     Section 6.4 Required Consents. Notwithstanding anything to the contrary contained in this Agreement (other than Section 7.4, which Section shall control to the extent of any inconsistency between such Section and this Section 6.4), the Company shall not (including by action of the Board) and shall cause its Subsidiaries to not, without the additional written approval of each of the GA Members and the HF Members, so long as the GA Members or the HF Members are entitled to appoint a Director pursuant to Section 6.1(d)(i), in the case of the GA Members, or Section 6.1(d)(ii), in the case of the HF Members:
     (a) Authorize, issue, or enter into any agreement providing for the issuance or sale (contingent or otherwise) of any Units or other Equity Securities that rank senior (with respect to distributions to be made upon liquidation of the Company) to the Units held by the GA Members and the HF Members as of the Effective Date, or any debt securities of the Company or any Subsidiary of the Company which by their terms are convertible into or exchangeable for any Units or other Equity Securities or have any other equity participation feature, or any security that is a combination of debt and equity, in each case whether by a public offering or a private placement;
     (b) With respect to the Company only, merge or consolidate with another Person (other than in a Sale of the Company) if, as a result of such merger or consolidation, the Company or its successor will take or effect any action that would otherwise be prohibited by this Agreement (treating any successor to the Company as the Company for purposes of this clause (b));
     (c) Except as provided in Section 9.5, permit to occur any Sale of the Company or liquidate or dissolve the Company or any of its Subsidiaries (other than any liquidation or dissolution of a wholly-owned Subsidiary of the Company);
     (d) Consummate an IPO prior to the third anniversary of the Effective Date if the implied fully-diluted enterprise value of Newco or Existing GA Member, as applicable (based on the offering price to the public), at the time of the pricing of the IPO (the “IPO Effective Date”) is less than $2.35 billion, with such amount increased to reflect any consideration received by the Company in connection with any issuances of Equity Securities or Indebtedness after the Effective Date but prior to the IPO Effective

Date that increase such implied fully-diluted enterprise value of Newco or Existing GA Member, as the case may be;
     (e) Acquire any interest in any Person or business (whether by purchase of assets, purchase of stock, merger or otherwise), or dispose of any assets or other rights, in each case, involving an aggregate consideration (including without limitation the assumption of Liabilities, whether direct or indirect) exceeding $100 million in any transaction or series of related transactions;
     (f) Create, incur or assume any Indebtedness in an amount resulting in the Company’s consolidated Indebtedness exceeding five times Consolidated EBITDA (as defined in the First Lien Credit Agreement) for the twelve-month period ending immediately prior to the date of such creation, incurrence or assumption;
     (g) Enter into any contract, transaction or agreement with any of its Affiliates (including for purposes of this clause (g), portfolio companies of such Affiliates), including, without limitation, for the sale or repurchase of any of the Company’s Equity Securities and any fees, services or other transactions referenced in Section 6.9 (including any such fees, services or other transactions in connection with an IPO), other than any contract, transaction or agreement entered into in the ordinary course of business with a portfolio company of the GA Members, the HF Members or any of their respective Affiliates on terms not less favorable to the Company than would be obtained in an arm’s length transaction with a Person which is not an Affiliate of the Company;
     (h) Select or change the Auditors of the Company or any Subsidiary;
     (i) Appoint or remove the chief executive officer of the Company or of any Subsidiary of the Company that directly or indirectly (through other Subsidiaries of the Company) conducts a majority of the Company’s business;
     (j) Effect any public offering of any Equity Securities of any Subsidiary of the Company;
     (k) Amend or modify any provision of the organizational documents of the Plan Member in a manner that adversely affects the HF Members relative to the GA Members or adversely affects the GA Members relative to the HF Members; or
     (l) Enter into, approve or authorize an agreement or arrangement to effect any of the foregoing.
Notwithstanding anything to the contrary contained in this Agreement, the provisions and restrictions pursuant to this Section 6.4 shall expire upon the occurrence of an IPO.
     Section 6.5 Officers. The day-to-day management of the Company shall be vested in the officers of the Company under the supervision of the Board.

     (a) The Board may appoint, employ or otherwise contract with any Person for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Board may delegate to any such Persons such authority to act on behalf of the Company as the Board may from time to time deem appropriate.
     (b) The initial president and chief executive officer of the Company (the “President and Chief Executive Officer”) will be George Lazenby, subject to the terms of any employment agreement between EBS LLC and George Lazenby in effect as of March 29, 2007 (as it may be amended in accordance with the terms of this Agreement).
     (c) Except as otherwise set forth herein, the President and Chief Executive Officer will be responsible for the general and active management of the business of the Company and its Subsidiaries and will see that all orders and resolutions of the Board are carried into effect. The President and Chief Executive Officer will report to the Board and have the general powers and duties of management usually vested in the office of president and chief executive officer of a corporation organized under the DGCL, subject to the terms of this Agreement, and will have such other powers and duties as may be prescribed by the Board or this Agreement. The President and Chief Executive Officer will have the power to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof will be expressly delegated by Board to some other officer or agent of the Company.
     (d) Except as set forth herein, the Board may appoint officers at any time, and the officers may include one or more vice presidents, a secretary, one or more assistant secretaries, a chief financial officer, a general counsel, a treasurer, one or more assistant treasurers, a chief operating officer, an executive chairman, and any other officers that the Board deems appropriate. Except as set forth herein, the officers will serve at the pleasure of the Board, subject to all rights, if any, of such officer under any contract of employment. Any individual may hold any number of offices, and an officer may, but need not, be a Member of the Company. The officers will exercise such powers and perform such duties as specified in this Agreement or as determined from time to time by the Board.
     (e) Subject to this Agreement and to the rights, if any, of an officer under a contract of employment, any officer may be removed, either with or without cause, by the Board, other than those officers whose appointment or removal is specifically required to be approved by the Board, who may be removed, either with or without cause, only by the Board. Any officer may resign at any time by giving written notice to the Board. Any resignation will take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation will not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause will be filled in the manner prescribed in this Agreement for regular appointments to that office.
     Section 6.6 Warranted Reliance by Directors and Officers on Others. In exercising their authority and performing their duties under this Agreement, the Directors and the officers shall be entitled to rely on information, opinions, reports, or statements of the following persons or groups unless they have actual knowledge concerning the matter in question that would cause such reliance to be unwarranted:
     (a) one or more employees or other agents of the Company or in subordinates whom the Director or officer reasonably believes to be reliable and competent in the matters presented; and
     (b) any attorney, public accountant, or other person as to matters which the Director or officer reasonably believes to be within such person’s professional or expert competence.
     Section 6.7 Indemnification of the Directors, Officers and the Tax Matters Member.
     (a) Unless otherwise provided in Section 6.7(d), the Company, its receiver or its trustee (in the case of its receiver or trustee, to the extent of the assets of the Company) shall indemnify, save harmless, and pay all judgments and claims against any of the Directors, the officers or the Tax Matters Member (each, an “Indemnitee”) relating to any Liability or damage incurred by reason of any act performed or omitted to be performed by any Indemnitee (in such capacity) in good faith relating to or in connection with the business or affairs of the Company, including reasonable attorneys’ fees incurred by the Indemnitee in connection with the defense of any action based on any such act or omission, which attorney’s fees shall be paid as incurred. In the event it is later determined that the Indemnitee was not entitled to any attorneys’ fees paid to it in accordance with this Section 6.7(a), such Indemnitee shall promptly reimburse the Company for such payments together with interest on such amounts accruing from the date of advancement of such payments until the date of repayment (calculated on the basis of a 360 day year) at the Prime Rate as in effect from time to time.
     (b) Unless otherwise provided in Section 6.7(d), in the event of any action by a Member against any Indemnitee, including a Company derivative suit, the Company shall indemnify, save harmless, and pay all expenses of such Indemnitee, including reasonable attorneys’ fees, incurred in the defense of such action.
     (c) Unless otherwise provided in Section 6.7(d), the Company shall indemnify, save harmless and pay all expenses, costs, or Liabilities of any Indemnitee, if for the benefit of the Company, at the direction of the Board, and in accordance with this Agreement if said Indemnitee makes any deposit or makes any other similar payment or assumes any obligation in connection with any business proposed to be acquired by the Company and suffers any financial loss as the result of such action.

     (d) Notwithstanding the provisions of Sections 6.7(a), 6.7(b) and 6.7(c) above, and Section 6.7(f) below, (i) such Sections shall be enforced only to the maximum extent permitted by law and (ii) no Indemnitee shall seek or be entitled to indemnification for any fraud, intentional misconduct, gross negligence or knowing violation of the Law made or committed by his, her or itself or any of his, her or its Affiliates which was material to the cause of action or other matter giving rise to a potential claim for indemnification.
     (e) An Indemnitee shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Indemnitee reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, Liabilities, Profits or Losses or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.
     (f) No Director shall be liable to the Company or any other Director for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Director in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Director by this Agreement, except that a Director shall be liable for any such loss, damage or claim incurred by reason of such Director’s fraud, intentional misconduct, gross negligence, or knowing violation of law.
     (g) The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to each Indemnitee are primary and any obligation of the Indemnitee-Related Entities to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by each Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent not prohibited by (and not merely to the extent affirmatively permitted by) applicable Law and as required by the terms of this Section 6.7 (or any other agreement between the Company and such Indemnitee), without regard to any rights such Indemnitee may have against the Indemnitee-Related Entities, and (iii) that it irrevocably waives, relinquishes and releases the Indemnitee-Related Entities from any and all claims against the Indemnitee-Related Entities for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Indemnitee-Related Entities on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Company shall reduce or otherwise alter the rights of such Indemnitee or the obligations of the Company hereunder. In the event that any of the Indemnitee-Related Entities shall make any advancement or payment on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Company, the Indemnitee-Related Entity making such payment shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Company, and such Indemnitee shall execute all papers reasonably required and take all action reasonably necessary to secure such rights, including, without limitation, execution of such documents as are necessary to enable the Indemnitee-Related Entities to bring suit to enforce such rights.
     (h) The obligations of the Company set forth in this Section 6.7 are expressly intended to create third party beneficiary rights of each Indemnitee and Indemnitee-Related Entity and shall survive any termination of this Agreement.
     Section 6.8 Maintenance of Insurance or Other Financial Arrangements. In compliance with applicable law, the Company (with the approval of the Board) may purchase and maintain insurance or make other financial arrangements on behalf of any Person who is or was a Director, Member, employee or agent of the Company, or at the request of the Company is or was serving as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, for any Liability asserted against such Person and Liability and expenses incurred by such Person in such Person’s capacity as a Director, officer, Member, employee or agent, or arising out of such Person’s status as such, whether or not the Company has the authority to indemnify such Person against such Liability and expenses.
     Section 6.9 Management Fees.
     (a) Sponsor Fees and M&A / Transaction Fees. If the HF Members or any of its Affiliates, on the one hand, or the GA Members or any of their Affiliates, on the other hand, charge the Company or any of its Subsidiaries (i) management fees, monitoring fees, or placement fees on the issuance of Indebtedness or additional Equity Securities or other sponsor-type fees (collectively, “Sponsor Fees”) or (ii) any “M&A” transaction or financing fees in connection with: (A) any merger, consolidation, exchange or acquisition transaction (including any follow-on acquisition by the Company or any Subsidiary), (B) any partial or full disposition of any business (including an asset sale) or (C) any financing, capital raising, refinancing or recapitalization transaction, of the Company or any Subsidiary (an “M&A / Transaction Fee”), then all such arrangements shall be on reasonable and customary terms approved pursuant to Section 2.9 and Section 6.4, and the amount of such approved Sponsor Fees or M&A / Transaction Fees shall be paid to the GA Members and the HF Members pro rata based on the number of outstanding Units held by each such Member.
     (b) Other Fees; Process. To the extent the HF Members or any of their Affiliates, on the one hand, and/or the GA Members or any of their Affiliates, on the other hand, wish to provide advisory and other customary deal-related services in connection with any potential transaction of the Company or any Subsidiary, such parties shall be required to present their suggested proposal or opportunity to the Board in advance of rendering the applicable service, which shall be subject to the approvals provided in Section 2.9(d). If such proposal or opportunity is accepted by the Board in its sole discretion and approved in accordance with Section 2.9(d), the Company and the HF Members (or their Affiliates) and/or the GA Members (or their Affiliates), as applicable, will in good faith negotiate a reasonable and customary fee for such service to be paid upon the terms then agreed. If such proposal or opportunity (including the related fee) is not accepted by the Board in its entirety, no fee or other compensation will be owed.
     (c) Approval. Any fee, service or other transaction under this Section 6.9 must be approved pursuant to Section 6.4.
ARTICLE VII
ROLE OF MEMBERS
     Section 7.1 Rights or Powers.
     (a) The Members, acting in their capacity as Members, shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Members have all the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act. A Member, any Affiliate thereof or an employee, stockholder, agent, director or officer of a Member or any Affiliate thereof, may also be an employee or be retained as an agent of the Company. The existence of these relationships and acting in such capacities will not result in the Member being deemed to be participating in the control of the business of the Company or otherwise affect the limited liability of the Member. Except as specifically provided herein, a Member shall not, in its capacity as a Member, take part in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company.
     (b) The Company shall, from time to time, as and when required, cause EBS LLC and each of the Company’s other Subsidiaries to make distributions upon their respective equity interests in aggregate amounts necessary to allow the Company to make Tax Distributions to the Members as provided in Section 5.2(a).
     Section 7.2 Meetings of the Members.
     (a) Meetings of the Members may be called upon the written request of the GA Members or the HF Members. Such request shall state the location of the meeting and the nature of the business to be transacted at the meeting. Written notice of any such meeting shall be given to all Members not less than 5 days nor more than 30 days prior to the date of such meeting. Members may vote in person, by proxy or by telephone at such meeting and may waive advance notice of such meeting; provided, that the Plan Member shall not be entitled to any vote at such meeting with respect to the Grant Units and the eRx Members shall not be entitled to any vote at such meeting with respect to the eRx Units. Whenever the vote or consent of Members is permitted or required under this Agreement, such vote or consent may be given at a meeting of the Members or may be given in accordance with the procedure prescribed in this Section 7.2. Except as otherwise expressly provided in this Agreement, the affirmative vote of the Members holding a majority of the outstanding Units, excluding the Grant

Units held by the Plan Member and the eRx Units held by the eRx Members, shall constitute the act of the Members.
     (b) Each Member may authorize any Person or Persons to act for it by proxy on all matters in which such Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by such Member or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.
     (c) Each meeting of Members shall be conducted by an officer designated by the Board or such other individual person as the Board deems appropriate.
     (d) Any action required or permitted to be taken by the Members may be taken without a meeting if all the Members entitled to vote on such action consent thereto in writing.
     (e) The Company shall provide eRx Members written notice setting forth any action taken by Members by vote at a meeting, by written consent or otherwise, in no event later than ten Business Days after the Members take such action.
     Section 7.3 Various Capacities. The Members acknowledge and agree that the Members or their Affiliates will from time to time act in various capacities, including as a Member and as the Tax Matters Member.
     Section 7.4 IPO; Formation of Newco.
     (a) Notwithstanding anything to the contrary contained in this Agreement (but subject to this Section 7.4), and without the requirement of any vote or consent of the Members (except as required by Section 6.4(d)), the Company and each of the Members hereby agrees that it will, at the expense of the Company, take such action and execute such documents as may reasonably be necessary to effect an IPO, as soon as practicable following the Effective Date of either (i) Existing GA Member assuming that the reorganization transactions described in the Form S-1/A (or other similar reorganization transactions that are acceptable to the GA Members and the HF Members) are consummated or (ii) a corporation (“Newco”) that would be newly-formed and, in either case, owns, directly or indirectly, all or a portion of the Units or Interests of the Company or, subject to the immediately succeeding sentence, at the election of the Board, would be formed by the conversion of the Company into corporate form followed by a “downstream merger” of GA Corp. and HF Corp. into the Company. It is the intent of the Members that Newco or Existing GA Member own, directly or indirectly, Units or Interests of the Company (rather than an entity formed by the conversion of the Company into corporate form) and the Company and each of the Members shall use their reasonable best efforts to structure the IPO in such a manner. Subject to Section 7.4(d), with the written approval of each of the GA Members and the HF Members, in connection with such IPO, the owners of the Members or the Members directly shall effect a transaction that is treated as the contribution of the Units of the Company or of the shares of GA Corp. or HF Corp. (or other ownership interest in a Member) to Newco or Existing GA Member, as applicable, in a Section 351 Exchange, with the result that the owners of the Members or the Members directly shall hold common stock of Newco or Existing GA Member, as the case may be. If such shares of GA Corp. or HF Corp. are treated as contributed in the Section 351 Exchange, the GA Members and HF Members and their respective Affiliates will not permit GA Corp. or HF Corp. to be liquidated or merged out of existence, nor will GA Corp. or HF Corp., respectively, be permitted to transfer its membership interest in the Company or Newco or one of its Affiliates or Existing GA Member or one of its Affiliates, in each case, during the two-year period following the IPO without the consent of the owners of H&F and GA LLC. Notwithstanding anything to the contrary contained herein, but subject to Section 6.4(d), the parties hereto acknowledge and agree that the reorganization transactions described in the Form S-1/A shall be acceptable for all purposes of this Section 7.4(a) and that the parties shall take such action and execute such documents as may be approved by each of the GA Members and the HF Members and as may reasonably be necessary to effect the reorganization transactions described in the Form S-1/A (it being understood that consummation of the reorganization transactions will occur at such time as may be approved by the GA Members and the HF Members as required by Section 6.4(d)); provided, however, that the eRx Members shall not (A) be required to make any payments of any sort as part of such reorganization transactions (other than payments of the subscription price for Newco or Existing GA Member, as applicable, Equity Securities in an amount equal to the par value of $0.00001 per share), or (B) be required to take any such action or execute any such document, and no such action or execution of a document will be taken by any of Newco or Existing GA Member, any GA Member and any HF Member, which treats the economic rights, preferences and privileges of the eRx Units, in each case, in a manner that is inconsistent with the treatment of the Units held by HF Purchaser 3 and any of its direct or indirect Unit transferees (it being understood that the eRx Members shall not be entitled to sell Equity Securities in the IPO).
     (b) In connection with the IPO, Newco or Existing GA Member, as applicable, shall enter into income tax receivable agreements as described in the Form S-1/A, the terms of which may, in any way, be modified by the GA Members and the HF Members.
     (c) In connection with the IPO, the number of shares of Newco or Existing GA Member, as applicable, that each Section 351 Transferor shall be entitled to receive in exchange for its contribution to Newco or Existing GA Member, as applicable, shall be based on the Fair Market Value of the property contributed by the Section 351 Transferor; provided that the Fair Market Value of any interest in a Member contributed in the Section 351 Exchange shall be determined based on the number of shares of stock that would be distributable to such Member in accordance with Section 12.3(b) upon a complete liquidation of the Company. In lieu of or in addition to distributing any shares of Newco or Existing GA Member, as applicable, in respect of any portion of the Potential Incremental Grant Distribution Amount (if any), the Board may in its sole discretion, cause the Company to distribute, in accordance with the Management Incentive Plan and the related Award Agreements, cash, warrants or other options, and/or create a new equity plan, in each case subject to the terms and conditions that the Board may impose.
     (d) Each Member (other than the Plan Member), unless the Board determines otherwise, shall have the right to abstain from contributing all or a portion of their respective Units to Newco or Existing GA Member, as applicable, and, thereby, continue to own such retained Units. After the IPO, Units (other than Grant Units) shall be exchangeable, at the option of the holder, into shares of common stock of Newco or Existing GA Member, as applicable, where each Unit shall be eligible to be exchanged for the number of shares of common stock of Newco or Existing GA Member, as applicable, that would be received if such Units had been contributed to Newco or Existing GA Member, as applicable, in connection with the IPO; provided, that for so long as the capital stock of Newco or Existing GA Member, as applicable, consists of “high vote” and “low vote” stock, only the GA Members and the HF Members shall be entitled to receive “high vote” stock upon an exchange. Upon the determination by the Board to effectuate an IPO, all Members agree to cooperate in the full and timely implementation of formation of Newco or reorganization of Existing GA Member, as applicable, as contemplated by this Section 7.4. Without limiting the foregoing in this Section 7.4, the Company shall use its commercially reasonable efforts to structure the IPO in the most tax efficient manner with a view toward tax deferral, preserving long-term capital gain and tacking of holding periods for Units, including by providing for the exchange of Units in the Company for equity interests in a corporation, the assets of which would solely consist of Interests in the Company and by not otherwise changing the structure of the Company.
     (e) At or prior to the IPO, the Members shall, and shall cause Newco or Existing GA Member (as applicable) to, enter into a stockholders agreement or other appropriate agreement, substantially in the form attached hereto as Exhibit C, as amended from time to time in accordance with Section 13.1 (the “Post-IPO Stockholders Agreement”). Upon the consummation of the IPO, all other provisions of this Agreement (including, without limitation, Article IX), as the same may be amended or modified in order to effect the reorganization transactions contemplated by the Form S-1/A (or other similar reorganization transactions that are acceptable to the GA Members and the HF Members), shall terminate and be superseded by the Post-IPO Stockholders Agreement and the Sixth Amended and Restated Limited Liability Company Agreement of the Company, substantially in the form attached hereto as Exhibit D, as amended from time to time in accordance with Section 13.1 (the “Sixth Amended LLC Agreement”), other than those provisions that survive any such transaction.
     (f) The Post-IPO Stockholders Agreement shall also contain provisions which restrict the Transfer of Newco or Existing GA Member, as applicable, Equity Securities (including Transfers effected by secondary sales of Newco or Existing GA Member, as applicable, Equity Securities in all Public Offerings (including the IPO) and whether or not initiated by Newco or Existing GA Member, as applicable, Transfers made pursuant to Rule 144 under the Securities Act, and Transfers effected by any other sales, hedging transactions or other dispositions), by the GA Members and the HF Members so that such Transfers are made in accordance with the following order of priorities: (i) first, in any proposed Transfer by the GA Members or the HF Members (including as part of the IPO), the GA Members and the HF Members shall be entitled to Transfer their Newco or Existing GA, as applicable, Equity Securities on an 80%/20% basis (i.e., the GA Members, 80%, and the HF Members, 20% of the aggregate amount of securities transferred by the GA Members and the HF Members in any such Transfer) until the aggregate amount of Newco or Existing GA Member, as applicable, Equity Securities held by the GA Members equals the aggregate amount of Newco or Existing GA Member, as applicable, Equity Securities held by the HF Members (such time, the “Pro Rata Commencement Time”); and (ii) second, following the Transfer(s) pursuant to clause (i), the GA Members and the HF Members shall be entitled to Transfer their Newco or Existing GA Member, as applicable, Equity Securities on a pro rata basis. For the avoidance of doubt, the restrictions in the immediately preceding sentence will be in the form of “tag-along” and “piggyback” rights and will, therefore, relate to the allocation of Newco or Existing GA Member, as applicable, Equity Securities to be sold in any Transfer and will not restrict the HF Members from initiating a Transfer. All such Transfer restrictions in the Post-IPO Stockholders Agreement shall terminate on the earlier of (x) the date that the GA Members collectively own less than 25% of the outstanding Newco or Existing GA Member, as applicable, Equity Securities and the HF Members collectively own less than 25% of the outstanding Newco or Existing GA Member, as applicable, Equity Securities and (y) two years from the consummation of the IPO, except as set forth in the Post-IPO Stockholders Agreement. For the avoidance of doubt, to the extent that the number of Newco or Existing GA, as applicable, Equity Securities being Transferred in any Transfer will result in the Pro Rata Commencement Time occurring, then clause (i) will be applicable to such Transfer up to the point of such Transfer where the Pro Rata Commencement Time occurs and clause (ii) will be applicable to the remainder of the Newco or Existing GA, as applicable, Equity Securities being Transferred in such Transfer.
     (g) The certificate of incorporation of Newco or Existing GA Member, as applicable, shall provide (i) that Newco or Existing GA Member, as applicable, elects not to be governed by Section 203 of the DGCL, and (ii) for a renunciation of corporate opportunities presented to the GA Members and the HF Members (and their respective Affiliates and Director designees) to the extent permitted by Section 122(17) of the DGCL.
     (h) In connection with the IPO, in the event that the GA Members and HF Members enter into the Post-IPO Stockholders Agreement and the Sixth Amended LLC Agreement, then the eRx Members shall enter into such agreements.
     (i) If requested in writing by any managing underwriter in connection with the IPO, each of the eRx Members shall execute and deliver agreements containing such customary restrictions on its ability to Transfer eRx Units or other securities it may receive pursuant to the exchange of such eRx Units into shares of common stock of Newco or Existing GA Member, as applicable, as the managing underwriter may reasonably request; provided, that the restriction on the eRx Members shall not have a duration in excess of the shortest period required by the managing underwriter for any other Member.

     Section 7.5 Blocker Corporations.
     (a) Each GA Member hereby represents and warranties as of the date hereof that no GA Corp. has any liabilities or obligations of any nature (whether absolute, contingent or otherwise) other than liabilities and obligations under this Agreement and/or liabilities and obligations to pay taxes resulting from its direct or indirect interest in the Company. Each GA Member hereby agrees that no GA Corp. shall incur any liabilities or obligations of any nature (whether absolute, contingent or otherwise) other than liabilities and obligations under this Agreement and/or liabilities and obligations to pay taxes resulting from its direct or indirect interest in the Company.
     (b) Each HF Member hereby represents and warranties as of the date hereof that no HF Corp. has any liabilities or obligations of any nature (whether absolute, contingent or otherwise) other than liabilities and obligations under this Agreement and/or liabilities and obligations to pay taxes resulting from its direct or indirect interest in the Company. Each HF Member hereby agrees that no HF Corp. shall incur any liabilities or obligations of any nature (whether absolute, contingent or otherwise) other than liabilities and obligations under this Agreement and/or liabilities and obligations to pay taxes resulting from its direct or indirect interest in the Company.
     Section 7.6 Member Approval. Notwithstanding anything herein to the contrary, without the prior written consent of the GA Members and the HF Members, none of the GA Members or HF Members shall, and each such Member (and its Director designees) shall cause (x) its Affiliates and direct or indirect beneficial owners to not and (y) the Company and each of its Subsidiaries to not, consummate any transaction that would result in the payment of any Specified Amount (as defined in the Purchase Agreement) to HLTH pursuant to Section 2.05 of the Purchase Agreement; provided that (a) the prior written consent of the HF Members will not be required if all of such Specified Amount is to be paid by the GA Members and (b) the prior written consent of the GA Members will not be required if all of such Specified Amount is to be paid by the HF Members.
ARTICLE VIII
REGISTRATION RIGHTS
     Section 8.1 Definitions For purposes of this Agreement:
     “Capital Stock” means shares of common stock of Newco or Existing GA Member, as applicable, issued in connection with an IPO as contemplated by Section 7.4.
     “Company Securities” means Other Securities sought to be included in a registration for the Company’s account.
     “Demand” is defined in Section 8.2(a).
     “Demand Registration” is defined in Section 8.2(a).

     “Disclosure Package” means (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information that is deemed, under Rule 159 under the Securities Act, to have been conveyed to purchasers of securities at the time of sale (including, without limitation, a contract of sale).
     “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
     “Form S-3 Registration Statement” is defined in Section 8.4(b).
     “Form S-3 Shelf Registration Statement” is defined in Section 8.4(b).
     “Free Writing Prospectus” means any “free writing prospectus,” as defined in Rule 405 of the Securities Act.
     “GA Registration Party” means, collectively, those persons listed in clause (i) of the definition of “Registration Party.”
     “HF Registration Party” means, collectively, those persons listed in clause (ii) of the definition of “Registration Party.”
     “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 8.2 hereof.
     “Initiating Shelf Holder” is defined in Section 8.5(a).
     “IPO” means the first underwritten Public Offering of Capital Stock.
     “Marketed Underwritten Shelf Take-Down” is defined in Section 8.5(b).
     “Non-Marketed Underwritten Shelf Take-Down” is defined in Section 8.5(c).
     “Non-Marketed Underwritten Shelf Take-Down Notice” is defined in Section 8.5(d).
     “Ordinary S-3 Registration Statement” is defined in Section 8.4(d).
     “Other Securities” means securities of Newco or Existing GA Member, as applicable, sought to be included in a registration other than Registrable Securities.
     “Piggyback Notice” is defined in Section 8.3(a).
     “Pro Rata Take-Down Portion” is defined in Section 8.5(f).

     “Public Offering” means a public offering of Capital Stock pursuant to an effective registration statement (other than on Form S-4, Form S-8 or their equivalent) filed by Newco or Existing GA Member, as applicable, under the Securities Act or in accordance with Rule 144 (other than, prior to an IPO, under Rule 144(b)).
     “Registrable Securities” means shares of Capital Stock owned by the Members other than the shares of Capital Stock received by the Plan Member or its members in respect of the Grant Units or the shares of Capital Stock received by the eRx Members in respect of the eRx Units following the formation of Newco or the reorganization of the Existing GA Member, as applicable, pursuant to Section 7.4; provided, that the Registrable Securities shall not include restricted stock that has not vested. The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of common stock outstanding which are, and the number of shares of common stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.
     “Registration Expenses” means any and all expenses incident to performance of or compliance with any registration of securities pursuant to this Article VIII, including, without limitation, (i) the fees, disbursements and expenses of the Company’s counsel and accountants, including for special audits and comfort letters; (ii) all expenses, including filing fees, in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters and dealers; (iii) the cost of printing or producing any underwriting agreements and blue sky or legal investment memoranda and any other documents in connection with the offering, sale or delivery of the securities to be disposed of; (iv) all expenses in connection with the qualification of the securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters and the Selling Holders in connection with such qualification and in connection with any blue sky and legal investment surveys; (v) the filing fees incident to securing any required review by FINRA of the terms of the sale of the securities to be disposed of; (vi) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering; (vii) all security engraving and security printing expenses; (viii) all fees and expenses payable in connection with the listing of the securities on any securities exchange or automated interdealer quotation system or the rating of such securities; (ix) all expenses with respect to road shows that the Company is obligated to pay pursuant to Section 8.8(o); (x) the reasonable fees and expenses of one counsel for all Registration Parties participating in the registration incurred in connection with any such registration, such counsel to be selected by the two Registration Parties who have requested the largest number of shares of common stock to be included in the registration (or, if no shares of common stock are to be included in the registration, the largest number of other Registrable Securities); and (xi) any other fees and disbursements of underwriters customarily paid by the sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any (which underwriting discounts and commissions and transfer taxes shall be borne by each participant in a particular offering and, if selling securities in such offering, the Company, pro rata in accordance with the total amount of securities sold in such offering by each such Person in accordance with Section 8.7).
     “Registration Party” means (i) any GA Member or any of their respective permitted transferees under Section 8.2(c) hereof holding Registrable Securities and (ii) any HF Member or any of their respective permitted transferees under Section 8.2(c) hereof holding Registrable Securities.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.
     “Selling Holders” means, with respect to any registration statement, any Registration Party whose Registrable Securities are included therein.
     “Shelf Holder” means any holder of Registrable Securities that are included in the Form S-3 Shelf Registration Statement.
     “Shelf Take-Down” is defined in Section 8.5(a).
     “Underwritten Shelf Take-Down” is defined in Section 8.5(b).
     “Underwritten Shelf Take-Down Notice” is defined in Section 8.5(b).
     Section 8.2 Demand Rights.
     (a) Demand Rights. Subject to the terms and conditions of this Agreement (including Section 8.2(b)), upon written notice delivered by a Registration Party (a “Demand”) at any time requesting that the Company effect the registration (a “Demand Registration”) under the Securities Act (including a registration to be made on a delayed or continuous basis under Section 415 of the Securities Act) of any or all of the Registrable Securities held (or to be held following the formation of Newco or the reorganization of the Existing GA Member, as applicable) by the Registration Party, which Demand shall specify the number and type of such Registrable Securities to be registered and the intended method or methods of disposition of such Registrable Securities, the Company shall promptly give written notice of such Demand to all other Registration Parties and other Persons who may have piggyback registration rights with respect to such Demand Registration and shall use its best efforts to effect the registration under the Securities Act and applicable state securities laws of (x) the Registrable Securities which the Company has been so requested to register by such Registration Parties in the Demand, and (y) all other Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with such intended methods of disposition) of the Registrable Securities to be so registered.

     (b) Limitations on Demand Rights. Each GA Registration Party shall be entitled to make five Demands under Section 8.2(a) (and is hereby deemed to have made one of its five Demands on the Effective Date for the IPO to occur in accordance with Section 7.4) and each HF Registration Party shall be entitled to make four Demands under Section 8.2(a); provided, that the GA Registration Party and the HF Registration Party shall only be entitled to make a Demand pursuant to Section 8.2(a), (i) except with respect to the Demand for the IPO, 180 days following the IPO and (ii) if such Registration Party, together with all other Registration Parties delivering the Demand, are requesting the registration of Capital Stock with an aggregate estimated market value of at least $100 million. No registration effected pursuant to Section 8.4 or Section 8.5 shall be counted as a request for a Demand for purposes of Section 8.2(a) unless such request is for a Marketed Underwritten Shelf Take-Down pursuant to Section 8.5.
     (c) Assignment of Demand Rights. In connection with the Transfer of Registrable Securities to any Person in accordance with Article IX hereof, a Registration Party may assign (i) the right to exercise one Demand pursuant to Section 8.2(a) with respect to each $100 million in fair market value of consideration received by such Registration Party in such Transfer and (ii) the right to participate in any registration pursuant to the terms of Section 8.3. In the event of any such assignment, references to the Registration Parties in Section 8.2(a) and in Section 8.4(a) shall be deemed to refer to the relevant transferee, as appropriate. The relevant Registration Party shall give prompt written notice of any such assignment to the Company and the other Registration Parties.
     (d) Treatment of Grant Units. In connection with any IPO, all vested and unvested Grant Units shall be exchanged either for (i) shares of restricted stock of Newco or Existing GA Member, as applicable, that are subject to the same terms and conditions (including vesting and forfeiture) as such Grant Units or (ii) other equity interests in the Company and Newco or Existing GA Member, as applicable, assuming that the reorganization transactions contemplated by the Form S-1/A or subsequent amendment thereto (or other similar reorganization transactions that are acceptable to the GA Members and the HF Members) are consummated.
     (e) Company Blackout Rights. With respect to any registration statement filed, or to be filed, pursuant to this Section 8.2, if (A) the Company determines in good faith that such registration would cause the Company to disclose material non-public information, which disclosure (x) would be required to be made in any registration statement so that such registration statement would not be materially misleading, (y) would not be required to be made at such time but for the filing or effectiveness of such registration statement and (z) would be materially detrimental to the Company or would materially interfere with any material financing, acquisition, corporate reorganization or merger or other similar transaction involving the Company or any of its Subsidiaries, and that, as a result of such potential disclosure or interference, it is in the best interests of the Company to defer the filing or effectiveness of such registration statement at such time or suspend the Selling Holders’ use of any prospectus which is a part of the registration statement, and (B) the Company promptly furnishes to the Selling Holders a certificate signed by the chief executive officer of the Company to that effect, then the Company shall have the right to defer such filing or effectiveness or suspend the continuance of such effectiveness for the period necessary, as determined by the Board of Directors of the Company in good faith (in which event, in the case of a suspension, such Selling Holder shall discontinue sales of Registrable Securities pursuant to such registration statement), provided, that such deferral, together with any other deferral or suspension of the Company’s obligations under Section 8.2 or Section 8.4, shall not be effected for a period of more than 90 days, in the aggregate, for all such deferrals or suspensions over any twelve-month period. The Company shall promptly notify the Selling Holders of the expiration of any period during which it exercised its rights under this Section 8.2(e). The Company agrees that, in the event it exercises its rights under this Section 8.2(e), it shall, as promptly as practicable following the expiration of the applicable deferral or suspension period, file or update and use its best efforts to cause the effectiveness of, as applicable, the applicable deferred or suspended registration statement.
     (f) Fulfillment of Registration Obligations. Notwithstanding any other provision of this Agreement, a registration requested pursuant to this Section 8.2 shall not be deemed to have been effected (i) unless it has become effective, (ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by a Selling Holder and, as a result thereof, the Registrable Securities requested to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement; provided, that if such registration is a shelf registration pursuant to Section 8.4, such registration shall be deemed to have been effected if such registration statement remains effective for the period specified in Section 8.4, (iii) if not a shelf registration and the registration does not contemplate an underwritten offering, if it does not remain effective for at least 180 days (or such shorter period as will terminate when all securities covered by such registration statement have been sold or withdrawn); or if not a shelf registration and such registration statement contemplates an underwritten offering, if it does not remain effective for at least 180 days plus such longer period as, in the opinion of counsel for the underwriter or underwriters, a prospectus is required by law to be delivered in connection with the sale of Registrable Securities by an underwriter or dealer or (iv) in the event of an underwritten offering, if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some wrongful act or omission by a Selling Holder.
     Section 8.3 Piggyback Registration Rights.
     (a) If the Company at any time proposes or is required to register any of its Capital Stock or any other securities under the Securities Act (including pursuant to Section 8.2 hereof), whether or not for sale for its own account, in a manner that would permit registration of Registrable Securities for sale for cash to the public under the Securities Act, subject to the last sentence of this Section 8.3(a) and to Section 8.5(d), it shall at each such time give prompt written notice (the “Piggyback Notice”) to each Registration Party of its intention to do so, which Piggyback Notice shall specify the number and class or classes (or type or types) of Registrable Securities to be registered.

Upon the written request of any Registration Party made within 30 days after receipt of the Piggyback Notice by such Person (which request shall specify the number of Registrable Securities intended to be disposed of), subject to the other provisions of this Article VIII, the Company shall effect, in connection with the registration of such Capital Stock or other securities, the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register; provided, that in no event shall the Company be required to register pursuant to this Section 8.3 any securities of a class or type other than the classes or types described in the Piggyback Notice. Notwithstanding anything to the contrary contained in this Section 8.3, the Company shall not be required to effect any registration of Registrable Securities under this Section 8.3 incidental to the registration of any of its securities on Forms S-4 or S-8 (or any similar or successor form providing for the registration of securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans) or any other form that would not be available for registration of Registrable Securities.
     (b) Determination Not to Effect Registration. If at any time after giving such Piggyback Notice and prior to the effective date of the registration statement filed in connection with such registration the Company shall determine for any reason (including the withdrawal by any Registration Party exercising a Demand) not to register the securities originally intended to be included in such registration, the Company may, at its election, give written notice of such determination to the Selling Holders and thereupon the Company shall be relieved of its obligation to register such Registrable Securities in connection with the registration of securities originally intended to be included in such registration, without prejudice, however, to the right of a Registration Party immediately to request that such registration be effected as a registration under Section 8.2 (including a shelf registration under Section 8.4) to the extent permitted thereunder.
     (c) Cutbacks in Company Offering. If the registration referred to in the first sentence of Section 8.3(a) is to be an underwritten registration on behalf of the Company, and the lead underwriter or managing underwriter advises the Company in writing (with a copy to each Selling Holder) that, in such firm’s good faith view, the number of Other Securities and Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect upon the price, timing or distribution of the offering and sale of the Other Securities and Registrable Securities then contemplated, the Company shall include in such registration:
(i)	first, all Company Securities; and

(ii)	second, subject to the priorities described in Section 7.4(f), Registrable Securities and Other Securities that are requested to be included in such registration pursuant to this Section 8.3 and the terms of any other agreement providing for registration rights to which the Company is a party that can be sold without having the adverse effect referred to above, pro rata on the basis of the relative number of such Registrable Securities and Other Securities owned by the Persons seeking such registration.
     (d) Cutbacks in Other Offerings. If the registration referred to in the first sentence of Section 8.3(a) is to be an underwritten registration other than on behalf of the Company, and the lead underwriter or managing underwriter advises the Selling Holders in writing (with a copy to the Company) that, in such firm’s good faith view, the number of Registrable Securities and Other Securities requested to be included in such registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect upon the price, timing or distribution of the offering and sale of the Registrable Securities and Other Securities then contemplated, the Company shall include in such registration:
(i)	first, the Other Securities held by any holder thereof with a contractual right to include such Other Securities in such registration prior to any other Person; and

(ii)	second, subject to the priorities described in Section 7.4(f), Registrable Securities and Other Securities (other than Company Securities) that are requested to be included in such registration pursuant to Section 8.2, this Section 8.3 and the terms of any agreement providing for registration rights to which the Company is a party that can be sold without having the adverse effect referred to above, pro rata on the basis of the relative number of such Registrable Securities and Other Securities owned by the Persons seeking such registration.
     (e) Expiration. Notwithstanding any other provision of this Agreement, the right of any Registration Party to include securities of a particular class in a registration pursuant to this Section 8.3 shall expire at such time as all Registrable Securities of such class held by such Registration Party are eligible to be sold to the public pursuant to Rule 144 without limitation as a result of the volume restrictions set forth therein.
     Section 8.4 Form S-3 Registration.
     (a) Notwithstanding anything in Section 8.2 or Section 8.3 to the contrary, in case the Company shall receive from any Registration Party a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Registration Party, and the Company is then eligible to use Form S-3 for the resale of Registrable Securities, the Company will:

(i)	promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Registration Parties; and

(ii)	promptly effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registration Party’s Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Registration Party joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 8.4 (or, with respect to a request under Section 8.5, any Shelf Take-Down pursuant to Section 8.5):
(A)	if Form S-3 is not available for such offering by the Registration Parties;

(B)	if the Registration Parties, together with the holders of any other securities of the Company entitled to inclusion in such registration (or Shelf Take-Down, as applicable), propose to sell Registrable Securities at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $25 million;

(C)	if the Company shall furnish to the Registration Parties a certificate signed by the Company’s chief executive officer or chairman of the Board stating that in the good faith judgment of the Board as evidenced by a resolution by the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected (or, with respect to a Shelf Take-Down under Section 8.5, for the securities of the Company to be sold pursuant thereto) at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement (or Shelf Take-Down) for a period of not more than 60 days after receipt of the request of the Registration Party under this Section 8.4 (or Section 8.5, as applicable); provided, that the Company shall not utilize this right more than once in any 12-month period;

(D)	if the Company has, within the six-month period preceding the date of such request, already effected one registration on Form S-3 for a Registration Party pursuant to this Section 8.4 (or effected one Shelf Take-Down pursuant to Section 8.5, as applicable), provided, that any such registration shall be deemed to have been “effected” if the registration statement relating thereto (A) has become or been declared or ordered effective under the Securities Act, and any of the Registrable Securities of the Registration Party included in such registration have actually been sold thereunder and (B) has remained effective for a period of at least 180 days; or

(E)	in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.
     (b) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered promptly after receipt of the request or requests of the Registration Parties (the “Form S-3 Registration Statement”) and any such Registration Party may request that such Form S-3 Registration Statement constitute a shelf offering on a delayed or continuous basis in accordance with Rule 415 promulgated under the Securities Act (a “Form S-3 Shelf Registration Statement”), in which case the provisions of Section 8.5 shall also be applicable.
     (c) If the Registration Parties intend to distribute the Registrable Securities covered by their request under this Section 8.4 by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 8.4 and, subject to the limitations set forth in Section 8.4(a), the Company shall include such information in the written notice referred to in Section 8.4(a). In such event, the right of any Registration Party to include Registrable Securities in such registration (or Underwritten Shelf Take-Down, as applicable) shall be conditioned upon such Registration Party’s participation in such underwriting and the inclusion of such Registration Party’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Registration Parties participating in the registration (or Underwritten Shelf Take-Down, as applicable) and the requesting Registration Party) to the extent provided herein. All Registration Parties proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 8.8) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 8.4 or Section 8.5, if the managing underwriter advises the Company and the Registration Parties participating in such underwriting in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all such Registration Parties, and, subject to the priorities described in Section 7.4(f), the number of shares of Registrable Securities that may be included in the underwriting shall be allocated first among all such Registration Parties, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each such Registration Party at the time of the filing of the registration statement; provided, however, that the number of shares of Registrable Securities held by such Registration Parties to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration (or Underwritten Shelf Take-Down, as applicable).
     (d) Notwithstanding the foregoing, if the Company shall receive from any Registration Party a written request or requests under Section 8.4 that the Company effect a registration statement on Form S-3 that includes only those items and that information that is required to be included in parts I and II of such Form, and does not include any additional or extraneous items of information (e.g., a lengthy description of the Company or the Company’s business) (an “Ordinary S-3 Registration Statement”), then Section 8.4(a)(ii)(D) shall not apply to such Ordinary S-3 Registration Statement request.
     Section 8.5 Shelf Take Downs
     (a) Any Selling Holder of Registrable Securities included in a Form S-3 Shelf Registration Statement (an “Initiating Shelf Holder”) may initiate an offering or sale of all or part of such Registrable Securities (a “Shelf Take-Down”), in which case the provisions of this Section 8.5 shall apply.
     (b) If an Initiating Shelf Holder so elects in a written request delivered to the Company (an “Underwritten Shelf Take-Down Notice”), a Shelf Take-Down may be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”) and, subject to the limitations set forth in the proviso to Section 8.4(a)(ii), the Company shall file and effect an amendment or supplement to its Form S-3 Shelf Registration Statement for such purpose as soon as practicable; provided, that any such Marketed Underwritten Shelf Take-Down (as defined below) shall be deemed to be, for purposes of Section 8.2(b), a Demand. The Initiating Shelf Holder shall indicate in such Underwritten Shelf Take-Down Notice whether it intends for such Underwritten Shelf Take-Down to involve a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the underwriters (a “Marketed Underwritten Shelf Take-Down”). Upon receipt of an Underwritten Shelf Take-Down Notice indicating that such Underwritten Shelf Take-Down will be a Marketed Underwritten Shelf Take-Down, the Company shall promptly (but in any event no later than ten days prior to the expected date of such Marketed Underwritten Shelf Take-Down) give written notice of such Marketed Underwritten Shelf Take-Down to all other Shelf Holders and, subject to the priorities described in Section 7.4(f), shall permit the participation of all such Shelf Holders that request inclusion in such Marketed Underwritten Shelf Take-Down who respond in writing within five days after the receipt of such notice of their election to participate. The provisions of Section 8.4(c) (other than the first sentence thereof) shall apply with respect to the right of the Initiating Shelf Holder and any other Shelf Holder to participate in any Underwritten Shelf Take-Down.
     (c) If the Initiating Shelf Holder desires to effect a Shelf Take-Down that does not constitute a Marketed Underwritten Shelf Take-Down (a “Non-Marketed Underwritten Shelf Take-Down”), the Initiating Shelf Holder shall so indicate in a written request delivered to the Company no later than two (2) Business Days prior to the expected date of such Non-Marketed Underwritten Shelf Take-Down, which request shall include (A) the total number of Registrable Securities expected to be offered and sold in such Non-Marketed Underwritten Shelf Take-Down, (B) the expected plan of distribution of such Non-Marketed Underwritten Shelf Take-Down and (C) the action or actions required (including the timing thereof) in connection with such Non-Marketed Underwritten Shelf Take-Down (including the delivery of one or more stock certificates representing shares of Registrable Securities to be sold in such Non-Marketed Underwritten Shelf Take-Down), and, subject to the limitations set forth in the proviso to Section 8.4(a)(ii), the Company shall file and effect an amendment or supplement to its Form S-3 Shelf Registration Statement for such purpose as soon as practicable.
     (d) Upon receipt of a written request pursuant to Section 8.5(c), the Company shall provide written notice (a “Non-Marketed Underwritten Shelf Take-Down Notice”) of such Non-Marketed Underwritten Shelf Take-Down promptly to all other Shelf Holders, which Non-Marketed Underwritten Shelf Take-Down Notice shall set forth (A) the total number of Registrable Securities expected to be offered and sold in such Non-Marketed Underwritten Shelf Take-Down, (B) the expected plan of distribution of such Non-Marketed Underwritten Shelf Take-Down, (C) that such Shelf Holder shall have the right, upon the terms and subject to the conditions set forth in this Section 8.5(d) and subject to the priorities described in Section 7.4(f), to elect to sell up to its Pro Rata Take-Down Portion and (D) the action or actions required (including the timing thereof) in connection with such Non-Marketed Underwritten Shelf Take-Down with respect to each Shelf Holder that elects to exercise such right (including the delivery of one or more stock certificates representing shares of Registrable Securities held by such Shelf Holder to be sold in such Non-Marketed Underwritten Shelf Take-Down). Upon receipt of such Non-Marketed Underwritten Shelf Take-Down Notice, subject to the priorities described in Section 7.4(f), each such Shelf Holder may elect to sell up to its Pro Rata Take-Down Portion with respect to each such Non-Marketed Underwritten Shelf Take-Down, by taking such action or actions referred to in clause (D) above in a timely manner; provided, that each such Shelf Holder that elects to participate in such Non-Marketed Underwritten Shelf Take-Down may condition its participation on the Non-Marketed Underwritten Shelf Take-Down being completed within ten Business Days of its acceptance at a net price per share to such Shelf Holder of not less than 95% of the closing price for the shares on their principal trading market on the trading day immediately prior to such Shelf Holder’s election to participate. Notwithstanding anything to the contrary herein, this Section 8.5(d) shall not apply to any Non-Marketed Underwritten Shelf Take-Down initiated at a time when the priorities described in clauses (i) and (ii) of Section 7.4(f) have been fully satisfied or expired.

     (e) Notwithstanding the delivery of any Non-Marketed Underwritten Shelf Take-Down Notice, but subject to the proviso in the penultimate sentence of Section 8.5(d), all determinations as to whether to complete any Non-Marketed Underwritten Shelf Take-Down and as to the timing, manner, price and other terms of any Non-Marketed Underwritten Shelf Take-Down shall be at the discretion of the Initiating Shelf Holder; provided that, so long as the priorities described in clauses (i) and (ii) of Section 7.4(f) have not been fully satisfied or expired, if such Non-Marketed Underwritten Shelf Take-Down is completed, the Initiating Shelf Holder must, subject to the priorities described in Section 7.4(f), include each Shelf Holder’s Pro Rata Take-Down Portion in such Non-Marketed Underwritten Shelf Take-Down if such Shelf Holder has complied with the penultimate sentence of Section 8.5(d).
     (f) For purposes of this Section 8.5, “Pro Rata Take-Down Portion” shall mean, with respect to any Non-Marketed Underwritten Shelf Take-Down and each Initiating Shelf Holder and each other Shelf Holder delivering such notice with respect to and participating in such Non-Marketed Underwritten Shelf Take-Down, a number equal to the product of the following: (x) the total number of Registrable Securities to be included in such Non-Marketed Underwritten Shelf Take-Down and (y) a fraction, the numerator of which is the total number of Registrable Securities beneficially owned by such Initiating Shelf Holder or other Shelf Holder, as applicable, and the denominator of which is the total number of Registrable Securities beneficially owned by the Initiating Shelf Holder and all the other Shelf Holders delivering such a notice and participating in such Non-Marketed Underwritten Shelf Take-Down.
     Section 8.6 Selection of Underwriters In the event that any registration pursuant to this Article VIII shall involve, in whole or in part, an underwritten offering, the underwriter or underwriters shall be designated by the Registration Party (or in the case of a Shelf Take-Down, the Initiating Shelf Holder) that requested such underwritten offering in accordance with this Article VIII, which underwriter or underwriters shall be reasonably acceptable to the Selling Holders holding a majority of the Registrable Securities to be included in such offering.
     Section 8.7 Withdrawal Rights; Expenses
     (a) A Selling Holder may withdraw all or any part of its Registrable Securities from any registration (including a registration effected pursuant to Section 8.2) by giving written notice to the Company of its request to withdraw at any time. Except in the case of a withdrawal of Registrable Securities made within 30 days of receipt by such Selling Holder of a certificate or notice from the Company that it will defer the filing or effectiveness of a registration statement pursuant to Section 8.2 or 8.4(b), the Company shall be entitled to reimbursement for any SEC registration fees incurred by the Company in connection with the registration of the Registrable Securities so withdrawn (unless such registration fees can be used in connection with the registration of other securities by the Company, including in connection with a future registration). In the case of a withdrawal prior to the effective date of a registration statement, any Registrable Securities so withdrawn shall be reallocated among the remaining participants in accordance with the applicable provisions of this Agreement.

     (b) Except as provided herein, the Company shall pay all Registration Expenses with respect to a particular offering (or proposed offering). Except as provided herein each Selling Holder and the Company shall be responsible for its own fees and expenses of counsel and financial advisors and their internal administrative and similar costs, as well as their respective pro rata shares of underwriters’ commissions and discounts, which shall not constitute Registration Expenses.
     Section 8.8 Registration and Qualification If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in this Article VIII, the Company shall as promptly as practicable:
     (a) Registration Statement. Prepare and (as soon thereafter as practicable and in any event, no later than 30 days after the end of the applicable period specified in Section 8.2(a) within which requests for registration may be given to the Company) file a registration statement under the Securities Act relating to the Registrable Securities to be offered and use its reasonable best efforts to cause such registration statement to become effective as promptly as practicable thereafter, and keep such registration statement effective for 180 days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, that, in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the registration statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of such Registrable Securities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, until the earlier of when (i) the Selling Holders have sold all of such Registrable Securities and (ii) the Selling Holders may sell all of such Registrable Securities on a single day or pursuant to Rule 144 promulgated under the Securities Act as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Registration Parties; furnish to the lead underwriter or underwriters, if any, and to the Selling Holders who have requested that Registrable Securities be covered by such registration statement, prior to the filing thereof with the SEC, a copy of the registration statement, and each amendment thereof, and a copy of any prospectus, and each amendment or supplement thereto (excluding amendments caused by the filing of a report under the Exchange Act), and use its reasonable best efforts to reflect in each such document, when so filed with the SEC, such comments as such Persons reasonably may on a timely basis propose;
     (b) Amendments; Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be (i) reasonably requested by any Selling Holder (to the extent such request relates to information relating to such Selling Holder), or (ii) necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of (A) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement and (B) if a Form S-3 registration, the expiration of the applicable period specified in Section 8.8(a) and, if not a Form S-3 registration, the applicable period specified in Section 8.2(f); provided, that any such required period provided for in Section 8.8(a) or Section 8.2(f) shall be extended for such number of days (x) during any period from and including the date any written notice contemplated by paragraph (f) below is given by the Company until the date on which the Company delivers to the Selling Holders the supplement or amendment contemplated by paragraph (f) below or written notice that the use of the prospectus may be resumed, as the case may be, and (y) during which the offering of Registrable Securities pursuant to such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court; provided, further, that the Company will have no obligation to a Selling Holder participating on a “piggyback” basis in a registration statement that has become effective to keep such registration statement effective for a period beyond 180 days from the effective date of such registration statement. The Company will respond promptly to any comments received from the SEC and request acceleration of effectiveness promptly after it learns that the SEC will not review the registration statement or after it has satisfied comments received from the SEC. With respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the Selling Holders of the Registrable Securities covered by such registration statement, which Free Writing Prospectuses or other materials shall be subject to the review of counsel to such Selling Holders, and make all required filings of all Free Writing Prospectuses with the SEC;
     (c) Copies. Furnish to the Selling Holders and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus, summary prospectus and Free Writing Prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such Selling Holders or such underwriter may reasonably request, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other governmental agency or self regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;
     (d) Blue Sky. Register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Selling Holders and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

     (e) Delivery of Certain Documents. (i) Furnish to each Selling Holder and to any underwriter of such Registrable Securities an opinion of counsel for the Company (which opinion (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, or, in the case of a non-underwritten offering, to the Selling Holders) addressed to each Selling Holder and any underwriter of such Registrable Securities and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the applicable registration statement) covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings, (ii) furnish to each Selling Holder and any underwriter of such Registrable Securities a “cold comfort” and “bring-down” letter addressed to each Selling Holder and any underwriter of such Registrable Securities and signed by the independent public accountants who have audited the financial statements of the Company included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other matters as any Selling Holder may reasonably request and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements and (iii) cause such authorized officers of the Company to execute customary certificates as may be requested by any Selling Holder or any underwriter of such Registrable Securities;
     (f) Notification of Certain Events; Corrections. Promptly notify the Selling Holders and any underwriter of such Registrable Securities in writing (i) of the occurrence of any event as a result of which the registration statement or the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and (iii) if for any other reason it shall be necessary to amend or supplement such registration statement or prospectus in order to comply with the Securities Act and, in any such case as promptly as reasonably practicable thereafter, prepare and file with the SEC an amendment or supplement to such registration statement or prospectus which will correct such statement or omission or effect such compliance;
     (g) Notice of Effectiveness. Notify the Selling Holders and the lead underwriter or underwriters, if any, and (if requested) confirm such advice in writing, as promptly as reasonably practicable after notice thereof is received by the Company (i) when the applicable registration statement or any amendment thereto has been filed or becomes effective and when the applicable prospectus or any amendment or supplement thereto has been filed, (ii) of any comments by the SEC, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or any order preventing or suspending the use of any preliminary or final prospectus or the initiation or threat of any proceedings for such purposes and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable

Securities for offering or sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;
     (h) Stop Orders. Use its reasonable best efforts to prevent the entry of, and use its best efforts to obtain as promptly as reasonably practicable the withdrawal of, any stop order with respect to the applicable registration statement or other order suspending the use of any preliminary or final prospectus;
     (i) Plan of Distribution. Promptly incorporate in a prospectus supplement or post-effective amendment to the applicable registration statement such information as the lead underwriter or underwriters, if any, and the Selling Holders holding a majority of each class of Registrable Securities being sold agree (with respect to the relevant class) should be included therein relating to the plan of distribution with respect to such class of Registrable Securities; and make all required filings of such prospectus supplement or post-effective amendment as promptly as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;
     (j) Other Filings. Use its reasonable best efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;
     (k) FINRA Compliance. Cooperate with each Selling Holder and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;
     (l) Listing. Use its reasonable best efforts to cause all such Registrable Securities registered pursuant to such registration to be listed and remain on each securities exchange and automated interdealer quotation system on which identical securities issued by the Company are then listed;
     (m) Transfer Agent; Registrar; CUSIP Number. Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the applicable registration statement;
     (n) Compliance; Earnings Statement. Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to each Selling Holder, as soon as reasonably practicable, an earning statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the applicable registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

     (o) Road Shows. To the extent reasonably requested by the lead or managing underwriters in connection with an underwritten offering pursuant to Section 8.2 (including a Form S-3 underwritten offering pursuant to Section 8.4), send appropriate officers of the Company to attend any “road shows” scheduled in connection with any such underwritten offering, with all out of pocket costs and expenses incurred by the Company or such officers in connection with such attendance to be paid by the Company;
     (p) Certificates. Unless the relevant securities are issued in book-entry form, furnish for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration effected pursuant to this Article VIII unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by any Selling Holder or the underwriters of such Registrable Securities (it being understood that the Selling Holders will use their reasonable best efforts to arrange for delivery to the Depository Trust Company); and
     (q) Reasonable Best Efforts. Use its reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.
     Section 8.9 Underwriting; Due Diligence
     (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Article VIII, the Company shall enter into an underwriting agreement with such underwriters for such offering, which agreement will contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements generally with respect to secondary distributions to the extent relevant, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 8.10, and agreements as to the provision of opinions of counsel and accountants’ letters to the effect and to the extent provided in Section 8.8(e). The Selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Selling Holders and the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such Selling Holders to the extent applicable. Subject to the following sentence, such underwriting agreement shall also contain such representations and warranties by such Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, when relevant. No Selling Holder shall be required in any such underwriting agreement or related documents to make any representations or warranties to or agreements with the Company or the underwriters other than customary representations, warranties or agreements regarding such Selling Holder’s title to Registrable Securities and any written information provided by the Selling Holder to the Company expressly for inclusion in the related registration statement.

     (b) In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to this Article VIII, the Company shall make available upon reasonable notice at reasonable times and for reasonable periods for inspection by each Selling Holder, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such registration statement, and by any attorney, accountant or other agent retained by any Selling Holder or any managing underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified the Company’s financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Selling Holders, managing underwriters, attorneys, accountants or agents in connection with such registration statement as shall be necessary to enable them to exercise their due diligence responsibility (subject to entry by each party referred to in this clause (b) into customary confidentiality agreements in a form reasonably acceptable to the Company).
     (c) In the case of an underwritten offering requested by the Registration Parties pursuant to Section 8.2 or Section 8.4 or an Underwritten Shelf Take-Down, the price, underwriting discount and other financial terms for the Registrable Securities of the related underwriting agreement shall be determined by the Selling Holders holding a majority of the Registrable Securities to be included in such offering. In the case of any underwritten offering of securities by the Company pursuant to Section 8.3, such price, discount and other terms shall be determined by the Company, subject to the right of Selling Holders to withdraw their Registrable Securities from the registration pursuant to Section 8.3(b).
     (d) Subject to Section 8.9(a), no Person may participate in an underwritten offering (including an Underwritten Shelf Take-Down) unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreement and other documents reasonably required under the terms of such underwriting arrangements.
     Section 8.10 Indemnification and Contribution
     (a) Indemnification by the Company. In the case of each offering of Registrable Securities made pursuant to this Article VIII, the Company agrees to indemnify and hold harmless, to the extent permitted by law, each Selling Holder, each underwriter of Registrable Securities so offered and each Person, if any, who controls or is alleged to control (within the meaning set forth in the Securities Act) any of the foregoing Persons, the Affiliates of each of the foregoing, and the officers, directors, partners, employees and agents of each of the foregoing, against any and all losses, liabilities, costs (including reasonable attorney’s fees and disbursements), claims and damages, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, insofar as such losses, liabilities, costs, claims and damages (or actions or proceedings in respect thereof, whether or not such indemnified Person is a party thereto) arise out of or are based upon any untrue statement by the Company or alleged untrue statement by the Company of a material fact contained in the registration statement (or in any preliminary, final or summary prospectus included therein) or in the Disclosure Package, or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities prepared by the Company or at its direction, or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission by the Company or alleged omission by the Company to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be liable to any Person in any such case to the extent that any such loss, liability, cost, claim or damage arises out of or relates to any untrue statement or alleged untrue statement, or any omission, if such statement or omission shall have been made in reliance upon and in conformity with information relating to such Person furnished in writing to the Company by or on behalf of such Person expressly for inclusion in the registration statement (or in any preliminary, final or summary prospectus included therein), offering memorandum or other offering document, or any amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Person and shall survive the transfer of such securities.
     (b) Indemnification by Selling Holders. In the case of each offering made pursuant to this Agreement, each Selling Holder, by exercising its registration rights hereunder, agrees to indemnify and hold harmless, to the extent permitted by law, the Company, each other Selling Holder and each Person, if any, who controls or is alleged to control (within the meaning set forth in the Securities Act) any of the foregoing, any Affiliate of any of the foregoing, and the officers, directors, partners, employees and agents of each of the foregoing, against any and all losses, liabilities, costs (including reasonable attorney’s fees and disbursements), claims and damages to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, insofar as such losses, liabilities, costs, claims and damages (or actions or proceedings in respect thereof, whether or not such indemnified Person is a party thereto) arise out of or are based upon any untrue statement made by such Selling Holder of a material fact contained in the registration statement (or in any preliminary, final or summary prospectus included therein) or in the Disclosure Package relating to the offering and sale of such Registrable Securities prepared by the Company or at its direction, or any amendment thereof or supplement thereto, or any omission by such Selling Holder of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, but in each case only to the extent that such untrue statement of a material fact occurs in reliance upon and in conformity with, or such material fact is omitted from, information relating to such Selling Holder furnished in writing to the Company by or on behalf of such Selling Holder expressly for inclusion in such registration statement (or in any preliminary, final or summary prospectus included therein) or Disclosure Package, or any amendment thereof or supplement thereto. The liability of any Selling Holder hereunder shall be several and not joint and in no event shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Selling Holder under the sale of the Registrable Securities giving rise to such indemnification obligation.
     (c) Indemnification Procedures. Each party entitled to indemnification under this Section 8.10 shall give notice to the party required to provide indemnification promptly after such indemnified party has actual knowledge that a claim is to be made against the indemnified party as to which indemnity may be sought, and shall permit the indemnifying party to assume the defense of such claim or litigation resulting therefrom and any related settlement and settlement negotiations, subject to the limitations on settlement set forth below; provided, that counsel for the indemnifying party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the indemnified party (whose approval shall not unreasonably be withheld), and the indemnified party may participate in such defense at such party’s expense; and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 8.10, except to the extent the indemnifying party is actually prejudiced by such failure to give notice. Notwithstanding the foregoing, an indemnified party shall have the right to retain separate counsel, with the reasonable fees and expenses of such counsel being paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel or if the indemnifying party has failed to assume the defense of such action. No indemnified party shall enter into any settlement of any litigation commenced or threatened with respect to which indemnification is or may be sought without the prior written consent of the indemnifying party (such consent not to be unreasonably withheld). No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, reasonably satisfactory to the indemnified party, from all liability in respect to such claim or litigation. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.
     (d) Contribution. If the indemnification provided for in this Section 8.10 shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party in respect of any loss, liability, cost, claim or damage referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, cost, claim or damage in such proportion as shall be appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other with respect to the statements or omissions which resulted in such loss, liability, cost, claim or damage as well as any other relevant equitable considerations.

The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this paragraph (d) shall be deemed to include, for purposes of this paragraph (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 8.10(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 8.10(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses of the indemnified parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.10(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section.
     (e) Indemnification/Contribution under State Law. Indemnification and contribution similar to that specified in the preceding paragraphs of this Section 8.10 (with appropriate modifications) shall be given by the Company and the Selling Holders and underwriters with respect to any required registration or other qualification of securities under any state law or regulation or governmental authority.
     (f) Obligations Not Exclusive. The obligations of the parties under this Section 8.10 shall be in addition to any liability which any party may otherwise have to any other Person.
     (g) Survival. For the avoidance of doubt, the provisions of this Section 8.10 shall survive any termination of this Agreement.
     (h) Third Party Beneficiary. Each of the indemnified Persons referred to in this Section 8.10 shall be a third party beneficiary of the rights conferred to such Person in this Section 8.10.
     Section 8.11 Cooperation; Information by Selling Holder
     (a) It shall be a condition of each Selling Holder’s rights under this Article VIII that such Selling Holder cooperate with the Company by entering into any undertakings and taking such other action relating to the conduct of the proposed offering which the Company or the underwriters may reasonably request as being necessary to insure compliance with federal and state securities laws and the rules or other requirements of FINRA or which are otherwise customary and which the Company or the underwriters may reasonably request to effectuate the offering.
     (b) Each Selling Holder shall furnish to the Company such information regarding such Selling Holder and the distribution proposed by such Selling Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article VIII. The Company shall have the right to exclude from the registration any Selling Holder that does not comply with this Section 8.11.
     (c) At such time as an underwriting agreement with respect to a particular underwriting is entered into, the terms of any such underwriting agreement shall govern with respect to the matters set forth therein to the extent inconsistent with this Article VIII; provided, however, that the indemnification provisions of such underwriting agreement as they relate to the Selling Holders are customary for registrations of the type then proposed and provide for indemnification by such Selling Holders only with respect to written information furnished by such Selling Holders.
     Section 8.12 Rule 144 Following a Public Offering, the Company shall use its best efforts to ensure that the conditions to the availability of Rule 144 set forth in paragraph (c) of Rule 144 shall be satisfied. The Company agrees to use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after it has become subject to such reporting requirements. Upon the request of any Registration Party for so long as such information is a necessary element of such Person’s ability to avail itself of Rule 144, the Company will deliver to such Person (i) a written statement as to whether it has complied with such requirements and (ii) a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Person may reasonably request in availing itself of any rule or regulation of the SEC allowing such Person to sell any such securities without registration.
     Section 8.13 Holdback Agreement Each of the Company and each holder of Registrable Securities (whether or not such Registrable Securities are covered by a registration statement filed pursuant to Section 8.2 or Section 8.3 hereof) agrees, if requested (pursuant to a timely written notice) by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the Registrable Securities, including a sale pursuant to Rule 144 (except as part of such underwritten offering), during the period beginning ten days prior to, and ending 180 days (or such longer period as may be requested by the managing underwriter in order to comply with applicable rules of the Financial Industry Regulatory Authority, Inc.) after, the closing date of the underwritten offering made pursuant to such registration statement. The foregoing provisions shall not apply to the Company or any other Person if such Person is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such Person shall undertake not to effect any public sale or distribution of the class of securities covered by such registration statement (except as part of the underwritten offering) during such period unless it has provided 60 days’ prior written notice of such sale or distribution to the managing underwriter.
     Section 8.14 Suspension of Sales Each Selling Holder participating in a registration agrees that, upon receipt of notice from the Company pursuant to Section 8.8(f), such Selling Holder will discontinue disposition of its Registrable Securities pursuant to such registration statement until receipt of the copies of the supplemented or amended prospectus contemplated by Section 8.8(f), or until advised in writing by the Company that the use of the prospectus may be resumed, as the case may be, and, if so directed by the Company, such Selling Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities which are current at the time of the receipt of the notice of the event described in Section 8.8(f).
     Section 8.15 Third Party Registration Rights Nothing in this Agreement shall be deemed to prevent the Company from providing registration rights to any other Person on such terms as the Board deems desirable in its sole discretion; provided, that, so long as (i) the HF Members collectively own at least 50% of the Units (as adjusted for stock splits and the like) owned by the HF Members immediately following the Effective Date, such registration rights are approved by the HF Members and (ii) the GA Members collectively own at least 50% of the Units (as adjusted for stock splits and the like) owned by the GA Members immediately following the Effective Date, such registration rights are approved by the GA Members.
ARTICLE IX
TRANSFERS OF INTERESTS
     Section 9.1 Restrictions on Transfer
     (a) No Member shall, nor shall its direct and indirect equity holders, Transfer all or any portion of its Interest, directly or indirectly, without the prior written consent of the HF Members (so long as the HF Members are entitled to designate at least one Director pursuant to Section 6.1(d)) and the GA Members (so long as the GA Members are entitled to designate at least one Director pursuant to Section 6.1(d)), except for Transfers (i) by any HF Member to an HF Permitted Transferee, (ii) by any GA Member to a GA Permitted Transferee, (iii) by any eRx Member to an eRx Permitted Transferee, provided, that any and all such Transfers shall not at any time result in greater than eight (8) eRx Members (including eRx Permitted Transferees) as parties to this Agreement, (iv) by any eRx Member, HF Member or GA Member following the second anniversary of the Effective Date, provided such Transfer is in accordance with Sections 9.4 and 9.5 and, provided, further, that no such Transfer by a GA Member shall be to a portfolio company of any GA Member or its Affiliates and no such Transfer by an HF Member shall be to a portfolio company of any HF Member or its Affiliates, or (v) by any HF Member, GA Member or eRx Member pursuant to the exercise of Tag-Along Rights under Section 9.6. If, notwithstanding the provisions of this Section 9.1(a), all or any portion of a Member’s Interests are Transferred in violation of this Section 9.1(a), involuntarily, by operation of law or otherwise, the Transferee of such Interest (or portion thereof) shall not be admitted to the Company as a Member or be entitled to any rights as a Member hereunder, and the Member whose Interest has been Transferred in violation of this Section 9.1(a) shall, together with its Affiliates, lose all rights it may have pursuant to Sections 6.1 and 6.4, unless each Member consents in writing to such admission, which consent shall be granted or withheld in each Member’s sole discretion. Any attempted or purported Transfer of all or a portion of a Member’s Interests in violation of this Section 9.1(a) shall be null and void and of no force or effect whatsoever. In the event a Transfer of any Interests causes a termination of the Company for tax purposes under Section 708 of the Code, the transferring Member shall indemnify and hold harmless the other Members (other than the Plan Member) with respect to the net amount of any incremental tax costs resulting from such termination. Notwithstanding anything to the contrary contained herein, in no event shall the Plan Member be entitled to Transfer, directly or indirectly, any Equity Securities of the Company (including any Grant Units) without the prior written consent of the GA Members and the HF Members, including, without limitation, any Transfer by way of permitting any member or Management Member of the Plan Member to Transfer Equity Securities or other ownership interests in the Plan Member (or any other Executive Holdco), other than in accordance with the terms of the Management Incentive Plan of the Company.
     (b) In addition to any other restrictions on Transfer herein contained, including, without limitation, the provisions of this Article IX, in no event may any Transfer or assignment of Interests by any Member be made (i) to any Person who lacks the legal right, power or capacity to own Interests; (ii) if in the opinion of legal counsel or a qualified tax advisor to the Company such Transfer presents a material risk that such Transfer would cause a termination of the Company for federal or state income tax purposes; (iii) if in the opinion of legal counsel or a qualified tax advisor to the Company such Transfer presents a material risk that such Transfer would cause the Company to cease to be classified as a partnership or to be classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code for federal income tax purposes; (iv) other than a Transfer pursuant to Section 9.5, if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e)(2) of the Code); (v) other than a Transfer pursuant to Section 9.5, if such Transfer would, in the opinion of counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to the Plan Asset Regulation or otherwise cause the Company to be subject to regulation under ERISA; (vi) other than a Transfer pursuant to Section 9.5, if such Transfer requires the registration of such Interests pursuant to any applicable federal or state securities laws; or (vii) if such Transfer subjects the Company to regulation under the Investment Company Act or the Investment Advisors Act of 1940, each as amended.
     (c) The provisions of this Article IX shall terminate upon the earlier to occur of (and simultaneously upon the consummation of) (i) an IPO and (ii) a Sale of the Company, and Transfers pursuant to an IPO or a Sale of the Company shall not be subject to this Article IX.

     (d) The GA Members hereby represent and warrant as of the Effective Date, for the benefit of the Company and the HF Members, that GA Corp. was formed solely to consummate the transactions contemplated by the Merger Agreement and/or the Purchase Agreement (including any debt financing contemplated thereby) and to enter into the Third Amended LLC Agreement and/or this Agreement, and has not engaged, and will not engage, in any other business other than the holding of Interests and all activities related to the exercise of rights and fulfillment of obligations arising under the Merger Agreement, the Third Amended LLC Agreement, the Purchase Agreement and/or this Agreement.
     (e) The HF Members hereby represent and warrant as of the Effective Date, for the benefit of the Company and the GA Members, that HF Corp. is a newly-formed entity formed solely to consummate the transactions contemplated by the Purchase Agreement and to enter into this Agreement, and has not engaged, and will not engage, in any other business other than the holding of Interests and all activities related to the exercise of rights and fulfillment of obligations arising under this Agreement and the Purchase Agreement.
     (f) In any Transfer effected pursuant to this Article IX that would constitute a Sale of the Company, the net proceeds (after giving effect to transaction expenses, indemnification obligations and the like) from such Sale of the Company (i) shall be distributed among the Members in a manner consistent with the distribution priority set forth in Section 12.3(b) and (ii) a portion of such proceeds up to the Potential Incremental Grant Distribution Amount (if any) determined as of the time of such Sale shall be reserved or otherwise set aside in a manner determined by the Board in its sole discretion for the Plan Member and such amount (if any) distributable to the Plan Member no later than 365 days after the closing of such Sale of the Company. Any amount so reserved and distributable to the Plan Member shall be forfeited if and to the extent Class Units are forfeited within such 365-day period (and any forfeited amount shall be distributed to all other Members who hold Units (other than Grant Units) pro rata in proportion to their respective Units).
     Section 9.2 Notice of Transfer Each Member shall, after complying with the provisions of this Agreement, but prior to any Transfer of Interests, give written notice to the Company of such proposed Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer. The Transferring Member shall be entitled to Transfer such Interests, on the terms set forth in the notice, within 60 days of delivery of the notice.
     Section 9.3 Transferee Members A Transferee of Interests pursuant to this Article IX (including an HF Permitted Transferee, a GA Permitted Transferee or an eRx Permitted Transferee, as applicable) shall have the right to become a Member only if (i) the requirements of this Article IX, including Section 9.1 relating to consent of the Members, are met (except for Transfers to HF Permitted Transferees, GA Permitted Transferees or eRx Permitted Transferees, as applicable) and except for transfers made in compliance with Sections 9.4, 9.5 or 9.6, which do not require written consent of the Members as provided therein, (ii) such transferee executes an instrument reasonably satisfactory to the remaining Members agreeing to be bound by the terms and provisions of this Agreement and assuming all of the Transferor’s then existing and future Liabilities arising under or relating to this Agreement, (iii) such transferee represents that the Transfer was made in accordance with all applicable securities laws and regulations, (iv) the transferor or transferee shall have reimbursed the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer of a Member’s Interest, whether or not consummated, and (v) if such transferee or his or her spouse is a resident of a community property jurisdiction, then such transferee’s spouse shall also execute an instrument reasonably satisfactory to the remaining Members agreeing to be bound by the terms and provisions of this Agreement to the extent of his or her community property or quasi-community property interest, if any, in such Member’s Interest. Unless agreed to in writing by all Members, the admission of a Member shall not result in the release of the Transferor from any Liability that the Transferor may have to each remaining Member or to the Company under this Agreement or any Related Party Agreement. Written notice of the admission of a Member shall be sent promptly by the Transferor to each remaining Member and the Company. Notwithstanding anything to the contrary in this Section 9.3, and except as otherwise provided in this Agreement, following a Transfer by (a) one or more HF Members (or a transferee of the type described in this clause (a)) to an HF Permitted Transferee of all or substantially all of their Interests, (b) one or more GA Members (or a transferee of the type included in this clause (b)) to a GA Permitted Transferee of all or substantially all of their Interests or (c) one or more eRx Members (or a transferee of the type included in this clause (c)) to an eRx Permitted Transferee of all or substantially all of their Interests, such transferee shall succeed to all of the rights of such HF Members, GA Members or eRx Members, as applicable, under this Agreement.
     Section 9.4 Right of First Offer
     (a) Prior to any direct or indirect Transfer for value of all or any portion of an Interest in the Company by (i) a GA Member or a Member (other than an HF Member) who has acquired its Interest from a GA Member and, together with its Affiliates, holds Units equal to at least 5% of the outstanding Units of any class of Units other than Grant Units (other than to a GA Permitted Transferee or in a transaction pursuant to Section 9.5), (ii) an HF Member or a Member (other than a GA Member) who has acquired its Interest from an HF Member and, together with its Affiliates, holds Units equal to at least 5% of the outstanding Units of any class of Units other than Grant Units (other than to an HF Permitted Transferee or in a transaction pursuant to Section 9.5), or (iii) an eRx Member (other than to an eRx Permitted Transferee) (for purposes of this paragraph (a) and paragraph (b) below, a Transfer referred to in clause (i), (ii) or (iii) being a “Proposed Transfer”), such Transferring Member(s) (the “Selling Members”) shall give a notice in writing (the “Transfer Notice”) to the Company and, with respect to a Proposed Transfer referred to in clause (i), to the HF Members, with respect to a Proposed Transfer referred to in clause (ii), to the GA Members, and, with respect to a Proposed Transfer referred to in clause (iii), to the GA Members and the HF Members (the Members to whom notice must be given being the “ROFO Parties”) setting forth the desire to Transfer, which notice shall include the price and other material terms that the

Selling Members would be willing to accept. Notwithstanding the foregoing, an eRx Member may only Transfer its Interests under this Section 9.4 if the Proposed Transfer is for all of the eRx Units held by such eRx Member and an eRx Member shall not Transfer any of its Interests under this Section 9.4 to a competitor of the Company. Each such notice shall constitute a binding commitment by the applicable Member to sell the Interest referred to therein as provided in this Section 9.4.
     (b) Upon receipt of such Transfer Notice, the Company (acting for purposes of this Section 9.4 upon the decision of the disinterested Directors) will have an option to purchase, in the aggregate, all (but not part) of the Interests described in the Transfer Notice at the price specified in the Transfer Notice. If the Company desires to exercise the option set forth in the preceding sentence, it shall deliver a notice (an “Election Notice”) to the Selling Members and the ROFO Parties within ten days of receipt of the Transfer Notice (the “Company Election Period”). If the Company does not deliver an Election Notice to the Selling Members and the ROFO Parties within the Company Election Period, then the ROFO Parties will have the option to deliver an Election Notice to the Selling Members within 20 days after the expiration of the Company Election Period (the “ROFO Party Election Period”). If the ROFO Parties elect to purchase an aggregate number of Company Equity Securities greater than the Interests described in the Transfer Notice, the Interests described in the Transfer Notice shall be allocated among the ROFO Parties based upon the number of Units owned by each ROFO Party. If the ROFO Parties do not (collectively) elect to purchase an aggregate number of Company Equity Securities equal to or greater than the Interests described in the Transfer Notice, then the Interests described in the Transfer Notice may be Transferred as provided in Section 9.4(d). Subject to the restrictions contained in Section 9.1(b), the ROFO Parties may assign the right to exercise all or part of the option to purchase the Interests described in a particular Transfer Notice to one or more of their Affiliates or other Persons, in which case (i) the ROFO Parties shall specify the Persons exercising such option and the amount of Interests to be acquired by each such assignee not less than ten days before the consummation of the Proposed Transfer (provided that, in any event, all Interests specified in the relevant Transfer Notice shall be purchased) and (ii) references to the ROFO Parties in this Section 9.4 shall be deemed to refer to such assignees as appropriate to reflect such assignment.
     (c) If the Company or the applicable ROFO Parties deliver an Election Notice, then such ROFO Parties shall be obligated to purchase, and the applicable Member(s) shall be obligated to sell, all of the Interests described in such Transfer Notice at the cash price and on the other terms indicated in the notice, except that the closing of such purchase and sale shall be held on the tenth Business Day after the expiration of the Company Election Period or the ROFO Party Election Period, as applicable, at 9:00 a.m., local time, at the principal executive office of the Company, or at such other time and place as the parties to such purchase and sale may mutually agree.
     (d) If a Member that is subject to the transfer restrictions of Section 9.1(a) has complied with the provisions of this Section 9.4 and no Election Notice is delivered pursuant thereto (or any Election Notices received from ROFO Parties are for less than all of the Interests described in the Transfer Notice), such Member may, subject to the provisions of the last sentence of Section 9.1(a) and to Section 9.1(b) hereof and compliance with the provisions of Section 9.6 hereof (to the extent applicable), Transfer the Interests described in the Transfer Notice, but only for consideration consisting solely of cash and/or Marketable Securities and on terms and conditions that are no more favorable in any material respect to the purchaser than those specified in such Transfer Notice; provided, that (i) the procedures of Section 9.6, as applicable, are met, (ii) the acquiring Person in such Transfer is not an Affiliate of the transferring Member, including, for purposes of the restriction in this Section 9.4(d)(ii), any portfolio company (A) controlled by the Selling Member or its Affiliates or (B) of which the Selling Member or its Affiliates beneficially own more than 10% of the Equity Securities, (iii) to the extent the Selling Member will receive Marketable Securities in the transaction, such Marketable Securities are of an issuer having a public market capitalization of at least $300 million, exclusive of the value of any such securities held by Affiliates of that issuer, and (iv) the closing of such Transfer takes place within 60 business days following the termination of the Company Election Period, but after the expiration of the ROFO Party Election Period. In addition, subject to the limitations contained in Section 8.2(a), in connection with any such Transfer, the Selling Member may assign the right to effect Demands and participate in piggyback registrations pursuant to Article VIII hereof. Any election by the Company or a Member not to exercise its rights under this Section 9.4 in any particular instance, shall not constitute a waiver of any rights it may otherwise have under this Agreement in connection with any other proposed Transfer of Interests. For purposes of this Agreement, “Marketable Securities” means any securities that are freely tradeable by the holder thereof (who is not an Affiliate of the issuer) on one or more established public markets, including, but not limited to, any securities (A) which are listed or traded on a United States national securities exchange or the NASDAQ Stock Market or (B) quoted on an established quotation system within or outside the United States that supports sufficient trading activity and volume to allow for the orderly disposition of such securities by the holders thereof.
     (e) At any closing held pursuant to this Section 9.4:
(i)	The purchase price for the purchase for the relevant securities shall be paid in cash (by wire transfer of immediately available funds to an account that is specified in writing by the recipients thereof at least three Business Days prior to the date of such closing) or by certified or official bank check.

(ii)	The relevant Members shall deliver all certificates, if any, which represent the Units to be sold at such closing, duly endorsed for transfer with signatures guaranteed, to the purchasers thereof and shall authorize the Company (or the Company’s transfer agent, if any) to record in the Company’s books and records the transfer to such purchasers of the Units and Interests to be sold, including any Units and Interests not evidenced by certificates.

(iii)	The relevant Members shall take all actions the purchasers shall reasonably request as necessary to vest in the applicable purchasers all Interest being sold, whether in certificated or uncertificated form, free and clear of all Encumbrances of any kind.
     Section 9.5 Drag Along Events
     (a) At any time from and after the Effective Date, the GA Members (so long as the GA Members are entitled to designate at least one Director pursuant to Section 6.1(d)) and the HF Members (so long as the HF Members are entitled to designate at least one Director pursuant to Section 6.1(d)) acting jointly (or the GA Members acting individually if they own a majority of the Units and the HF Members are not entitled to designate at least one Director pursuant to Section 6.1(d)) (collectively, the “Initiating Members”) may cause a Sale of the Company (a “Drag Along Event”).
     (b) Each Member shall fully cooperate, cause the Company and its officers to fully cooperate (including by participating in management presentations or “road shows”) and, with respect to any Member with designees to the Board, cause its respective designees to the Board to consent to and approve any transaction or agreement approved by the Initiating Members that is reasonably required in order to effectuate any such Drag Along Event. In connection with any such Drag Along Event, the Members shall, if requested by the Initiating Members, be required to (x) waive any dissenters’ rights, appraisal rights or similar rights which such Member may have in connection therewith, (y) provide representations and indemnities with respect to ownership of their Interests in the Company free and clear of all liens and their respective power and authority to enter into and consummate the transaction, provided that appropriate carve-outs will be permissible for the purposes of such representations with respect to the eRx Escrow Units, if any, and (z) provide other representations, warranties and indemnities (and, if necessary, to contribute sale or recapitalization proceeds to an escrow account to secure any such indemnification claims) on a several and pro rata basis with all other Members; provided, however, that the non-Initiating Members will not, unless and to the extent expressly provided in the Management Incentive Plan or any other management incentive or compensation plan binding on a non-Initiating Member, be required to make representations, warranties or indemnifications, other than with respect to their Interests, or to enter into non-competition or similar agreements or take on any other recourse, indemnification obligations or liability, other than with respect to a proportionate holdback, escrow or similar arrangement.
     (c) The Initiating Members’ rights under this Section 9.5 shall be exercisable by written notice (a “Drag-Along Notice”) given by the Initiating Members to the Company and each other Member which shall (i) state that all of the Initiating Member’s Units are to be sold, (ii) state the proposed purchase price per Unit and all other material terms and conditions of such sale (including the identity of the purchaser) and (iii) be accompanied by the written transfer agreement between such Initiating Members and such purchaser. In determining the proposed purchase price per Unit referred to in the foregoing clause (ii), there shall be taken into account any other consideration to be received, directly or indirectly, by the Initiating Members or their Affiliates in connection with or relating to the proposed sale transaction. Upon receipt of a Drag-Along Notice, each other Member shall be obligated to sell all of its Units (including, without limitation, its Profits Interests (including the Grant Units) and the eRx Escrow Units) (and the corresponding portion of its Interest) upon substantially the same terms and conditions of such transaction (and otherwise take all reasonably necessary actions to cause consummation of the proposed transaction, including voting its Interest in favor of such transaction (if applicable) and becoming a party to the transfer agreement); provided, however, that the net proceeds from the Drag-Along Event shall be distributed among the Members in accordance with Section 9.1(f).
     (d) The obligations of the Members to sell their Units (including, without limitation, Profits Interests (including the Grant Units) and eRx Escrow Units) pursuant to this Section 9.5 are subject to the satisfaction of the following conditions:
(i)	each of the Members will receive the same proportion (on a pre-tax basis) of the aggregate consideration from such required sale that such Member would have received if such aggregate consideration had been distributed by the Company to the Members in a dissolution of the Company pursuant to Section 9.1(f) and

(ii)	any expenses incurred by the Members in connection with such transaction will be borne by the Members pro rata based upon their Units (including, without limitation, Profits Interests (including the Grant Units) and eRx Escrow Units) being sold.
     (e) At the GA Members’ election, in connection with any Drag Along Event, the ultimate owners of GA Corp. shall be entitled to sell all of the equity of GA Corp. (and/or the equity of any direct or indirect corporate parent of GA Corp. whose only asset is the ownership of GA Corp. and is subject to the same restrictions on its business or incurrence of liabilities as GA Corp.) in such transaction in lieu of the GA Members selling all of its Units in such transaction, or where GA Corp. owns Units immediately prior to such transaction, in lieu of GA Corp. selling its Units in such transaction. Any such sale of the equity of GA Corp. in connection with any Drag Along Event shall be at a price equal to the per-Unit price applicable to the other Members or entities in such transaction multiplied by the number of Units owned by GA Corp.
     (f) At the HF Members’ election, in connection with any Drag Along Event, the ultimate owners of HF Corp. shall be entitled to sell all of the equity of such HF Corp. (and/or the equity of any direct or indirect corporate parent of HF Corp. whose only asset is the ownership of HF Corp. and is subject to the same restrictions on its business or incurrence of liabilities as HF Corp.) in such transaction in lieu of the HF Members selling all of its Units in such transaction, or where HF Corp. owns Units immediately prior to such transaction, in lieu of HF Corp. selling its Units in such transaction. Any such sale of the equity of HF Corp. in connection with any Drag Along

Event shall be at a price equal to the per-Unit price applicable to the other Members or entities in such transaction multiplied by the number of Units owned by HF Corp.
     Section 9.6 Tag-Along Right
     (a) In connection with any direct or indirect Transfer for value of all or any portion of an Interest in the Company held by (i) a GA Member or a Member (other than an HF Member) who has acquired its Interest from a GA Member and, together with its Affiliates, holds Units equal to at least 5% of the outstanding Units of any class of Units other than Grant Units (other than to a GA Permitted Transferee) or (ii) an HF Member or a Member (other than a GA Member) who has acquired its Interest from an HF Member and, together with its Affiliates, holds Units equal to at least 5% of the outstanding Units of any class of Units other than Grant Units (other than to an HF Permitted Transferee) (such proposed Transferor, in either case, a “Tag-Along Seller” and such proposed Transfer, a “Tag-Along Sale Transaction”), each other Member other than the Plan Member (an “Other Member”) shall have the right to sell a pro rata portion of its Units (based on the proportion that the portion of the Tag-Along Seller’s Units proposed to be transferred bear to the Tag-Along Seller’s total Units) to such third party for the same price per Unit and on the same other terms and conditions as are applicable to the Tag-Along Seller, including, without limitation, that any such Other Member will be required to make the same representations, warranties or indemnifications (and, if necessary, to contribute proceeds to an escrow account to secure any such indemnification claims) on a several and pro rata basis with all other participating Members with respect to its Interests, and to take on any other recourse or liability, as applicable to the Tag-Along Seller in connection with such Tag-Along Sale Transaction (a “Tag-Along Right”); provided, however, that the Other Member will not be required to make representations, warranties or indemnifications with respect to any GA Corp. or HF Corp., or to enter into non-competition or similar agreements or take on any other recourse, indemnification obligations or liability, other than with respect to a proportionate holdback, escrow or similar arrangement. Notwithstanding anything to the contrary contained herein, the eRx Members’ Tag-Along Right will not apply to sales made by the GA Members and HF Members, if any, in connection with the IPO.
     (b) If the Tag-Along Seller wishes to complete a Tag-Along Sale Transaction, the Tag-Along Seller will send a notice to the Other Members (a “Sale Notice”), which Sale Notice shall describe in reasonable detail the proposed Tag-Along Sale Transaction, including, without limitation, the price and material terms thereof. In determining the price for purposes of the foregoing sentence, there shall be taken into account any other consideration to be received, directly or indirectly, by the Tag-Along Seller or its Affiliates in connection with or relating to the Tag-Along Sale Transaction. Each Other Member receiving the Sale Notice will have the right to exercise its Tag-Along Right by written notice (a “Tag-Along Notice”) given by such Other Member to the Tag-Along Seller which shall state the portion of such Member’s Units to be sold. An Other Member must elect to exercise its Tag-Along Right under this Section 9.6(b) by delivering a Tag-Along Notice to the Tag-Along Seller in writing within ten Business Days of the receipt of a Sale Notice. Upon receipt of a Tag-Along Notice, each such Other Member shall be irrevocably obligated to Transfer a pro rata portion of its Units

(and the corresponding portion of its Interest) for a purchase price equal to the purchase price per Unit described in the Sale Notice, and upon the other terms and conditions of such transaction (and otherwise take all reasonably necessary action to cause consummation of the proposed transaction and becoming a party to the transfer agreement).
     (c) If any Other Member elects not to exercise or fails to exercise its Tag-Along Right within ten Business Days of receipt of the Sale Notice, the Tag-Along Seller may, within 90 days after delivery of the Sale Notice to the Other Members, consummate the Tag-Along Sale Transaction on the terms and conditions described in the Sale Notice and without selling any portion of the Interests held by any Other Member so electing not to or failing to exercise its Tag-Along Right. If the terms and conditions of the Tag-Along Sale Transaction are revised to be more favorable to the Tag-Along Seller than those described in the Sale Notice, the proposed Tag-Along Sale Transaction to be conducted will be considered a separate Tag-Along Sale Transaction and shall be subject to the Tag-Along Right and shall require compliance by the Tag-Along Seller with the procedure described in this Section 9.6.
     (d) At the GA Members’ election, in connection with any Tag-Along Sale Transaction, the ultimate owners of GA Corp. shall be entitled to sell equity interests of GA Corp. (and/or the equity of any direct or indirect corporate parent of GA Corp. whose only asset is the ownership of GA Corp. and is subject to the same restrictions on its business or incurrence of liabilities as GA Corp.) in such transaction in lieu of, or in combination with, the GA Members selling Units in such transaction. Any such sale of the equity of GA Corp. in connection with any Tag-Along Sale Transaction shall be at a price equal to the per-Unit price applicable to the other Members or entities in such transaction multiplied by the number of Units owned and to be transferred by GA Corp. If the GA Members elect to sell the interests of GA Corp. in any Tag-Along Sale Transaction, none of the other Members (including any Tag-Along Seller) shall be required to make any representations and warranties, or provide any indemnification with respect to, GA Corp. or any liabilities, transactions or other circumstances arising solely out of or relating to GA Corp.
     (e) At the HF Members’ election, in connection with any Tag-Along Sale Transaction, the ultimate owners of HF Corp. shall be entitled to sell equity interests of HF Corp. (and/or the equity of any direct or indirect corporate parent of HF Corp. whose only asset is the ownership of HF Corp. and is subject to the same restrictions on its business or incurrence of liabilities as HF Corp.) in such transaction in lieu of, or in combination with, the HF Members selling Units in such transaction. Any such sale of the equity of HF Corp. in connection with any Tag-Along Sale Transaction shall be at a price equal to the per-Unit price applicable to the other Members or entities in such transaction multiplied by the number of Units owned and to be transferred by HF Corp. If the HF Members elect to sell the interests of HF Corp. in any Tag-Along Sale Transaction, none of the other Members (including any Tag-Along Seller) shall be required to make any representations and warranties, or provide any indemnification with respect to, HF Corp. or any liabilities, transactions or other circumstances arising solely out of or relating to HF Corp.

     Section 9.7 Preemptive Rights
     (a) The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange any Units or other Equity Securities of the Company or, except in a Sale of the Company, any wholly-owned Subsidiary of the Company that directly or indirectly owns a majority of the business conducted by the Company and its Subsidiaries to any Person (collectively, the “Preemptive Securities”), unless, in each case, the Company shall have first offered to sell to each of the GA Members, the HF Members and the eRx Members (each a “Preemptive Holder”) such Preemptive Holder’s Preemptive Share of the Preemptive Securities, at a price and on such other terms as shall have been specified by the Company in writing delivered to each such Preemptive Holder (the “Preemptive Offer”), which Preemptive Offer shall by its terms remain open and irrevocable for a period of at least 30 calendar days from the date it is delivered by the Company (the “Preemptive Offer Period”). Each Preemptive Holder may elect to purchase all or any portion of such Preemptive Holder’s Preemptive Share of the Preemptive Securities as specified in the Preemptive Offer at the price and upon the terms specified therein by delivering written notice of such election to the Company as soon as practical but in any event within the Preemptive Offer Period; provided, that if the Company is issuing Equity Securities together as a unit with any debt securities or other Equity Securities, then any Preemptive Holder who elects to purchase the Preemptive Securities pursuant to this Section 9.7 must purchase the same proportionate mix of all of such securities; provided further that if the Company is issuing securities that would entitle the holder thereof to vote, then (i) a Preemptive Holder may elect not to have any voting rights with respect to such securities, and if such election is made, such Preemptive Holder shall not have any voting rights with respect to such securities and (ii) any such securities issued to eRx Members will not, in any event, have voting rights other than as expressly and specifically provided in Section 13.1.
     (b) Each Preemptive Holder’s “Preemptive Share” of Preemptive Securities shall be determined as follows: the total number of Preemptive Securities, multiplied by a fraction, (i) the numerator of which is the number of Units (and equivalent value of other Equity Securities, as determined in good faith by the Board, including a majority of Independent Directors) then held, directly or indirectly, by such Preemptive Holder, and (ii) the denominator of which is the number of Units (and equivalent value of other Equity Securities, as determined in good faith by the Board, including a majority of Independent Directors) then held by all Preemptive Holders (including such Preemptive Holder).
     (c) Upon the expiration of the Preemptive Offer Period, the Company shall offer to sell to the Preemptive Holders that have elected to purchase all of their Preemptive Share of the Preemptive Securities any Preemptive Securities that have not otherwise been acquired by the Preemptive Holders, at the same price and on the same terms as those specified in the Preemptive Offer, and such Preemptive Holders shall have the right to acquire all or any portion of such Preemptive Securities within 30 calendar days following the expiration of the Preemptive Offer Period (such period, the “Preemptive Reoffer Period”).

     (d) Upon the expiration of the Preemptive Offer Period or the Preemptive Reoffer Period, as applicable, the Company shall be entitled to sell such Preemptive Securities which the Preemptive Holders have not elected to purchase for a period ending on the later to occur of (i) 120 calendar days following the expiration of the Preemptive Offer Period or the Preemptive Reoffer Period, as applicable, or (ii) if a definitive agreement to Transfer the Preemptive Securities is entered into by the Company within such 120 calendar day period, the date on which all applicable approvals and consents of Governmental Entities and other Persons with respect to such proposed Transfer have been obtained and any applicable waiting periods under Law have expired or been terminated, in each case on terms and conditions not materially more favorable to the purchasers thereof than those offered to the Preemptive Holders. Each of the Company and the Members hereby agrees to use its commercially reasonable efforts to promptly obtain, or to assist the Company or any other Member in promptly obtaining, all of the foregoing approvals and consents and to take such other actions as may be reasonably requested by the Company or any other Member in connection with such Transfer. Any Preemptive Securities to be sold by the Company following the expiration of such period must be reoffered to the Preemptive Holders pursuant to the terms of this Section 9.7 or if any such agreement to Transfer is terminated.
     (e) The provisions of this Section 9.7 shall not apply to the following issuances of Equity Securities:
(i)	Profits Interests issued pursuant to the Management Incentive Plan, pursuant to another management incentive or compensation plan or otherwise to Independent Directors or employees of the Company to the extent approved or recommended by the Compensation Committee of the Board;

(ii)	securities issued by the Company in connection with a Public Offering (including the IPO);

(iii)	securities issued as consideration in acquisitions or commercial borrowings that are not primarily equity or equity-linked financings; and

(iv)	a subdivision of Units or Interests, any combination of Units or Interests (including any reverse Unit or Interest split) or any recapitalization, reorganization, reclassification or conversion of the Company or any of its Subsidiaries.
     (f) Notwithstanding anything to the contrary contained herein, the GA Members and the HF Members shall be entitled collectively to (i) waive the rights of all Members and other parties to purchase Preemptive Securities under this Section 9.7 provided that none of the GA Members or the HF Members or their respective Affiliates purchase any such Preemptive Securities and (ii) purchase Preemptive Securities before giving effect to the expiration of the Preemptive Offer Period and the Preemptive Reoffer Period provided that the other Members and other parties entitled to purchase Preemptive Securities under this Section 9.7 shall have the benefit of such offer periods to purchase their Preemptive Shares at the same price and on the same terms as the GA Members or the HF Members, as the case may be; it being understood that the Preemptive Securities purchased by Members other than the GA Members and the HF Members will have the same economic rights as those Preemptive Securities purchased by the GA Members and HF Members, but will not have voting rights.
          Section 9.8 Legend Each certificate representing a Unit, if any, will be stamped or otherwise imprinted with a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.
THE TRANSFER AND VOTING OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF EBS MASTER LLC DATED AS OF JULY 2, 2009, AMONG THE MEMBERS LISTED THEREIN, AS IT MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME, AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER OF SUCH SECURITIES.”
ARTICLE X
CERTAIN COVENANTS
          Section 10.1 Proprietary Information Except to the extent disclosure is required by law or by legal process or formal demand of a Governmental Entity, the Members shall not use or disclose to any Person any trade secrets, technical information, processes, know-how, financial or business data or other proprietary information relating to or in the possession of the Company (collectively, “Proprietary Information”) for any purpose which does not relate to the Company and its efforts to engage in its business; provided, however, that nothing contained in this Section shall prohibit any Member from disclosing Proprietary Information in the context of a proposed sale of its Interest in the Company to a Person who has first signed and delivered to the Company a confidentiality agreement in a form reasonably acceptable to the Company.

ARTICLE XI
ACCOUNTING
     Section 11.1 Books of Account; Information Rights; VCOC Rights
     (a) Books of Account. The Company shall, and shall cause each Subsidiary to, maintain true books and records of account in which full and correct entries shall be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP, and shall set aside on its books all such proper accruals and reserves as shall be required under GAAP.
     (b) Information Rights. The Company shall deliver to each Member (other than the Plan Member and the eRx Members, who shall only receive those items set forth in subsections 11.1(b)(i) and (ii)) the following:
(i)	As soon as available but in any event not later than 20 days after the end of each quarterly accounting period, the unaudited consolidated balance sheet of the Company and its Subsidiaries, if any, as of the end of each such period, the related unaudited consolidated statements of operations, stockholders’ or members’ equity and cash flows of the Company and its Subsidiaries, if any, for such quarterly period and for the period from the beginning of such fiscal year to the end of such quarterly period. All such financial statements shall be prepared in accordance with GAAP applied on a consistent basis and be certified by the Company’s Chief Financial Officer or equivalent (and Chief Accounting Officer if such a Chief Accounting Officer is appointed).

(ii)	As soon as available, but in any event no later than 45 days after the end of each fiscal year of the Company, (A) a copy of the audited consolidated balance sheets of the Company and its Subsidiaries, if any, as of the end of such fiscal year and the related consolidated statements of operations, stockholders’ or members’ equity and cash flows of the Company and its Subsidiaries stating in comparative form the figures as of the end of and for the previous fiscal year certified by the Company’s Auditors, (B) a copy of the report, opinion or certification of the Company’s Auditors with respect to the Company’s financial statements for such fiscal year and (C) statements showing the Capital Account balance and the amounts of all allocations and distributions affecting the Capital Account balance of each Member for such Fiscal Year (together with an opinion from the Auditor with respect to such statement). All such financial statements shall be prepared in accordance with GAAP applied on a consistent basis and be certified by the Company’s Chief Financial Officer or equivalent (and Chief Accounting Officer if such a Chief Accounting Officer is appointed).

(iii)	As soon as available but in any event not later than 20 days after the end of each monthly accounting period, a copy of the unaudited monthly management report, which shall include the unaudited consolidated balance sheet and income statement of the Company and its Subsidiaries, if any, after the end of such month. All such financial statements shall be prepared in accordance with GAAP applied on a consistent basis.

(iv)	As soon as practicable following Board approval, a copy of the annual strategic plan and budget of the Company.

(v)	With reasonable promptness, such other information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested by such Member.

(vi)	The Company will (and will cause its Subsidiaries to) give (x) each such Member, and its respective employees and contract personnel primarily engaged by such Member and (y) with the reasonable advance notice to, and the reasonable consent of, the Company (such consent not to be reasonably withheld, conditioned or delayed), such Member’s outside accountants, auditors, legal counsel and other authorized representatives and agents, (i) full access during reasonable business hours to the properties, assets, books, contracts, commitments, reports and records of the Company and its Subsidiaries, and furnish to them all such documents, records and information with respect to the properties, assets and business of the Company and its Subsidiaries and copies of any work papers relating thereto as such Member shall from time to time reasonably request; and (ii) reasonable access during reasonable business hours to the Company, its Subsidiaries and their respective employees as may be necessary or useful to such Member in its reasonable judgment in connection with their review of the properties, assets and business of the Company and its Subsidiaries and the above-mentioned documents, records and information.

     (c) Credit Facility Reports. The Company shall also furnish to each of the Members (other than the Plan Member and eRx Members) a copy of any periodic reports required to be provided by the Company pursuant to the Credit Facilities.
     (d) VCOC Equityholder. With respect to each HF Member and, at the request of an HF Member, each Affiliate thereof that indirectly has an interest in the Company, in each case that is intended to qualify as a “venture capital operating company” as defined in the Plan Asset Regulations (each, a “VCOC Equityholder”), for so long as the VCOC Equityholder, directly or through one or more conduit Subsidiaries, continues to hold any Equity Securities of the Company, in each case without limitation or prejudice of any the rights provided to any of the HF Members hereunder, the Company shall, with respect to each such VCOC Equityholder:
(i)	Provide such VCOC Equityholder or its designated representative with the following:
(A)	the right to visit and inspect any of the offices and properties of the Company and its Subsidiaries and inspect and copy the books and records of the Company and its Subsidiaries, at such times as the VCOC Equityholder shall reasonably request;

(B)	as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the period then ended prepared in conformity with GAAP applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

(C)	as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the year then ended prepared in conformity with GAAP applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation;

(D)	to the extent the Company or any of its Subsidiaries is required by law or pursuant to the terms of any outstanding Indebtedness of the Company or such Subsidiary to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, actually prepared by the Company or such Subsidiary as soon as available; and

(E)	copies of all materials provided to the Board at substantially the same time as provided to the Board and, if requested, copies of the materials provided to the board of directors (or equivalent governing body) of any Subsidiary of the Company; provided that the Company or such Subsidiary shall be entitled to exclude portions of such materials to the extent providing such portions would be reasonably likely to result in the waiver of attorney-client privilege.
(ii)	Make the Board and appropriate officers of the Company and its Subsidiaries available periodically and at such times as reasonably requested by such VCOC Equityholder for consultation with such VCOC Equityholder or its designated representative with respect to matters relating to the business and affairs of the Company and its Subsidiaries, including significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisitions or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation;

(iii)	To the extent consistent with applicable law (and with respect to events which require public disclosure, only following the Company’s public disclosure thereof through applicable securities law filings or otherwise), inform the VCOC Equityholder or its designated representative in advance with respect to any significant Company actions, including extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the organizational documents of the Company, and provide the VCOC Equityholder or its designated representative with the right to consult with the Company with respect to such actions;

(iv)	Give such VCOC Equityholder the right to designate one non-voting board observer who will be entitled to attend all meetings of the Board and participate in all deliberations of the Board, provided that such observer shall have no voting rights with respect to actions taken or elected not to be taken by the Board, and provided, further, that the Company shall be entitled to exclude such observer from such portions of a Board meeting to the extent such observer’s presence would be reasonably likely to result in the waiver of attorney-client privilege; and

(v)	Provide such VCOC Equityholder or its designated representative with such other rights of consultation which such VCOC Equityholder’s counsel may determine to be reasonably necessary under applicable legal authorities promulgated after the date hereof to qualify its investment in the Company as a “venture capital investment” for purposes of the Plan Assets Regulation.
     The Company agrees to consider, in good faith, the recommendations of each VCOC Equityholder or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.
     In the event that the Company ceases to qualify as an “operating company” (within the meaning of the first sentence of 29 C.F.R. § 2510.3-101(c)(1) of the Plan Asset Regulations), then the Company and each party hereto will cooperate in good faith to take all reasonable action necessary to provide that the investment (or at least 51% of the investment valued at cost) of each VCOC Equityholder shall continue to qualify as a “venture capital investment” (as defined in 29 C.F.R. § 2510.3-101(d) of the Plan Asset Regulations).
     Section 11.2 Fiscal Year Subject to Section 706 of the Code, the Fiscal Year of the Company shall be the 12-month period commencing on the first day of January and ending on the 31st day of December until changed by a resolution adopted by the Board.
     Section 11.3 Tax Returns; Information
     (a) The Tax Matters Member shall arrange for the preparation and timely filing of all income and other tax and informational returns of the Company. As soon as practicable (but in no event more than 55 days) after the end of each Fiscal Year, the Tax Matters Member shall prepare and submit to the Board for its review and approval the Company’s tax returns for such Fiscal Year. The Tax Matters Member shall furnish to each Member a copy of each approved return and statement, together with any schedules or other information which each Member may require in connection with such Member’s own tax affairs as soon as practicable (but in no event more than 60 days after the end of each Fiscal Year).
     (b) As soon as practicable following the Effective Date (but in no event more than 35 days after the end of the Fiscal Year), the Tax Matters Member will prepare and provide the Company, the GA Members and the HF Members with a schedule of the adjusted tax bases of the Company’s assets as of the Effective Date and its calculations of the GA Members’ and HF Members’ Section 743 adjustments resulting from its acquisition of Units as a result of the purchase of Units pursuant to the Purchase Agreement, together with such supporting workpapers and information reasonable requested by the GA Members or the HF Members and their designated representatives to assist their review of the provided information. The parties agree that such calculations shall consider the methodology agreed to in good faith in principle by the GA Members and the HF Members and their tax advisors. The GA Members, the HF Members and the Tax Matters Member shall endeavor in good faith to resolve any dispute regarding the foregoing within 30 days after receipt of the information by the Tax Matters Member, the GA Members and the HF Members. If they are unable to do so, then the Tax Matters Member, the GA Members and the HF Members shall submit the items in dispute for resolution to Deloitte Tax LLP (or, if such firm declines or is unable to act, or is not, at the time of such submission, independent of the GA Members, the Company, and the HF Members, then to another independent accounting firm of international reputation mutually acceptable to the HF Members and the GA Members), and, within 30 days after such submission, shall determine and report to the GA Members, the HF Members and the Tax Matters Member its resolution of such disputed items. The report of such firm shall be final and binding upon the parties hereto.
     Section 11.4 Tax Matters Member Existing GA Member is specially authorized and appointed to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law. The Tax Matters Member shall keep the Board fully informed of its actions and shall regularly seek its consent to significant decisions and determinations that may be made by it under Sections 6221 through 6224 of the Code. In that connection, the Tax Matters Member shall promptly forward to the Board copies of all significant written communications it may send or receive in such capacity. The Tax Matters Member shall be prohibited from entering into any settlement or arrangement on behalf of the Company with respect to any federal, state or local tax authorities without the express written approval of the Board , which approval shall not be unreasonably withheld. The Tax Matters Member may retain, at the Company’s expense, such outside counsel, accountants and other professional consultants as it may reasonably deem necessary in the course of fulfilling its obligations as Tax Matters Member.
     Section 11.5 Withholding Tax Payments and Obligations If withholding taxes are paid or required to be paid in respect of payments made to or by the Company, such payments or obligations shall be treated as follows:

     (a) If the Company receives proceeds in respect of which a tax has been withheld, the Company shall be treated as having received cash in an amount equal to the amount of such withheld tax, and, for all purposes of this Agreement but subject to Section 11.5(d), each Member shall be treated as having received a distribution pursuant to Section 5.1 equal to the portion of the withholding tax allocable to such Member, as determined by the Board in its discretion.
     (b) The Company is authorized to withhold from any payment made to, or any distributive share of, a Member any taxes required by law to be withheld.
     (c) Neither the Company nor the Board shall be liable for any excess taxes withheld in respect of any Member, and, in the event of overwithholding, a Member’s sole recourse shall be to apply for a refund from the appropriate governmental authority.
     (d) Any taxes withheld pursuant to Sections 11.5(a) or 11.5(b) shall be treated as if distributed to the relevant Member to the extent an amount equal to such withheld taxes would then be distributable to such Member, and, to the extent in excess of such distributable amounts, as a demand loan payable by the Member to the Company with interest at the Prime Rate in effect from time to time, compounded annually. The Board may, in its discretion, either demand payment of the principal and accrued interest on such demand loan at any time, and enforce payment thereof by legal process, or may withhold from one or more distributions to a Member amounts sufficient to satisfy such Member’s obligations under any such demand loan.
     (e) If the Company is required by law to make any payment to a Governmental Entity that is specifically attributable to a Member or a Member’s status as such (including, without limitation, federal withholding taxes, state personal property taxes, and state unincorporated business taxes), then such Member shall indemnify and contribute to the Company in full for the entire amount of taxes paid (plus interest, penalties and related expenses if the failure of the Company to make such payment is due to the fault of the Member) (which payment shall not be deemed a Capital Contribution for purposes of this Agreement). The Board may offset distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company under this Section 11.5.
     (f) If the Company, the Board or any of their respective Affiliates, or any of their respective shareholders, partners, members, officers, directors, employees, managers and, as determined by the Board in its discretion, consultants or agents, becomes liable as a result of a failure to withhold and remit taxes in respect of any Member, then such Member shall provide evidence satisfactory to the Board that it has paid the taxes to which the failure to withhold relates and, to the fullest extent permitted by law, indemnify and hold harmless the Company, the Board or any of their respective Affiliates, or any of their respective shareholders, partners, members, officers, directors, employees, managers and, as determined by the Board in its discretion, consultants or agents, as the case may be, in respect of all taxes, including interest and penalties, and any expenses incurred in any examination, determination, resolution and payment of such liability if the liability for failure to withhold and remit taxes was due to the fault of the Member. The provisions contained in this Section 11.5(f) shall survive the termination of the Company, the termination of this Agreement and the Transfer of any Interest.
     (g) In the event that the Company receives a refund of taxes previously withheld by a third party from one or more payments to the Company, the economic benefit of such refund shall be apportioned among the Members in a manner reasonably determined by the Board to offset the prior operation of this Section 11.5 in respect of such withheld taxes.
ARTICLE XII
DISSOLUTION AND TERMINATION
     Section 12.1 Liquidating Events The Company shall dissolve and commence winding up and liquidating upon the first to occur of the following (“Liquidating Events”):
     (a) The sale of all or substantially all of the assets of the Company;
     (b) The unanimous consent of the Board; and
     (c) The unanimous written agreement of all Members (other than the Plan Member and the eRx Members) to dissolve, wind up, and liquidate the Company.
     The Members hereby agree that the Company shall not dissolve prior to the occurrence of a Liquidating Event and that no Member shall seek a dissolution of the Company, under Section 18-802 of the Act or otherwise, other than based on the matters set forth above. If it is determined by a court of competent jurisdiction that the Company has dissolved prior to the occurrence of a Liquidating Event, the Members hereby agree to continue the business of the Company without a winding up or liquidation.
     Section 12.2 Bankruptcy For purposes of this Agreement, the “bankruptcy” of a Member shall mean the occurrence of any of the following: (a) any Governmental Entity shall take possession of any substantial part of the property of that Member or shall assume control over the affairs or operations thereof, or a receiver or trustee shall be appointed, or a writ, order, attachment or garnishment shall be issued with respect to any substantial part thereof, and such possession, assumption of control, appointment, writ or order shall continue for a period of 90 consecutive days; or (b) a Member shall admit in writing of its inability to pay its debts when due, or make an assignment for the benefit of creditors; or apply for or consent to the appointment of any receiver, trustee or similar officer or for all or any substantial part of its property; or shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation, or similar proceeding under the laws of any jurisdiction; or (c) a receiver, trustee or similar officer shall be appointed for such Member or with respect to all or any substantial part of its property without the application or consent of that Member, and such appointment shall continue undischarged or unstayed for a period of 90 consecutive days or any bankruptcy, insolvency, reorganization, arrangements, readjustment of debt, dissolution, liquidation or similar proceedings shall be instituted (by petition, application or otherwise) against that Member and shall remain undismissed for a period of 90 consecutive days.
     Section 12.3 Procedure
     (a) In the event of the dissolution of the Company for any reason, the Members shall commence to wind up the affairs of the Company and to liquidate the Company’s investments; provided that if a Member is in bankruptcy or dissolved, another Member who shall not in any event be the Plan Member or an eRx Member (“Winding-Up Member”) shall commence to wind up the affairs of the Company and, subject to Section 12.4(a), such Winding-Up Member shall have full right and unlimited discretion to determine in good faith the time, manner and terms of any sale or sales of the Property or other assets pursuant to such liquidation, having due regard to the activity and condition of the relevant market and general financial and economic conditions. The Members shall continue to share profits, losses and distributions during the period of liquidation in the same manner and proportion as though the Company had not dissolved. The Company shall engage in no further business except as may be necessary, in the reasonable discretion of the Board or the Winding-Up Member, as applicable, to preserve the value of the Company’s assets during the period of dissolution and liquidation.
     (b) Following the payment of all expenses of liquidation and the allocation of all Profits and Losses as provided in Article IV, the proceeds of the liquidation and any other funds of the Company shall be distributed in the following order of priority:
(i)	First, to the payment and discharge of all of the Company’s debts and Liabilities to creditors (whether third parties or Members), in the order of priority as provided by law, except any obligations to the Members in respect of their Capital Accounts;

(ii)	Second, to set up such cash reserves which the Board reasonably deems necessary for contingent or unforeseen Liabilities of the Company (which reserves when they become unnecessary shall be distributed in accordance with the provisions of (iii), below);

(iii)	Third, to the Plan Member until the total amount distributed (or deemed to be distributed) to the Plan Member pursuant to this Section 12.3(b)(iii) is equal to the Grant Preference Amount as of the date any distribution is to be made pursuant to this Section 12.3(b)(iii); and

(iv)	Fourth, (A) to the Plan Member, an amount equal to the Aggregate Net Grant Distribution Amount (reduced by all other distributions to the Plan Member made (or deemed to be made) pursuant to this Agreement other than Nonrefundable Tax Distributions) in respect of its Grant Units and (B) subject to Section 5.2(b), the balance to the Members (other than the Plan Member), pro rata in proportion to their respective Units.
     (c) Except as provided in Section 12.4(a), no Member shall have any right to demand or receive property other than cash upon dissolution and termination of the Company.
     (d) Upon the completion of the liquidation of the Company and the distribution of all Company funds, the Company shall terminate and the Members or the Winding-Up Member, as the case may be, shall have the authority to execute and record a certificate of cancellation of the Company, as well as any and all other documents required to effectuate the dissolution and termination of the Company.
     Section 12.4 Rights of Members.
     (a) Each Member irrevocably waives any right that it may have to maintain an action for partition with respect to the property of the Company.
     (b) Except as otherwise provided in this Agreement, (i) each Member shall look solely to the assets of the Company for the return of its Capital Contributions, and (ii) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions, or allocations (it being understood that the Grant Units are not entitled to distributions (other than Tax Distributions) until the applicable Cumulative Distribution thresholds specified on Exhibit B have been achieved, and, with respect to distributions under Section 5.1, the Board shall have determined to make a distribution on the Grant Units).
     Section 12.5 Notices of Dissolution. In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 12.1 hereof, result in a dissolution of the Company, the Company shall, within 30 days thereafter, (a) provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Board), and (b) comply, in a timely manner, with all filing and notice requirements under the Act or any other applicable law.
     Section 12.6 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets in order to minimize any losses that might otherwise result from such winding up.
     Section 12.7 No Deficit Restoration. No Member shall be personally liable for a deficit Capital Account balance of that Member, it being expressly understood that the distribution of liquidation proceeds shall be made solely from existing Company assets.
ARTICLE XIII
GENERAL
          Section 13.1 Amendments; Waivers.
          (a) The terms and provisions of this Agreement may be waived, modified or amended (including by means of merger, consolidation or other business combination to which the Company is a party) with the approval of the Board; provided, however, that no amendment to this Agreement may:
(i)	modify the limited liability of any Member, or increase in any material respect the liabilities or obligations of any Member in a manner that is different or prejudicial relative to other Members, in each case, without the consent of each such affected Member;

(ii)	materially alter or change any rights, preferences or privileges of any Interests (other than the Profits Interests) in a manner that is different or prejudicial relative to any other Interests, without the approval of a majority in interest of the Members holding the Interests affected thereby;

(iii)	except in connection with an IPO or a Sale of the Company, alter or change the status of the Company as a partnership for federal income tax purposes; or

(iv)	except in connection with an IPO or a Sale of the Company, delete or otherwise limit any requirement herein requiring any act or omission be approved by any disinterested Directors and/or Independent Directors.
          (b) Notwithstanding the foregoing, (i) the Board may amend this Agreement, including Exhibit A hereto, to reflect the admission of new Members, and Transfers of Interests, each as provided by the terms of this Agreement, (ii) in no event shall any amendment require the consent of the Plan Member or its members or any Management Member, (iii) any waiver, modification or amendment of this Agreement (including any waiver, modification or amendment of this Agreement effected as a result of any merger or consolidation of the Company with or into any other Person) shall also require the approval of each of the HF Members and the GA Members, but only so long as such Members and their Affiliates are entitled to designate at least one Director pursuant to Section 6.1(d) and, thereafter, (x) any amendment that adversely affects the HF Members relative to the GA Members will require the consent of the HF Members and (y) any amendment that adversely affects the GA Members relative to the HF

Members will require the consent of the GA Members, and (iv) in no event shall any waiver, modification or amendment of this Agreement (including any waiver, modification or amendment of this Agreement effected as a result of any merger or consolidation of the Company with or into any other Person) or any Exhibit hereto (including the addition or modification of exhibits, schedules and other attachments to the form Exhibits) require the consent of the eRx Members unless (in which case only the consent of the eRx Members holding a majority of the eRx Units is required) such waiver, modification or amendment (individually or when aggregated with all such waivers, modifications and amendments) alters or changes (A) any economic rights, preferences or privileges of the eRx Units (or any Equity Security issued in respect of the eRx Units), in each case, in a manner that is materially adverse relative to other Units, or (B) any of the following provisions of this Agreement in a manner that is adverse to the eRx Members: Section 2.9(c) (only with respect to the last sentence thereof), Section 6.1(c) (only with respect to the requirement for a minimum of one Independent Director), Section 7.4(a) (only with respect to the proviso to the last sentence thereof), Section 13.1(a)(i), Section 13.1(a)(iv) and this clause (iv) of this Section 13.1(b), or (C) any of the provisions of Article V of the Post-IPO Stockholders Agreement or Article III of the Sixth Amended LLC Agreement in a manner that is materially adverse to the eRx Members relative to the HF Members; it being understood that (x) subject to Section 9.7, the issuance of additional or new classes of Equity Securities (which may be convertible or preferred or other types of securities that dilute existing Members’ equity interests in the Company) shall not require the consent of the eRx Members, (y) in the event that the GA Members and HF Members enter into the Post-IPO Stockholders Agreement and the Sixth Amended LLC Agreement, then the eRx Members shall enter into such agreements with no additional consent or acknowledgement by the eRx Members required and (z) any amendment to the Form S-1/A or subsequent amendment thereto (or other similar reorganization transactions that are acceptable to the GA Members and the HF Members) will not require the consent or acknowledgement of the eRx Members, notwithstanding that any conversion of Grant Units into other equity interests of the Company may have a dilutive effect on the outstanding Units held by the eRx Members, the GA Members and the HF Members.
          (c) For the avoidance of doubt, nothing in this Agreement shall limit the ability of the GA Members and the HF Members, without the consent of any other Person, to set, modify or otherwise amend the terms of the income tax receivable agreements referred to in Section 7.4(b).
          (d) No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.
          Section 13.2 Further Assurances. Each party agrees that it will from time to time, upon the reasonable request of another party, execute such documents and instruments and take such further action as may be required to accomplish the purposes of this Agreement.

          Section 13.3 Successors and Assigns . All of the terms and provisions of this Agreement shall be binding upon the parties and their respective successors and assigns, but shall inure to the benefit of and be enforceable by the successors and assigns of any party only to the extent that they are permitted successors and assigns pursuant to the terms hereof. No party may assign its rights hereunder except as herein expressly permitted.
          Section 13.4 Entire Agreement . This Agreement, together with all exhibits and schedules hereto and thereto and all other agreements referenced therein and herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein.
          Section 13.5 Rights of Members Independent . The rights available to the Members under this Agreement and at law shall be deemed to be several and not dependent on each other and each such right accordingly shall be construed as complete in itself and not by reference to any other such right. Any one or more and/or any combination of such rights may be exercised by a Member and/or the Company from time to time and no such exercise shall exhaust the rights or preclude another Member from exercising any one or more of such rights or combination thereof from time to time thereafter or simultaneously.
          Section 13.6 Confidentiality . Subject to the final sentence of this Section 13.6, each Member recognizes and acknowledges that it has and may in the future receive certain confidential and proprietary information and trade secrets of the Company or any of its Subsidiaries, including but not limited to confidential information of the Company or any of its Subsidiaries, regarding identifiable, specific and discrete business opportunities being pursued by the Company or any of its Subsidiaries (the “Confidential Information”). Each Member (on behalf of itself and, to the extent that such Member would be responsible for the acts of the following persons under principles of agency law, its directors, officers, shareholders, partners, employees, agents and members) agrees that it will not, during or after the term of this Agreement, whether directly or indirectly through an Affiliate or otherwise, take commercial or proprietary advantage of or profit from any Confidential Information or disclose Confidential Information to any Person for any reason or purpose whatsoever, except (i) to authorized directors, officers, representatives, agents and employees of the Company or any of its Subsidiaries and as otherwise may be proper in the course of performing such Member’s obligations, or enforcing such Member’s rights, under this Agreement and the agreements expressly contemplated hereby; (ii) as part of such Member’s normal reporting, rating or review procedure (including normal credit rating or pricing process), or in connection with such Member’s or such Member’s Affiliates’ normal fund raising, marketing, informational or reporting activities, or to such Member’s (or any of its Affiliates’) Affiliates, auditors, attorneys or other agents; (iii) to any bona fide prospective purchaser of the equity or assets of such Member or its Affiliates or the Units held by such Member, or prospective merger partner of such Member or its Affiliates, provided that such prospective purchaser or merger partner acknowledges the provisions of this Section 13.6 or (iv) as is required to be disclosed by order of a court of competent jurisdiction, administrative body or governmental body, or by subpoena, summons or legal process, or by law, rule or regulation (provided that, to the extent permitted by law, the Member required to make such disclosure shall provide to the Board prompt notice of such disclosure). For purposes of this Section 13.6, “Confidential Information” shall not include any information of which (x) such Person learns from a source other than the Company or any of its Subsidiaries, or any of their representatives, employees, agents or other service providers, and in each case who is not known by such Person to be bound by a confidentiality obligation, or (y) is disclosed in a prospectus or other documents for dissemination to the public. Except for disclosures referenced in clause (iii) above (which shall be permitted to the extent provided herein), the provisions of this Section 13.6 shall not apply to any Member who is subject to confidentiality obligations pursuant to a separate agreement with the Company (including an employment agreement) containing confidentiality provisions, so long as such confidentiality obligations continue to be in force and effect. Subject to the immediately preceding sentence, the provisions of this Section 13.6 shall continue in effect against each Member so long such as such Member continues to be a Member and for a period of five years thereafter.
          Section 13.7 Governing Law . This Agreement, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such State and without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law or are governed as a matter of controlling law by the law of the jurisdiction of organization of the respective parties.
          Section 13.8 Jurisdiction and Venue . The parties hereto hereby agree and consent to be subject to the jurisdiction of any federal court of the District of Delaware or the Delaware Court of Chancery over any action, suit or proceeding (a “Legal Action”) arising out of or in connection with this Agreement. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of any such Legal Action. Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such Legal Action by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail. Nothing in this Section 13.8 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.
          Section 13.9 Headings . The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

          Section 13.10 Counterparts . This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.
          Section 13.11 Notices . Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by facsimile or telecommunications mechanism, provided, that any notice so given is also mailed as provided in clause (c), or (c) mailed by certified or registered mail, postage prepaid, receipt requested as follows:
If to the HF Members, addressed to it at:
c/o Hellman & Friedman LLC
One Maritime Plaza
12th Floor
San Francisco, CA 94111
Telephone: (415) 788-5111
Facsimile: (415) 788-0176
Attention: General Counsel
With copies to:
Simpson Thacher & Bartlett LLP
2550 Hanover Street
Palo Alto, CA 94304
Telephone: (650) 251- 5000
Facsimile: (650) 251-5002
Attention: Richard Capelouto, Esq.
If to the GA Members, addressed to it at:
c/o General Atlantic Service Company, LLC
3 Pickwick Plaza
Greenwich, CT 06830
Telephone: (203) 629-8600
Facsimile: (203) 618-9207
Attention: Christopher G. Lanning, Esq.

With copies to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Telephone: 212-373-3402
Facsimile: 212-757-3990
Attention: Matthew W. Abbott, Esq.
If to the Company or the Plan Member, addressed to:
3055 Lebanon Pike, Suite 1000
Nashville, TN 37214
Telephone: (615) 932-3000
Facsimile: (615) 340-6153
Attention: General Counsel
with copies to the HF Members and the GA Members.
If to the eRx Members, addressed to the addresses set forth on each eRx Member’s signature page to this Agreement with copies to the HF Members and the GA Members and to:
Alston & Bird LLP
2200 Ross Avenue
Dallas, Texas 75201
Telephone: 214-922-3400
Facsimile: 212-922-3899
Attention: Darren C. Hauck, Esq.
or to such other address or to such other person as a party shall have last designated by such notice to the other parties. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this Section 13.11 and an appropriate answerback is received or, if transmitted after 4:00 p.m. local time on a Business Day in the jurisdiction to which such notice is sent or at any time on a day that is not a Business Day in the jurisdiction to which such notice is sent, then on the immediately following Business Day, (ii) if given by mail, on the first Business Day in the jurisdiction to which such notice is sent following the date three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, on the Business Day when actually received at such address or, if not received on a Business Day, on the Business Day immediately following such actual receipt.
          Section 13.12 Representation By Counsel; Interpretation . The Members acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.
          Section 13.13 Severability . If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement, to the extent permitted by Law shall remain in full force and effect provided, that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable.
          Section 13.14 Expenses . Except as otherwise provided in this Agreement (including Article VIII hereof), each party shall bear its own expenses in connection with the transactions contemplated by this Agreement.
          Section 13.15 No Third Party Beneficiaries . Except as expressly provided in Section 6.7 and Section 8.10, nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under this Agreement or otherwise create any third party beneficiary hereto.
[Signatures on Next Page]

          IN WITNESS WHEREOF, each of the parties hereto has caused this Fifth Amended and Restated Limited Liability Company Agreement to be executed by its duly authorized officers as of the day and year first above written.

COMPANY:

EBS MASTER LLC

By:
Name:
Its:
[Signature Page to the Fifth Amended and Restated Limited Liability Company Agreement]

MEMBERS:

HELLMAN & FRIEDMAN CAPITAL
ASSOCIATES VI, L.P.

By:	Hellman & Friedman Investors VI, L.P.,
its General Partner

By:	Hellman & Friedman LLC,
its General Partner

By:
Name:
Its: Managing Director

HELLMAN & FRIEDMAN CAPITAL
EXECUTIVES VI, L.P.

By:	Hellman & Friedman Investors VI, L.P.,
its General Partner

By:	Hellman & Friedman LLC,
its General Partner

By:
Name:
Its: Managing Director

HFCP VI DOMESTIC AIV, L.P.

By:	Hellman & Friedman Investors VI, L.P.,
its General Partner

By:	Hellman & Friedman LLC,
its General Partner

By:
Name:
Its: Managing Director
[Signature Page to the Fifth Amended and Restated Limited Liability Company Agreement]

H&F HARRINGTON AIV I, L.P.

By:	Hellman & Friedman Investors VI, L.P.,
its General Partner

By:	Hellman & Friedman LLC,
its General Partner

By:
Name:
Its: Managing Director
[Signature Page to the Fifth Amended and Restated Limited Liability Company Agreement]

EMDEON INC.

By:
Name:
Its:

EBS ACQUISITION II LLC

By:
Name:
Its:
[Signature Page to the Fifth Amended and Restated Limited Liability Company Agreement]

[ERX MEMBERS]

By:
Name:
Its:

Address:

[Signature Page to the Fifth Amended and Restated Limited Liability Company Agreement]

EBS EXECUTIVE INCENTIVE PLAN LLC

By:
Name:
Its:
[Signature Page to the Fifth Amended and Restated Limited Liability Company Agreement]

SCHEDULE 1
LIST OF ERX MEMBERS
Fehring, James
Guld, Barry
Ingram, Michael
Lyle Holdings, LP
Mahoney, Kevin
National Health Systems, Inc.
Now Technology, Inc.
Sage, Richard

EXHIBIT A
MEMBERS, BEGINNING NET CAPITAL, CAPITAL ACCOUNTS AND INTERESTS

				Percentage of Class of
	Beginning Net	Capital Account as	Units other than Grant	Units (other than	Date Issued by the
Members	Capital	of July 2, 2009	Units	Grant Units)	Company
Emdeon Inc.	$320,113,126	$TBD	52,000,000.00	51.06%	November 16, 2006
EBS Acquisition II, LLC	$165,000,000	$TBD	13,773,913.04	13.52%	February 8, 2008
Hellman & Friedman Capital Associates VI, L.P.	$135,300	$TBD	11,294.61	0.01%	February 8, 2008
Hellman & Friedman Capital Executives VI, L.P.	$1,197,200	$TBD	99,940.18	0.10%	February 8, 2008
HFCP VI Domestic AIV, L.P.	$267,734,100	$TBD	22,349,977.04	21.94%	February 8, 2008
H&F Harrington AIV I, L.P.	$140,933,400	$TBD	11,764,875.13	11.55%	February 8, 2008

			Units other than Grant	Percentage of Class of
	Beginning Net	Capital Account as	Units (Escrow/ Non-	Units (other than	Date Issued by the
eRx Members	Capital	of July 2, 2009	Escrow/ Total)	Grant Units)	Company
Fehring, James	N/A	$TBD	2,582/1,793/4,375	0.004%	July 2, 2009
Guld, Barry	N/A	$TBD	30,205/20,966/51,171	0.05%	July 2, 2009
Ingram, Michael	N/A	$TBD	9,181/6,373/15,554	0.02%	July 2, 2009
Lyle Holdings, LP	N/A	$TBD	275,424/ 191,183/ 466,607	0.46%	July 2, 2009
Mahoney, Kevin	N/A	$TBD	7,785/5,404/13,189	0.01%	July 2, 2009
Exhibit A — Page 1

			Units other than Grant	Percentage of Class of
	Beginning Net	Capital Account as	Units (Escrow/ Non-	Units (other than	Date Issued by the
eRx Members	Capital	of July 2, 2009	Escrow/ Total)	Grant Units)	Company
National Health Systems, Inc.	N/A	$TBD	262,662/ 182,324/ 444,986	0.44%	July 2, 2009
Now Technology, Inc.	N/A	$TBD	494,880/ 343,515/ 838,395	0.82%	July 2, 2009
Sage, Richard	N/A	$TBD	9,281/6,442/15,723	0.02%	July 2, 2009

TOTAL	N/A	$TBD	101,850,000.00	100.00%
Exhibit A — Page 2

Members with	Beginning Net	Capital Account as of	Units Representing	Initial	Date Issued by the
Profits Interests	Capital	July 2, 2009	Profits Interests	Hurdle Amount	Company
EBS Executive Incentive Plan LLC	$0.00	$TBD	3,140,000	$615,602,165	April 6, 2007
Grant A Units
			21,663	$1.2255 billion	May 26, 2009
Grant A-1 Units
			320,379.3	$1.2255 billion	May 21, 2008
Grant B Units
			400,000	$1.2255 billion	August 5, 2008
Grant B Units
			600,000	$1.2255 billion	May 26. 2009
Grant B-1 Units
			850,000	$1.2255 billion	May 26. 2009
Grant B-2 Units
			250,000	$1.513017 billion	September 17, 2008
Grant C Units
Exhibit A — Page 3

Grant Unit
Class/Series	Cumulative Distributions	Grant Distribution Amount
A	Less than the Grant A Unit Hurdle Amount	0

	Equal to or greater than the Grant A Unit Hurdle Amount and less than the Grant B Unit Hurdle Amount	(Grant A Units Outstanding/Total Units other than Grant A-1, B and C Units) X (Cumulative Distributions — Grant A-1 Initial Distribution — Grant A Hurdle Amount)

	Equal to or greater than the Grant B Unit Hurdle Amount and less than the Grant C Unit Hurdle Amount	(Grant A Units Outstanding/ Total Units other than Grant C Units) X (Cumulative Distributions — Grant A-1 Initial Distribution —Grant B Unit Hurdle Amount)

	Equal to or greater than the Grant C Unit Hurdle Amount	Percentage Interest X (Cumulative Distributions —Grant A-1 Initial Distribution — Grant C Unit Hurdle Amount — Grant C Initial Distribution)

A-1	Less than the Grant B Unit Hurdle Amount	0

	Equal to or greater than the Grant B Unit Hurdle Amount and less than the Grant C Unit Hurdle Amount	Grant A-1 Initial Distribution[1] + (Grant A-1 Units Outstanding/Total Units other than Grant C Units) X (Cumulative Distributions — Grant A-1 Initial Distribution — Grant B Unit hurdle Amount)

	Equal to or greater than the Grant C Unit Hurdle Amount	Percentage Interest X (Cumulative Distributions —Grant A-1 Initial Distribution — Grant C Unit Hurdle Amount — Grant C Initial Distribution)

B, B-1 and B-2	Less than the Grant B Unit Hurdle Amount	0

[1]	Grant A-1 Initial Distribution maximum= $85,000 x N, where N= number of directors holding Director Grant A-1 Units.
Exhibit A — Page 4

Grant Unit
Class/Series	Cumulative Distributions	Grant Distribution Amount
	Equal to or greater than the Grant B Unit Hurdle Amount and less than the Grant C Unit Hurdle Amount	(Grant B Units Outstanding/ Total Units other than Grant C Units) X (Cumulative Distributions —Grant A-1 Initial Distribution — Grant B Unit Hurdle Amount)

	Equal to or greater than the Grant C Unit Hurdle Amount	Percentage Interest X (Cumulative Distributions — Grant A-1 Initial Distribution — Grant C Unit Hurdle Amount — Grant C Initial Distribution)

C	Less than the Grant C Unit Hurdle Amount	0

	Equal to or greater than the Grant C Unit Hurdle Amount	Grant C Initial Distribution[2] + (Percentage Interest X (Cumulative Distributions —Grant A-1 Initial Distribution — Grant C Unit Hurdle Amount — Grant C Initial Distribution))

[2]	Grant C Initial Distribution = Percentage Interest X (Grant C Unit Hurdle Amount — Grant B Unit Hurdle Amount)
Exhibit A — Page 5

EXHIBIT B
GRANT DEFINITIONS
“Aggregate Grant Reduction Amount” means, as of any date and with respect to each class of Grant Units and all distributions made under this Agreement on or prior to such date, the sum of all Grant Reduction Amounts.
“Aggregate Net Grant Distribution Amount” means as of any date the sum of each Net Grant Distribution Amount for all outstanding classes of Grant Units.
“Class Units” means the ownership interests in the Plan Member constituting a profits interest, which were issued in accordance with, and are subject to the terms and conditions (including relating to vesting and forfeiture), of the Management Incentive Plan and the related award agreements, that represent a corresponding indirect interest in each class of the Grant Units.
“Class Members” means the holders of the Class Units.
“Cumulative Distributions” means, as of any date, the sum of all distributions made (or deemed to be made) to Members pursuant to Section 5.1, Section 7.4(c), Section 9.1(f), Section 9.5(c) or Section 12.3(b) (except for Tax Distributions) through and including such date.
“Grant Distribution Amount” means as of any date and for each class of Grant Units the aggregate amount set forth for such class in the “Grant Distribution Amount” column on Exhibit A; provided that Exhibit A shall be amended by resolution of the Board from time to time as provided in Section 3.3.
“Grant Preference Amount” means, as of any date, an amount equal to the excess of
          (x) the total amount that the Plan Member would have distributed to the holders of the Class Units in respect of their then outstanding Class Units where such distributions would have been on account of distributions made by the Company to the Plan Member under Section 5.1 prior to such date (assuming for purposes of this clause (x) that (1) all of the then outstanding Class Units had been vested at the time of such distributions, (2) the Board determined to distribute the Grant Distribution Amount (as in effect at the time of each distribution) in respect of such distributions and (3) the Plan Member distributed to the Class Members the distribution proceeds received from the Company) over
          (y) the total amount of distributions received by the Plan Member pursuant to Section 5.1, Section 7.4(c), Section 9.1(f), Section 9.5(c), Section 12.3(b)(iii) or Section 12.3(b)(iv) prior to such date (which, for this purpose, shall include all Tax Distributions received by the Plan Member (other than Nonrefundable Tax Distributions) on or prior to the date of the distributions made pursuant to Section 12.3(b)(iii) or Section 12.3(b)(iv)).
Exhibit B — Page 1

          The Grant Preference Amount shall be reduced to give effect to the portion, if any, of the Aggregate Grant Reduction Amount that is attributable to any and all Class Units that were forfeited, cancelled, redeemed or terminated in accordance with the terms and conditions of the Management Incentive Plan and related award agreements, which determination shall be made by the Board in its sole discretion.
“Grant Reduction Amount” means, with respect to any distribution made pursuant to this Agreement and with respect to any class of Grant Units, that amount which is equal to the product of (i) the Grant Distribution Amount for such class of Grant Units and (ii) a fraction, the numerator of which is the number of Class Units corresponding to that class that are unvested, forfeited, cancelled, or terminated in accordance with the terms and conditions of the Management Incentive Plan and related award agreements at the time of the particular distribution and the denominator of which is equal to the aggregate number of Class Units for that class issued prior to the date of such distribution.
“Hurdle Amount” shall mean, with respect to each class of Grant Units, initially the “Initial Hurdle Amount” for such class of Grant Units, subject to any adjustments that may be made by the Board as it determines in its sole discretion may be equitable or necessary to take into account the terms of any new class of Units that may be issued or any repurchase, redemptions, issuances or other increases or decreases in the number of outstanding Units.
“Initial Hurdle Amount” shall mean, with respect to each class of Grant Units, the amount set forth on Exhibit A for such class of Grant Units.
“Net Grant Distribution Amount” means with respect to each class of Grant Units the excess of the Grant Distribution Amount over the Aggregate Grant Reduction Amount.
“Nonrefundable Tax Distributions” means the portion of any Tax Distribution which the Plan Member in turn distributed with respect to any of the Class Units that are forfeited, cancelled, or terminated in accordance with the terms and conditions of the Management Incentive Plan and related award agreements.
“Outstanding Units” means for any class of Grant Units on any date the total vested and unvested Units in that class.
“Percentage Interest” means as of any date and for any class of Grant Units the ratio of all outstanding vested and unvested Grant Units in that class to the total number of vested and unvested Units.
“Phantom Plan Payout Amount” means, as of any date, the amount equal to the sum of all payments made (or reserved for) in respect of certain management incentive or bonus plans, where the determination of such amount, including, without limitation, which management incentive or bonus plans, if any, to take into account, shall be made by the Board in its sole discretion (such management incentive or bonus plans so taken into account are referred to as the “Phantom Plans”).
Exhibit B — Page 2

“Potential Incremental Grant Distribution Amount” means, as of any date, the amount by which the Grant Distribution Amount would increase had all of the then outstanding Class Units been fully vested.
*                      *                     *                     *                     *
Exhibit B — Page 3

Exhibit F
FORM OF AMENDED AND RESTATED TECHNOLOGY AGREEMENT
SECOND AMENDED AND RESTATED
TECHNOLOGY AGREEMENT
     This Amended and Restated Technology Agreement (“Agreement”) is made by and between eRx Network, L.L.C. formerly known as Electronic Rx Network, L.L.C., and Envoy LLC (collectively “eRx”) PDX, Inc. (“PDX”), PCI Professional Systems, Inc. (“PCI”), Freedom Data Systems, Inc. (“Freedom Data”) and National Health Information Network, Inc. (“NHIN”) effective the 2nd day of July, 2009, (“Effective Date”).
     WHEREAS, eRx is in the business of providing transaction services to the healthcare industry; and
     WHEREAS, PDX, PCI, Freedom Data, and NHIN are in the business of providing software services to the pharmacy industry;
     WHEREAS, the parties recognize a business opportunity according to the terms set forth below; and
     WHEREAS, the parties entered into the original Technology Agreement effective March 29, 2001, and subsequent to such date the businesses of the parties changed, requiring certain modifications to the Technology Agreement which resulted in the Amended and Restated Technology Agreement effective May 5, 2009.
     WHEREAS, Envoy LLC is acquiring eRx Network, LLC, and the two companies intend to merge their pharmacy switching, pre- and post-editing, DME Medicare and Medicaid claim processing and electronic prescription routing services and operate them as a single business;
     NOW THEREFORE, for and in consideration of the mutual promises, covenants, and conditions contained herein, the parties hereto agree that from and after the Effective Date, the original Technology Agreement and the Amended and Restated Technology Agreements are no longer of any force or effect and as of such Effective Date the terms of this Second Amended And Restated Technology Agreement are effective as follows:
1.	Exclusive Promotion
a.	PDX, PCI, Freedom Data, and NHIN (the “PDX Entities”) agree that they will exclusively recommend eRx claims switching, pre- and post-edit services, DME Medicaid and Medicare processing services and electronic prescription (including refill requests and authorizations, and other message types as may be agreed in the future) routing services (the “Covered Services”) to their customers and will not promote services that compete with the Covered Services, provided such services and their pricing are commensurate with similar services and pricing in the industry. Notwithstanding the foregoing, it is understood and agreed that electronic prescription transactions that eRx is required to route through Surescripts or its successor (“SureScripts”) will be considered to be competitively priced for the purposes of this paragraph, provided that the eRx margin over its direct cost to SureScripts is also commensurate with similar services and pricing in the industry. The PDX Entities shall notify eRx of customers who have indicated they will use a third party for Covered Services as soon as reasonably possible in order to provide eRx an opportunity to market and sell the Covered Services to such customers.

Second Amended and Restated Technology Agreement	Page 1

Notwithstanding the foregoing, it is understood and agreed that the PDX Systems include embedded capabilities which perform system based (as distinguished from network based) pre- and post-edit capabilities. The license, sale, and marketing of such system based pre- and post-edit capabilities as a part of the PDX Systems shall not be considered a violation of the terms of paragraph 1(a) above.
b.	eRx agrees that it will not recommend any pharmacy system that is competitive with PDX’s pharmacy systems known as the PDX Pharmacy System and the Enterprise Pharmacy System and any successors thereto, (collectively referred to as the “PDX Systems”) to their customers, provided such systems and services and their pricing are commensurate with similar services and pricing in the industry.

Notwithstanding the foregoing, it is understood and agreed that eRx sells its Covered Services to the general pharmacy industry and the license, sale, and marketing of the Covered Services to customers that use or sell pharmacy systems that compete with the PDX Systems shall not be considered a violation of the terms of paragraph 1(b) above.
(c) Except as set forth below, the PDX Entities shall offer eRx as the default service for electronic prescription routing as respects the PDX System. In this regard, the PDX System shall be programmed to route by default all electronic prescriptions to the eRx electronic prescription routing service. If a PDX System customer refuses to permit its electronic prescriptions to be routed to eRx, PDX Entities may permit such PDX System customer to use a third party to route its electronic prescription transactions, provided that the PDX Entities shall notify eRx in advance of making such exception if reasonably possible, but in any event as soon as is commercially reasonable, in order to allow eRx a reasonable opportunity to demonstrate the benefits of the eRx services to such customer, and further provided that the PDX Entities shall not receive any financial incentive directly or indirectly from such third party. PDX shall not disclose any such exception(s) to any other customers or prospective customers. .
Notwithstanding the foregoing, with respect to electronic prescriptions, it is understood and agreed that the PDX Systems include embedded capabilities to create and route electronic prescriptions i) between PDX’s pharmacy customers and the PDX Entities, and ii) between providers and pharmacies that are part of integrated health systems which are or may in the future be customers of a PDX Entity. Without limiting the foregoing general obligations, the license, sale, and marketing of such capabilities as a part of the PDX Systems shall not be considered a violation of the terms of paragraph 1(a) and 1 (c) above.
2. The parties recognize that PDX and NHIN on occasion have the opportunity to enter into agreements to sell certain data and information. In the event eRx brings an opportunity (including, but not limited to, the program referred to as the “Cash Claims Program”) to PDX and/or NHIN for them to sell information or data and they successfully enter into an agreement for the sale of same, the parties agree that the net revenue derived from such contracts shall be divided seventy-five percent of same to eRx and twenty-five percent of same to PDX and/or NHIN. It is understood by the parties hereto that such contracts may provide that customers are entitled to share revenues derived from the sale of such information or data. It is agreed by the parties hereto that net revenues shall be the actual revenues received from such programs after subtracting the customer’s percentage of such revenues. The division of such net revenues shall be computed and paid by eRx and PDX and/or NHIN as described herein. The party that receives the revenue shall report all receipts to the other parties to this Agreement and pay the amount due to the other parties no less frequently than the end of the month

Second Amended and Restated Technology Agreement	Page 2

following the month in which such revenue is received. Customer portions of such revenues shall be paid to or retained by eRx, PDX, and/or NHIN as respects the customers of each of said companies.
3. The parties hereto recognize that each party has certain intellectual property rights including rights of copyright, trade secrets, and rights of patentability. Each party hereto agrees to protect and not misuse the other parties’ intellectual property, including rights of copyright, rights of patentability, and trade secrets. Further, each party agrees to treat the trade secrets of the other party hereto in a confidential and trade secret manner to protect same and to use the same degree of care as such party uses to protect its own trade secrets.
4. Each party hereto agrees that without the prior written permission of the other parties hereto, no party shall knowingly hire any other parties’ employees for a period of three years after the employee terminates employment at such company. Further, each party agrees that it will not encourage or entice employees of another party hereto to leave employment, and will not make offers of employment or discuss employment opportunities with employees of another party without the express written consent of such party(s).
5. The term of this Agreement shall expire December 31, 2015, unless earlier terminated by any party hereto for cause as provided in this paragraph. Any party may terminate this Agreement if any other party breaches the Agreement in any material respect and does not cure such breach within ninety (90) days of receipt of written notice of such breach, describing in reasonable detail the acts or omissions claimed to constitute the breach
6. This Agreement is governed by the laws of the State of Delaware, both as to interpretation and enforcement, without regard to the conflicts of laws principles of such State.
7. This Agreement: (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned, sold, or transferred by operation of law or otherwise, provided that the Agreement shall be assigned to and binding on any purchaser or successor to all or substantially all of the assets or ownership interests of such party. Notwithstanding the foregoing, if eRx is acquired by an entity which competes in any material respect with the PDX Entities by selling a pharmacy system comparable in function to the PDX Systems (a “Material PDX Competitor”), this Agreement will terminate immediately. This Agreement shall be binding on and inure to the benefit of the parties, their affiliates, and their permitted successors and assigns. No party shall reorganize or restructure its business with the effect of circumventing its obligations under this Agreement. For purposes of this Section 7, as of the Effective Date a Material PDX Competitor shall mean McKesson or Cerner/Etreby. From time-to-time, the PDX Entities may add one or more entities to the list of Material PDX Competitors by providing written notice to eRx if it determines in good faith that such entity is a Material PDX Competitor.
8. It is agreed between the parties hereto that in the event of a dispute arising between them that prior to the institution of litigation, the parties will engage in alternative dispute resolution in the form of non-binding mediation in an effort to resolve such dispute. Specifically, either party may give notice to any other party hereto that it desires to conduct such mediation. In that event, each party hereto agrees to engage in non-binding mediation, governed under the laws of the State of Texas, within 10 (ten) days of receipt of such notice. Notwithstanding the foregoing, no party hereto shall be deprived of its right to pursue equitable relief from a court of competent jurisdiction in

Second Amended and Restated Technology Agreement	Page 3

accordance with the terms of this Agreement, provided that as soon as reasonably possible after the filing for such equitable relief, notice is then given for mediation to be conducted in accordance with the terms of this paragraph.
9. All notices under this Agreement shall be in writing and sent by overnight courier or by certified mail, return receipt requested, to the parties at the following addresses:
National Health Information Network, Inc.
101 Jim Wright Freeway S, Suite 200
Fort Worth, Texas 76108
Attn: Ken Hill and Michael Ingram
eRx Network, L.L.C.
301 Commerce Street, Suite 3150
Fort Worth, TX 76102
Attn: Mark Lyle
PDX, Inc.
101 Jim Wright Freeway S, Suite 200
Fort Worth, Texas 76108
Attn: Ken Hill and Michael Ingram
PCI Professional Systems, Inc.
101 Jim Wright Freeway S, Suite 200
Fort Worth, Texas 76108
Attn: Ken Hill and Michael Ingram
Freedom Data Systems, Inc.
101 Jim Wright Freeway S, Suite 200
Fort Worth, Texas 76108
Attn: Ken Hill and Michael Ingram
National Health Information Network, Inc.
101 Jim Wright Freeway S, Suite 200
Fort Worth, Texas 76108
Attn: Ken Hill and Michael Ingram
Envoy LLC c/o Emdeon Business Services
3055 Lebanon Pike
Nashville, TN 37214
Attn: General Counsel
SIGNATURES CONTINUED ON THE FOLLOWING PAGE

Second Amended and Restated Technology Agreement	Page 4

WITNESS OUR HANDS the day and year first written above.

eRx Network, L.L.C.

By:
Title:
Printed Name:

PDX, Inc.

By:
Title:
Printed Name:

PCI Professional Systems, Inc.

By:
Title:
Printed Name:

Freedom Data Systems, Inc.

By:
Title:
Printed Name:

National Health Information Network, Inc.

By:
Title:
Printed Name:

Envoy LLC

By:
Title:
Printed Name:

Second Amended and Restated Technology Agreement	Page 5

Exhibit G-1
FORM OF EMPLOYMENT AGREEMENT WITH MARK LYLE
EMPLOYMENT AGREEMENT
          This EMPLOYMENT AGREEMENT (the “Agreement”) is dated July 2, 2009 (the “Effective Date”), and is entered into by and between EMDEON BUSINESS SERVICES LLC, a Delaware corporation (the “Company”, which shall include its subsidiaries and affiliates), and Mark Lyle (“Executive”). In consideration of the promises and mutual covenants contained herein (including, without limitation, the Company’s employment of Executive and the advantages and benefits thereby inuring to Executive) and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:
          1. Employment of Executive. The Company hereby employs Executive as Senior Vice President — Pharmacy Services and Executive hereby accepts such employment with the Company as of July 2, 2009 (the “Employment Commencement Date”). Executive will report to the Chief Executive Officer of the Company or his designee and perform such duties and services for the Company as may be designated from time to time, by the Chief Executive Officer or his designee. Notwithstanding the above, Company and Executive acknowledge that during the first 18 months of the Employment Period (as defined in Section 3 below), Executive shall report to the Chief Executive Officer of the Company and that Executive’s primary responsibilities are: (a) the current business operations of eRx Network, LLC and the Company’s existing pharmacy business segment (collectively the Company’s “Pharmacy Services Division”), (b) integrating the operations of the Company’s combined Pharmacy Services Division, and (c) such other duties and services as may be designated from time to time by the Chief Executive Officer.
Executive’s principal place of employment shall be at the offices of the Company in Fort Worth, Texas, but Executive shall have the discretion to work remotely, provided that such remote working arrangement does not interfere with the performance of Executive’s duties in accordance with this Agreement. Executive shall use his best and most diligent efforts to promote the interests of the Company and shall devote all of his business time and attention to his employment under this Agreement. Notwithstanding the foregoing, it shall not be a violation of this Agreement for Executive to (a) manage personal investments or (b) devote reasonable periods of time to charitable and community activities or, with the approval of the Chief Executive Officer, industry or professional activities, so long as such activities do not interfere with the performance of Executive’s duties in accordance with this Agreement. Executive acknowledges that he will be required to travel in connection with the performance of his duties.

          2. Compensation and Benefits.
          2.1 Salary. Commencing on the Employment Commencement Date, Executive shall be paid for his services during the Employment Period (as defined below) a base salary at the annual rate of $273,880.00. Any and all increases to Executive’s base salary (as it may be increased, the “Base Salary”) shall be determined by the Company in its sole discretion. Such Base Salary shall be payable in equal installments, no less frequently than bi-monthly, pursuant to the Company’s customary payroll policies in force at the time of payment, less any required or authorized payroll deductions.
          2.2 Bonus. During the Employment Period, Executive shall be eligible to receive an annual bonus, the target of which is 40% of Base Salary, which amount shall be determined in the sole discretion of the Board (or such committee as may be designated by the Board) (the “Annual Bonus”). Such Annual Bonus shall be based on the performance of the Executive, the Pharmacy Services Division and the Company, and shall be payable at such time as executive officer bonuses are paid generally so long as Executive remains in the employ of the Company on the payment date. For the year ending December 31, 2009, Executive’s Annual Bonus opportunity shall be prorated from the Employment Commencement Date.
          2.3 Benefits. Commencing January 1, 2010 and thereafter during the Employment Period, Executive shall be entitled to participate, on the same basis and at the same level as other similarly situated executives of the Company, in any group insurance, hospitalization, medical, health and accident, disability, fringe benefit and tax-qualified retirement plans or programs of the Company now existing or hereafter established (“Benefit Plans”) to the extent that he is eligible under the general provisions thereof. For the year ending December 31, 2009, Executive shall be eligible to maintain his participation in the benefit plans of eRx Network, LLC in which he participated immediately prior to the Commencement Date and which continue to be maintained by the Company. Executive shall be entitled to vacation time consistent with the Company’s policies; provided that Executive shall receive service credit for his eight (8) years of employment with eRx Network, LLC. The date or dates of such vacations shall be selected by Executive having reasonable regard to the business needs of the Company. If Executive works at a remote location as contemplated in Section 1, then those particular business days when Executive is not in the office shall not be considered to constitute vacation days.
          2.4 Stock-Based Awards. Upon approval of the Board of Directors of Emdeon Inc., you will be eligible to receive an option to purchase 80,000 shares of Emdeon Inc Class A common stock (the “Shares”) under the Emdeon Inc. 2009 Equity Incentive Plan (the “2009 Equity Plan”). The Shares will vest annually at a rate of 25% per year and will be subject to the terms and conditions of the 2009 Equity Plan and the award agreement which you will be required to sign in order to participate in the 2009 Equity Plan.
          3. Employment Period. Executive’s employment under this Agreement shall commence as of the Employment Commencement Date and shall

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continue for three (3) years from the Employment Commencement Date (the “Initial Employment Period”). Following the Initial Employment Period, this Agreement shall automatically renew annually for additional terms of one year (the “Additional Term(s)”), unless either the Company or Executive notifies the other party in writing at least 60 days prior to the end of the Initial Employment Period or any Additional Term of its intent to terminate this Agreement. Notwithstanding the foregoing, the Executive acknowledges that either the Company or Executive can terminate such employment at any time, for any reason, with or without notice, subject to the consequences set forth herein. The entire period of Executive’s employment, inclusive of the Initial Employment Period and any Additional Term(s), shall be referred to as the “Employment Period”.
          4. Termination of Employment.
          4.1 Termination by the Company for Cause. The Company may terminate Executive’s employment for Cause, as defined below, at any time without notice.
          (a) If the Company terminates Executive’s employment for Cause, the Company shall have no obligation to Executive other than the payment of Executive’s earned and unpaid compensation, vested and accrued benefits under the Company’s ERISA based plans and accrued but unreimbursed expenses subject to the provisions of Section 6.11 (collectively, the “Accrued Obligations”), to the effective date of such termination (the “Date of Termination”). If Executive is terminated for Cause, then the Company shall have no obligation to pay Executive for the remainder of the Initial Employment Period or any Additional Term.
          (b) For purposes of this Agreement, the term “Cause” shall mean any of the following:
     (i) Executive’s failure to comply with the employment policies of the Company or any affiliate, or a material breach of this Agreement, any of which are not cured to the reasonable satisfaction of the Board within fifteen (15) days of written notice to the Executive of such failure to so comply;
     (ii) Executive’s commission of any material act of dishonesty, breach of trust or misconduct in connection with performance of employment-related duties; and
     (iii) Executive’s conviction of, or pleading guilty or nolo contendere to, any felony or to any crime involving dishonesty, theft or unethical business conduct, or conduct which could impair or injure the Company or its reputation.
          4.2 Termination by the Company Without Cause;.

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          (a) The Company may terminate Executive’s employment without Cause at any time after the first 120 days of the Initial Employment Period. If the Company terminates Executive’s employment without Cause during the Initial Employment Period or any Additional Term, the Company shall have the following obligations to Executive (but excluding any other obligation to Executive pursuant to this Agreement):
     (i) payment of the Accrued Obligations;
     (ii) the continuation of his Base Salary (at the rate in effect at the time of such termination), as severance, for a period of twelve (12) months (the “Severance Period”), each payment being a separate payment due on the same fixed schedule that the Company follows for its regular payroll, subject to the provisions of Section 6.11;
     (iii) if Executive timely elects to continue his health insurance pursuant to COBRA, the Company shall pay that portion of the premium that it pays for active employees with similar coverage during the Severance Period or, if earlier, until such time as Executive is eligible for comparable coverage with a subsequent employer (and Executive shall promptly notify the Company if he becomes eligible for comparable coverage), subject to the provisions of Section 6.11.
provided, however, that the continuation of such salary and benefits shall cease on the occurrence of any circumstance or event that would constitute Cause under Section 4.1 of this Agreement (including any breach of the restrictive covenants referenced and incorporated in Section 5 below or any similar restrictive covenants to which Executive is bound).
          4.3 Release. Executive acknowledges that he must execute and not revoke a release of claims in a form provided by the Company within the time period provided in the release in order to receive the payments and benefits under this Section 4 resulting from Executive’s separation from service. Provided that Executive complies with the foregoing sentence, the payments will begin to be processed with the Company’s next payroll cycle after the appropriate revocation period has elapsed and in no event later than the 60th day following Executive’s separation from service.
          5. Restrictive Covenants. Executive acknowledges that he has executed a Trade Secret and Proprietary Information Agreement (attached hereto as Exhibit A), and the terms of said Agreement are incorporated herein by reference.
          6. Miscellaneous.
          6.1 Representations and Covenants.
          (a) In order to induce the Company to enter into this Agreement, Executive makes the following representations and covenants to the Company and acknowledges that the Company is relying upon such representations and covenants: (i)

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No agreements or obligations exist to which Executive is a party or otherwise bound, in writing or otherwise, that in any way interfere with, impede or preclude him from fulfilling all of the terms and conditions of this Agreement. Executive will abide by any agreements that protect proprietary information or any other information of another company while Executive is performing his duties hereunder and after his employment has terminated; (ii) Executive, during his employment, shall use his best efforts to disclose to the Board and the Chief Executive Officer of the Company in writing or by other effective method any bona fide information known by him and not known to the Board and/or the Chief Executive Officer of the Company that he reasonably believes would have any material negative impact on the Company.
          (b) In order to induce the Executive to enter into this Agreement, the Company makes the following representations and covenants to the Executive and acknowledges that the Executive is relying upon such representations and covenants: Pursuant to authorization by the Board of Directors of the Company, the Company has caused this Agreement to be executed by an officer duly authorized to act in the Company’s name and on its behalf.
          6.2 Entire Agreement. This Agreement and the Trade Secret and Proprietary Information Agreement (incorporated herein by reference) contain the entire understanding of the parties in respect of their subject matter and supersede upon their effectiveness all other prior agreements and understandings between the parties with respect to such subject matter. This Agreement supersedes any agreement the Executive had with eRx Network, L.L.C. with respect to the subject matter herein or incorporated herein by reference.
          6.3 Notices. Any notice necessary under this Agreement shall be addressed to the General Counsel of the Company at its principal executive office and to the Executive at the address appearing in the personnel records of Company for Executive or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any notice shall be deemed effective upon receipt thereof by the addressee, or two (2) days after such notice has been mailed, return receipt requested, or sent by a nationally recognized overnight courier service, whichever comes first.
          6.4 Amendment; Waiver. This Agreement may not be amended, supplemented, canceled or discharged, except by written instrument executed by the party against whom enforcement is sought. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof.
          6.5 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of any successor of the Company by reorganization, merger or consolidation, or any assignee or purchaser of all or substantially all of the Company’s business and properties. The Company may assign its rights and obligations under this Agreement to any of its subsidiaries or affiliates without the consent of Executive. The Company will require any such purchaser, successor or assignee to expressly assume and agree to perform this Agreement in the same manner

5

and to the same extent that the Company would be required to perform it if no such purchase, succession or assignment had taken place. Executive’s rights or obligations under this Agreement may not be assigned by Executive, except that the rights specified in Section 4.2 shall pass upon Executive’s death to Executive’s executor or administrator.
          6.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
          6.7 Governing Law; Forum; This Agreement shall be construed in accordance with and governed for all purposes by the laws and public policy (other than conflict of laws principles) of the State of Tennessee applicable to contracts executed and to be wholly performed within such State.
          6.8 Severability. The parties have carefully reviewed the provisions of this Agreement and agree that they are fair and equitable. However, in light of the possibility of differing interpretations of law and changes in circumstances, the parties agree that if any one or more of the provisions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall, to the extent permitted by law, remain in full force and effect and shall in no way be affected, impaired or invalidated.
          6.9 Further Assurances. Each of the parties agrees to execute, acknowledge, deliver and perform, and cause to be executed, acknowledged, delivered and performed, at any time and from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to carry out the provisions or intent of this Agreement.
          6.10 Withholding Taxes. All payments hereunder shall be subject to any and all applicable federal, state, local and foreign withholding taxes.
          6.11 Section 409A. It is intended that (1) each installment of the payments provided under the Agreement is a separate “payment” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and (2) that the payments satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Code provided under Treasury Regulations 1.409A-1(b)(4), 1.409A-1(b)(9)(iii), and 1.409A-1(b)(9)(v). Notwithstanding anything to the contrary in the Agreement, if the Company determines (i) that on the date Executive’s employment with the Company terminates or at such other times that the Company determines to be relevant, Executive is a “specified employee” (as such term is defined under Treasury Regulation 1.409A-1(i)) of the Company and (ii) that any payments to be provided to Executive pursuant to the Agreement are or may become subject to the additional tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A of the Code if provided at the time otherwise required under the Agreement then such payments shall be delayed until the date that is six months after the date of Executive’s “separation from service” (as such term is defined under Treasury Regulation

6

1.409A-1(h)) with the Company, or, if earlier, the date of Executive’s death. Any payments delayed pursuant to this Section 6.11 shall be made in lump sum on the first day of the seventh month following Executive’s “separation from service” (as such term is defined under Treasury Regulation 1.409A-1(h)), or, if earlier, the date of Executive’s death. In addition, to the extent that any reimbursement, fringe benefit or other, similar plan or arrangement in which Executive participates during the term of Executive’s employment under this Agreement or thereafter provides for a “deferral of compensation” within the meaning of Section 409A of the Code, (i) the amount eligible for reimbursement or payment under such plan or arrangement in one calendar year may not affect the amount eligible for reimbursement or payment in any other calendar year (except that a plan providing medical or health benefits may impose a generally applicable limit on the amount that may be reimbursed or paid), and (ii) subject to any shorter time periods provided herein or the applicable plans or arrangements, any reimbursement or payment of an expense under such plan or arrangement must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred.
          6.12 Legal Consultation. Executive acknowledges that he has had ample and reasonable opportunity to seek the advice of independent legal counsel of Executive’s own choosing with respect to his rights and obligations and the legal effect of this Agreement; that he has in fact sought such advice; and that he has read the Agreement, is fully aware of its contents, and fully understands its meaning and legal effect.
          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EMDEON BUSINESS SERVICES LLC

By:

Name:

Title:

EXECUTIVE:

Mark Lyle

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ANNEX A
TRADE SECRET AND PROPRIETARY INFORMATION AGREEMENT
     This Agreement is ancillary to my Employment Agreement with Emdeon Business Services LLC. In consideration for my Employment Agreement and the promises contained herein, I hereby agree as follows:
     1. Confidentiality.
       (a) Trade Secret and Proprietary Information. To assist in the performance of my duties to the Company and as consideration for my execution of this Trade Secret and Proprietary Information Agreement, the Company promises to provide me with valuable information, some of which will be considered Trade Secret and Proprietary Information. Information relating to the Company’s Business (as defined below) that provides the Company with a competitive advantage, which is not generally known by, nor easily learned or determined by, persons outside the Company is considered Trade Secret and Proprietary Information. The term Trade Secret and Proprietary Information includes, but is not limited to: (a) specifications, manuals, software in various stages of development; (b) customer and prospect lists, and details of agreements and communications with customers and prospects; (c) sales plans and projections, product pricing information, acquisition, expansion, marketing, financial and other business information and existing and future products and business plans of the Company; (d) sales proposals, demonstrations systems, sales material; (e) research and development; (f) computer programs; (g) sources of supply; (h) identity of specialized consultants and contractors and Trade Secret and Proprietary Information developed by them for the Company; (i) purchasing, operating and other cost data; (j) special customer needs, cost and pricing data; (k) patient information, including without limitation Protected Health Information as defined in 45 C.F.R. 164.501 and (l) employee information (including, but not limited to, personnel, payroll, compensation and benefit data and plans), including all such information recorded in manuals, memoranda, projections, reports, minutes, plans, drawings, sketches, designs, formula books, data, specifications, software programs and records, whether or not legended or otherwise identified by the Company as Trade Secret and Proprietary Information, as well as such information that is the subject of meetings and discussions and not recorded. Trade Secret and Proprietary Information shall not include such information that (i) is generally available to the public (other than as a result of a disclosure by me), (ii) was disclosed to me by a third party under no obligation to keep such information confidential or (iii) was known by me prior to, and not as a result of, my employment or anticipated employment with the Company.
       (b) Duty of Confidentiality. I agree at all times, both during and after my employment with the Company, to hold all of the Company’s Trade Secret and Proprietary Information in a fiduciary capacity for the benefit of the Company and to safeguard all such Trade Secret and Proprietary Information. I also agree that I will not directly or indirectly disclose or use any such Trade Secret and Proprietary Information to

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any third person or entity outside the Company, except as may be necessary in the good faith performance of my duties for the Company. I further agree that, in addition to enforcing this restriction, the Company may have other rights and remedies under the common law or applicable statutory laws relating to the protection of trade secrets. Notwithstanding anything in this Agreement to the contrary, I understand that I may disclose the Company’s Trade Secret and Proprietary Information to the extent required by applicable laws or governmental regulations or judicial or regulatory process, provided that I give the Company prompt notice of any and all such requests for disclosure so that it has ample opportunity to take all necessary or desired action, to avoid disclosure.
       (c) Unfair Competition. I acknowledge that the Company has a compelling business interest in preventing unfair competition stemming from the intentional or inadvertent use or disclosure of the Company’s Trade Secret and Proprietary Information and Company Property.
       (d) Intellectual Property and Inventions. I acknowledge that all developments, including, without limitation, the creation of new products, conferences, training/seminars, publications, programs, methods of organizing information, inventions, discoveries, concepts, ideas, improvements, patents, trademarks, trade names, copyrights, trade secrets, designs, works, reports, computer software, flow charts, diagrams, procedures, data, documentation, and writings and applications thereof relating to the past, present, or future business of the Company that I, alone or jointly with others, may have discovered, conceived, created, made, developed, reduced to practice, or acquired during my employment with the Company (collectively, “Developments”) are works made for hire and shall remain the sole and exclusive property of the Company, and I hereby assign to the Company all of my rights, titles, and interest in and to all such Developments, if any. I agree to disclose to the Company promptly and fully all future Developments and, at any time upon request and at the expense of the Company, to execute, acknowledge, and deliver to the Company all instruments that the Company shall prepare, to give evidence, and to take any and all other actions that are necessary or desirable in the reasonable opinion of the Company to enable the Company to file and prosecute applications for, and to acquire, maintain, and enforce, all letters patent, trademark registrations, or copyrights covering the Developments in all countries in which the same are deemed necessary by the Company. All data, memoranda, notes, lists, drawings, records, files, investor and client/customer lists, supplier lists, and other documentation (and all copies thereof) made or compiled by me or made available to me concerning the Developments or otherwise concerning the past, present, or planned business of the Company are the property of the Company, and will be delivered to the Company immediately upon the termination of my employment with the Company.
       (e) Competitive Business. I acknowledge that a Competitive Business shall mean: (i) any enterprise engaged in establishing electronic linkages between individual healthcare providers, patients, and payors (including, without limitation, insurance companies, HMO’s, pharmacy benefits management companies, and/or self-insured employer groups) for the purpose of facilitating or conducting financial, administrative and clinical communication and/or transactions; (ii) any enterprise engaged in any other

9

type of business in which the Company or one of its affiliates is also engaged, or plans to be engaged, so long as I am directly involved in such business or planned business on behalf of the Company or one of its affiliates.
     2. Non-Solicitation of Employees, Customers. I acknowledge that the Company has a compelling business interest in preventing unfair competition stemming from the intentional or inadvertent use or disclosure of the Company’s Trade Secret and Proprietary Information. In order to protect the Company’s Trade Secret and Proprietary Information;
          (i) during my employment with the Company and for a period of two years after the termination of such employment for any reason (the “Restricted Period”), I will not, without the Company’s express written permission, directly or indirectly solicit, induce, hire, engage, or attempt to hire or engage any employee or independent contractor of the Company, or in any other way interfere with the Company’s employment or contractual relations with any of its employees or independent contractors, nor will I solicit, induce, hire, engage or attempt to hire or engage any individual who was an employee of the Company at any time during the one year period immediately prior to the termination of my employment with the Company
          (ii) during the Restricted Period, I will not, without the Company’s express written permission, directly or indirectly contact, call upon or solicit, on behalf of a Competitive Business, any existing or prospective client, or customer of the Company who I serviced, or otherwise developed a relationship with, as a result of my employment with the Company, nor will I attempt to divert or take away from the Company the business of any such client or customer.
     3. Restrictions on Competitive Employment. In order to protect the Company’s Trade Secret and Proprietary Information, during the Restricted Period, I will not (as principal, agent, employee, consultant, director or otherwise), anywhere in the United States and Canada, directly or indirectly, without the prior written approval of Emdeon Business Services LLC, engage in, or perform any services for, a Competitive Business. Notwithstanding the foregoing, I understand that I may have an interest consisting of publicly traded securities constituting less than 1 percent of any class of publicly traded securities in any public company engaged in a Competitive Business so long as I am not employed by and do not consult with, or become a director of or otherwise engage in any activities for, such company. The Restricted Period shall be extended by the length of any period during which I am in breach of the terms of this paragraph.
     4. Injunctive Remedies. I acknowledge and agree that the restrictions contained in this Agreement are reasonably necessary to protect the legitimate business interests of the Company, and that any violation of any of the restrictions will result in immediate and irreparable injury to the Company for which monetary damages will not be an adequate remedy. I further acknowledge and agree that if any such restriction is violated, the Company will be entitled to immediate relief enjoining such violation (including, without limitation, temporary and permanent injunctions, a decree for specific performance, and an equitable accounting of earnings, profits, and other benefits arising

10

from such violation) in any court having jurisdiction over such claim, without the necessity of showing any actual damage or posting any bond or furnishing any other security, and that the specific enforcement of the provisions of this Agreement will not diminish my ability to earn a livelihood or create or impose upon me any undue hardship. I also agree that any request for such relief by the Company shall be in addition to, and without prejudice to, any claim for monetary damages that the Company may elect to assert.
     5. Severability Provision. I acknowledge and agree that the restrictions imposed upon me by the terms, conditions, and provisions of this Agreement are fair, reasonable, and reasonably required for the protection of the Company. In the event that any part of this Agreement is deemed invalid, illegal, or unenforceable, all other terms, conditions, and provisions of this Agreement shall nevertheless remain in full force and effect. In the event that the provisions of any of Sections 1, 2, or 3 of this Agreement relating to the geographic area of restriction, the length of restriction or the scope of restriction shall be deemed to exceed the maximum area, length or scope that a court of competent jurisdiction would deem enforceable, said area, length or scope shall, for purposes of this Agreement, be deemed to be the maximum area, length of time or scope that such court would deem valid and enforceable, and that such court has the authority under this Agreement to rewrite (or “blue-pencil”) the restriction(s) at-issue to achieve this intent.
     6. Non-Waiver. Any waiver by the Company of my breach of any term, condition, or provision of this Agreement shall not operate or be construed as a waiver of the Company’s rights upon any subsequent breach.
     7. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, I HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF, UNDER, IN CONNECTION WITH, OR IN ANY WAY RELATED TO THIS AGREEMENT. THIS INCLUDES, WITHOUT LIMITATION, ANY LITIGATION CONCERNING ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN), OR ACTION OF THE COMPANY OR ME, OR ANY EXERCISE BY THE COMPANY OR ME OF OUR RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR IN ANY WAY RELATING TO THIS AGREEMENT. I FURTHER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE COMPANY TO ISSUE AND ACCEPT THIS AGREEMENT.
     8. Continuation of Employment. This Agreement does not constitute a contract of employment or an implied promise to continue my employment or status with the Company; nor does this agreement affect my rights or the rights of the Company to terminate my employment status at any time with or without cause or notice.
     9. Effect on Other Agreements. Company and I acknowledge that in addition to this Agreement, I have entered into a Restrictive Covenant Agreement with and among EBS Master LLC, a Delaware limited liability company, Envoy LLC, a Delaware limited liability

11

company which is a wholly-owned indirect subsidiary of EBS Master LLC, Emdeon Merger Sub LLC, a Texas limited liability company which is a wholly-owned subsidiary of Envoy LLC, and eRx Network, L.L.C., a Texas limited liability company. Such Restrictive Covenant Agreement is ancillary to a Merger Agreement of approximately even date, executed by and among the same parties. This Agreement and the Restrictive Covenant Agreement shall both be enforceable and neither shall be construed to supersede the other.
     10. Governing Law. This Agreement shall be construed in accordance with and governed for all purposes by the laws and public policy of Tennessee, without regard to principles of conflict of laws.
TSPI ACCEPTANCE:
                                                Date:___/___/___
     Mark Lyle
     Name:                                           Title:                                           Date:___/___/___
     Witnessed by (Company Representative)

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Exhibit G-2
FORM OF EMPLOYMENT AGREEMENT WITH MURRAY LYLE
EMPLOYMENT AGREEMENT
          This EMPLOYMENT AGREEMENT (the “Agreement”) is dated July 2, 2009 (the “Effective Date”), and is entered into by and between EMDEON BUSINESS SERVICES LLC, a Delaware corporation (the “Company”, which shall include its subsidiaries and affiliates), and Murray Lyle (“Executive”). In consideration of the promises and mutual covenants contained herein (including, without limitation, the Company’s employment of Executive and the advantages and benefits thereby inuring to Executive) and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:
          1. Employment of Executive. The Company hereby employs Executive as Vice President — Pharmacy Services and Executive hereby accepts such employment with the Company as of July 2, 2009 (the “Employment Commencement Date”). Executive will report to the Senior Vice President — Pharmacy Services of the Company or his designee and perform such duties and services for the Company as may be designated from time to time, by the Senior Vice President — Pharmacy Services or his designee. Executive shall use his best and most diligent efforts to promote the interests of the Company and shall devote all of his business time and attention to his employment under this Agreement. Executive shall be based in Ashville, North Carolina, and acknowledges that he will be required to travel in connection with the performance of his duties.
          2. Compensation and Benefits.
          2.1 Salary. Commencing on the Employment Commencement Date, Executive shall be paid for his services during the Employment Period (as defined below) a base salary at the annual rate of $254,000.00. Any and all increases to Executive’s base salary (as it may be increased, the “Base Salary”) shall be determined by the Company in its sole discretion. Such Base Salary shall be payable in equal installments, no less frequently than bi-monthly, pursuant to the Company’s customary payroll policies in force at the time of payment, less any required or authorized payroll deductions.
          2.2 Benefits. During the Employment Period, Executive shall be eligible to maintain his participation in the benefit plans of eRx Network, LLC in which he participated immediately prior to the Employment Commencement Date and which continue to be maintained by the Company, to the extent that he is eligible under the general provisions thereof. Executive shall be entitled to vacation time consistent with the Company’s policies. The date or dates of such vacations shall be selected by Executive having reasonable regard to the business needs of the Company.

          2.3 Bonus. During the Employment Period, Executive shall be eligible to receive a bonus, the target of which is $45,000, which amount shall be determined in the sole discretion of the Board (or such committee as may be designated by the Board) (the “Bonus”). Such Bonus shall be based on the performance of the Executive, the Pharmacy Services Division, and the Company and shall be payable at such time as executive officer bonuses are paid generally, so long as Executive remains in the employ of the Company until the end of the Employment Period.
          2.4 Automobile Allowance. During the Employment Period, the Company will continue to lease the Lexus 450 automobile for the benefit of Executive. At the end of the Employment Period, Executive shall have the option to (a) assume the obligations under the applicable lease, provided such assumption is permitted under the terms of the lease, or (b) return the automobile to the Company or the lease return site, as directed by the Company.
          3. Employment Period. Executive’s employment under this Agreement shall commence as of the Employment Commencement Date and shall continue for six (6) months from the Employment Commencement Date (the “Employment Period”). Upon expiration of the Employment Period this Agreement shall terminate.
          4. Termination of Employment.
          4.1 Termination by the Company for Cause. The Company may terminate Executive’s employment for Cause, as defined below, at any time without notice.
          (a) If the Company terminates Executive’s employment for Cause, the Company shall have no obligation to Executive other than the payment of Executive’s earned and unpaid compensation, vested and accrued benefits under the Company’s ERISA-based plans and accrued but unreimbursed expenses, subject to the provisions of Section 6.9 (collectively, the “Accrued Obligations”), to the effective date of such termination. If Executive is terminated for Cause, then the Company shall have no obligation to pay Executive for the remainder of the Initial Employment Period.
          (b) For purposes of this Agreement, the term “Cause” shall mean any of the following:
     (i) Executive’s failure to comply with the employment policies of the Company or any Affiliate, or a material breach of this Agreement, any of which are not cured to the reasonable satisfaction of the Board within fifteen (15) days of written notice to the Executive of such failure to so comply;
     (ii) Executive’s commission of any material act of dishonesty, breach of trust or misconduct in connection with performance of employment-related duties; and

2

     (iii) Executive’s conviction of, or pleading guilty or nolo contendere to, any felony or to any crime involving dishonesty, theft or unethical business conduct, or conduct which could impair or injure the Company or its reputation.
          4.2 Termination by the Company Without Cause. Executive’s employment with the Company may be terminated at any time by the Company without Cause. If the Company terminates Executive’s employment without Cause and neither party has given notice of intent to terminate the Agreement, the Company shall have the following obligations to Executive (but excluding any other obligation to Executive pursuant to this Agreement):
          (a) payment of the Accrued Obligations;
          (b) the continuation of his Base Salary (at the rate in effect at the time of such termination), as severance, for a period of six (6) months (the “Severance Period”), each payment being a separate payment due on the same fixed schedule that the Company follows for its regular payroll, subject to the provisions of Section 7.11; and
          (c) if Executive timely elects to continue his health insurance pursuant to COBRA, the Company shall pay that portion of the premium that it pays for active employees with similar coverage during the Severance Period or, if earlier, until such time as Executive is eligible for comparable coverage with a subsequent employer (and Executive shall promptly notify the Company if he becomes eligible for comparable coverage), subject to the provisions of Section 7.11.
provided, however, that the continuation of such salary and benefits shall cease on the occurrence of any circumstance or event that would constitute Cause under Section 4.1 of this Agreement (including any breach of the restrictive covenants referenced and incorporated in Section 5 below or any similar restrictive covenants to which Executive is bound).
          4.3 Release. Executive acknowledges that he must execute and not revoke a release of claims in a form provided by the Company within the time period provided in the release in order to receive the payments and benefits under this Section 4 resulting from Executive’s separation from service. Provided that Executive complies with the foregoing sentence, the payments will begin to be processed with the Company’s next payroll cycle after the appropriate revocation period has elapsed and in no event later than the 60th day following Executive’s separation from service.
          5. Restrictive Covenants. Executive acknowledges that he has executed a Trade Secret and Proprietary Information Agreement (attached hereto as Exhibit A), and the terms of said Agreement are incorporated herein by reference.
          6. Post-Employment Consultation Obligation. For a period of six (6) months following the termination of the Employment Period, and subject to the terms of a separate consulting agreement between the parties, Executive agrees that he will be

3

available to provide consultation to the Company on an as-needed basis up to 60 hours per month. The Company, in its sole discretion, shall determine if and when it needs Executive’s services and Executive will provide such services to the best of his ability. During the time in which Executive provides services to the Company under this Section 6, he shall be free to be employed by or provide consulting services to other companies, subject to the restrictions referenced in Section 5 and any other restrictions contained in any agreement between Executive and Company.
     If Executive provides consulting services to the Company under this Section 6, then the Company shall pay Executive a consulting fee in the amount of $150 per hour for each hour of consultation provided by Executive. Nothing herein shall be construed to require the Company to guarantee Executive a certain number of hours each month. The parties agree that if Executive provides consulting services pursuant to this Section 6, then Executive shall be considered an independent contractor and shall be solely responsible for any and all taxes associated with the consulting fees paid to him. Executive holds the Company harmless from and shall indemnify the Company for any liability associated with the payment of taxes related to the consulting fee.
          7. Miscellaneous.
          7.1 Representations and Covenants. In order to induce the Company to enter into this Agreement, Executive makes the following representations and covenants to the Company and acknowledges that the Company is relying upon such representations and covenants:
          (a) No agreements or obligations exist to which Executive is a party or otherwise bound, in writing or otherwise, that in any way interfere with, impede or preclude him from fulfilling all of the terms and conditions of this Agreement. Executive will abide by any agreements that protect proprietary information or any other information of another company while Executive is performing his duties hereunder and after his employment has terminated.
          (b) Executive, during his employment, shall disclose to the Board and the Chief Executive Officer of the Company in writing or by other effective method any bona fide information known by him and not known to the Board and/or the Chief Executive Officer of the Company that he reasonably believes would have any material negative impact on the Company.
          7.2 Entire Agreement. This Agreement and the Trade Secret and Proprietary Information Agreement (incorporated herein by reference) contain the entire understanding of the parties in respect of their subject matter and supersede upon their effectiveness all other prior agreements and understandings between the parties with respect to such subject matter. This Agreement supersedes any agreement the Executive had with eRx Network, L.L.C. with respect to the subject matter herein.
          7.3 Notices. Any notice necessary under this Agreement shall be addressed to the General Counsel of the Company at its principal executive office and to

4

the Executive at the address appearing in the personnel records of Company for Executive or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any notice shall be deemed effective upon receipt thereof by the addressee or two (2) days after such notice has been mailed, return receipt requested, or sent by a nationally recognized overnight courier service, whichever comes first.
          7.4 Amendment; Waiver. This Agreement may not be amended, supplemented, canceled or discharged, except by written instrument executed by the party against whom enforcement is sought. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof.
          7.5 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of any successor of the Company by reorganization, merger or consolidation, or any assignee of all or substantially all of the Company’s business and properties. The Company may assign its rights and obligations under this Agreement to any of its subsidiaries or affiliates without the consent of Executive. The Company will require any such purchaser, successor or assignee to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such purchase, succession or assignment had taken place. Executive’s rights or obligations under this Agreement may not be assigned by Executive, except that the rights specified in Section 4.2 shall pass upon Executive’s death to Executive’s executor or administrator.
          7.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
          7.7 Governing Law; Forum; This Agreement shall be construed in accordance with and governed for all purposes by the laws and public policy (other than conflict of laws principles) of the State of Tennessee applicable to contracts executed and to be wholly performed within such State. Any proceeding arising out of or relating to this Agreement shall be brought in the state courts or federal courts in the state of Tennessee and the parties each hereby expressly submit to the personal jurisdiction and venue of such courts.
          7.8 Severability. The parties have carefully reviewed the provisions of this Agreement and agree that they are fair and equitable. However, in light of the possibility of differing interpretations of law and changes in circumstances, the parties agree that if any one or more of the provisions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall, to the extent permitted by law, remain in full force and effect and shall in no way be affected, impaired or invalidated.
          7.9 Further Assurances. Each of the parties agrees to execute, acknowledge, deliver and perform, and cause to be executed, acknowledged, delivered and performed, at any time and from time to time, as the case may be, all such further

5

acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to carry out the provisions or intent of this Agreement.
          7.10 Withholding Taxes. All payments hereunder shall be subject to any and all applicable federal, state, local and foreign withholding taxes.
          7.11 Section 409A. It is intended that (1) each installment of the payments provided under the Agreement is a separate “payment” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and (2) that the payments satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Code provided under Treasury Regulations 1.409A-1(b)(4), 1.409A-1(b)(9)(iii), and 1.409A-1(b)(9)(v). Notwithstanding anything to the contrary in the Agreement, if the Company determines (i) that on the date Executive’s employment with the Company terminates or at such other times that the Company determines to be relevant, Executive is a “specified employee” (as such term is defined under Treasury Regulation 1.409A-1(i)) of the Company and (ii) that any payments to be provided to Executive pursuant to the Agreement are or may become subject to the additional tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A of the Code if provided at the time otherwise required under the Agreement then such payments shall be delayed until the date that is six months after the date of Executive’s “separation from service” (as such term is defined under Treasury Regulation 1.409A-1(h)) with the Company, or, if earlier, the date of Executive’s death. Any payments delayed pursuant to this Section 6.11 shall be made in lump sum on the first day of the seventh month following Executive’s “separation from service” (as such term is defined under Treasury Regulation 1.409A-1(h)), or, if earlier, the date of Executive’s death. In addition, to the extent that any reimbursement, fringe benefit or other, similar plan or arrangement in which Executive participates during the term of Executive’s employment under this Agreement or thereafter provides for a “deferral of compensation” within the meaning of Section 409A of the Code, (i) the amount eligible for reimbursement or payment under such plan or arrangement in one calendar year may not affect the amount eligible for reimbursement or payment in any other calendar year (except that a plan providing medical or health benefits may impose a generally applicable limit on the amount that may be reimbursed or paid), and (ii) subject to any shorter time periods provided herein or the applicable plans or arrangements, any reimbursement or payment of an expense under such plan or arrangement must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EMDEON BUSINESS SERVICES LLC

By:

Name:

Title:

EXECUTIVE:

Murray Lyle

7

ANNEX A
TRADE SECRET AND PROPRIETARY INFORMATION AGREEMENT
     This Agreement is ancillary to my Employment Agreement with Emdeon Business Services LLC. In consideration for my Employment Agreement and the promises contained herein, I hereby agree as follows:
     1. Confidentiality.
       (a) Trade Secret and Proprietary Information. To assist in the performance of my duties to the Company and as consideration for my execution of this Trade Secret and Proprietary Information Agreement, the Company promises to provide me with valuable information, some of which will be considered Trade Secret and Proprietary Information. Information relating to the Company’s Business (as defined below) that provides the Company with a competitive advantage, which is not generally known by, nor easily learned or determined by, persons outside the Company is considered Trade Secret and Proprietary Information. The term Trade Secret and Proprietary Information includes, but is not limited to: (a) specifications, manuals, software in various stages of development; (b) customer and prospect lists, and details of agreements and communications with customers and prospects; (c) sales plans and projections, product pricing information, acquisition, expansion, marketing, financial and other business information and existing and future products and business plans of the Company; (d) sales proposals, demonstrations systems, sales material; (e) research and development; (f) computer programs; (g) sources of supply; (h) identity of specialized consultants and contractors and Trade Secret and Proprietary Information developed by them for the Company; (i) purchasing, operating and other cost data; (j) special customer needs, cost and pricing data; (k) patient information, including without limitation Protected Health Information as defined in 45 C.F.R. 164.501 and (l) employee information (including, but not limited to, personnel, payroll, compensation and benefit data and plans), including all such information recorded in manuals, memoranda, projections, reports, minutes, plans, drawings, sketches, designs, formula books, data, specifications, software programs and records, whether or not legended or otherwise identified by the Company as Trade Secret and Proprietary Information, as well as such information that is the subject of meetings and discussions and not recorded. Trade Secret and Proprietary Information shall not include such information that (i) is generally available to the public (other than as a result of a disclosure by me), (ii) was disclosed to me by a third party under no obligation to keep such information confidential or (iii) was known by me prior to, and not as a result of, my employment or anticipated employment with the Company.
       (b) Duty of Confidentiality. I agree at all times, both during and after my employment with the Company, to hold all of the Company’s Trade Secret and Proprietary Information in a fiduciary capacity for the benefit of the Company and to safeguard all such Trade Secret and Proprietary Information. I also agree that I will not directly or indirectly disclose or use any such Trade Secret and Proprietary Information to

8

any third person or entity outside the Company, except as may be necessary in the good faith performance of my duties for the Company. I further agree that, in addition to enforcing this restriction, the Company may have other rights and remedies under the common law or applicable statutory laws relating to the protection of trade secrets. Notwithstanding anything in this Agreement to the contrary, I understand that I may disclose the Company’s Trade Secret and Proprietary Information to the extent required by applicable laws or governmental regulations or judicial or regulatory process, provided that I give the Company prompt notice of any and all such requests for disclosure so that it has ample opportunity to take all necessary or desired action, to avoid disclosure.
       (c) Unfair Competition. I acknowledge that the Company has a compelling business interest in preventing unfair competition stemming from the intentional or inadvertent use or disclosure of the Company’s Trade Secret and Proprietary Information and Company Property.
       (d) Intellectual Property and Inventions. I acknowledge that all developments, including, without limitation, the creation of new products, conferences, training/seminars, publications, programs, methods of organizing information, inventions, discoveries, concepts, ideas, improvements, patents, trademarks, trade names, copyrights, trade secrets, designs, works, reports, computer software, flow charts, diagrams, procedures, data, documentation, and writings and applications thereof relating to the past, present, or future business of the Company that I, alone or jointly with others, may have discovered, conceived, created, made, developed, reduced to practice, or acquired during my employment with the Company (collectively, “Developments”) are works made for hire and shall remain the sole and exclusive property of the Company, and I hereby assign to the Company all of my rights, titles, and interest in and to all such Developments, if any. I agree to disclose to the Company promptly and fully all future Developments and, at any time upon request and at the expense of the Company, to execute, acknowledge, and deliver to the Company all instruments that the Company shall prepare, to give evidence, and to take any and all other actions that are necessary or desirable in the reasonable opinion of the Company to enable the Company to file and prosecute applications for, and to acquire, maintain, and enforce, all letters patent, trademark registrations, or copyrights covering the Developments in all countries in which the same are deemed necessary by the Company. All data, memoranda, notes, lists, drawings, records, files, investor and client/customer lists, supplier lists, and other documentation (and all copies thereof) made or compiled by me or made available to me concerning the Developments or otherwise concerning the past, present, or planned business of the Company are the property of the Company, and will be delivered to the Company immediately upon the termination of my employment with the Company.
       (e) Competitive Business. I acknowledge that a Competitive Business shall mean: (i) any enterprise engaged in establishing electronic linkages between individual healthcare providers, patients, and payors (including, without limitation, insurance companies, HMO’s, pharmacy benefits management companies, and/or self-insured employer groups) for the purpose of facilitating or conducting financial, administrative and clinical communication and/or transactions; (ii) any enterprise engaged in any other

9

type of business in which the Company or one of its affiliates is also engaged, or plans to be engaged, so long as I am directly involved in such business or planned business on behalf of the Company or one of its affiliates.
     2. Non-Solicitation of Employees, Customers. I acknowledge that the Company has a compelling business interest in preventing unfair competition stemming from the intentional or inadvertent use or disclosure of the Company’s Trade Secret and Proprietary Information. In order to protect the Company’s Trade Secret and Proprietary Information;
          (i) during my employment with the Company and for a period of two years after the termination of such employment for any reason (the “Restricted Period”), I will not, without the Company’s express written permission, directly or indirectly solicit, induce, hire, engage, or attempt to hire or engage any employee or independent contractor of the Company, or in any other way interfere with the Company’s employment or contractual relations with any of its employees or independent contractors, nor will I solicit, induce, hire, engage or attempt to hire or engage any individual who was an employee of the Company at any time during the one year period immediately prior to the termination of my employment with the Company
          (ii) during the Restricted Period, I will not, without the Company’s express written permission, directly or indirectly contact, call upon or solicit, on behalf of a Competitive Business, any existing or prospective client, or customer of the Company who I serviced, or otherwise developed a relationship with, as a result of my employment with the Company, nor will I attempt to divert or take away from the Company the business of any such client or customer.
     3. Restrictions on Competitive Employment. In order to protect the Company’s Trade Secret and Proprietary Information, during the Restricted Period, I will not (as principal, agent, employee, consultant, director or otherwise), anywhere in the United States and Canada, directly or indirectly, without the prior written approval of Emdeon Business Services LLC, engage in, or perform any services for, a Competitive Business. Notwithstanding the foregoing, I understand that I may have an interest consisting of publicly traded securities constituting less than 1 percent of any class of publicly traded securities in any public company engaged in a Competitive Business so long as I am not employed by and do not consult with, or become a director of or otherwise engage in any activities for, such company. The Restricted Period shall be extended by the length of any period during which I am in breach of the terms of this paragraph.
     4. Injunctive Remedies. I acknowledge and agree that the restrictions contained in this Agreement are reasonably necessary to protect the legitimate business interests of the Company, and that any violation of any of the restrictions will result in immediate and irreparable injury to the Company for which monetary damages will not be an adequate remedy. I further acknowledge and agree that if any such restriction is violated, the Company will be entitled to immediate relief enjoining such violation (including, without limitation, temporary and permanent injunctions, a decree for specific performance, and an equitable accounting of earnings, profits, and other benefits arising

10

from such violation) in any court having jurisdiction over such claim, without the necessity of showing any actual damage or posting any bond or furnishing any other security, and that the specific enforcement of the provisions of this Agreement will not diminish my ability to earn a livelihood or create or impose upon me any undue hardship. I also agree that any request for such relief by the Company shall be in addition to, and without prejudice to, any claim for monetary damages that the Company may elect to assert.
     5. Severability Provision. I acknowledge and agree that the restrictions imposed upon me by the terms, conditions, and provisions of this Agreement are fair, reasonable, and reasonably required for the protection of the Company. In the event that any part of this Agreement is deemed invalid, illegal, or unenforceable, all other terms, conditions, and provisions of this Agreement shall nevertheless remain in full force and effect. In the event that the provisions of any of Sections 1, 2, or 3 of this Agreement relating to the geographic area of restriction, the length of restriction or the scope of restriction shall be deemed to exceed the maximum area, length or scope that a court of competent jurisdiction would deem enforceable, said area, length or scope shall, for purposes of this Agreement, be deemed to be the maximum area, length of time or scope that such court would deem valid and enforceable, and that such court has the authority under this Agreement to rewrite (or “blue-pencil”) the restriction(s) at-issue to achieve this intent.
     6. Non-Waiver. Any waiver by the Company of my breach of any term, condition, or provision of this Agreement shall not operate or be construed as a waiver of the Company’s rights upon any subsequent breach.
     7. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, I HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF, UNDER, IN CONNECTION WITH, OR IN ANY WAY RELATED TO THIS AGREEMENT. THIS INCLUDES, WITHOUT LIMITATION, ANY LITIGATION CONCERNING ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN), OR ACTION OF THE COMPANY OR ME, OR ANY EXERCISE BY THE COMPANY OR ME OF OUR RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR IN ANY WAY RELATING TO THIS AGREEMENT. I FURTHER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE COMPANY TO ISSUE AND ACCEPT THIS AGREEMENT.
     8. Continuation of Employment. This Agreement does not constitute a contract of employment or an implied promise to continue my employment or status with the Company; nor does this agreement affect my rights or the rights of the Company to terminate my employment status at any time with or without cause or notice.
     9. Effect on Other Agreements. Company and I acknowledge that in addition to this Agreement, I have entered into a Restrictive Covenant Agreement with and among EBS Master LLC, a Delaware limited liability company, Envoy LLC, a Delaware limited liability

11

company which is a wholly-owned indirect subsidiary of EBS Master LLC, Emdeon Merger Sub LLC, a Texas limited liability company which is a wholly-owned subsidiary of Envoy LLC, and eRx Network, L.L.C., a Texas limited liability company. Such Restrictive Covenant Agreement is ancillary to a Merger Agreement of approximately even date, executed by and among the same parties. This Agreement and the Restrictive Covenant Agreement shall both be enforceable and neither shall be construed to supersede the other.
     10. Governing Law. This Agreement shall be construed in accordance with and governed for all purposes by the laws and public policy of Tennessee, without regard to principles of conflict of laws.
TSPI ACCEPTANCE:
                                             Date:___/___/___
     Murray Lyle
     Name:                                           Title:                                          Date:___/___/___
     Witnessed by (Company Representative)

12

Exhibit H
FORM OF LETTER OF TRANSMITTAL
     This Letter of Transmittal (this “Letter of Transmittal”) provides for the delivery and surrender of units of membership interest (“Company Units”) of eRx Network, L.L.C., a Texas limited liability company (the “Company”), held by the undersigned member of the Company (the “Member”) as a condition to such Member receiving the merger consideration (the “Merger Consideration”) payable to the Member pursuant to the Agreement and Plan of Merger to be dated on or about July 1, 2009 (the “Merger Agreement”), by and among EBS Master LLC, a Delaware limited liability company, Envoy LLC, a Delaware limited liability company, Emdeon Merger Sub LLC, a Texas limited liability company (“Merger Sub”), the Company, and the Members’ Representative (as defined in the Merger Agreement). Any capitalized terms used in this Letter of Transmittal or in Exhibit B without definition have the meanings given to them in Section 8 below.
     As a condition to the Member receiving the Merger Consideration payable to the Member pursuant to the Merger Agreement, Member must deliver:
     (A) executed copies of (i) this Letter of Transmittal, (ii) a Member Release, in the form attached to the Merger Agreement as Exhibit I-1 or I-2, as applicable (a “Release”), and (iii) if applicable, an Indemnification Agreement in the form attached to the Merger Agreement as Exhibit J (the “Indemnification Agreement”); and
     (B) any certificates representing the Company Units held by the Member (the “Unit Certificates”, and together with this Letter of Transmittal, the Release and, if applicable, the Indemnification Agreement, the “Closing Documents”) (and, in the case of any lost or damaged Unit Certificates, the Lost Unit Certificate Affidavit (as defined below) in accordance with the instructions set forth below), to the address below as soon as possible:
Alston & Bird LLP
2200 Ross Avenue
Suite 3601
Dallas, Texas 75201
Attention: Darren C. Hauck
     Delivery of this Letter of Transmittal and the other Closing Documents should be made by hand delivery or overnight courier. The method of delivery of this Letter of Transmittal and the other Closing Documents is at the election and risk of the Member and delivery will be deemed made only when actually received at the address set forth above.
     To properly complete this Letter of Transmittal, you must complete and sign this Letter of Transmittal where indicated on page 6 below, and the Substitute Form W-9 on page A-3 below (or the appropriate Form W-8, as applicable).
     Questions and requests for assistance regarding any of the foregoing should be directed to Kevin Mahoney at the following telephone number and e-mail address: 817-887-0288, kevin.mahoney@erxnetwork.com. In addition, if any Unit Certificates representing Company Units held by the Member have been lost or damaged, the Member should provide notice of such loss or damage at the phone number or e-mail address set forth above, and the Member will be provided with an affidavit attesting to such loss or damage, which affidavit should be completed and returned to the address set forth above.

2

Ladies and Gentlemen:
     1. In connection with the merger (the “Merger”) pursuant to the terms of the Merger Agreement, the Member, who is a holder of Company Units and a member of the Company, hereby surrenders the Company Units held by the Member as set forth on page 6 of this Letter of Transmittal in exchange for the Merger Consideration payable to such Member pursuant to the terms of the Merger Agreement, effective as of the effective time of the Merger.
     2. Member acknowledges that the surrender of the Company Units held by the Member shall be effected, risk of loss and title to such Company Units shall pass, and the Members shall be entitled to the Merger Consideration payable to such Member pursuant to the terms of the Merger Agreement, only (a) if the Merger has been consummated; and (b) upon delivery of each of the Closing Documents required to be executed by such Member as set forth above, properly completed and duly executed (by the Member, and, if applicable, the spouse of the Member).
     3. By the execution and delivery of this Letter of Transmittal and the other Closing Documents, and acceptance of the Merger Consideration payable to the Member under the Merger Agreement, the Member (a) acknowledges and agrees that upon receipt of the Merger Consideration in accordance with the Merger Agreement, the Member will have received full payment to which the Member is entitled with respect to all Company Units held by the Member; (b) acknowledges and agrees that the cash portion of the Merger Consideration otherwise payable to Member will be subject to pro rata reduction (based on the respective ownership interests of members of the Company) (Member’s pro rata amount, the “Pro Rata Amount”) in the amount of any third-party fees and expenses related to the transactions contemplated by the Merger Agreement as set forth on Annex F to the Merger Agreement and/or the Funds Flow Statement (as defined in the Merger Agreement), and hereby directs that the cash portion of the Merger Consideration equal to Members’ Pro Rata Amount that would otherwise be distributable to the Member be paid to satisfy such third-party fees and expenses as approved by the Members’ Representative; and (c) hereby constitutes and appoints Longhorn Members Representative, LLC as agent for and on behalf of the Member, and the true and lawful attorney in fact of the Member, pursuant to and in accordance with Section 8.11 of the Merger Agreement (a copy of which is attached hereto as Exhibit B and is incorporated herein by this reference), and hereby ratifies and approves Section 8.11 of the Merger Agreement in full.
     4. The Member represents and warrants that:
          (a) This Letter of Transmittal constitutes the legal, valid, and binding obligation of the Member, enforceable against the Member in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies. The Member has all requisite power, authority and capacity to execute and deliver this Letter of Transmittal and to consummate the transactions contemplated hereby. [For Members that are entities: The execution and delivery of this Letter of Transmittal and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary action by the Member.]
          (b) Neither the execution and delivery of this Letter of Transmittal nor the consummation or performance of the transactions contemplated hereby by the Member will, directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with, or result in a violation of any material Legal Requirement to which the Member is subject, or any order of any Governmental Authority, to which the Member is subject, or (ii) breach any provision of, give any person the right to declare a default or imposition of any penalty under, accelerate the maturity or performance of or payment under, or cancel, terminate, or modify, any material contract to which the Member is a party.

3

          (c) The Member is not and will not be required to give any notice to or obtain any consent or approval from (i) any Governmental Authority or (ii) any party to any material contract to which the Member is a party, in connection with the execution and delivery of this Letter of Transmittal and the consummation of the transactions contemplated hereby.
          (d) The Member holds good and valid title to the Company Units surrendered hereby, free and clear of any liens or encumbrances.
          (e) The Member is delivering along with this Letter of Transmittal all Unit Certificates evidencing the Company Units and/or has executed an affidavit of lost certificate with respect thereto.
          (f) If the Member is an entity, Exhibit C sets forth the Persons who hold an ownership interest in Member and the percentage ownership interests in Member held by such Persons. Any information set forth in Exhibit C is confidential to the Member and will not be disclosed by any of the Emdeon Entities to any other Person, except as otherwise required by applicable Legal Requirements.
     5. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Member (if a natural person), and any obligation of the Member hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the Member.
     6. This Letter of Transmittal will be governed by and construed under the laws of the State of Delaware without regard to any conflicts of laws principles that would require the application of any other law.
     7. Member shall indemnify and hold harmless the Emdeon Indemnified Persons, and shall reimburse the Emdeon Indemnified Persons, for any Damages arising from or in connection with any breach of any representation or warranty of Member contained in paragraph 4 of this Letter of Transmittal.
     8. For purposes of this Letter of Transmittal:
     “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.
     “Company Indemnified Person” means the Company’s officers, managers, members (including Company Members), representatives and agents.
     “Company Members” mean any Person holding Company Units.
     “Company Units” means any units of membership interest of the Company.
     “Damages” means any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys’ fees and expenses), whether or not involving a third-party claim.
     “Emdeon Indemnified Persons” means each of the Emdeon Entities, the Surviving Entity and their respective Affiliates, and their respective officers, directors, managers, shareholders, members, representatives and agents.
     “Legal Requirement” means any domestic or foreign federal, state, provincial, local or municipal law, ordinance, code, regulation, order, directive or other legal statute or ruling from a Governmental Authority.

4

     “Governmental Authority” means any domestic or foreign federal, state, provincial, local or municipal court, legislature, executive or regulatory authority, agency or commission, or other governmental entity, authority or instrumentality.
     “Person” means any individual, partnership, limited partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity, or any Governmental Authority.
     “Surviving Entity” means the surviving entity in the merger between the Company and Merger Sub pursuant to the terms of the Merger Agreement.

5

**********IMPORTANT — SIGN HERE**********
(Also complete and sign Substitute Form W-9, below or the appropriate form W-8)

FOR EXECUTION BY A MEMBER THAT IS A NATURAL PERSON:	FOR EXECUTION BY A MEMBER THAT IS AN ENTITY:

Type or Print Name of Member
X

Signature of Member
By:

Type or Print Name

X	X

Signature of Spouse of Member	Signature of Person Signing on Behalf of Member

Type or Print Name of Person Signing on Behalf of Member

Type or Print Name of Spouse

Type or Print Title of Person Signing on Behalf of Member

Address:

Address:

Dated:	Dated:

Number of Company Units Surrendered:

Daytime Area Code and Telephone No.:

Tax Identification or Social Security No:

In the case of a Member who is a natural person, if the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent or other person acting in a fiduciary or representative capacity, please provide the following information with respect to such person acting in a fiduciary or representative capacity:

X	Capacity:

Signature of Fiduciary or Representative

Type or Print Name
Address:

Dated:

If you would like the amount payable for your Company Units surrendered pursuant to this Letter of Transmittal to be paid by wire transfer (as opposed to by check), please complete the wire transfer instructions provided below. If you do not complete this section, a check will be sent to you at the address you provide above.

Bank:

ABA Number:

Account Name:

Account Number:

Reference:

6

Exhibit A
Form W-9
     To comply with IRS Circular 230, Member is hereby notified that: (a) any discussion of federal tax issues contained or referred to in this Letter of Transmittal is not intended or written to be used, and cannot be used by Member, for the purposes of avoiding penalties that may be imposed on you under the Internal Revenue Code of 1986, as amended (the “Code”); and (b) Member should seek advice based on Member’s particular circumstances from an independent tax advisor.
     Backup Federal Income Tax Withholding and Substitute Form W-9. Under the “backup withholding” provisions of U.S. Federal tax law, withholding of 28% of the payments in respect of surrendered Company Units may be required. To prevent backup withholding, each surrendering Member should complete and sign the Substitute Form W-9 below, and either: (a) provide the Member’s correct taxpayer identification number (“TIN”) and certify, under penalties of perjury, that the TIN provided is correct (or that such Member is awaiting a TIN), that the Member is a U.S. person (or a U.S. resident alien) and that (i) the Member has not been notified by the Internal Revenue Service (“IRS”) that the Member is subject to backup withholding as a result of failure to report all interest or dividends, or (ii) the IRS has notified the Member that the Member is no longer subject to backup withholding; or (b) provide an adequate basis for exemption.
     The TIN provided must match the name given to avoid backup withholding. For individuals, this is the individual’s social security number (SSN). However, if the Member is a resident alien and does not have and is not eligible to get an SSN, such Member’s TIN is such Member’s IRS individual taxpayer identification number (ITIN). If the Member is a sole proprietor and has an employer identification number (EIN), such Member may enter either its SSN or EIN. However, the IRS prefers that such Member use its SSN. If the Member is a single-owner LLC that is disregarded as an entity separate from its owner for tax purposes, enter the owner’s SSN (or EIN, if it has one). For any Member that is another entities (including an LLC treated as a partnership or corporation for tax purposes), enter the Member’s EIN.
     If the Member does not have a TIN, write “Applied For” in the space for the TIN. For dividend payments, the Member will generally have 60 days to get a TIN and give it to the Company before such Member is subject to backup withholding at a rate of 28%. The 60-day rule does not apply to certain other types of payments, and a Member that has written “Applied For” will be subject to backup withholding on all such payments until such Member provides its TIN to the Company. If the Company is not provided the correct TIN or an adequate basis for exemption, the Member may be subject to a $50 penalty imposed by the IRS and backup withholding at a rate of 28%.
     Failure to complete the Substitute Form W-9 will not, by itself, cause Company Units to be deemed invalidly surrendered, but may require the Company to withhold 28% of the amount of any payments for such Company Units. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided the appropriate returns are filed with the IRS.
     Form W-8 for Non-U.S. Persons. Non-U.S. persons are not subject to backup withholding and reporting requirements. Such non-U.S. Members must complete, execute and submit an appropriate IRS Form W-8. IRS Forms W-8 are available from the Internal Revenue web site, at http://www.irs.ustreas.gov/. Please consult your accountant or tax advisor for further guidance as to the proper IRS Form W-8 to complete and return to claim exemption from backup withholding.

A-1

SUBSTITUTE Form W-9	PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Part I — Social Security Number OR Employer Identification Number

Department of the Treasury Internal Revenue Service	Name	(If awaiting TIN, write “Applied For”)

Payer’s Request for Taxpayer Identification Number (TIN)	Business Name Please check appropriate box ☐ Individual/Sole Proprietor ☐ Corporation ☐ Partnership ☐ Other	Part II — For Payees exempt from backup withholding (see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9) check the Exempt box below, and complete the Substitute Form W-9.

Exempt ☐

Address

City, State, Zip Code

Certification — Under penalties of perjury, I certify that:

(1)	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

(2)	I am not subject to backup withholding because (a) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified me that I am no longer subject to backup withholding.

(3)	I am a U.S. person (including a U.S. resident alien)

Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.)

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGNATURE:	DATE:

NOTE:	IF YOU ARE A UNITED STATES PERSON, FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INSTRUCTIONS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED FOR” IN PART I OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 28% of all reportable payments made to me will be withheld until I provide a taxpayer identification number.

SIGNATURE:	DATE:

A-2

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

		Give the			Give the EMPLOYER
		SOCIAL SECURITY			IDENTIFICATION
For this type of account:		number of:		For this type of account:	number of:

1.	An individual’s account	The individual	6.	A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title) (4)

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, any one of the individuals (1)	7.	Corporate account or LLC electing corporate status on Form 8832	The corporation

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)	8.	Partnership or multi-member LLC	The partnership

4.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee (1)	9.	Association, club, religious, charitable or educational or other tax-exempt organization	The organization
	b. So-called trust account that is not a legal or valid trust under State law	The actual owner (1)

			10.	A broker or registered nominee	The broker or nominee

5.	Sole proprietorship account or single-owner LLC	The owner (3)

			11.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	You must show your individual name. You may also enter your business or “doing business as” name. You may use either your social security number or, if you have one, your employer identification number.

(4)	List first and circle the name of the legal trust, estate or pension trust.

NOTE:	If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

A-3

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
Obtaining a Number
If you do not have a taxpayer identification number, apply for one immediately. To apply for an SSN, obtain Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses/ and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).
To complete the Substitute Form W-9 if you do not have a TIN, write “Applied For” in the space provided for the TIN, complete the Certificate of Awaiting Taxpayer Identification Number, sign and date the form and return it to the Company. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the Company before you are subject to backup withholding on payments. The 60 day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until provide your TIN to the Company.
Note: Writing “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.
Payees Exempt From Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:
•	An organization exempt from tax under section 501(a), an individual retirement account, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

•	The United States or any agency or instrumentality thereof.

•	A State, the District of Columbia, a possession of the United States or any political subdivision or agency or instrumentality thereof.

•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

•	An international organization or any agency or instrumentality thereof.
Payees specifically exempted from backup withholding on interest and dividend payments include the following:
•	A corporation.

•	A financial institution.

•	A dealer in securities or commodities required to register in the U.S., the District of Columbia, or a possession of the U.S.

•	A real estate investment trust.

•	A common trust fund operated by a bank under section 584(a).

•	An exempt charitable remainder trust or a non-exempt trust described in section 4947.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A foreign central bank of issue.

•	A middleman known in the investment community as a nominee or custodian.
Exempt payees described above should file the Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THE SUBSTITUTE FORM W-9 WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. CHECK THE BOX MARKED “EXEMPT” IN PART II OF THE FORM AND RETURN IT TO THE PAYER.
Certain payments other than dividends that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6045, 6050A, 6050N and their regulations.
Privacy Act Notice.—Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the number for identification purposes and to help verify the accuracy of tax returns. The IRS also may provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.
Penalties
(1)	Penalty for Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	Civil Penalty for False Information With Respect to Withholding.—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)	Criminal Penalty for Falsifying Information.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)	Misuse of Taxpayer Identification Numbers.—If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

A-4

Exhibit B
Members’ Representative
     Section 8.11 Members’ Representative.
          (a) Longhorn Members Representative, LLC, a North Carolina limited liability company having Murray Lyle as its sole member and manager (the “Members’ Representative”), shall be constituted and appointed as agent for and on behalf of each Company Member, and the true and lawful attorney in fact of each Company Member, with full power and authority in each of the Company Member’s names, to give and receive notices and communications, to agree to, negotiate and enter into, on behalf of the Company Members, amendments, consents and waivers under the Merger Agreement pursuant to the terms set forth in the Merger Agreement, to make and receive payments on behalf of the Company Members pursuant to the terms set forth in the Merger Agreement, to take such other actions as authorized by the Merger Agreement, including actions in connection with the determination of the Closing Date Net Working Capital Amount (as defined in the Merger Agreement) and the Final Adjustment Amount (as defined in the Merger Agreement) pursuant to Section 2.3 of the Merger Agreement and the defense and/or settlement of any indemnification claims of any Emdeon Indemnified Person pursuant to Article VII of the Merger Agreement, to take all actions authorized by the Escrow Agreement (as defined in the Merger Agreement), including defending or settling any claims thereunder and releasing and transferring any of the Escrowed Consideration (as defined in the Merger Agreement) to the Emdeon Entities in accordance with the terms set forth therein, and all actions necessary or appropriate in the judgment of the Members’ Representative for the accomplishment of the foregoing. Such agency may be changed by a vote or written consent by the holders of a majority of the voting Company Units as of the Closing Date (as defined in the Merger Agreement), voting in the same manner as would have been voted in accordance with the organizational documents of the Company as in effect immediately prior to the Closing Date (the “Majority Holders”), from time to time upon not less than ten (10) days’ prior written notice to the Emdeon Entities. If at any time Murray Lyle ceases for any reason to be either the sole manager or the sole member of the Members’ Representative, the Majority Holders shall choose another Company Member to act as the Members’ Representative under the Merger Agreement. The Company Indemnified Persons may not make a claim for indemnity against the Emdeon Entities pursuant to the Merger Agreement except through the Members’ Representative, who shall make such a claim only upon the written direction of the Majority Holders; provided, however, that such written direction of the Majority Holders shall not be required in the case of any claim for indemnity against the Emdeon Entities made by any Company Indemnified Person pursuant to the Merger Agreement which is brought by one or more Company Indemnified Person seeking indemnification that will not benefit the other Company Indemnified Persons on a pro rata basis (such a claim an “Exempted Claim”). Notwithstanding any other terms of the Merger Agreement, in the event an Exempted Claim is made, the Members’ Representative will (i) take all reasonable direction from the Company Indemnified Persons bringing such Exempted Claim (“Exempted Claimants”) with regards to such Exempted Claim, (ii) provide the Exempted Claimants bringing such Exempted Claim all notices and communications regarding such Exempted Claim as required pursuant to Article VII of the Merger Agreement, and (iii) be promptly reimbursed by the Exempted Claimants for all reasonable expenses, disbursements and advances incurred by the Members’ Representative in connection with the performance of its obligations with respect to such Exempted Claim. Each Exempted Claimant shall indemnify and hold harmless the Members’ Representative from any and all Damages that are incurred by the Members’ Representative as a result of actions taken, or actions not taken, by the Members’ Representative in connection with the performance of its obligations with respect to such Exempted Claim, except to the extent that such Damages arise from the gross negligence or willful misconduct of the Members’ Representative. Once the Members’ Representative has initiated a claim for indemnity, all acts and decisions of the Members’ Representative in connection with such matter shall be binding on all the Company Indemnified Persons. No bond shall be required of the Members’ Representative, and the Members’ Representative shall receive no compensation for services provided under the Merger Agreement. Notices or communications to or from the Members’ Representative shall constitute notice to or from each of the Company Members.

B-1

          (b) The Members’ Representative will be entitled to engage such counsel, experts and other agents as the Members’ Representative deems necessary or proper in connection with performing the Members’ Representative’s obligations hereunder, and will be promptly reimbursed by the Company Members for all reasonable expenses, disbursements and advances incurred by the Members’ Representative in such capacity upon demand. Except as provided in Section 8.11(a) of the Merger Agreement with respect to Exempted Claims, each Company Member shall indemnify and hold harmless the Members’ Representative from such Company Member’s pro rata share, based upon such Company Member’s pro rata share of the total outstanding Company Units as of the Closing Date, of any and all Damages that are incurred by the Members’ Representative as a result of actions taken, or actions not taken, by the Members’ Representative herein, except to the extent that such Damages arise from the gross negligence or willful misconduct of the Members’ Representative. The Members’ Representative shall not be liable to the Company Members for any act done or omitted under the Merger Agreement as Members’ Representative, excluding acts which constitute gross negligence or willful misconduct.
          (c) All amounts received by the Members’ Representative on behalf of the Company Members under the Merger Agreement will be promptly paid by the Members’ Representative to the Company Members pro rata based upon such Company Member’s share of the total outstanding Company Units as of the Closing Date; provided, however, that the Members’ Representative will be entitled to set off any amounts payable to the Members’ Representative under Section 8.11(b) of the Merger Agreement against amounts otherwise payable to the Company Members pursuant to Section 8.11(c) of the Merger Agreement or released Escrowed Consideration for the benefit of the Company Members.
          (d) This appointment and grant of power and authority is coupled with an interest and is in consideration of the mutual covenants made in the Merger Agreement and is irrevocable and shall not be terminated by any act of any of the Company Members (except as otherwise provided herein) or by operation of law, whether by the death or incapacity of any Company Member or by the occurrence of any other event. A decision, act, consent or instruction of the Members’ Representative in respect of any action under the Merger Agreement shall constitute a decision of all of the Company Members and any other Company Indemnified Person and shall be final, binding and conclusive upon each such Company Member and other Company Indemnified Persons, and the Emdeon Entities may rely upon any decision, act, consent or instruction of the Members’ Representative under the Merger Agreement as being the decision, act, consent or instruction of each and every such Company Member and any other Company Indemnified Persons. The Emdeon Entities shall be able to rely conclusively on the proper distribution of such amounts by the Members’ Representative among the Company Members upon receipt by the Members’ Representative of such amounts. The Emdeon Entities are hereby relieved from any liability to any Person (including any Company Member or any other Company Indemnified Person) for any acts done by them in accordance with such decision, act, consent or instruction of the Members’ Representative, to the extent delegated to the Members’ Representative under the Merger Agreement.
     (e) The provisions of Section 8.11 of the Merger Agreement are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Person may have in connection with the transactions contemplated by the Merger Agreement. The provisions of Section 8.11 of the Merger Agreement shall be binding upon the executors, heirs, legal representatives, personal representatives, successors and permitted assigns of each Company Member, and any references herein to a Company Member or the Company Members shall mean and include the successors to such Company Member’s or Company Members’ rights under the Merger Agreement, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

B-2

Exhibit I-1
FORM OF MEMBER RELEASE
     This Member Release (this “Release”), effective as of the closing of the transactions contemplated by the Merger Agreement (as defined below), is being executed and delivered by the direct or indirect member (the “Member”) of eRx Network, L.L.C., a Texas limited liability company (the “Company”), executing this Release on the signature page hereof, and, if applicable, the spouse of such Member (such Member, and, if applicable, the spouse of such Member, collectively referred to herein as the “Releasing Member”). All capitalized terms used in this Release without definition have the meaning given to them in the Merger Agreement (as defined below).
Recitals:
     WHEREAS, concurrently with the execution and delivery of this Release, Emdeon Merger Sub LLC, a Texas limited liability company (“Merger Sub”), is merging with and into the Company pursuant to the terms and conditions of that certain Agreement and Plan of Merger to dated on or about July 1, 2009 (the “Merger Agreement”), by and among EBS Master LLC, a Delaware limited liability company (“EBS Master”), Envoy LLC, a Delaware limited liability company (“Envoy”), Merger Sub (EBS Master, Envoy and Merger Sub, collectively, the “Emdeon Entities”), the Company and the Members’ Representative; and
     WHEREAS, as an inducement and condition to the Releasing Member receiving the Merger Consideration to which the Releasing Member is directly or indirectly entitled under the Merger Agreement, the Releasing Member is required to execute and deliver this Release pursuant to Section 2.2(a) of the Merger Agreement.
Release:
     The Releasing Member, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, in order to induce the Emdeon Entities to enter into the Merger Agreement and deliver the Merger Consideration pursuant to the terms of such Merger Agreement, hereby agrees to the provisions set forth below:
     Section 1. Release. The Releasing Member, on behalf of such Releasing Member and each Related Person (as defined below) and Affiliate of such Releasing Member, hereby releases and forever discharges the Surviving Entity and its Subsidiaries, and each of their respective officers, directors, managers, shareholders, members, employees, representatives and agents (individually, a “Released Party” and collectively, the “Released Parties”) from any and all claims, demands, damages, debts and liabilities of any kind whatsoever arising contemporaneously with or prior to the Closing Date, whether known or unknown, suspected or unsuspected, both at law and in equity, which such Releasing Member or any Related Person or Affiliate of such Releasing Member currently has or may hereafter assert against the respective Released Parties, whether or not relating to claims pending on, or asserted after, the Closing Date, including, without limitation, any claims regarding the nature or amount of Merger Consideration, if any, received by the Releasing Member under the Merger Agreement, the nature or amount of Merger Consideration otherwise payable to the Releasing Member at Closing to be held in escrow pursuant to the terms of the Escrow Agreement or otherwise related to the Merger Agreement or the transactions contemplated thereby (it being acknowledged that certain members of the Company and all option holders of the Company will be receiving all of their Merger Consideration as cash consideration, and other members of the Company will be receiving their Merger Consideration as a combination of cash consideration and EBS Master Units, all in accordance with the terms of the Merger Agreement); provided, however, that nothing contained herein will operate to release, discharge, terminate or otherwise modify (i) any rights to indemnification of any Indemnified Managers/Officers under the Company’s operating agreement to the extent such rights may not be amended, repealed or otherwise modified following the Closing as provided in Section 5.3(a) of the Merger Agreement or rights in connection with the Tail Policy as provided in Section 5.3(b), (ii) any rights to receive compensation in his or her capacity as an officer and/or employee of the Company and/or any of its Subsidiaries, and/or (iii) any indemnification and other obligations of the Emdeon Entities arising under the Merger Agreement. For purposes of this Release, “Related Person” means, with respect to any individual, (a) such individual’s spouse, siblings, children, siblings’ children, or parents, and (b) an entity, the beneficiaries, stockholders, partners, owners or other Persons holding a controlling interest of which consist of such individual and/or such other individuals referred to in clause (a).
     Section 2. Covenant. The Releasing Member hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any action, proceeding or claim of any kind against any Released Party or any of the Emdeon Entities or any Affiliate thereof based upon any matter purported to be released hereby.
     Section 3. Authority; No Conflict. The Releasing Member hereby represents and warrants as follows:
          (a) This Release constitutes the legal, valid, and binding obligation of the Releasing Member, enforceable against the Releasing Member in accordance with its terms, except as such enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies. The Releasing Member has all requisite power, authority and capacity to execute and deliver this Release and to consummate the transactions contemplated hereby. [For entities only: The execution and delivery of this Release and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary action by the Releasing Member.]
          (b) Neither the execution and delivery of this Release nor the consummation or performance of the transactions contemplated hereby by the Releasing Member will, directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with, or result in a violation of any material Legal Requirement or any Order of any Governmental Authority to which the Releasing Member is subject, or (ii) breach any provision of, give any person the right to declare a default or imposition of any penalty under, accelerate the maturity or performance of or payment under, or cancel, terminate, or modify, any material contract to which the Releasing Member is a party.
          (c) The Releasing Member is not and will not be required to give any notice to or obtain any consent or approval from (i) any Governmental Authority or (ii) any party to any material contract to which the Releasing Member is a party, in connection with the execution and delivery of this Release and the consummation of the transactions contemplated hereby.

2

     Section 4. Indemnification. The Releasing Member shall indemnify and hold harmless the Emdeon Indemnified Persons, and shall reimburse the Emdeon Indemnified Persons, for any Damages arising from or in connection with any breach of any representation or warranty of Member contained in Section 3 of this Release.
     Section 5. Section Headings, Construction. The headings of Sections in this Release are provided for convenience only and will not affect its construction or interpretation. All words used in this Release will be construed to be of such gender or number as the context requires. The language used in the Release will be construed, in all cases, according to its fair meaning, and not for or against any party hereto. The Releasing Member acknowledges that such Releasing Member has reviewed this Release and that rules of construction, to the effect that any ambiguities are to be resolved against the drafting party, will not be available in the interpretation of this Release.
     Section 6. Severability. If any provision of this Release is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force and effect without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause is so significant as to materially affect the expectations of the parties regarding this Release. Otherwise, any invalid or unenforceable provision of this Release shall be replaced by the parties with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.
     Section 7. Entire Release; No Modification. This Release may not be modified except in a writing signed by the person(s) against whose interest such change operates.
     Section 8. Successors. This Release will be binding upon the Emdeon Entities and the Releasing Member and will inure to the benefit of the Emdeon Entities and their successors and permitted assigns.
     Section 9. Assignment; No Third Party Beneficiaries. No party may assign any of its rights or delegate any of its obligations under this Release without the prior written consent of the other party. Nothing in this Release will be construed to give any Person other than the parties to this Release any legal or equitable right under or with respect to this Release or any provision of this Release, except such rights as will inure to a successor or permitted assignee pursuant to this Section 9.
     Section 10. Governing Law. This Release will be governed by and construed under the laws of the State of Delaware without regard to any conflicts of laws principles that would require the application of any other law.

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     Section 11. Execution of Release; Counterparts. This Release may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Release and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Release and of signature pages by facsimile, or by .pdf or similar imaging transmission, will constitute effective execution and delivery of this Release as to the parties and may be used in lieu of the original Release for all purposes. Signatures of the parties transmitted by facsimile, or by .pdf or similar imaging transmission, will be deemed to be their original signatures for any purpose whatsoever.
[remainder of page intentionally left blank]

4

     IN WITNESS WHEREOF, the undersigned parties have caused this Release to be executed by themselves or their duly authorized representatives as of the day and year first written above.

If Releasing Member is an entity:

Print Name

By:
Name:
Its:

Date:

If Releasing Member is an individual:

Signature

Print Name:

Date:

Spouse of Releasing Member (If Releasing Member is an individual):

Signature

Print Name:

Date:

5

AGREED AND ACCEPTED:

EBS Master LLC

By:
Name:
Its:

Envoy LLC

By:
Name:
Its:

Emdeon Merger Sub LLC

By:
Name:
Its:

eRx Network, L.L.C.

By:
Name:
Its:

6

Exhibit I-2
FORM OF EQUITY HOLDER RELEASE
     This Equity Holder Release (this “Release”), effective as of the closing of the transactions contemplated by the Merger Agreement (as defined below), is being executed and delivered by the member (the “Member”) and/or option holder (the “Option Holder”) of eRx Network, L.L.C., a Texas limited liability company (the “Company”), executing this Release on the signature page hereof, and, if applicable, the spouse of such Member and/or Option Holder (such Member and/or Option Holder, and, if applicable, the spouse of such Member and/or Option Holder, collectively referred to herein as the “Releasing Equity Holder”). All capitalized terms used in this Release without definition have the meanings given to them in Section 12 of this Release below.
Recitals:
     WHEREAS, concurrently with the execution and delivery of this Release, Emdeon Merger Sub LLC, a Texas limited liability company (“Merger Sub”), is merging with and into the Company pursuant to the terms and conditions of that certain Agreement and Plan of Merger to dated on or about July 1, 2009 (the “Merger Agreement”), by and among EBS Master LLC, a Delaware limited liability company (“EBS Master”), Envoy LLC, a Delaware limited liability company (“Envoy”), Merger Sub (EBS Master, Envoy and Merger Sub, collectively, the “Emdeon Entities”), the Company and the Members’ Representative (as defined in the Merger Agreement); and
     WHEREAS, as an inducement and condition to the Releasing Equity Holder receiving the merger consideration (the “Merger Consideration”) to which the Releasing Equity Holder is entitled under the Merger Agreement, the Releasing Equity Holder is required to execute and deliver this Release pursuant to Section 2.2(a) of the Merger Agreement.
Release:
     The Releasing Equity Holder, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, in order to induce the Emdeon Entities to enter into the Merger Agreement and deliver the Merger Consideration pursuant to the terms of such Merger Agreement, hereby agrees to the provisions set forth below:
     1. Release. The Releasing Equity Holder, on behalf of such Releasing Equity Holder and each Related Person (as defined below) and Affiliate of such Releasing Equity Holder, hereby releases and forever discharges the Surviving Entity and its Subsidiaries, and each of their respective officers, directors, managers, shareholders, members, employees, representatives and agents (individually, a “Released Party” and collectively, the “Released Parties”) from any and all claims, demands, damages, debts and liabilities of any kind whatsoever arising contemporaneously with or prior to the Closing Date, whether known or unknown, suspected or unsuspected, both at law and in equity, which such Releasing Equity Holder or any Related Person or Affiliate of such Releasing Equity Holder currently has or may hereafter assert against the respective Released Parties, whether or not relating to claims pending on, or asserted after, the Closing Date, arising out of or in connection with the Merger Agreement, including, without limitation any claims regarding the nature or amount of Merger Consideration received by the Releasing Equity Holder under the Merger Agreement, the nature or amount of Merger Consideration otherwise payable to the Releasing Equity

Holder at Closing to be held in escrow pursuant to the terms of the Escrow Agreement, or otherwise related to the Merger Agreement or the transactions contemplated thereby (it being acknowledged that certain members of the Company and all option holders of the Company will be receiving all of their Merger Consideration as cash consideration, and other members of the Company will be receiving their Merger Consideration as a combination of cash consideration and units of EBS Master, all in accordance with the terms of the Merger Agreement); provided, however, that, for the avoidance of doubt, nothing contained herein will operate to release, discharge, terminate or otherwise modify (i) any rights to indemnification of any Indemnified Managers/Officers under the Company’s operating agreement to the extent such rights may not be amended, repealed or otherwise modified following the Closing as provided in Section 5.3(a) of the Merger Agreement or rights in connection with the Tail Policy (as defined in the Merger Agreement) as provided in Section 5.3(b), (ii) any rights to receive compensation in his or her capacity as an officer and/or employee of the Company and/or any of its Subsidiaries, and/or (iii) any indemnification and other obligations of the Emdeon Entities arising under the Merger Agreement.
     2. Covenant. The Releasing Equity Holder hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any action, proceeding or claim of any kind against any Released Party or any of the Emdeon Entities or any Affiliate thereof based upon any matter purported to be released hereby.
     3. Authority; No Conflict. The Releasing Equity Holder hereby represents and warrants as follows:
          (a) This Release constitutes the legal, valid, and binding obligation of the Releasing Equity Holder, enforceable against the Releasing Equity Holder in accordance with its terms, except as such enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies. The Releasing Equity Holder has all requisite power, authority and capacity to execute and deliver this Release and to consummate the transactions contemplated hereby. [For entities only: The execution and delivery of this Release and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary action by the Releasing Equity Holder.]
          (b) Neither the execution and delivery of this Release nor the consummation or performance of the transactions contemplated hereby by the Releasing Equity Holder will, directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with, or result in a violation of any material Legal Requirement or any Order of any Governmental Authority to which the Releasing Equity Holder is subject, or (ii) breach any provision of, give any person the right to declare a default or imposition of any penalty under, accelerate the maturity or performance of or payment under, or cancel, terminate, or modify, any material contract to which the Releasing Equity Holder is a party.
          (c) The Releasing Equity Holder is not and will not be required to give any notice to or obtain any consent or approval from (i) any Governmental Authority or (ii) any party to any material contract to which the Releasing Equity Holder is a party, in connection with the execution and delivery of this Release and the consummation of the transactions contemplated hereby.

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     4. Indemnification. The Releasing Equity Holder shall indemnify and hold harmless the Emdeon Indemnified Persons, and shall reimburse the Emdeon Indemnified Persons, for any Damages arising from or in connection with any breach of any representation or warranty of Releasing Equity Holder contained in Section 3 of this Release.
     5. Section Headings, Construction. The headings of Sections in this Release are provided for convenience only and will not affect its construction or interpretation. All words used in this Release will be construed to be of such gender or number as the context requires. The language used in the Release will be construed, in all cases, according to its fair meaning, and not for or against any party hereto. The Releasing Equity Holder acknowledges that such Releasing Equity Holder has reviewed this Release and that rules of construction, to the effect that any ambiguities are to be resolved against the drafting party, will not be available in the interpretation of this Release.
     6. Severability. If any provision of this Release is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force and effect without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause is so significant as to materially affect the expectations of the parties regarding this Release. Otherwise, any invalid or unenforceable provision of this Release shall be replaced by the parties with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.
     7. Entire Release; No Modification. This Release may not be modified except in a writing signed by the person(s) against whose interest such change operates.
     8. Successors. This Release will be binding upon the Emdeon Entities and the Releasing Equity Holder and will inure to the benefit of the Emdeon Entities and their successors and permitted assigns.
     9. Assignment; No Third Party Beneficiaries. No party may assign any of its rights or delegate any of its obligations under this Release without the prior written consent of the other party. Nothing in this Release will be construed to give any Person other than the parties to this Release any legal or equitable right under or with respect to this Release or any provision of this Release, except such rights as will inure to a successor or permitted assignee pursuant to this Section 9.
     10. Governing Law. This Release will be governed by and construed under the laws of the State of Delaware without regard to any conflicts of laws principles that would require the application of any other law.
     11. Execution of Release; Counterparts. This Release may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Release and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Release and of signature pages by facsimile, or by .pdf or similar imaging transmission, will constitute effective execution and delivery of this Release as to the parties and may be used in lieu of the original Release for all purposes. Signatures of the parties transmitted by facsimile, or by .pdf or similar imaging transmission, will be deemed to be their original signatures for any purpose whatsoever.

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     12. Definitions. For purposes of this Release:
     “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.
     “Closing Date” means the date of the closing of the transactions under the Merger Agreement.
     “Damages” means any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys’ fees and expenses), whether or not involving a third-party claim.
     “Emdeon Indemnified Persons” means each of the Emdeon Entities, the Surviving Entity and their respective Affiliates, and their respective officers, directors, managers, shareholders, members, representatives and agents.
     “Escrow Agreement” means that certain escrow agreement of even date with the Merger Agreement by and among EBS Master, Envoy, the Members’ Representative (as defined therein), and U.S. Bank National Association.
     “Governmental Authority” means any domestic or foreign federal, state, provincial, local or municipal court, legislature, executive or regulatory authority, agency or commission, or other governmental entity, authority or instrumentality.
     “Legal Requirement” means any domestic or foreign federal, state, provincial, local or municipal law, ordinance, code, regulation, order, directive or other legal statute or ruling from a Governmental Authority.
     “Merger Consideration” means the merger consideration payable by the Emdeon Entities pursuant to the Merger Agreement.
     “Order” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Authority.
     “Related Person” means, with respect to any individual, (a) such individual’s spouse, siblings, children, siblings’ children, or parents, and (b) an entity, the beneficiaries, stockholders, partners, owners or other Persons holding a controlling interest of which consist of such individual and/or such other individuals referred to in clause (a).
     “Subsidiary” of a Person means any corporation or other legal entity of which such Person (either alone or through or together with any other Subsidiary or Subsidiaries) is the general partner or managing entity or of which at least a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or others performing similar functions of such corporation or other legal entity is directly or indirectly owned or controlled by such Person (either alone or through or together with any other Subsidiary or Subsidiaries).
     “Surviving Entity” means the surviving entity in the merger between the Company and Merger Sub pursuant to the terms of the Merger Agreement.

4

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5

     IN WITNESS WHEREOF, the undersigned parties have caused this Release to be executed by themselves or their duly authorized representatives as of the day and year first written above.

If Releasing Equity Holder is an entity:

Print Name

By:
Name:
Its:

Date:

If Releasing Equity Holder is an individual:

Signature

Print Name:

Date:

Spouse of Releasing Equity Holder (If Releasing Equity Holder is an individual):

Signature

Print Name:

Date:

6

AGREED AND ACCEPTED:

EBS Master LLC

By:
Name:
Its:

Envoy LLC

By:
Name:
Its:

Emdeon Merger Sub LLC

By:
Name:
Its:

eRx Network, L.L.C.

By:
Name:
Its:

7

Exhibit J
FORM OF INDEMNIFICATION AGREEMENT
     This Indemnification Agreement (the “Agreement”), effective as of the closing date of the transactions contemplated by the Merger Agreement (as defined below) (such date, the “Closing Date”), is by and among EBS Master LLC, a Delaware limited liability company (“EBS Master”), Envoy LLC, a Delaware limited liability company (“Envoy”), Emdeon Merger Sub LLC, a Texas limited liability company (“Merger Sub”) (EBS Master, Envoy and Merger Sub, collectively, the “Emdeon Entities”), and the direct or indirect member (the “Member”) of eRx Network, L.L.C., a Texas limited liability company (the “Company”), executing this Agreement on the signature page hereof. All capitalized terms used in this Agreement without definition have the meaning given to them in the Merger Agreement (as defined below).
Recitals:
     WHEREAS, concurrently with the execution and delivery of this Agreement, Merger Sub is merging with and into the Company pursuant to the terms and conditions of that certain Agreement and Plan of Merger to be dated on or about July 1, 2009 (the “Merger Agreement”), by and among the Emdeon Entities, the Company and the Members’ Representative; and
     WHEREAS, pursuant to Section 2.2(a) of the Merger Agreement, the Member and certain other direct or indirect members of the Company (collectively, the “Indemnifying Members”) are each required to execute and deliver a copy of the form of this Agreement as an inducement and condition to receiving the Merger Consideration to which each Indemnifying Member is directly or indirectly entitled pursuant to the Merger Agreement (this Agreement, together with all of the indemnification agreements signed by any and all of the other Indemnifying Members, the “Indemnification Agreements”).
Agreement:
     The parties, intending to be legally bound, hereby agree as follows:
     Section 1. Indemnification and Reimbursement by the Member.
          (a) Subject to the provisions of Sections 1(b) through (e) below, in the event that any Emdeon Indemnified Person has a claim for indemnification (a “Claim”) pursuant to (i) Section 7.2(a) of the Merger Agreement arising out of a breach of either Section 3.2(a) (Authority), Section 3.4 (Capitalization), or Section 3.7 (Taxes) of the Merger Agreement, (ii) Section 7.2(c) of the Merger Agreement, or (iii) Section 7.2(e) of the Merger Agreement, that is made in accordance with the terms of this Agreement and the Merger Agreement after the date that is eighteen (18) months following the Closing Date, the Member shall indemnify, hold harmless and reimburse such Emdeon Indemnified Person for and against any Damages arising from or in connection with such Claim; provided, however, that in no event shall the Member have an obligation to indemnify any Emdeon Indemnified Person pursuant to this Section 1 for Damages in excess of an amount equal to the product of (x) the amount of the aggregate Damages claimed by such Emdeon Indemnified Person against all the Indemnifying Members, multiplied by (y) [[                    ] percent ([_])%] (such percentage, the Member’s “Applicable Percentage”); such amount, the Member’s “Pro Rata Share”). {Note — Applicable Percentage will be as follows for the signatories to this Agreement: Mark Lyle –

27%; NHS – 25%; Murray Lyle — 16%; Alan Waldrop – 16%; Marty Monroe – 16%} For the purposes of clarity, the Indemnifying Members (including the Member) shall be severally liable for any Damages arising from or relating to any Claim of an Emdeon Indemnified Person, and the sole indemnification obligation of the Member pursuant to this Agreement with respect to any Claim of an Emdeon Indemnified Person shall be the Member’s Pro Rata Share of the Damages arising from or in connection with such Claim.
          (b) The Emdeon Entities may bring a Claim by providing written notice to the Member and the Members’ Representative and otherwise following the procedures set forth in Sections 7.7 and 7.8 of the Merger Agreement, it being acknowledged that the Members’ Representative will have the authority to defend and/or settle claims on behalf of the Indemnifying Members in accordance with the terms of the Merger Agreement.
          (c) The obligation of the Member to indemnify, hold harmless and reimburse the Emdeon Indemnified Persons pursuant to clause (i) of Section 1(a) shall terminate at such time specified in the proviso in Section 7.6(a) of the Merger Agreement.
          (d) Notwithstanding any provision of this Agreement or any other Indemnification Agreement or the Merger Agreement to the contrary, in no event shall the amount of Damages that may be recovered by the Emdeon Indemnified Persons under the Escrow Agreement, this Agreement and the other Indemnification Agreements pursuant to Section 7.2(a) and Section 7.2(d) of the Merger Agreement (on a collective basis) exceed $16,635,440. In addition, notwithstanding any provision of this Agreement or any other Indemnification Agreement or the Merger Agreement to the contrary, in no event shall the amount of Damages that may be recovered by the Emdeon Indemnified Persons against the Member pursuant to Section 1(a) of this Agreement exceed the product of (i) $16,635,440, multiplied by (ii) the Applicable Percentage. Notwithstanding the foregoing, nothing contained herein (including this Section 1(d)) will limit or restrict any Emdeon Indemnified Person’s right to maintain or recover any amounts in connection with any action or claim based upon any intentional misstatement or fraudulent misrepresentation.
          (e) Except as otherwise expressly provided herein, the provisions of the Merger Agreement will govern any claims for indemnification brought by the Emdeon Entities under this Agreement.
     Section 2. Authority; No Conflict. The Member hereby represents and warrants as follows:
          (a) This Agreement constitutes the legal, valid, and binding obligation of the Member, enforceable against the Member in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies. The Member has all requisite power, authority and capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. [For entities only: The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary action by the Member.]
     (b) Neither the execution and delivery of this Agreement nor the consummation or performance of the transactions contemplated hereby by the Member will, directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with, or result in a violation of any

2

material Legal Requirement or any Order of any Governmental Authority to which the Member is subject, or (ii) breach any provision of, give any person the right to declare a default or imposition of any penalty under, accelerate the maturity or performance of or payment under, or cancel, terminate, or modify, any material contract to which the Member is a party.
     (c) The Member is not and will not be required to give any notice to or obtain any consent or approval from (i) any Governmental Authority or (ii) any party to any material contract to which the Member is a party in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
     Section 3. Indemnification. Member shall indemnify and hold harmless the Emdeon Indemnified Persons, and shall reimburse the Emdeon Indemnified Persons, for any Damages arising from or in connection with any breach of any representation or warranty of Member contained in Section 2 of this Agreement.
     Section 4. Miscellaneous.
          (a) Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by facsimile with confirmation of transmission by the transmitting equipment, (iii) received by the addressee, if sent by certified mail, return receipt requested, or (iv) received by the addressee, if sent by a nationally recognized overnight delivery service, return receipt requested, in each case to the appropriate addresses or facsimile numbers set forth below (or to such other addresses or facsimile numbers as a party may designate by notice to the other parties):
If to the Emdeon Entities:
Emdeon Business Services LLC
3055 Lebanon Road
Nashville, TN 37214
Attention: Gregory T. Stevens
Facsimile: (615) 340-6153
with a copy to:
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, TN 37238
Attention: Howard H. Lamar III
                 Kevin H. Douglas
Facsimile: (615) 742-2709
                 (615) 742-0454
     If to the Member, to the address for the Member set forth on the signature page hereof, with a copy to:
     [Insert relevant counsel]

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          (b) Waiver. Neither the failure nor any delay by any party in exercising any right under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, and no single or partial exercise of any such right will preclude any other or further exercise of such right or the exercise of any other right. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other parties, provided that a waiver by EBS Master shall bind all of the Emdeon Entities; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement. The rights and remedies of the parties to this Agreement are cumulative and not alternative.
          (c) Entire Agreement; Modification. This Agreement and the Merger Agreement constitute the entire agreement among the parties and supersede all prior agreements, whether written or oral, between the parties with respect to the subject matter hereof and thereof. This Agreement may not be amended except by a written agreement signed by the Emdeon Entities and the Member.
          (d) Assignment. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party, except that any of the Emdeon Entities may assign any of their rights and delegate any of their obligations under this Agreement (i) to any Affiliate of such Emdeon Entity (for so long as it remains an Affiliate), and (ii) in connection with the sale of all or substantially all of the assets of or any business combination transaction involving any such Emdeon Entity; provided, however, that no such assignment or delegation will relieve any Emdeon Entity from any of its obligations hereunder. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right under or with respect to this Agreement or any provision of this Agreement, except such rights as will inure to a successor or permitted assignee pursuant to this Section 4(d).
          (e) Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force and effect without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause is so significant as to materially affect the expectations of the parties regarding this Agreement. Otherwise, any invalid or unenforceable provision of this Agreement shall be replaced by the parties with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.
          (f) Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All words used in this Agreement will be construed to be of such gender or number as the context requires. The language used in the Agreement will be construed, in all cases, according to its fair meaning, and not for or against any party hereto. The parties acknowledge that each party has reviewed this Agreement and that rules of construction, to the effect that any ambiguities are to be resolved against the drafting party, will not be available in the interpretation of this Agreement.

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          (g) Governing Law. This Agreement, and any claims that arise out of or result from this Agreement, will be governed by and construed under the laws of the State of Delaware without regard to any conflicts of laws principles that would require the application of any other law.
          (h) Execution of Agreement; Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile, or by .pdf or similar imaging transmission, will constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile, or by .pdf or similar imaging transmission, will be deemed to be their original signatures for any purpose whatsoever.
          (i) Waiver of Jury Trial. The parties hereby waive any right to trial by jury in any action or proceeding arising out of or in any way pertaining to this Agreement or the transactions contemplated hereby, whether now or hereafter arising, and whether sounding in contract, tort, or otherwise. Any party may file a copy of this Section 4(i) with any court as written evidence of the knowing, voluntary and bargained agreement between the parties to irrevocably waive trial by jury, and that any proceeding or action whatsoever between the parties relating to this Agreement or the transactions contemplated hereby will instead be tried in a court of competent jurisdiction by a judge sitting without a trial.
          (j) Further Assurances. The parties shall cooperate reasonably with each other and with their respective representatives and agents in connection with any steps required to be taken as part of their respective obligations under this Agreement, and the parties agree (i) to furnish upon request to the other parties such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other parties may reasonably request, for the purpose of carrying out the intent of this Agreement.
          (k) Submission to Jurisdiction. Each party hereto hereby irrevocably submits in any suit, action or proceeding arising out of or related to this Agreement to the exclusive jurisdiction and venue of the United States District Court for the Northern District of Texas and the jurisdiction of any court of the State of Texas sitting in Tarrant County, and irrevocably waives any immunity from the jurisdiction of such courts and any claim of improper venue, forum non conveniens or any similar objection which it might otherwise be entitled to raise in any such suit, action or proceeding.
[remainder of page intentionally left blank]

5

     IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed by themselves or by their duly authorized representatives, all as of the date first written above.

MEMBER:

If Member is an individual:

Print Name

Sign Name

Address:

Date:

Spouse of Member (If the Member is an individual):

Signature

Print Name:

Date:

If Member is an entity:

(Entity) (Print Name of Entity)

By:

Print Name:

Title:

Address:

Date:

THE EMDEON ENTITIES:

EBS Master LLC

By:
Name:
Its:

Envoy LLC

By:
Name:
Its:

Emdeon Merger Sub LLC

By:
Name:
Its:

THE COMPANY:

eRx Network, L.L.C.

By:
Name:
Its:

2

EXHIBIT K
FORM OF OPTION HOLDER LETTER
eRx Network, L.L.C.
301 Commerce Street, Suite 3150
Forth Worth, Texas 76102-4102
July 2, 2009
[Insert Name of Option Holder]
[Insert Address of Option Holder]
Dear [Insert Name of Option Holder]:
     In connection with the Agreement and Plan of Merger to be dated on or about July 2, 2009 (the “Merger Agreement”) by and among EBS Master LLC, Envoy LLC, Emdeon Merger Sub LLC (EBS Master LLC, Envoy LLC and Emdeon Merger Sub LLC, collectively, the “Emdeon Entities”), eRx Network, L.L.C. (the “Company”) and the Members’ Representative (as defined in the Merger Agreement), the undersigned (“Option Holder”) and the Company hereby agree as follows, without any further action required by the Company or Option Holder (capitalized terms not otherwise defined herein have the meanings given such terms in the Merger Agreement):
     1. Option Holder holds the options (the “Options”) to acquire non-voting units of membership interest (the “Company Units”) of the Company set forth on Schedule A attached hereto.
     2. Each Option that would not otherwise be vested and exercisable immediately prior to the effective time (the “Effective Time”) of the merger (the “Merger”) of Merger Sub with and into the Company (the surviving entity in the Merger, the “Surviving Entity”) pursuant to the terms of the Merger Agreement will become fully vested and exercisable immediately prior to the Effective Time.
     3. Pursuant to the terms of the Merger Agreement, at the Effective Time, the Options held by the Option Holder will be surrendered and converted solely into the right to receive cash in the amount of [$                    ] (the “Option Cash Payment”), which amount will be subject to the tax withholding described in paragraph 4 below. No portion of the Option Cash Payment will be included in the Escrowed Cash (as defined in the Merger Agreement), and Option Holder will not be entitled to receive any portion of any Final Adjustment Amount (as defined in the Merger Agreement) payable by the Emdeon Entities pursuant to Section 2.3 of the Merger Agreement. Except for the Option Cash Payment, Option Holder acknowledges and agrees that, on and after the effective time of the Merger, Option Holder will be entitled to no further consideration and will have no further rights in respect of the Options. The Option Cash Payment to which the Option Holder is entitled will be paid at the closing of the transactions under the Merger Agreement by wire transfer of immediately available funds to the Members’ Representative for the benefit of the Option Holder (and the Members’ Representative will distribute such Option Cash Payment to the Option Holder in accordance with the Merger Agreement).

     4. Option Holder acknowledges that the Option Cash Payment will be subject to a 25% tax withholding which the Emdeon Entities, the Company or the Surviving Entity are legally required to make.
     5. No modification of or amendment to this letter agreement (this “Agreement”) will be binding on either Option Holder or the Company unless executed in writing by each such party. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws provisions thereof. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement, together with the Merger Agreement, constitutes the entire agreement between the parties hereto and supersede all prior agreements, whether written or oral, between the parties with respect to the subject matter hereof.
     6. Concurrently upon entering into this Agreement, Option Holder shall also enter into the Equity Release, attached hereto as Exhibit B.
[SIGNATURE PAGE TO FOLLOW]

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     If you are in agreement with the foregoing, please sign and date this Agreement as set forth below.

Very truly yours,

eRx Network, L.L.C.

By:
Name:
Its:

ACKNOWLEDGED AND AGREED:

Option Holder

Print Name:

Sign Name:

Date:

Exhibit A
Options

Number of Options	Exercise Price	Grant Date

Exhibit B
EQUITY HOLDER RELEASE
     This Equity Holder Release (this “Release”), effective as of the closing of the transactions contemplated by the Merger Agreement (as defined below), is being executed and delivered by the member (the “Member”) and/or option holder (the “Option Holder”) of eRx Network, L.L.C., a Texas limited liability company (the “Company”), executing this Release on the signature page hereof, and, if applicable, the spouse of such Member and/or Option Holder (such Member and/or Option Holder, and, if applicable, the spouse of such Member and/or Option Holder, collectively referred to herein as the “Releasing Equity Holder”). All capitalized terms used in this Release without definition have the meanings given to them in Section 12 of this Release below.
Recitals:
     WHEREAS, concurrently with the execution and delivery of this Release, Emdeon Merger Sub LLC, a Texas limited liability company (“Merger Sub”), is merging with and into the Company pursuant to the terms and conditions of that certain Agreement and Plan of Merger to dated on or about July 2, 2009 (the “Merger Agreement”), by and among EBS Master LLC, a Delaware limited liability company (“EBS Master”), Envoy LLC, a Delaware limited liability company (“Envoy”), Merger Sub (EBS Master, Envoy and Merger Sub, collectively, the “Emdeon Entities”), the Company and the Members’ Representative (as defined in the Merger Agreement); and
     WHEREAS, as an inducement and condition to the Releasing Equity Holder receiving the merger consideration (the “Merger Consideration”) to which the Releasing Equity Holder is entitled under the Merger Agreement, the Releasing Equity Holder is required to execute and deliver this Release pursuant to Section 2.2(a) of the Merger Agreement.
Release:
     The Releasing Equity Holder, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, in order to induce the Emdeon Entities to enter into the Merger Agreement and deliver the Merger Consideration pursuant to the terms of such Merger Agreement, hereby agrees to the provisions set forth below:
     1. Release. The Releasing Equity Holder, on behalf of such Releasing Equity Holder and each Related Person (as defined below) and Affiliate of such Releasing Equity Holder, hereby releases and forever discharges the Surviving Entity and its Subsidiaries, and each of their respective officers, directors, managers, shareholders, members, employees, representatives and agents (individually, a “Released Party” and collectively, the “Released Parties”) from any and all claims, demands, damages, debts and liabilities of any kind whatsoever arising contemporaneously with or prior to the Closing Date, whether known or unknown, suspected or unsuspected, both at law and in equity, which such Releasing Equity Holder or any Related Person or Affiliate of such Releasing Equity Holder currently has or may hereafter assert against the respective Released Parties, whether or not relating to claims pending on, or asserted after, the Closing Date, arising out of or in connection with the Merger Agreement, including, without limitation any claims regarding the nature or amount of Merger Consideration received by the Releasing Equity Holder under the Merger Agreement, the nature or amount of Merger Consideration otherwise payable to the Releasing Equity

2

Holder at Closing to be held in escrow pursuant to the terms of the Escrow Agreement, or otherwise related to the Merger Agreement or the transactions contemplated thereby (it being acknowledged that certain members of the Company and all option holders of the Company will be receiving all of their Merger Consideration as cash consideration, and other members of the Company will be receiving their Merger Consideration as a combination of cash consideration and units of EBS Master, all in accordance with the terms of the Merger Agreement); provided, however, that, for the avoidance of doubt, nothing contained herein will operate to release, discharge, terminate or otherwise modify (i) any rights to indemnification of any Indemnified Managers/Officers under the Company’s operating agreement to the extent such rights may not be amended, repealed or otherwise modified following the Closing as provided in Section 5.3(a) of the Merger Agreement or rights in connection with the Tail Policy (as defined in the Merger Agreement) as provided in Section 5.3(b), (ii) any rights to receive compensation in his or her capacity as an officer and/or employee of the Company and/or any of its Subsidiaries, and/or (iii) any indemnification and other obligations of the Emdeon Entities arising under the Merger Agreement.
     2. Covenant. The Releasing Equity Holder hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any action, proceeding or claim of any kind against any Released Party or any of the Emdeon Entities or any Affiliate thereof based upon any matter purported to be released hereby.
     3. Authority; No Conflict. The Releasing Equity Holder hereby represents and warrants as follows:
          (a) This Release constitutes the legal, valid, and binding obligation of the Releasing Equity Holder, enforceable against the Releasing Equity Holder in accordance with its terms, except as such enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies. The Releasing Equity Holder has all requisite power, authority and capacity to execute and deliver this Release and to consummate the transactions contemplated hereby. [For entities only: The execution and delivery of this Release and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary action by the Releasing Equity Holder.]
          (b) Neither the execution and delivery of this Release nor the consummation or performance of the transactions contemplated hereby by the Releasing Equity Holder will, directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with, or result in a violation of any material Legal Requirement or any Order of any Governmental Authority to which the Releasing Equity Holder is subject, or (ii) breach any provision of, give any person the right to declare a default or imposition of any penalty under, accelerate the maturity or performance of or payment under, or cancel, terminate, or modify, any material contract to which the Releasing Equity Holder is a party.
          (c) The Releasing Equity Holder is not and will not be required to give any notice to or obtain any consent or approval from (i) any Governmental Authority or (ii) any party to any material contract to which the Releasing Equity Holder is a party, in connection with the execution and delivery of this Release and the consummation of the transactions contemplated hereby.

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     4. Indemnification. The Releasing Equity Holder shall indemnify and hold harmless the Emdeon Indemnified Persons, and shall reimburse the Emdeon Indemnified Persons, for any Damages arising from or in connection with any breach of any representation or warranty of Releasing Equity Holder contained in Section 3 of this Release.
     5. Section Headings, Construction. The headings of Sections in this Release are provided for convenience only and will not affect its construction or interpretation. All words used in this Release will be construed to be of such gender or number as the context requires. The language used in the Release will be construed, in all cases, according to its fair meaning, and not for or against any party hereto. The Releasing Equity Holder acknowledges that such Releasing Equity Holder has reviewed this Release and that rules of construction, to the effect that any ambiguities are to be resolved against the drafting party, will not be available in the interpretation of this Release.
     6. Severability. If any provision of this Release is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force and effect without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause is so significant as to materially affect the expectations of the parties regarding this Release. Otherwise, any invalid or unenforceable provision of this Release shall be replaced by the parties with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.
     7. Entire Release; No Modification. This Release may not be modified except in a writing signed by the person(s) against whose interest such change operates.
     8. Successors. This Release will be binding upon the Emdeon Entities and the Releasing Equity Holder and will inure to the benefit of the Emdeon Entities and their successors and permitted assigns.
     9. Assignment; No Third Party Beneficiaries. No party may assign any of its rights or delegate any of its obligations under this Release without the prior written consent of the other party. Nothing in this Release will be construed to give any Person other than the parties to this Release any legal or equitable right under or with respect to this Release or any provision of this Release, except such rights as will inure to a successor or permitted assignee pursuant to this Section 9.
     10. Governing Law. This Release will be governed by and construed under the laws of the State of Delaware without regard to any conflicts of laws principles that would require the application of any other law.
     11. Execution of Release; Counterparts. This Release may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Release and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Release and of signature pages by facsimile, or by .pdf or similar imaging transmission, will constitute effective execution and delivery of this Release as to the parties and may be used in lieu of the original Release for all purposes. Signatures of the parties transmitted by facsimile, or by .pdf or similar imaging transmission, will be deemed to be their original signatures for any purpose whatsoever.

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     12. Definitions. For purposes of this Release:
     “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.
     “Closing Date” means the date of the closing of the transactions under the Merger Agreement.
     “Damages” means any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys’ fees and expenses), whether or not involving a third-party claim.
     “Emdeon Indemnified Persons” means each of the Emdeon Entities, the Surviving Entity and their respective Affiliates, and their respective officers, directors, managers, shareholders, members, representatives and agents.
     “Escrow Agreement” means that certain escrow agreement of even date with the Merger Agreement by and among EBS Master, Envoy, the Members’ Representative (as defined therein), and U.S. Bank National Association.
     “Governmental Authority” means any domestic or foreign federal, state, provincial, local or municipal court, legislature, executive or regulatory authority, agency or commission, or other governmental entity, authority or instrumentality.
     “Legal Requirement” means any domestic or foreign federal, state, provincial, local or municipal law, ordinance, code, regulation, order, directive or other legal statute or ruling from a Governmental Authority.
     “Merger Consideration” means the merger consideration payable by the Emdeon Entities pursuant to the Merger Agreement.
     “Order” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Authority.
     “Related Person” means, with respect to any individual, (a) such individual’s spouse, siblings, children, siblings’ children, or parents, and (b) an entity, the beneficiaries, stockholders, partners, owners or other Persons holding a controlling interest of which consist of such individual and/or such other individuals referred to in clause (a).
     “Subsidiary” of a Person means any corporation or other legal entity of which such Person (either alone or through or together with any other Subsidiary or Subsidiaries) is the general partner or managing entity or of which at least a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or others performing similar functions of such corporation or other legal entity is directly or indirectly owned or controlled by such Person (either alone or through or together with any other Subsidiary or Subsidiaries).
     “Surviving Entity” means the surviving entity in the merger between the Company and Merger Sub pursuant to the terms of the Merger Agreement.

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[remainder of page intentionally left blank]
     IN WITNESS WHEREOF, the undersigned parties have caused this Release to be executed by themselves or their duly authorized representatives as of the day and year first written above.

If Releasing Equity Holder is an entity:

Print Name

By:
Name:
Its:

Date:

If Releasing Equity Holder is an individual:

Signature

Print Name:

Date:

Spouse of Releasing Equity Holder (If Releasing Equity Holder is an individual):

Signature

Print Name:

Date:

6

AGREED AND ACCEPTED:

EBS Master LLC

By:
Name:
Its:

Envoy LLC

By:
Name:
Its:

Emdeon Merger Sub LLC

By:
Name:
Its:

eRx Network, L.L.C.

By:
Name:
Its:

7

EXHIBIT L
FORM OF OPTION HOLDER LETTER
eRx Network, L.L.C.
301 Commerce Street, Suite 3150
Forth Worth, Texas 76102-4102
July 2, 2009
[Insert Name of Option Holder]
[Insert Address of Option Holder]
Dear [Insert Name of Option Holder]:
     In connection with the Agreement and Plan of Merger dated as of July 2, 2009 (the “Merger Agreement”) by and among EBS Master LLC, Envoy LLC, Emdeon Merger Sub LLC (EBS Master LLC, Envoy LLC and Emdeon Merger Sub LLC, collectively, the “Emdeon Entities”), eRx Network, L.L.C. (the “Company”) and the Members’ Representative (as defined in the Merger Agreement), the Emdeon Entities acquired the Company pursuant to the terms therein. Immediately prior to the effective time of the Merger, the Board of Managers of the Company approved a resolution providing that certain options (“Options”) to acquire non-voting units (“Units”) of membership interest of the Company, including the Options held by you (“Option Holder”) as listed on Schedule A were to be settled and cancelled solely in exchange for the right to receive a portion of the Merger Consideration. In connection therewith, Option Holder and the Company hereby agree as follows:
     1. Pursuant to the terms of the Merger Agreement, at the Effective Time, the Options held by the Option Holder were settled and cancelled solely in exchange for the right to receive cash in the amount of [$                    ] (the “Option Cash Payment”) (the difference between the fair value of the Units underlying the Options as determined by the Company and the exercise price for such Options), provided Option Holder acknowledges and agrees to the terms of this Option Holder Letter and the Equity Holder Release attached hereto as Exhibit B, which amount is subject to the tax withholding described in Paragraph 4 below. Except for the Option Cash Payment, Option Holder acknowledges and agrees that Option Holder is entitled to no further consideration and has no further rights in respect of the Options. The Option Cash Payment to which the Option Holder is entitled will be paid upon Option Holder’s execution of this letter agreement (the “Agreement”) and the Equity Holder Release attached hereto as Exhibit B.
     2. Option Holder acknowledges that the Option Cash Payment will be subject to a 25% tax withholding which the Emdeon Entities, the Company or the Surviving Entity is legally required to make.
     3. No modification of or amendment to this Agreement will be binding on either Option Holder or the Company unless executed in writing by each such party. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws provisions thereof. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement, together with the Merger Agreement, constitutes the entire agreement between the parties hereto and supersede all prior agreements, whether written or oral, between the parties with respect to the subject matter hereof.
     4. Concurrently upon entering into this Agreement, Option Holder shall also enter into the Equity Holder Release, attached hereto as Exhibit B.
[SIGNATURE PAGE TO FOLLOW]

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     If you are in agreement with the foregoing, please sign and date this Agreement as set forth below.

Very truly yours,

eRx Network, L.L.C.

By:
Name:
Its:

ACKNOWLEDGED AND AGREED:

Option Holder

Print Name:

Sign Name:

Date:

Exhibit A
Options

Number of Options	Exercise Price	Grant Date

Exhibit B
EQUITY HOLDER RELEASE
     This Equity Holder Release (this “Release”), effective as of the closing of the transactions contemplated by the Merger Agreement (as defined below), is being executed and delivered by the member (the “Member”) and/or option holder (the “Option Holder”) of eRx Network, L.L.C., a Texas limited liability company (the “Company”), executing this Release on the signature page hereof, and, if applicable, the spouse of such Member and/or Option Holder (such Member and/or Option Holder, and, if applicable, the spouse of such Member and/or Option Holder, collectively referred to herein as the “Releasing Equity Holder”). All capitalized terms used in this Release without definition have the meanings given to them in Section 12 of this Release below.
Recitals:
     WHEREAS, concurrently with the execution and delivery of this Release, Emdeon Merger Sub LLC, a Texas limited liability company (“Merger Sub”), is merging with and into the Company pursuant to the terms and conditions of that certain Agreement and Plan of Merger to dated on or about July 2, 2009 (the “Merger Agreement”), by and among EBS Master LLC, a Delaware limited liability company (“EBS Master”), Envoy LLC, a Delaware limited liability company (“Envoy”), Merger Sub (EBS Master, Envoy and Merger Sub, collectively, the “Emdeon Entities”), the Company and the Members’ Representative (as defined in the Merger Agreement); and
     WHEREAS, as an inducement and condition to the Releasing Equity Holder receiving the merger consideration (the “Merger Consideration”) to which the Releasing Equity Holder is entitled under the Merger Agreement, the Releasing Equity Holder is required to execute and deliver this Release pursuant to Section 2.2(a) of the Merger Agreement.
Release:
     The Releasing Equity Holder, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, in order to induce the Emdeon Entities to enter into the Merger Agreement and deliver the Merger Consideration pursuant to the terms of such Merger Agreement, hereby agrees to the provisions set forth below:
     1. Release. The Releasing Equity Holder, on behalf of such Releasing Equity Holder and each Related Person (as defined below) and Affiliate of such Releasing Equity Holder, hereby releases and forever discharges the Surviving Entity and its Subsidiaries, and each of their respective officers, directors, managers, shareholders, members, employees, representatives and agents (individually, a “Released Party” and collectively, the “Released Parties”) from any and all claims, demands, damages, debts and liabilities of any kind whatsoever arising contemporaneously with or prior to the Closing Date, whether known or unknown, suspected or unsuspected, both at law and in equity, which such Releasing Equity Holder or any Related Person or Affiliate of such Releasing Equity Holder currently has or may hereafter assert against the respective Released Parties, whether or not relating to claims pending on, or asserted after, the Closing Date, arising out of or in connection with the Merger Agreement, including, without limitation any claims regarding the nature or amount of Merger Consideration received by the Releasing Equity Holder under the Merger Agreement, the nature or amount of Merger Consideration otherwise payable to the Releasing Equity

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Holder at Closing to be held in escrow pursuant to the terms of the Escrow Agreement, or otherwise related to the Merger Agreement or the transactions contemplated thereby (it being acknowledged that certain members of the Company and all option holders of the Company will be receiving all of their Merger Consideration as cash consideration, and other members of the Company will be receiving their Merger Consideration as a combination of cash consideration and units of EBS Master, all in accordance with the terms of the Merger Agreement); provided, however, that, for the avoidance of doubt, nothing contained herein will operate to release, discharge, terminate or otherwise modify (i) any rights to indemnification of any Indemnified Managers/Officers under the Company’s operating agreement to the extent such rights may not be amended, repealed or otherwise modified following the Closing as provided in Section 5.3(a) of the Merger Agreement or rights in connection with the Tail Policy (as defined in the Merger Agreement) as provided in Section 5.3(b), (ii) any rights to receive compensation in his or her capacity as an officer and/or employee of the Company and/or any of its Subsidiaries, and/or (iii) any indemnification and other obligations of the Emdeon Entities arising under the Merger Agreement.
     2. Covenant. The Releasing Equity Holder hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any action, proceeding or claim of any kind against any Released Party or any of the Emdeon Entities or any Affiliate thereof based upon any matter purported to be released hereby.
     3. Authority; No Conflict. The Releasing Equity Holder hereby represents and warrants as follows:
          (a) This Release constitutes the legal, valid, and binding obligation of the Releasing Equity Holder, enforceable against the Releasing Equity Holder in accordance with its terms, except as such enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies. The Releasing Equity Holder has all requisite power, authority and capacity to execute and deliver this Release and to consummate the transactions contemplated hereby. [For entities only: The execution and delivery of this Release and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary action by the Releasing Equity Holder.]
          (b) Neither the execution and delivery of this Release nor the consummation or performance of the transactions contemplated hereby by the Releasing Equity Holder will, directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with, or result in a violation of any material Legal Requirement or any Order of any Governmental Authority to which the Releasing Equity Holder is subject, or (ii) breach any provision of, give any person the right to declare a default or imposition of any penalty under, accelerate the maturity or performance of or payment under, or cancel, terminate, or modify, any material contract to which the Releasing Equity Holder is a party.
          (c) The Releasing Equity Holder is not and will not be required to give any notice to or obtain any consent or approval from (i) any Governmental Authority or (ii) any party to any material contract to which the Releasing Equity Holder is a party, in connection with the execution and delivery of this Release and the consummation of the transactions contemplated hereby.

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     4. Indemnification. The Releasing Equity Holder shall indemnify and hold harmless the Emdeon Indemnified Persons, and shall reimburse the Emdeon Indemnified Persons, for any Damages arising from or in connection with any breach of any representation or warranty of Releasing Equity Holder contained in Section 3 of this Release.
     5. Section Headings, Construction. The headings of Sections in this Release are provided for convenience only and will not affect its construction or interpretation. All words used in this Release will be construed to be of such gender or number as the context requires. The language used in the Release will be construed, in all cases, according to its fair meaning, and not for or against any party hereto. The Releasing Equity Holder acknowledges that such Releasing Equity Holder has reviewed this Release and that rules of construction, to the effect that any ambiguities are to be resolved against the drafting party, will not be available in the interpretation of this Release.
     6. Severability. If any provision of this Release is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force and effect without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause is so significant as to materially affect the expectations of the parties regarding this Release. Otherwise, any invalid or unenforceable provision of this Release shall be replaced by the parties with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.
     7. Entire Release; No Modification. This Release may not be modified except in a writing signed by the person(s) against whose interest such change operates.
     8. Successors. This Release will be binding upon the Emdeon Entities and the Releasing Equity Holder and will inure to the benefit of the Emdeon Entities and their successors and permitted assigns.
     9. Assignment; No Third Party Beneficiaries. No party may assign any of its rights or delegate any of its obligations under this Release without the prior written consent of the other party. Nothing in this Release will be construed to give any Person other than the parties to this Release any legal or equitable right under or with respect to this Release or any provision of this Release, except such rights as will inure to a successor or permitted assignee pursuant to this Section 9.
     10. Governing Law. This Release will be governed by and construed under the laws of the State of Delaware without regard to any conflicts of laws principles that would require the application of any other law.
     11. Execution of Release; Counterparts. This Release may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Release and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Release and of signature pages by facsimile, or by .pdf or similar imaging transmission, will constitute effective execution and delivery of this Release as to the parties and may be used in lieu of the original Release for all purposes. Signatures of the parties transmitted by facsimile, or by .pdf or similar imaging transmission, will be deemed to be their original signatures for any purpose whatsoever.

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     12. Definitions. For purposes of this Release:
     “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.
     “Closing Date” means the date of the closing of the transactions under the Merger Agreement.
     “Damages” means any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys’ fees and expenses), whether or not involving a third-party claim.
     “Emdeon Indemnified Persons” means each of the Emdeon Entities, the Surviving Entity and their respective Affiliates, and their respective officers, directors, managers, shareholders, members, representatives and agents.
     “Escrow Agreement” means that certain escrow agreement of even date with the Merger Agreement by and among EBS Master, Envoy, the Members’ Representative (as defined therein), and U.S. Bank National Association.
     “Governmental Authority” means any domestic or foreign federal, state, provincial, local or municipal court, legislature, executive or regulatory authority, agency or commission, or other governmental entity, authority or instrumentality.
     “Legal Requirement” means any domestic or foreign federal, state, provincial, local or municipal law, ordinance, code, regulation, order, directive or other legal statute or ruling from a Governmental Authority.
     “Merger Consideration” means the merger consideration payable by the Emdeon Entities pursuant to the Merger Agreement.
     “Order” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Authority.
     “Related Person” means, with respect to any individual, (a) such individual’s spouse, siblings, children, siblings’ children, or parents, and (b) an entity, the beneficiaries, stockholders, partners, owners or other Persons holding a controlling interest of which consist of such individual and/or such other individuals referred to in clause (a).
     “Subsidiary” of a Person means any corporation or other legal entity of which such Person (either alone or through or together with any other Subsidiary or Subsidiaries) is the general partner or managing entity or of which at least a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or others performing similar functions of such corporation or other legal entity is directly or indirectly owned or controlled by such Person (either alone or through or together with any other Subsidiary or Subsidiaries).
     “Surviving Entity” means the surviving entity in the merger between the Company and Merger Sub pursuant to the terms of the Merger Agreement.

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     IN WITNESS WHEREOF, the undersigned parties have caused this Release to be executed by themselves or their duly authorized representatives as of the day and year first written above.

If Releasing Equity Holder is an entity:

Print Name

By:

Name:

Its:

Date:

If Releasing Equity Holder is an individual:

Signature

Print Name:

Date:

Spouse of Releasing Equity Holder (If Releasing Equity Holder is an individual):

Signature

Print Name:

Date:

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AGREED AND ACCEPTED:

EBS Master LLC

By:
Name:
Its:

Envoy LLC

By:
Name:
Its:

Emdeon Merger Sub LLC

By:
Name:
Its:

eRx Network, L.L.C.

By:
Name:
Its:

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